     As filed with the Securities and Exchange Commission on July 31, 1998

                                                      Registration No. 333-53603

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------


                            GRAHAM PACKAGING COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     3085                   23-2786688
      (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION OF              INDUSTRIAL          IDENTIFICATION NUMBER)
     INCORPORATION OR         CLASSIFICATION CODE
       ORGANIZATION)                NUMBER)


                            ------------------------


                              GPC CAPITAL CORP. I
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     3085                   23-2952403
      (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION OF              INDUSTRIAL          IDENTIFICATION NUMBER)
     INCORPORATION OR         CLASSIFICATION CODE
       ORGANIZATION)                NUMBER)


                            ------------------------


                       GRAHAM PACKAGING HOLDINGS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       PENNSYLVANIA                   3085                   23-2553000
      (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION OF              INDUSTRIAL          IDENTIFICATION NUMBER)
     INCORPORATION OR         CLASSIFICATION CODE
       ORGANIZATION)                NUMBER)


                            ------------------------


                              GPC CAPITAL CORP. II
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                     3085                   23-2952404
      (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
      JURISDICTION OF              INDUSTRIAL          IDENTIFICATION NUMBER)
     INCORPORATION OR         CLASSIFICATION CODE
       ORGANIZATION)                NUMBER)


                            ------------------------


                                                    PHILIP R. YATES
                                                    JOHN E. HAMILTON
       1110 EAST PRINCESS STREET               1110 EAST PRINCESS STREET
        YORK, PENNSYLVANIA 17403                YORK, PENNSYLVANIA 17403
             (717) 849-8500                          (717) 849-8500
   (ADDRESS, INCLUDING ZIP CODE, AND    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
           TELEPHONE NUMBER,                       TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANTS'     INCLUDING AREA CODE, OF AGENT FOR
      PRINCIPAL EXECUTIVE OFFICES)                      SERVICE)


                            ------------------------


                                With a copy to:
                             WILSON S. NEELY, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000


                            ------------------------


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION DATED JULY 31, 1998

PRELIMINARY PROSPECTUS
                            GRAHAM PACKAGING COMPANY
                                      AND
                              GPC CAPITAL CORP. I

                 OFFER TO EXCHANGE UP TO $150,000,000 OF THEIR
 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B, AND $75,000,000 OF THEIR
  FLOATING INTEREST RATE SUBORDINATED TERM SECURITIES DUE 2008 (FIRSTS(SERVICE
                               MARK)*), SERIES B
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                      FOR ANY AND ALL OF THEIR OUTSTANDING
 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A, AND ANY AND ALL OF THEIR
    OUTSTANDING FLOATING INTEREST RATE SUBORDINATED TERM SECURITIES DUE 2008
                       (FIRSTS(SERVICE MARK)*), SERIES A

                       GRAHAM PACKAGING HOLDINGS COMPANY
                                      AND
                              GPC CAPITAL CORP. II

                 OFFER TO EXCHANGE UP TO $169,000,000 OF THEIR
               10 3/4% SENIOR DISCOUNT NOTES DUE 2009, SERIES B,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                      FOR ANY AND ALL OF THEIR OUTSTANDING
                10 3/4% SENIOR DISCOUNT NOTES DUE 2009, SERIES A


THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 2, 1998, UNLESS EXTENDED.


     Graham Packaging Company (the 'Operating Company') and GPC Capital Corp. I ('CapCo I' and, together with the Operating Company, the 'Company Issuers'), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the related Letters of Transmittal (which together constitute the 'Senior Subordinated Exchange Offers'), (i) to exchange an aggregate of up to $150,000,000 principal amount of 8 3/4% Senior Subordinated Notes Due 2008, Series B (the 'Fixed Rate Senior Subordinated Exchange Notes'), of the Company Issuers for an equal principal amount of the issued and outstanding 8 3/4% Senior Subordinated Notes Due 2008, Series A (the 'Fixed Rate Senior Subordinated Old Notes' and, together with the Fixed Rate Senior Subordinated Exchange Notes, the 'Fixed Rate Senior Subordinated Notes'), of the Company Issuers from the Holders thereof and (ii) to exchange an aggregate of up to $75,000,000 principal amount of Floating Interest Rate Subordinated Term Securities Due 2008, Series B (the 'Floating Rate Senior Subordinated Exchange Notes' and, together with the Fixed Rate Senior Subordinated Exchange Notes, the 'Senior Subordinated Exchange Notes'), of the Company Issuers for an equal principal amount of the issued and outstanding Floating Interest Rate Subordinated Term Securities Due 2008, Series A (the 'Floating Rate Senior Subordinated Old Notes' and, together with the Fixed Rate Senior Subordinated Old Notes, the 'Senior Subordinated Old Notes'), of the Company Issuers from the Holders thereof. The Floating Rate Senior Subordinated Exchange Notes and the Floating Rate Senior Subordinated Old Notes are herein sometimes collectively called the 'Floating Rate Senior Subordinated Notes,' and the Fixed Rate Senior Subordinated Notes and the Floating Rate Senior Subordinated Notes are herein sometimes collectively called the 'Senior Subordinated Notes.'

     Graham Packaging Holdings Company ('Holdings') and GPC Capital Corp. II ('CapCo II' and, together with Holdings, the 'Holdings Issuers', which together with the Company Issuers are herein sometimes collectively called the 'Issuers'), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the related Letter of Transmittal (which together constitute the 'Senior Discount Exchange Offer'), to exchange an aggregate of up to $169,000,000 principal amount at maturity of 10 3/4% Senior Discount Notes Due 2009, Series B (the 'Senior Discount Exchange Notes'), of the Holdings Issuers for an equal principal amount of the issued and outstanding 10 3/4% Senior Discount Notes Due 2009, Series A (the 'Senior Discount Old Notes' and, together with the Senior Discount Exchange Notes, the 'Senior Discount Notes'), of the Holdings Issuers from the Holders thereof. (Continued on next page.)

     SEE 'RISK FACTORS,' BEGINNING ON PAGE 25, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY INVESTORS IN CONNECTION WITH THE EXCHANGE OFFERS AND AN INVESTMENT IN THE SENIOR SUBORDINATED EXCHANGE NOTES OR THE SENIOR DISCOUNT EXCHANGE NOTES.
                               ------------------

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this Prospectus is July 31, 1998.


* FIRSTS is a service mark of BT Alex. Brown Incorporated.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(Continued from cover page)

     The Company Issuers and the Holdings Issuers are herein sometimes collectively called the 'Issuers'; the Senior Subordinated Exchange Offer relating to the Fixed Rate Senior Subordinated Notes is herein sometimes called the 'Fixed Rate Senior Subordinated Exchange Offer'; the Senior Subordinated Exchange Offer relating to the Floating Rate Senior Subordinated Notes is herein sometimes called the 'Floating Rate Senior Subordinated Exchange Offer'; the Senior Subordinated Exchange Offers and the Senior Discount Exchange Offer are herein sometimes collectively called the 'Exchange Offers'; the Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes are herein sometimes collectively called the 'Exchange Notes'; the Senior Subordinated Old Notes and the Senior Discount Old Notes are herein sometimes collectively called the 'Old Notes'; and the Senior Subordinated Notes and the Senior Discount Notes are herein sometimes collectively called the 'Notes'.

     As of the date of this Prospectus, $150,000,000 aggregate principal amount of the Fixed Rate Senior Subordinated Old Notes and $75,000,000 aggregate principal amount of the Floating Rate Senior Subordinated Old Notes is outstanding. The terms of the Fixed Rate Senior Subordinated Exchange Notes and the Floating Rate Senior Subordinated Exchange Notes are identical in all material respects to the terms of the Fixed Rate Senior Subordinated Old Notes and the Floating Rate Senior Subordinated Old Notes, respectively, except that the Senior Subordinated Exchange Notes have been registered under the Securities Act of 1933, as amended (the 'Securities Act'), and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Senior Subordinated Old Notes under certain circumstances described in the Senior Subordinated Registration Rights Agreement (as hereinafter defined), which provisions will terminate as to all of the Senior Subordinated Notes upon the consummation of the Senior Subordinated Exchange Offers. While the Operating Company and CapCo I are jointly and severally liable for the obligations under the Senior Subordinated Notes, CapCo I, a wholly owned subsidiary of the Operating Company, has only nominal assets, does not conduct any operations and was formed solely to act as a co-issuer of the Senior Subordinated Notes.

     As of the date of this Prospectus, $169,000,000 aggregate principal amount at maturity of the Senior Discount Old Notes is outstanding. The Senior Discount Old Notes were issued at a substantial discount from their principal amount so as to generate gross proceeds to the Holdings Issuers of $100,612,460. See 'Certain U.S. Federal Income Tax Considerations.' The terms of the Senior Discount Exchange Notes are identical in all material respects to the terms of the Senior Discount Old Notes, except that the Senior Discount Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate on the Senior Discount Old Notes under certain circumstances described in the Senior Discount Registration Rights Agreement (as hereinafter defined), which provisions will terminate as to all of the Senior Discount Notes upon the consummation of the Senior Discount Exchange Offer. While Holdings and CapCo II are jointly and severally liable for the obligations under the Senior Discount Notes, CapCo II, a wholly owned subsidiary of Holdings, has only nominal assets, does not conduct any operations and was formed solely to act as a co-issuer of the Senior Discount Notes.

     Each of the Indentures (as hereinafter defined) under which the Notes have been or will be issued provides that all obligations under the Indentures, the Notes, the Holdings Guarantee and the Old Holdings Guarantee (as each is hereinafter defined) (and all notes and guarantees issued in exchange therefor) shall be expressly non-recourse to the partners of Holdings in their capacities as such, and that, by purchasing the Notes, each holder of Notes waives any liability of any partner of Holdings under the Indentures, the Notes, the Holdings Guarantee and the Old Holdings Guarantee (and all notes and guarantees issued in exchange therefor). See 'Risk Factors,' 'The Recapitalization,' 'The Issuers' and 'Security Ownership' in this Prospectus.

     Interest on the Senior Subordinated Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Senior Subordinated Old Notes so surrendered or, if no interest has been paid on such Notes, from February 2, 1998, and will be payable semiannually in arrears on January 15 and July 15 of each year, commencing on the first such date to occur after the effective date of the applicable Senior Subordinated Exchange Offer, at the rate of 8 3/4% per annum in the case of the Fixed Rate Senior Subordinated Exchange Notes and at a rate per annum equal to LIBOR (as defined) plus 3 5/8% in the case of the Floating Rate

Senior Subordinated Exchange Notes. Interest on the Floating Rate Senior Subordinated Exchange Notes will be reset semiannually. The Senior Subordinated Exchange Notes will mature on January 15, 2008.

     The Senior Subordinated Exchange Notes will be general unsecured obligations of the Company Issuers and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined) of the Company Issuers. As of March 29, 1998, after giving effect to the Recapitalization, the Offerings and the initial borrowings under the New Credit Facility (as defined), the Company Issuers had $414.7 million of Senior Indebtedness outstanding. In addition, the Senior Subordinated Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Operating Company's subsidiaries. As of March 29, 1998, after giving effect to the Recapitalization, the Offerings and the initial borrowings under the New Credit Facility, such subsidiaries had total liabilities of $38.4 million, including indebtedness of $5.1 million. The Senior Subordinated Exchange Notes will rank pari passu with any future senior subordinated indebtedness of the Company Issuers and will rank senior to all other subordinated indebtedness of the Company Issuers. The Senior Subordinated Exchange Notes will be unconditionally guaranteed by Holdings (the 'Holdings Guarantee') on a senior subordinated basis, and Holdings hereby offers to issue the Holdings Guarantee with respect to all Senior Subordinated Exchange Notes issued in the Senior Subordinated Exchange Offers in exchange for Holdings' outstanding guarantees (the 'Old Holdings Guarantee') of the Senior Subordinated Old Notes. The Old Holdings Guarantee is, and the Holdings Guarantee will be, full and unconditional. Because the Holdings Guarantee will be subordinated in right of payment to all senior indebtedness of Holdings and effectively subordinated to all indebtedness and other liabilities (including trade payables) of Holdings' subsidiaries, investors should not rely on the Holdings Guarantee in evaluating an investment in the Senior Subordinated Exchange Notes. See 'Use of Proceeds,' 'Unaudited Pro Forma Financial Information' and 'Description of the New Credit Facility.'

     The Fixed Rate Senior Subordinated Exchange Notes will be redeemable, in whole or in part, at the option of the Company Issuers, on or after January 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. The Floating Rate Senior Subordinated Exchange Notes will be redeemable, in whole or in part, at the option of the Company Issuers, at any time, at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. The Fixed Rate Senior Subordinated Exchange Notes are not redeemable by the Company Issuers prior to January 15, 2003, except that, at any time on or prior to January 15, 2001, the Company Issuers, at their option, may redeem, with the net cash proceeds of one or more Equity Offerings (as defined), Fixed Rate Senior Subordinated Notes up to an aggregate principal amount equal to 40% of the aggregate principal amount of the Fixed Rate Senior Subordinated Old Notes originally issued, at a redemption price equal to 108.750% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that Fixed Rate Senior Subordinated Notes in an aggregate principal amount equal to at least 60% of the aggregate principal amount of the Fixed Rate Senior Subordinated Old Notes originally issued remains outstanding immediately following such redemption.

     Upon a Change of Control (as defined), each holder of Senior Subordinated Exchange Notes will have the right to require the Company Issuers to repurchase such holder's Senior Subordinated Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. In addition, in the event of certain Asset Sales (as defined), the Company Issuers will be obligated to offer to repurchase the Senior Subordinated Exchange Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. See 'Description of the Senior Subordinated Exchange Notes.'

     Cash interest on the Senior Discount Exchange Notes will not accrue until January 15, 2003. Thereafter, interest on the Senior Discount Exchange Notes will accrue from January 15, 2003 at the rate of 10 3/4% per annum on the principal amount at maturity of the Senior Discount Exchange Notes, and will be payable semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 2003. The Senior Discount Exchange Notes will mature on January 15, 2009.

     The Senior Discount Exchange Notes will be redeemable, in whole or in part, at the option of the Holdings Issuers on or after January 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. The Senior Discount Exchange Notes are not redeemable by the Holdings Issuers prior to January 15, 2003, except that, at any time on or prior to January 15, 2001, the Holdings Issuers, at their option, may redeem, with the net cash proceeds of one or more Equity Offerings, Senior Discount Notes up to an aggregate principal amount at maturity equal to 40% of the aggregate principal amount at maturity of the Senior Discount Old Notes originally issued, at a redemption price equal to 110.750% of the Accreted Value (as defined) thereof; provided that Senior Discount Notes in an aggregate principal amount equal to at least 60% of the aggregate principal amount at maturity of the Senior Discount Old Notes originally issued remains outstanding immediately following such redemption. See 'Description of the Senior Discount Exchange Notes-- Redemption.'

     Upon a Change of Control (as defined), each holder of Senior Discount Exchange Notes will have the right to require the Holdings Issuers to repurchase such holder's Senior Discount Exchange Notes at a price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the repurchase date. In addition, in the event of certain Asset Sales (as defined), the Holdings Issuers will be obligated to offer to repurchase the Senior Discount Exchange Notes, at a price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the repurchase date. See 'Description of the Senior Discount Exchange Notes.'

     The Senior Discount Exchange Notes will be general unsecured obligations of the Holdings Issuers and will rank pari passu in right of payment with all existing and future senior indebtedness of the Holdings Issuers and senior in right of payment to all subordinated obligations of the Holdings Issuers. Since Holdings is a holding company and conducts its business through subsidiaries, the Senior Discount Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of Holdings' subsidiaries. Investors in the Senior Discount Exchange Notes will have no claim against Holdings' principal subsidiary, the Operating Company, or any of its subsidiaries. As of March 29, 1998, after giving effect to the Recapitalization, the Offerings and the initial borrowings under the New Credit Facility, such subsidiaries had total liabilities of $757.8 million, including indebtedness of $641.5 million. See 'Use of Proceeds,' 'Unaudited Pro Forma Financial Information' and 'Description of the New Credit Facility.'

     The Old Notes were issued and sold on February 2, 1998 in transactions (the 'Offerings') not registered under the Securities Act in reliance upon an exemption from the registration requirements thereof. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act. The Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes are being offered hereby in order to satisfy certain obligations of the Holdings Issuers contained in the Senior Subordinated Registration Rights Agreement and the Senior Discount Registration Rights Agreement, respectively. Based on interpretations by the Staff of the Securities and Exchange Commission (the 'Commission') set forth in no-action letters issued to third parties, the Issuers believe that the Exchange Notes issued pursuant to the respective Exchange Offers in exchange for the respective series of Old Notes may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is an 'affiliate' of the Issuers of such Exchange Notes within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business, such holder has no arrangement with any person to participate in the distribution of such Exchange Notes and neither such holder nor any such other person is engaging in or intends to engage in a distribution of such Exchange Notes. However, the Issuers have not sought, and do not intend to seek, their own no-action letter, and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offers. Notwithstanding the foregoing, each broker-dealer that receives Exchange Notes for its own account pursuant to an Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Issuers thereof). A broker-dealer may not participate in any of the Exchange Offers with respect to Old Notes acquired other than as a result of market-making activities or other trading activities. The respective Issuers have agreed that, for a period of 90 days after the date of this Prospectus, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'

     The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ('PORTAL') market. There is no established trading market for the Senior Subordinated Exchange Notes or the Senior Discount Exchange Notes. The respective Issuers currently do not intend to list any of the Exchange Notes on any securities exchange or to seek approval for quotation of the Exchange Notes through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for any of the Exchange Notes.


     The respective Exchange Offers are not conditioned upon any minimum aggregate principal amount of any series of Old Notes being tendered for exchange. The date of acceptance and exchange of each series of Old Notes (each an 'Exchange Date') will be the fourth business day following the applicable Expiration Date (as hereinafter defined). Old Notes tendered pursuant to an Exchange Offer may be withdrawn at any time prior to the applicable Expiration Date. The Senior Subordinated Exchange Offers will expire at 5:00 p.m., New York City Time, on September 2, 1998 (the date of expiration of each Senior Subordinated Exchange Offer, as extended, being herein called a 'Senior Subordinated Expiration Date'), and the Senior Discount Exchange Offer will expire at 5:00 p.m., New York City Time, on September 2, 1998 (as extended, the 'Senior Discount Expiration Date' and, together with the Senior Subordinated Expiration Dates, the 'Expiration Dates'). The Issuers do not currently intend to extend any of the Expiration Dates.


     The respective Issuers will not receive any proceeds from any of the Exchange Offers. The Company Issuers and the Holdings Issuers will pay all of the expenses incident to the Senior Subordinated Exchange Offers and the Senior Discount Exchange Offer, respectively. The Issuers used all of the proceeds from the Offerings to (i) redeem certain partnership interests in Holdings pursuant to the recapitalization transaction described herein (the 'Recapitalization');
(ii) repay substantially all of the existing debt of Holdings and its subsidiaries; (iii) pay certain bonuses and other cash payments to certain members of Management; and (iv) pay related transaction fees and expenses. Since the consummation of the Recapitalization, the Issuers have been controlled by Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliates (collectively, 'Blackstone'). See 'The Recapitalization' and 'Security Ownership.'

                             AVAILABLE INFORMATION

     The Issuers have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the 'Registration Statement') under the Securities Act with respect to the Exchange Notes being offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Issuers and the Exchange Notes, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. The Issuers are not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). Upon completion of the Exchange Offers, the Holdings Issuers will be subject to the information requirements of the Exchange Act and, in accordance therewith, will file periodic reports and other information with the Commission. The Registration Statement, such reports and other information can be inspected and copied at the Public Reference Section of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material, including copies of all or any portion of the Registration Statement, can be obtained from the Public Reference Section of the Commission at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov). In addition, pursuant to the Indentures covering the Notes, the Issuers have agreed that the Holdings Issuers shall file with the Commission and provide to the Holders of the Notes the annual reports and the information, documents and other reports otherwise required pursuant to Section 13 of the Exchange Act. Such requirements may be satisfied through the filing and provision of such documents and reports which would otherwise be required pursuant to Section 13 in respect of the Holdings Issuers.


     UNTIL OCTOBER 29, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                           FORWARD-LOOKING STATEMENTS

     ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE ISSUERS' FUTURE FINANCIAL POSITION, BUSINESS STRATEGY, BUDGETS, PROJECTED COSTS AND PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS 'MAY', 'WILL', 'EXPECT', 'INTEND', 'ESTIMATE', 'ANTICIPATE', 'BELIEVE', OR 'CONTINUE' OR THE NEGATIVE THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. ALTHOUGH THE ISSUERS BELIEVE THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, THEY CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ISSUERS' EXPECTATIONS ('CAUTIONARY STATEMENTS') ARE DISCLOSED UNDER 'RISK FACTORS' AND ELSEWHERE IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE ISSUERS, OR PERSONS ACTING ON ANY OF THEIR BEHALF, ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS. SECTION 27A(b)(2)(D) OF THE SECURITIES ACT AND SECTION 21E(b)(2)(D) OF THE EXCHANGE ACT PROVIDE THAT THE 'SAFE HARBOR' PROVISIONS FOR FORWARD-LOOKING STATEMENTS PROVIDED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 DO NOT APPLY TO INITIAL PUBLIC OFFERINGS.

                               PROSPECTUS SUMMARY

     The following summary information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context otherwise requires, all references in this Prospectus to the 'Company,' with respect to periods prior to the Recapitalization, refer to the business historically conducted by Graham Packaging Holdings Company ('Holdings') (which served as the operating entity for the business prior to the Recapitalization) and one of its predecessors (Graham Container Corporation), together with Holdings' subsidiaries and certain affiliates, and, with respect to periods subsequent to the Recapitalization, refer to Holdings and its subsidiaries. Since the Recapitalization, the Operating Company has been a wholly owned subsidiary of Holdings. See the chart entitled 'Summary of Ownership Structure since the Recapitalization' on page 10 of this Prospectus. All references to the Recapitalization herein shall mean the collective reference to the recapitalization of Holdings and related transactions as described under 'The Recapitalization,' including the initial borrowings under the New Credit Facility, the Offerings and the related uses of proceeds. References to 'Continuing Graham Partners' herein refer to Graham Packaging Corporation ('Graham GP Corp.'), Graham Family Growth Partnership or affiliates thereof or other entities controlled by Donald C. Graham and his family, and references to 'Graham Partners' refer to the Continuing Graham Partners, Graham Engineering Corporation ('Graham Engineering') and the other partners of Holdings (consisting of Donald C. Graham and certain entities controlled by Mr. Graham and his family). All references to 'Management' herein shall mean the management of the Company at the time in question, unless the context indicates otherwise. In addition, unless otherwise indicated, all sources for all industry data and statistics contained herein are estimates contained in or derived from internal or industry sources believed by the Company to be reliable.

                                  THE COMPANY

     Graham Packaging Company is a worldwide leader in the design and manufacture of customized blow-molded rigid plastic bottles for many of the world's largest branded consumer products companies for whom customized packaging design is a critical component in their efforts to differentiate their products to the consumer. The Company's products are made primarily from high density polyethylene ('HDPE') and polyethylene terephthalate ('PET') resins for customers in the (i) automotive, (ii) food and beverage and (iii) household cleaning and personal care products businesses. With leading positions in each of its businesses, the Company has been a major beneficiary of the trend of conversion from glass, paper and metal containers to plastic packaging and has grown its net sales over the past 15 years at a 24% compounded annual growth rate ('CAGR'). In contrast to the carbonated soft drink bottle business, the businesses in which the Company operates are characterized by more specialized technology, a greater degree of customized packaging, shorter production runs, higher growth rates and more attractive profit margins.

     In order to position itself to further capitalize on the conversion trend, the Company has made substantial capital expenditures since 1992, particularly in the fast growing hot-fill PET area for shelf-stable (i.e., unrefrigerated) beverages. In addition, Management believes, based on internal estimates, that the Company has distinguished itself as the leader in locating its manufacturing plants on-site at its customers' packaging facilities and has over one-third of its 47 facilities at on-site locations. The many benefits of on-site plants, in addition to the Company's track record of innovative design, superior customer service and low cost manufacturing processes, help account for the fact that the Company has not lost a major customer in the last three years. For the year ended December 31, 1997, approximately 77% of the Company's net sales were generated by its top 20 customers, approximately 60% of which were under long-term contracts (i.e., with terms of between one and ten years) and the remainder of which were customers with whom the Company has been doing business for over 10 years on average. For the year ended December 31, 1997, the Company generated net sales and Adjusted EBITDA (as defined) of $521.7 million and $89.8 million, respectively, and for the three months ended March 29, 1998, the Company generated net sales and Adjusted EBITDA of $134.4 million and $25.3 million, respectively.

     As a result of the Recapitalization, the Company has a high degree of leverage, which could impair the Company's ability to obtain additional financing and/or reduce funds available for working capital, capital expenditures, acquisitions, general corporate or other purposes. The Company's substantial leverage could place it at a competitive disadvantage and hinder its ability to adjust rapidly to changing market conditions and could make the Company more vulnerable in the event of a downturn in the general economic conditions or in its business. The Company could also be adversely impacted by increased interest rates on its variable interest rate borrowings. For the three months ended March 29, 1998, the earnings of the Operating Company and Holdings would have been inadequate to cover fixed charges by approximately $0.8 million and $3.9 million, respectively.

     Automotive. The Company is the preeminent supplier of one quart HDPE motor oil containers in the United States, producing over 1.5 billion units in 1997, which Management believes, based on internal estimates, represents 73% of the one quart motor oil containers produced domestically. The Company is a supplier of such containers to many of the top domestic producers of motor oil, including Amoco Corporation ('Amoco'), Ashland Inc. ('Ashland,' producer of Valvoline motor oil), Castrol, Inc. ('Castrol'), Chevron Corporation ('Chevron'), Pennzoil Products Company ('Pennzoil'), Shell Oil Company ('Shell Oil'), Sun Company, Inc. ('Sun Company') and Texaco, Inc. ('Texaco'), and is the sole supplier of one quart motor oil containers to five of these producers, based on Management's internal estimates. Unit volume in the domestic one quart motor oil business has been declining at approximately 2% per year and, as a result, the Company has experienced competitive price pressure in this business throughout 1995, 1996 and 1997. The Company has reduced prices on contracts that have come up for renewal to maintain its competitive position and has been able to partially offset these price reductions by improving manufacturing efficiencies, light-weighting of bottles, improving line speeds, reducing material spoilage and by improving labor efficiency and inventory. The domestic one quart motor oil business is forecasted to decline between 1-2% measured by unit volume per year for the next five years. The Company also manufactures containers for other automotive products, such as antifreeze and automatic transmission fluid. Capitalizing on its leading position in the U.S., the Company is expanding its operations in Latin America. In Brazil, where Management believes, based on internal estimates, that the Company is among the largest independent suppliers of plastic packaging for motor oil, the Company currently operates four plants and recently signed an agreement to operate one additional plant. In addition to benefitting from the conversion to plastic packaging for motor oil in Latin America, Management believes that the Company will benefit from the general growth in the automotive business in this region as the number of motor vehicles per person increases. In 1994, the ratio of passenger cars to people was 1 to
13.2 in Brazil, while in the U.S. the ratio was 1 to 1.8. For the year ended December 31, 1997 and the three months ended March 29, 1998, the Company generated approximately 37.6% and 33.5%, respectively, of its net sales from the automotive container business.

     Food & Beverage. In the food and beverage business, the Company produces both HDPE and PET containers for customers for whom customized packaging design is a critical component of their efforts to differentiate their products to the consumer. From 1992 through December 31, 1997, the Company grew its food and beverage business at a CAGR of 67%. This substantial growth has been driven by the rapid conversion of metal, glass and paper containers to plastic bottles, as the superior functionality, safety and improving economics of plastic became more apparent. The Company is a leader in the production of HDPE containers for non-carbonated, chilled juice and juice drinks and certain liquid foods that utilize HDPE resins. From 1992 through December 31, 1997, the Company invested over $99 million in capital expenditures to build a strategic nationwide plant network and to develop the specialized bottle manufacturing processes necessary to produce the
PET bottles required for the hot-fill packaging of shelf-stable juices and juice drinks. The hot-fill process, in which bottles are filled at between 180 degrees-190 degrees Fahrenheit to kill bacteria, permits the shipment and display of juices and juice drinks in a shelf-stable state. The manufacturing process for hot-fill PET packaging is significantly more demanding than that used for cold-fill carbonated soft drink containers, and typically involves shorter production runs, greater shape complexity and close production integration with customers. Industry sources forecast that the hot-fill PET juice and juice drink container business, upon which the Company focuses, will enjoy a CAGR of over 40% between 1996 and 2000. The Company's largest customers in the food and beverage business include Groupe Danone ('Danone'), Hershey Foods Corporation ('Hershey's'), The Minute Maid Company ('Minute Maid'), Nestle Food Company ('Nestle's'), Ocean Spray Cranberries, Inc. ('Ocean Spray'), Seneca Foods Corporation ('Seneca'), Tree Top, Inc. ('Tree Top'), Tropicana Products, Inc. ('Tropicana') and Welch Foods, Inc. ('Welch's'). For the year ended December 31, 1997 and the three months ended March 29, 1998, the Company generated approximately 28.9% and 34.2%, respectively, of its net sales from the food and beverage business.

     Household Cleaning & Personal Care. The Company is a leading supplier of HDPE custom bottles to the North American household cleaning and personal care ('HC/PC') products business which includes products such as shampoo, liquid laundry detergent, tub and tile cleaner and dishwashing liquid. By focusing on its customized product design capability, the Company provides its HC/PC customers with a key component in their efforts to differentiate products on store shelves. The Company's largest customers in this sector include The Clorox Company ('Clorox'), Colgate-Palmolive Company ('Colgate-Palmolive'), The Dial Corp. ('Dial'), Johnson & Johnson ('J&J'), L'Oreal S.A. ('L'Oreal'), The Procter & Gamble Company ('Procter & Gamble') and Unilever NV ('Unilever'). The Company is pursuing significant growth opportunities both domestically and internationally associated with the continued conversion to HDPE packaging of both household cleaners and personal care products. The Company continues to benefit as liquid laundry detergents, which are packaged in plastic containers, capture an increased share from powdered detergents, which are predominantly packaged in cardboard. For the year ended December 31, 1997 and the three months ended March 29, 1998, the Company generated approximately 33.5% and 32.3%, respectively, of its net sales from the HC/PC business.

                               COMPANY STRENGTHS

     Management believes the Company has the following key competitive strengths:

     Strong Relationships and Long-Term Contracts with Diversified Blue Chip Customer Base. The Company has enjoyed long-standing relationships averaging 16 years with its top twenty customers, who generated 77% of the Company's net sales in 1997. These customers include many of the world's leading branded consumer product companies and motor oil companies. Management attributes these close relationships to the Company's creative design and engineering capabilities, high level of customer service, high quality products, efficient manufacturing, reliable delivery, speed to market and experienced and stable management team and workforce. The Company supplies several of these customers with 100% of their plastic packaging needs nationally, regionally or for a specific brand, including Valvoline motor oil, Tropicana orange juice, Cascade dishwashing gel and Purex laundry detergent. As another example of customer loyalty, substantially all contracts which have come up for renewal in the last three fiscal years have been extended.

     Premier Custom Package Designer. The Company has centered its growth strategy upon customers that require custom, as opposed to stock, plastic containers as a critical component of their marketing efforts. The production of custom containers involves a high degree of design, engineering and manufacturing complexity in terms of bottle shapes, production tolerance and performance requirements. The Company's ability to design and manufacture highly customized packaging has enabled it to secure long-term contractual commitments and to continue to enjoy a history of stable and steadily increasing orders from its top customers at attractive profit margins. Management intends to apply this core custom manufacturing capability in growth businesses, such as hot-fill PET packaging, that require the same degree of customization and manufacturing expertise as the Company's existing HDPE packaging business.

     On-Site Facilities. More than one-third of the Company's 47 plants are located on-site at its customers' plants, which is substantially greater than any of its competitors. On-site plants enable the Company to work more closely with its customers, facilitating just-in-time inventory management, generating significant savings opportunities through process re-engineering, eliminating costly shipping and handling charges, reducing working capital needs and fostering the development of long-term customer relationships. The benefits of on-site manufacturing result in increased profitability for both the Company and its customers, and partially accounts for the fact that the Company has never lost an on-site relationship.

     Leading Positions. The Company is the preeminent domestic supplier of motor oil containers, with what Management believes, based on internal estimates, is an approximate 73% share of the domestic one quart motor oil container business. The Company has become a leading manufacturer of hot-fill PET containers for juice and juice drinks in North America after only approximately five years in the business and is also a leading supplier in North America of custom HDPE containers for juice and juice drinks and HDPE custom plastic bottles in the HC/PC business.

     Strong Industry Fundamentals and Growth Prospects. Management believes that the businesses in which the Company operates exhibit strong fundamental characteristics and growth prospects including (i) the domestic and international trend in the conversion to plastic packaging from other materials (including the conversion of the hot-fill domestic juice and juice drinks business which is only 14% converted to plastic), (ii) the non-cyclical nature of end-use products for which the Company designs and manufactures packaging (including motor oil, juices, laundry detergents and shampoos, among others),
(iii) long-term relationships which yield efficiencies in situations where customers integrate their operations with packaging suppliers, particularly in on-site situations and (iv) attractive margins inherent in the complex design and engineering capabilities that are required in these businesses.

     Significant Investment in Manufacturing Systems. Management believes that the Company's investment in its manufacturing systems throughout its 28 U.S. plants and 13 international plants provides it with a competitive advantage. From 1992 through December 31, 1997, the Company invested approximately $64 million to maintain its asset base, approximately $200 million to improve the efficiency of its existing operations and expand capacity and approximately $53 million to acquire several businesses in its effort to diversify globally. From 1992 through December 31, 1997, the Company made capital expenditures of over $99 million relating to the hot-fill PET business. Management anticipates achieving higher Adjusted EBITDA margins in the next few years in the hot-fill PET business through the leveraging of this investment, as fixed manufacturing and selling, general and administrative ('SG&A') costs are absorbed by higher sales. As a result of the Company's on-site strategy and long-term contractual relationships, capital expenditures are typically associated directly with specific contracts with customers, which allows Management to more effectively allocate its investment capital.

     Favorable Supplier Relationships. HDPE and PET resins are the principal raw materials used to manufacture the Company's products. Because the Company is among the largest purchasers of bottle-grade HDPE resins for blow molding in the world, it is able to secure advantageous supply arrangements. In addition, the Company has limited exposure to fluctuations in the price of these raw materials because it can pass through price adjustments to its customers due to contractual provisions and standard industry practice. While the Company historically has been able to pass through changes in the cost of resins to its customers, the Company may not be able to do so in the future and significant increases in the price of resins could adversely affect the Company's operating margins and growth plans. See 'Business--Raw Materials.'

     Experienced Management Team. The Company is led by an experienced team of senior managers with a track record of achieving profitable growth, maintaining the Company's blue chip customer base, introducing differentiated product designs and entering new businesses. The Company's top 20 managers average over 15 years of work experience in the packaging industry and 13 years at the Company. Since the Recapitalization, the Company's senior managers have owned an equity investment in Investor LP (the entity through which Blackstone holds its interest in Holdings), that approximates a 2.6% indirect equity interest in Holdings, and will be awarded options, subject to certain performance based and other vesting provisions, representing an additional equity interest in Holdings. In addition, the Continuing Graham Partners retained a 1% general partnership interest and a 14% limited partnership interest in Holdings, which interests were valued at $36.7 million at the consummation of the Recapitalization. See 'The Recapitalization,' 'Management--Management Option Plan' and 'Security Ownership'.

                               BUSINESS STRATEGY

     The Company's objective is to capitalize on its position as a leading custom blow molded plastic container supplier. The Company seeks to achieve this objective by pursuing the following strategies:

     Capitalize on Conversion to Plastic Containers. The Company intends to grow both domestically and internationally by continuing to capitalize on the industry trend toward the conversion from glass, metal and paper to plastic containers, which Management believes is being driven by consumer demand, price competitiveness and superior functionality. As one of the leading domestic suppliers of hot-fill PET containers, the Company is poised to take advantage of the rapid conversion from glass to plastic in the juice and juice drink business, 86% of which has not yet been converted. In addition to opportunities in the domestic hot-fill PET arena, Management believes that additional conversions to HDPE packaging will occur in areas such as frozen juice concentrate (currently packaged entirely in metal and cardboard containers), 64 ounce juices (a large portion of which is currently packaged in cardboard containers) and motor oil (particularly in Latin America).

     Maintain and Expand Position with Key Customers. The Company plans to maintain and expand its position with global branded consumer products companies that require highly customized features to differentiate their products on store shelves. Central to this strategy are the continued (i) delivery of superior customer service, (ii) location of facilities on-site, (iii) innovation in packaging design, (iv) operation through long-term contracts and (v) provision of low cost manufacturing processes. The termination of relationships with the Company's key customers could have a material adverse effect upon the Company's business, financial position or results of operations.

     Pursue Acquisitions and Strategic Joint Ventures. Management believes that there are major synergistic acquisition, joint venture and other opportunities across the Company's businesses. As described below under '--Recent Developments', the Company recently completed an acquisition which includes operations in France, Germany, the United Kingdom and Turkey, primarily related to the food and beverage and HC/PC businesses. The Company is also reviewing an additional opportunity in Brazil, primarily in the HC/PC business and is considering the establishment of operations in Argentina, primarily in the food and beverage and HC/PC businesses and in Russia in the HC/PC business. The Company has pursued and intends to continue to pursue such opportunities (i) to complement its existing businesses through product line expansion, (ii) to strengthen its competitive position as a domestic leader and (iii) to facilitate the penetration of new and developing business areas and geographic territories. Furthermore, Management believes that it can improve the profitability of acquired entities through economies of scale, by leveraging the Company's existing strengths and by expanding the acquired entities' access to international markets through the Company's existing international presence.

     Capture Global Growth Opportunities with Improved Profitability. Since 1992, the Company has expanded globally both through acquisitions and by accompanying its existing customers into new territories. Following the Company's entrance into Western Europe, as well as its subsequent expansion into Brazil, Canada and Poland, the Company's international operations have grown substantially to 21.2% of net sales for the year end December 31, 1997 and to 21.7% of net sales for the three months ended March 29, 1998. Management believes that the global trend in the conversion to plastic packaging will continue, particularly in the developing world as consumer economies expand and industrialization continues. The Company is subject to the risks associated with operating in foreign countries, including fluctuations in currency exchange rates, imposition of limitations on conversion of foreign currencies into dollars or remittance of dividends or other payments by foreign subsidiaries, imposition or increase of withholding and other tax remittances and other payments by foreign subsidiaries, labor relations problems, hyperinflation in certain foreign countries, the imposition or increase of investment and other restrictions by foreign governments or the imposition of environmental or employment laws. Currently, profitability levels from international operations are lower than in the U.S., and Management intends to improve these margins, particularly in France.

                              RECENT DEVELOPMENTS

     In June 1998, the Company finalized the settlement of the JCI-Schmalbach-Lubeca litigation. The amounts paid in settlement, as well as estimated litigation expenses and professional fees did not differ materially from the amounts accrued in Special Charges and Unusual Items in respect thereof for the year ended December 31, 1997 and in the March 29, 1998 unaudited condensed consolidated financial statements. See 'Business--JCI Litigation' and Notes 13 and 17 to the Combined Financial Statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and
Note 9 to the Condensed Financial Statements.

     The Company has recently acquired selected plastic bottle manufacturing operations of Crown, Cork & Seal located in France, Germany, the United Kingdom and Turkey, primarily related to the food and beverage and HC/PC businesses, for a total purchase price of approximately $42 million. In addition, the Company plans to acquire two plastic bottle manufacturing operations in South America, primarily in the food and beverage and HC/PC businesses, for a total of approximately $28 million. Significant terms of the final purchase agreements for the South American acquisitions have been agreed to in principle, although the Company has not executed a definitive agreement with respect to these acquisitions and continues to perform due diligence.

                              THE RECAPITALIZATION

     The recapitalization (the 'Recapitalization') of Holdings was consummated on February 2, 1998 pursuant to an Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997 (the 'Recapitalization Agreement'), by and among (i) Holdings, (ii) the Graham Partners, and (iii) BMP/Graham Holdings Corporation, a Delaware corporation formed by Blackstone ('Investor LP'), and BCP/Graham Holdings L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Investor LP ('Investor GP' and, together with Investor LP, the 'Equity Investors').

     On February 2, 1998, as part of the Recapitalization, Graham Packaging Company (the 'Operating Company') and GPC Capital Corp. I ('CapCo I' and, together with the Operating Company, the 'Company Issuers') consummated an offering (the 'Senior Subordinated Offering') pursuant to Rule 144A under the Securities Act of their Senior Subordinated Notes Due 2008, consisting of $150,000,000 aggregate principal amount of their 8 3/4% Senior Subordinated Notes Due 2008, Series A (the 'Fixed Rate Senior Subordinated Old Notes') and $75,000,000 aggregate principal amount of their Floating Interest Rate Subordinated Term Securities Due 2008, Series A (the 'Floating Rate Senior Subordinated Old Notes' and, together with the Fixed

Rate Senior Subordinated Old Notes, the 'Senior Subordinated Old Notes'). Pursuant to the Senior Subordinated Exchange Offers, the Company Issuers are offering to exchange $150,000,000 aggregate principal amount of their 8 3/4% Senior Subordinated Notes Due 2008, Series B (the 'Fixed Rate Senior Subordinated Exchange Notes'), and $75,000,000 aggregate principal amount of their Floating Interest Rate Subordinated Term Securities Due 2008, Series B (the 'Floating Rate Senior Subordinated Exchange Notes' and, together with the Fixed Rate Senior Subordinated Old Notes, the 'Senior Subordinated Exchange Notes'), for equal principal amounts of Fixed Rate Senior Subordinated Old Notes and Floating Rate Senior Subordinated Old Notes, respectively.

     On February 2, 1998, as part of the Recapitalization, Holdings and GPC Capital Corp. II ('CapCo II' and, together with the Operating Company, the 'Holdings Issuers', which when referred to with the Company Issuers will collectively be referred to as the 'Issuers') consummated an offering (the 'Senior Discount Offering' and, together with the Senior Subordinated Offering, the 'Offerings') pursuant to Rule 144A under the Securities Act of $169,000,000 aggregate principal amount at maturity of their 10 3/4% Senior Discount Notes Due 2009, Series A (the 'Senior Discount Old Notes' and, together with the Senior Subordinated Old Notes, the 'Old Notes'). Pursuant to the Senior Discount Exchange Offer, the Holdings Issuers are offering to exchange $169,000,000 aggregate principal amount at maturity of their 10 3/4% Senior Discount Notes Due 2009, Series B (the 'Senior Discount Exchange Notes'), for an equal principal amount at maturity of Senior Discount Old Notes.

     The other principal components of the Recapitalization included the following transactions:

     o The contribution by Holdings of substantially all of its assets and liabilities to the Operating Company;

     o The contribution by certain Graham Partners to the Operating Company of their ownership interests in certain partially owned subsidiaries and certain real estate used but not owned by Holdings and its subsidiaries (the 'Graham Contribution');

     o The initial borrowing by the Operating Company of $403.5 million (the 'Bank Borrowings') in connection with the New Credit Facility by and among the Operating Company, Holdings and a syndicate of lenders, as described under 'Description of the New Credit Facility';

     o The repayment by the Operating Company of substantially all of the existing indebtedness and accrued interest of Holdings and its subsidiaries (approximately $264.9 million);

     o The distribution by the Operating Company to Holdings of all of the remaining net proceeds of the Bank Borrowings and the Senior Subordinated Offering (other than amounts necessary to pay certain fees and expenses and payments to Management) which, in aggregate, were approximately $313.7 million;

     o The repayment by the Graham Partners of $21.2 million owed to Holdings under certain promissory notes;

     o The redemption by Holdings of certain partnership interests in Holdings held by the Graham Partners for $429.6 million;

     o The purchase by the Equity Investors of certain partnership interests in Holdings held by the Graham Partners for $208.3 million; and

     o The payment of certain bonuses and other cash payments and the granting of certain equity awards to senior and middle level management.

     Upon the consummation of the Recapitalization, Investor LP owned an 81% limited partnership interest in Holdings, Investor GP owned a 4% general partnership interest in Holdings, and the Continuing Graham Partners retained a 1% general partnership interest and a 14% limited partnership interest in Holdings. Upon the consummation of the Recapitalization, Holdings owned a 99% limited partnership interest in the Operating Company, and GPC Opco GP LLC ('Opco GP'), a wholly owned subsidiary of Holdings, owned a 1% general partnership interest in the Operating Company. See 'The Recapitalization' and 'The Issuers.' Following the consummation of the Recapitalization, certain members of Management owned an aggregate of approximately 3% of the outstanding common stock of Investor LP, which constitutes approximately a 2.6% interest in Holdings. In addition, an affiliate of BT Alex. Brown Incorporated and Bankers Trust International PLC (which acted as initial purchasers of the Old Notes in the Offerings) acquired approximately a 4.8% equity interest in Investor LP. See 'Security Ownership.'

                      SUMMARY OF SOURCES AND USES OF FUNDS

     The following table sets forth a summary of the sources and uses of the funds associated with the Recapitalization.

                                                                                                           AMOUNT
                                                                                                        -------------
                                                                                                        (IN MILLIONS)
SOURCES OF FUNDS:
Bank Borrowings......................................................................................      $ 403.5
Senior Subordinated Notes(1).........................................................................        225.0
Senior Discount Notes................................................................................        100.6
Equity investments and retained equity(2)............................................................        245.0
Repayment of promissory notes........................................................................         21.2
Available cash.......................................................................................          1.7
                                                                                                        -------------
  Total..............................................................................................      $ 997.0
                                                                                                        -------------
USES OF FUNDS:
Repayment of existing indebtedness(3)................................................................      $ 264.9
Redemption by Holdings of existing partnership interests.............................................        429.6
Purchase by Equity Investors of existing partnership interests.......................................        208.3
Partnership interests retained by Continuing Graham Partners.........................................         36.7
Payments to Management...............................................................................         15.4
Transaction costs and expenses.......................................................................         42.1
                                                                                                        -------------
  Total..............................................................................................      $ 997.0
                                                                                                        -------------
                                                                                                        -------------

------------------
(1) Included $150.0 million of Fixed Rate Senior Subordinated Old Notes and $75.0 million of Floating Rate Senior Subordinated Old Notes.

(2) Included a $208.3 million equity investment made by Blackstone and Management in the Equity Investors and a $36.7 million retained partnership interest of the Continuing Graham Partners. In addition, an affiliate of BT Alex. Brown Incorporated and Bankers Trust International PLC, two of the Initial Purchasers, acquired approximately a 4.8% equity interest in Investor LP. See 'Security Ownership.'

(3) Included $264.5 million of existing indebtedness and $0.4 million of accrued interest.

           SUMMARY OF CASH FLOWS ASSOCIATED WITH THE RECAPITALIZATION

     The following table sets forth a summary of the cash flows associated with the Recapitalization. See the discussion of the principal components of the Recapitalization under '--The Recapitalization' on page 7.


-------------------           --------------------        --------------------
   Blackstone(1)                  Management               Continuing Graham
                                                                Partners
-------------------           --------------------        --------------------
        |          97%                |3%                      |        |
        ---------------               |                        |        |
                       |              |                    100%|        |
                  ----------------------------                 |        |
                      BMP/Graham Holdings                      |        |
                   Corporation ("Investor LP")                 |        |
                  ----------------------------                 |        |
                   100%|       81% LP|                         |        |
                       |             |             -------------        |
                       |             |            |                     |
           -----------------------   |  ------------------------------  |
             BCP/Graham Holdings     |   Graham Packaging Corporation   |
            L.L.C. ("Investor GP")   |       ("Graham GP Corp.")        |
           -----------------------   |  ------------------------------  |
                  4% GP|             |            |1% GP                |
                       |             |            |      ---------------
                       |             |            |     |         14% LP
          ----------------------------------------------------
                      Graham Packaging Holdings
                        Company ("Holdings")
          ----------------------------------------------------
                       |           |             |
             ----------            |              --------
            |100%                  |                  100%|
            |                99% LP|                      |
    --------------------           |              -------------------
    GPC Capital Corp. II           |              GPC Opco GP, L.L.C.
       ("CapCo II")                |                  ("Opco GP")
    ------------------             |              -------------------
                                   |                      | 1% GP
                                   |        --------------
                                   |       |
                      -------------------------------
                          Graham Packaging Company
                         (the  "Operating Company")
                      -------------------------------
                        |                        |
              ----------                          --------
             |  100%                                      |
    ---------------------                        ------------------
     GPC Capital Corp. I                               Other
        ("CapCo I")                                 Subsidiaries
    ---------------------                        -------------------

------------------
1 The Equity Investors are Investor LP and Investor GP.

2 The Graham Partners are: Donald C. Graham, Graham Recycling Corporation,
  Graham Capital Corporation, Graham Engineering Corporation, Graham Packaging Corporation and Graham Family Growth Partnership.

           SUMMARY OF OWNERSHIP STRUCTURE SINCE THE RECAPITALIZATION

     The following chart sets forth a summary of the ownership structure of Holdings, the Operating Company and certain other parties following the consummation of the Recapitalization:

-------------------           --------------------        --------------------
   Blackstone(1)                  Management               Continuing Graham
                                                                Partners
-------------------           --------------------        --------------------
        |          97%                |3%                      |        |
        ---------------               |                        |        |
                       |              |                    100%|        |
                  ----------------------------                 |        |
                      BMP/Graham Holdings                      |        |
                   Corporation ("Investor LP")                 |        |
                  ----------------------------                 |        |
                   100%|       81% LP|                         |        |
                       |             |             -------------        |
                       |             |            |                     |
           -----------------------   |  ------------------------------  |
             BCP/Graham Holdings     |   Graham Packaging Corporation   |
            L.L.C. ("Investor GP")   |       ("Graham GP Corp.")        |
           -----------------------   |  ------------------------------  |
                  4% GP|             |            |1% GP                |
                       |             |            |      ---------------
                       |             |            |     |         14% LP
          ----------------------------------------------------
                      Graham Packaging Holdings
                        Company ("Holdings")
          ----------------------------------------------------
                       |           |             |
             ----------            |              --------
            |100%                  |                  100%|
            |                99% LP|                      |
    --------------------           |              -------------------
    GPC Capital Corp. II           |              GPC Opco GP, L.L.C.
       ("CapCo II")                |                  ("Opco GP")
    ------------------             |              -------------------
                                   |                      | 1% GP
                                   |        --------------
                                   |       |
                      -------------------------------
                          Graham Packaging Company
                         (the  "Operating Company")
                      -------------------------------
                        |                        |
              ----------                          --------
             |  100%                                      |
    ---------------------                        ------------------
     GPC Capital Corp. I                               Other
        ("CapCo I")                                 Subsidiaries
    ---------------------                        -------------------

------------------
(1) An affiliate of BT Alex. Brown Incorporated and Bankers Trust International PLC acquired approximately a 4.8% equity interest in the voting securities of Investor LP. See 'Security Ownership.'

                    THE SENIOR SUBORDINATED EXCHANGE OFFERS


The Senior Subordinated Exchange
  Offers.............................  The Company Issuers are offering to exchange pursuant to the Senior
                                       Subordinated Exchange Offers (i) up to $150,000,000 aggregate principal amount of their Fixed Rate Senior Subordinated Exchange Notes for a like aggregate principal amount of their Fixed Rate Senior Subordinated Old
                                       Notes, and (ii) up to $75,000,000 aggregate principal amount of their
                                       Floating Rate Senior Subordinated Exchange Notes for a like aggregate principal amount of their Floating Rate Senior Subordinated Old Notes. The terms of the Fixed Rate Senior Subordinated Exchange Notes and the
                                       Floating Rate Senior Subordinated Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity)
                                       to the terms of the Fixed Rate Senior Subordinated Old Notes and the
                                       Floating Rate Senior Subordinated Old Notes, respectively, for which they may be exchanged pursuant to the Senior Subordinated Exchange Offers, except that the Senior Subordinated Exchange Notes are freely transferrable by Holders thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities
                                       Act. The Senior Subordinated Exchange Notes will be unconditionally guaranteed by Holdings (the 'Holdings Guarantee') on a senior subordinated basis, and Holdings hereby offers to issue the Holdings Guarantee with respect to all Senior Subordinated Exchange Notes issued in the Senior
                                       Subordinated Exchange Offers in exchange for Holdings' outstanding guarantees (the ' Old Holdings Guarantee') of the Senior Subordinated Old
                                       Notes. See 'The Senior Subordinated Exchange Offers.'

No Minimum Condition.................  The Senior Subordinated Exchange Offers are not conditioned upon any minimum aggregate principal amount of Senior Subordinated Old Notes being tendered for exchange.

Senior Subordinated Expiration Dates;
  Withdrawal of Tenders..............  The Fixed Rate Senior Subordinated Exchange Offer will expire at 5:00
                                       p.m., New York City time, on September 2, 1998 (the 'Fixed Rate Senior
                                       Subordinated Expiration Date'), and the Floating Rate Senior Subordinated
                                       Exchange Offer will expire at 5:00 p.m., New York City time, on September
                                       2, 1998 (the 'Floating Rate Senior Subordinated Expiration Date' and,
                                       together with the Fixed Rate Senior Subordinated Expiration Date, the
                                       'Senior Subordinated Expiration Dates'), unless the applicable Senior
                                       Subordinated Exchange Offer is extended, in which case the term 'Fixed
                                       Rate Senior Subordinated Expiration Date' or 'Floating Rate Senior
                                       Subordinated Expiration Date' means the latest date and time to which the
                                       Fixed Rate Senior Subordinated Exchange Offer or the Floating Rate Senior
                                       Subordinated Exchange Offer, as the case may be, is extended. The Company
                                       Issuers do not currently intend to extend either of the Senior
                                       Subordinated Expiration Dates. Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the applicable Senior Subordinated
                                       Expiration Date. See 'The Senior Subordinated Exchange Offers--Withdrawal
                                       Rights.'

Senior Subordinated Exchange Date....  The date of acceptance for exchange of the Senior Subordinated Old Notes will be the fourth business day following the applicable Senior
                                       Subordinated Expiration Date.

Conditions to the Senior Subordinated
  Exchange
  Offers.............................  Each of the Senior Subordinated Exchange Offers is subject to certain customary conditions, which may be waived by the Company Issuers. The
                                       Company Issuers currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See 'The Senior
                                       Subordinated Exchange Offers--Certain Conditions to the Senior
                                       Subordinated Exchange Offers.' The Company Issuers reserve the right to terminate or amend either Senior Subordinated Exchange Offer at any time prior to the applicable Senior Subordinated Expiration Date upon the occurrence of any such condition.

Procedures for Tendering Senior
  Subordinated Old Notes.............  Each Holder wishing to accept the applicable Senior Subordinated Exchange
                                       Offer must complete, sign and date the applicable Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of
                                       Transmittal, or such facsimile, together with the applicable Senior
                                       Subordinated Old Notes and any other required documentation to the Senior
                                       Subordinated Exchange Agent at the address set forth therein. See 'The
                                       Senior Subordinated Exchange Offers--Procedures for Tendering Senior
                                       Subordinated Old Notes' and 'Plan of Distribution.'

Use of Proceeds......................  There will be no proceeds to the Company Issuers from the exchange of
                                       Senior Subordinated Notes pursuant to the Senior Subordinated Exchange
                                       Offers.

Federal Income Tax
  Considerations.....................  The exchange of Notes pursuant to the Senior Subordinated Exchange Offers will not be a taxable event for federal income tax purposes. See 'Certain
                                       U.S. Federal Income Tax Considerations.'

Special Procedures for Beneficial
  Owners.............................  Any beneficial owner whose Senior Subordinated Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the applicable Letter of Transmittal and delivering the Senior Subordinated Old Notes, either make appropriate arrangements to register ownership of the Senior Subordinated Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See 'The Senior Subordinated Exchange
                                       Offers--Procedures for Tendering Senior Subordinated Old Notes.'

Guaranteed Delivery Procedures.......  Holders of Senior Subordinated Old Notes who wish to tender their Senior
                                       Subordinated Old Notes and whose Senior Subordinated Old Notes are not immediately available or who cannot deliver their Senior Subordinated Old
                                       Notes, the applicable Letter of Transmittal or any other documents required by such Letter of Transmittal to the Senior Subordinated Exchange
                                       Agent prior to the applicable Expiration Date must tender their Senior
                                       Subordinated Old Notes according to the guaranteed delivery procedures set forth in 'The Senior Subordinated

                                       Exchange Offers--Procedures for Tendering Senior Subordinated Old Notes.'

Acceptance of Senior Subordinated Old
  Notes and Delivery of Senior
  Subordinated Exchange Notes........  The Company Issuers will accept for exchange any and all Senior
                                       Subordinated Old Notes which are properly tendered in the Senior
                                       Subordinated Exchange Offers prior to 5:00 p.m., New York City time, on the applicable Senior Subordinated Expiration Date. The Senior
                                       Subordinated Exchange Notes issued pursuant to the Senior Subordinated
                                       Exchange Offers will be delivered promptly following the applicable Senior
                                       Subordinated Expiration Date. See 'The Senior Subordinated Exchange
                                       Offers--Acceptance of Senior Subordinated Old Notes for Exchange; Delivery
                                       of Senior Subordinated Exchange Notes.'

Effect on Holders of Senior
  Subordinated Old Notes.............  As a result of the making of, and upon acceptance for exchange of all validly tendered Senior Subordinated Old Notes pursuant to the terms of the Senior Subordinated Exchange Offers, the Company Issuers will have fulfilled a covenant contained in the Registration Rights Agreement (the
                                       'Senior Subordinated Registration Rights Agreement') dated as of February
                                       2, 1998 among the Company Issuers, Holdings, as guarantor, and BT Alex.
                                       Brown Incorporated, Bankers Trust International PLC, Lazard Freres & Co.
                                       L.L.C. and Salomon Brothers Inc (the 'Initial Purchasers'), and,
                                       accordingly, there will be no increase in the interest rate on the Senior
                                       Subordinated Old Notes pursuant to the terms of the Senior Subordinated
                                       Registration Rights Agreement, and the holders of the Senior Subordinated
                                       Old Notes will have no further registration or other rights under the
                                       Senior Subordinated Registration Rights Agreement. Holders of the Senior
                                       Subordinated Old Notes who do not tender their Senior Subordinated Old
                                       Notes in the Senior Subordinated Exchange Offers will continue to hold such Senior Subordinated Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture dated as of
                                       February 2, 1998 (the 'Senior Subordinated Indenture') between the Company
                                       Issuers and United States Trust Company of New York, as Trustee, relating to the Senior Subordinated Old Notes and the Senior Subordinated Exchange
                                       Notes, except for any such rights under the Senior Subordinated
                                       Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Senior Subordinated Old
                                       Notes pursuant to, the Senior Subordinated Exchange Offers.

Consequence of Failure to Exchange...  Holders of Senior Subordinated Old Notes who do not exchange their Senior
                                       Subordinated Old Notes for Senior Subordinated Exchange Notes pursuant to the Senior Subordinated Exchange Offers will continue to be subject to the restrictions on transfer of such Senior Subordinated Old Notes provided for in the Senior Subordinated Old Notes and in the Senior Subordinated
                                       Indenture and as set forth in the legend on the Senior Subordinated Old
                                       Notes. In general, the Senior Subordinated Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company

                                       Issuers do not currently anticipate that they will register the Senior
                                       Subordinated Old Notes under the Securities Act. To the extent that Senior
                                       Subordinated Old Notes are tendered and accepted in the Senior
                                       Subordinated Exchange Offers, the trading market for untendered Senior
                                       Subordinated Old Notes could be adversely affected.

Senior Subordinated Exchange Agent...  United States Trust Company of New York is serving as exchange agent (the
                                       'Senior Subordinated Exchange Agent') in connection with the Senior
                                       Subordinated Exchange Offers. See 'The Senior Subordinated Exchange
                                       Offers-Senior Subordinated Exchange Agent.'

                TERMS OF THE SENIOR SUBORDINATED EXCHANGE NOTES

Securities Offered...................  $150,000,000 aggregate principal amount of 8 3/4% Senior Subordinated
                                       Notes Due 2008, Series B (referred to herein as the 'Fixed Rate Senior
                                       Subordinated Exchange Notes').

                                       $75,000,000 aggregate principal amount of Floating Interest Rate
                                       Subordinated Term Securities Due 2008, Series B (referred to herein as the
                                       'Floating Rate Senior Subordinated Exchange Notes').

Issuers..............................  Graham Packaging Company and GPC Capital Corp. I.

Maturity Date........................  January 15, 2008.

Interest Payment Dates...............  Interest on the Senior Subordinated Exchange Notes will accrue from the last Interest Payment Date to which interest was paid on the related series of Senior Subordinated Old Notes, or if no interest has been paid on the Senior Subordinated Old Notes, from February 2, 1998. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on the first such date to occur after the applicable
                                       Senior Subordinated Exchange Date. The Fixed Rate Senior Subordinated
                                       Exchange Notes will bear interest at the rate of 8 3/4% per annum. The
                                       Floating Rate Senior Subordinated Exchange Notes will bear interest at a rate per annum equal to LIBOR plus 3 5/8%. Interest on the Floating Rate
                                       Senior Subordinated Exchange Notes will be reset semi-annually.

Ranking..............................  The Senior Subordinated Exchange Notes will be general unsecured obligations of the Company Issuers and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company
                                       Issuers. As of March 29, 1998, after giving effect to the
                                       Recapitalization, the Company Issuers and the Operating Company's
                                       subsidiaries had $414.7 million of Senior Indebtedness outstanding. In addition, the Senior Subordinated Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Operating Company's subsidiaries. As of March 29, 1998, after giving effect to the Recapitalization, such subsidiaries had total liabilities of $38.4 million, including indebtedness of $5.1 million. In addition, at March 29, 1998, the Operating Company had additional borrowing availability of approximately $242.0 million under the New
                                       Credit Facility subject to certain customary drawing conditions relating to the Revolving Credit Facility (as defined) and certain other conditions, including required equity contributions relating to the Growth
                                       Capital Revolving Facility (as defined). See 'Use of Proceeds,' 'Unaudited
                                       Pro Forma Financial Information' and 'Description of the New Credit

                                       Facility.' The Senior Subordinated Exchange Notes will rank pari passu with any future senior subordinated indebtedness of the Company Issuers and will rank senior to all other subordinated indebtedness of the Company
                                       Issuers. See 'Use of Proceeds,' 'Unaudited Pro Forma Financial
                                       Information' and 'Description of the New Credit Facility.'

Optional Redemption..................  The Fixed Rate Senior Subordinated Exchange Notes will be redeemable, in whole or in part, at the option of the Company Issuers on or after January
                                       15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. The Fixed Rate Senior
                                       Subordinated Exchange Notes are not redeemable by the Company Issuers prior to January 15, 2003, except that, at any time on or prior to January
                                       15, 2001, the Company Issuers, at their option, may redeem, with the net cash proceeds of one or more Equity Offerings, Fixed Rate Senior
                                       Subordinated Notes up to an aggregate principal amount equal to 40% of the aggregate principal amount of the Fixed Rate Senior Subordinated Old Notes originally issued, at a redemption price equal to 108.750% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that Fixed Rate Senior Subordinated Notes in an aggregate principal amount equal to at least 60% of the aggregate principal amount of the Fixed Rate Senior Subordinated Old Notes originally issued remains outstanding immediately following such redemption. The Floating Rate Senior Subordinated Exchange Notes will be redeemable, in whole or in part, at the option of the Company Issuers, at any time, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. See 'Description of the Senior Subordinated Exchange Notes--Redemption.'

Change of Control....................  Upon a Change of Control, each holder of Senior Subordinated Exchange
                                       Notes will have the right to require the Company Issuers to repurchase such holder's Senior Subordinated Exchange Notes at a price equal to 101%
                                       of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. See 'Description of the Senior Subordinated Exchange
                                       Notes--Change of Control.'

Guarantees...........................  The Senior Subordinated Exchange Notes will be fully and unconditionally guaranteed by Holdings on a senior subordinated basis. The Holdings
                                       Guarantee will be subordinated in right of payment to all senior indebtedness of Holdings ($102.3 million at March 29, 1998) and effectively subordinated to all indebtedness and other liabilities
                                       (including but not limited to trade payables) of Holdings' subsidiaries
                                       ($757.8 million at March 29, 1998). Investors should not rely on the
                                       Holdings Guarantee in evaluating an investment in the Senior Subordinated
                                       Exchange Notes. See 'Risk Factors--Subordination of Senior Subordinated
                                       Exchange Notes' and 'Holdings Guarantee.'

Certain Covenants....................  The Senior Subordinated Indenture contains certain covenants with respect to the Operating Company and its subsidiaries that restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, and (e) transactions with affiliates. The Senior Subordinated Indenture also restricts the ability of the Company Issuers to consolidate or merge with or into, or to transfer all or substantially all of their assets to, another person. In addition, under certain circumstances, the Company

                                       Issuers will be required to offer to purchase the Senior Subordinated
                                       Exchange Notes, in whole or in part, with the proceeds of certain Asset
                                       Sales, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date. These restrictions and requirements are subject to a number of important qualifications and exceptions. See 'Description of the Senior Subordinated
                                       Exchange Notes--Certain Covenants.'

Absence of Market....................  The Senior Subordinated Exchange Notes are new securities for which there is currently no established market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Senior
                                       Subordinated Exchange Notes. The Company Issuers do not intend to list the
                                       Senior Subordinated Exchange Notes on any securities exchange or to seek approval for quotation of the Senior Subordinated Exchange Notes on any automated quotation system.

No Recourse to Holdings Partners; No
  Personal Liability of Directors,
  Officers, Employees and
  Stockholders.......................  The Senior Subordinated Indenture under which the Senior Subordinated
                                       Notes have been or will be issued provides that all obligations under the
                                       Senior Subordinated Indenture, the Senior Subordinated Notes, the Holdings
                                       Guarantee and the Old Holdings Guarantee (and all notes and guarantees issued in exchange therefor) shall be expressly non-recourse to the partners of Holdings in their capacities as such, and that, by purchasing the Senior Subordinated Notes, each holder of Senior Subordinated Notes waives any liability of any partner of Holdings under the Senior
                                       Subordinated Indenture, the Senior Subordinated Notes, the Holdings
                                       Guarantee and the Old Holdings Guarantee (and all notes and guarantees issued in exchange therefor). No director, officer, employee, incorporator or stockholder of the Company Issuers (or any Guarantor (as defined) under any Guarantee (as defined) that has been or may be issued with respect to the Senior Subordinated Notes) shall have any liability for any obligations of the Company Issuers (or any such Guarantor) under the
                                       Senior Subordinated Notes or the Indenture (or any such Guarantee) or any claim based on, in respect of, or by reason of such obligation, or their creation. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     For additional information regarding the Senior Subordinated Exchange Notes, see 'Description of the Senior Subordinated Exchange Notes.'

                       THE SENIOR DISCOUNT EXCHANGE OFFER


The Senior Discount Exchange Offer........  The Holdings Issuers are offering to exchange pursuant to the Senior
                                            Discount Exchange Offer up to $169,000,000 aggregate principal amount of their Senior Discount Exchange Notes for a like aggregate principal amount of their Senior Discount Old Notes. The terms of the
                                            Senior Discount Exchange Notes are identical in all material respects
                                            (including principal amount, interest rate and maturity) to the terms of the Senior Discount Old Notes for which they may be exchanged pursuant to the Senior Discount Exchange Offer, except that the
                                            Senior Discount Exchange Notes are freely transferrable by Holders thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities Act. See 'The
                                            Senior Discount Exchange Offer.'

No Minimum Condition......................  The Senior Discount Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Discount Old Notes being tendered for exchange.

Senior Discount Expiration Date;
  Withdrawal of Tenders...................  The Senior Discount Exchange Offer will expire at 5:00 p.m., New York
                                            City time, on  September 2, 1998, unless the Senior Discount Exchange
                                            Offer is extended, in which case the term 'Senior Discount Expiration
                                            Date' means the latest date and time to which the Senior Discount
                                            Exchange Offer is extended. The Holdings Issuers do not currently intend to extend the Senior Discount Expiration Date. Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time, on the
                                            Senior Discount Expiration Date. See 'The Senior Discount Exchange
                                            Offer--Withdrawal Rights.'

Exchange Date.............................  The date of acceptance for exchange of the Senior Discount Old Notes will be the fourth business day following the Senior Discount
                                            Expiration Date.

Conditions to the Senior Discount Exchange
  Offer...................................  The Senior Discount Exchange Offer is subject to certain customary conditions, which may be waived by the Holdings Issuers. The Holdings
                                            Issuers currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See 'The Senior
                                            Discount Exchange Offer--Certain Conditions to the Senior Discount
                                            Exchange Offer.' The Holdings Issuers reserve the right to terminate or amend the Senior Discount Exchange Offer at any time prior to the
                                            Senior Discount Expiration Date upon the occurrence of any such condition.

Procedures for Tendering Senior Discount
  Old Notes...............................  Each Holder wishing to accept the Senior Discount Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Senior Discount Old Notes and any other required documentation to the Senior Discount Exchange Agent at the address set forth therein. See 'The Senior Discount Exchange
                                            Offer--Procedures for Tendering Senior Discount Old Notes' and 'Plan
                                            of Distribution.'

Use of Proceeds...........................  There will be no proceeds to the Holdings Issuers from the exchange of Notes pursuant to the Senior Discount Exchange Offer.

Federal Income Tax Consequences...........  The exchange of Notes pursuant to the Senior Discount Exchange Offer will not be a taxable event for federal income tax purposes. See
                                            'Certain U.S. Federal Income Tax Consequences.'

Special Procedures for Beneficial
  Owners..................................  Any beneficial owner whose Senior Discount Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the Senior Discount Old Notes, either make appropriate arrangements to register ownership of the Senior Discount Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See 'The Senior Discount
                                            Exchange Offer--Procedures for Tendering Senior Discount Old Notes.'

Guaranteed Delivery Procedures............  Holders of Senior Discount Old Notes who wish to tender their Senior
                                            Discount Old Notes and whose Senior Discount Old Notes are not immediately available or who cannot deliver their Senior Discount Old
                                            Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Senior Discount Exchange Agent prior to the Expiration Date must tender their Senior Discount Old Notes according to the guaranteed delivery procedures set forth in 'The
                                            Senior Discount Exchange Offer--Procedures for Tendering Senior
                                            Discount Old Notes.'

Acceptance of Senior Discount Old Notes
  and Delivery of Senior Discount Exchange
  Notes...................................  The Holdings Issuers will accept for exchange any and all Senior
                                            Discount Old Notes which are properly tendered in the Senior Discount
                                            Exchange Offer prior to 5:00 p.m., New York City time, on the Senior
                                            Discount Expiration Date. The Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer will be delivered promptly following the Senior Discount Expiration Date. See 'The
                                            Senior Discount Exchange Offer-- Acceptance of Senior Discount Old
                                            Notes for Exchange; Delivery of Senior Discount Exchange Notes.'

Effect on Holders of Senior Discount Old
  Notes...................................  As a result of the making of, and upon acceptance for exchange of all validly tendered Senior Discount Old Notes pursuant to the terms of this Senior Discount Exchange Offer, the Holdings Issuers will have fulfilled a covenant contained in the Registration Rights Agreement
                                            (the 'Senior Discount Registration Rights Agreement') dated as of
                                            February 2, 1998 among the Holdings Issuers and the Initial
                                            Purchasers, and, accordingly, there will be no increase in the interest rate on the Senior Discount Old Notes pursuant to the terms of the Registration Rights Agreement, and the holders of the Senior
                                            Discount Old Notes will have no further registration or other rights under the Senior Discount Registration Rights Agreement. Holders of
                                            the Senior Discount Old Notes who do not tender their Senior Discount
                                            Old Notes in the Senior Discount Exchange Offer will continue to hold such Senior Discount Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture dated as of
                                            February 2, 1998 (the 'Senior Discount Indenture') between the
                                            Holdings Issuers and The Bank of New York, as Trustee, relating to the Senior Discount Old Notes and the Senior Discount Exchange Notes,
                                            except for any such rights under the Senior Discount Registration
                                            Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of, and the acceptance for exchange of all validly tendered Senior Discount Old
                                            Notes pursuant to, the Senior Discount Exchange Offer.

Consequence of Failure to Exchange........  Holders of Senior Discount Old Notes who do not exchange their Senior
                                            Discount Old Notes for Senior Discount Exchange Notes pursuant to the
                                            Senior Discount Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Discount Old Notes provided for in the Senior Discount Old Notes and in the Senior Discount
                                            Indenture and as set forth in the legend on the Senior Discount Old
                                            Notes. In general, the Senior Discount Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the
                                            Securities Act and applicable state securities laws. The Holdings
                                            Issuers do not currently anticipate that they will register the
                                            Senior Discount Old Notes under the Securities Act. To the extent that Senior Discount Old Notes are tendered and accepted in the
                                            Senior Discount Exchange Offer, the trading market for untendered
                                            Senior Discount Old Notes could be adversely affected.

Senior Discount Exchange Agent............  The Bank of New York is serving as exchange agent (the 'Senior
                                            Discount Exchange Agent') in connection with the Senior Discount
                                            Exchange Offer. See 'The Senior Discount Exchange Offer-- Senior
                                            Discount Exchange Agent.'

                  TERMS OF THE SENIOR DISCOUNT EXCHANGE NOTES

Securities Offered........................  $169,000,000 aggregate principal amount at maturity of 10 3/4% Senior
                                            Discount Notes Due 2009, Series B, having an approximate Accreted
                                            Value at May 26, 1998 equal to 61.6% of the principal amount at maturity thereof.

Issuers...................................  Graham Packaging Holdings Company and GPC Capital Corp. II.

Maturity Date.............................  January 15, 2009.

Interest Payment Dates....................  Cash interest on the Senior Discount Exchange Notes will not accrue until January 15, 2003. Thereafter, interest on the Senior Discount
                                            Exchange Notes will accrue from January 15, 2003 and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 2003.

Ranking...................................  The Senior Discount Exchange Notes will be general unsecured obligations of the Holdings Issuers and will rank pari passu in right of payment with all existing and future senior indebtedness of the
                                            Holdings Issuers and senior in right of payment to all subordinated obligations of the Holdings Issuers. Since Holdings is a holding company and conducts its business through subsidiaries, the Senior
                                            Discount Exchange Notes will be effectively subordinated to all indebtedness and other liabilities (including trade payables) of
                                            Holdings' subsidiaries. As of March 29, 1998, after giving effect to the Recapitalization, such subsidiaries had total liabilities of
                                            $757.8 million, including indebtedness of $641.5 million. See 'Use of
                                            Proceeds,' 'Unaudited Pro Forma Financial Information' and
                                            'Description of the New Credit Facility.'

Optional Redemption.......................  The Senior Discount Exchange Notes will be redeemable, in whole or in part, at the option of the Holdings Issuers on or after January 15,
                                            2003 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. The Senior Discount
                                            Exchange Notes are not redeemable by the Holdings Issuers prior to
                                            January 15, 2003, except that, at any time on or prior to January 15,
                                            2001, the Holdings Issuers, at their option, may redeem, with the net cash proceeds of one or more Equity Offerings, Senior Discount Notes up to an aggregate principal amount at maturity equal to 40% of the aggregate principal amount at maturity of the Senior Discount Old
                                            Notes originally issued, at a redemption price equal to 110.750% of the Accreted Value (as defined) thereof; provided that Senior
                                            Discount Notes in an aggregate principal amount equal to at least 60%
                                            of the aggregate principal amount at maturity of the Senior Discount
                                            Old Notes originally issued remains outstanding immediately following such redemption. See 'Description of the Senior Discount Exchange
                                            Notes-- Redemption.'

Change of Control.........................  Upon a Change of Control, each holder of Senior Discount Exchange
                                            Notes will have the right to require the Holdings Issuers to repurchase such holder's Senior Discount Exchange Notes at a price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the repurchase date. See 'Description of the
                                            Exchange Notes--Change of Control.'

Guarantees................................  None.

Certain Covenants.........................  The Senior Discount Indenture contains certain covenants with respect to Holdings and its subsidiaries that restrict, among other things,
                                            (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, and (e) transactions with affiliates. The Senior Discount
                                            Indenture also restricts the ability of the Holdings Issuers to consolidate or merge with or into, or to transfer all or
                                            substantially all of their assets to, another person. In addition, under certain circumstances, the Holdings Issuers will be required to offer to purchase the Senior Discount Exchange Notes, in whole or in part, with the proceeds of certain Asset Sales, at a price equal to
                                            100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the repurchase date. These restrictions and requirements are subject to a number of important qualifications and

                                            exceptions. See 'Description of the Senior Discount Exchange
                                            Notes--Certain Covenants.'

Absence of Market.........................  The Senior Discount Exchange Notes are new securities for which there is currently no established market. Accordingly, there can be no assurance as to the development or liquidity of any market for the
                                            Senior Discount Exchange Notes. The Holdings Issuers do not intend to list the Senior Discount Exchange Notes on any securities exchange or to seek approval for quotation of the Senior Discount Exchange Notes on any automated quotation system.

No Personal Liability of Directors,
  Officers, Employees and Stockholders....  The Senior Discount Indenture under which the Senior Discount Notes have been or will be issued provides that all obligations under the
                                            Senior Discount Indenture and the Senior Discount Notes (and all
                                            notes issued in exchange therefor) shall be expressly non-recourse to the partners of Holdings in their capacities as such, and that, by purchasing the Senior Discount Notes, each holder of Senior Discount
                                            Notes waives any liability of any partner of Holdings under the
                                            Senior Discount Indenture and the Senior Discount Notes (and all
                                            notes issued in exchange therefor). No director, officer, employee, incorporator or stockholder of the Holdings Issuers (or any Guarantor
                                            (as defined) under any Guarantee (as defined) that may be issued with respect to the Senior Discount Notes) shall have any liability for any obligations of the Holdings Issuers (or any such Guarantor) under the Senior Discount Exchange Notes or the Senior Discount Indenture
                                            (or any such Guarantee) or any claim based on, in respect of, or by reason of such obligation, or their creation. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     For additional information regarding the Senior Discount Exchange Notes, see 'Description of the Senior Discount Exchange Notes.'

                                USE OF PROCEEDS

     The gross proceeds of the Offerings were used to (i) redeem certain partnership interests in Holdings pursuant to the Recapitalization; (ii) repay substantially all of the existing debt of Holdings and its subsidiaries; (iii) pay certain bonuses and other cash payments to certain members of Management; and (iv) pay related transaction fees and expenses. See 'The Recapitalization' and 'Use of Proceeds.'

                                  RISK FACTORS

     See 'Risk Factors' for a discussion of certain factors that should be considered in evaluating an investment in the Notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following table sets forth summary historical combined financial data for the Graham Packaging Group (as described below) for and at the end of each of the years in the three-year period ended December 31, 1997, and summary pro forma financial data for Holdings and the Operating Company for the three month period ended March 29, 1998. The summary historical combined financial data for each of the three years in the period ended December 31, 1997 are derived from the Graham Packaging Group's combined financial statements as of and for each of the three years in the period ended December 31, 1997. The combined financial statements as of December 31, 1995, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors. The combined financial statements of Graham Packaging Group have been prepared to include Holdings and its subsidiaries and the ownership interests and real estate constituting the Graham Contribution for all periods that the operations were under common control. The pro forma financial information reflects the Recapitalization in the manner described under 'Unaudited Pro Forma Financial Information.' The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated dates.

     The following table should be read in conjunction with 'Unaudited Pro Forma Financial Information,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations', the Combined Financial Statements of Graham Packaging Group, including the related notes thereto, and the Condensed Financial Statements, including the related notes thereto, included elsewhere in this Prospectus.


                                                                             YEAR ENDED             THREE MONTHS ENDED
                                                                             DECEMBER 31,           MARCH 29, 1998(2,12)
                                                                    ----------------------------    ---------------------
                                                                    1995(1)     1996     1997(2)            PRO FORMA
                                                                    -------    ------    -------     ---------------------
                                                                                                                 OPERATING
                                                                                                     HOLDINGS     COMPANY
                                                                                                     --------    ---------
                                                                                         (IN MILLIONS)
INCOME STATEMENT DATA:
Net sales(3)......................................................   $ 466.8    $459.7    $ 521.7     $134.4      $ 134.4
Gross margin(3)...................................................      66.8      77.2       84.4       24.6         24.6
Selling, general and administrative expenses......................      35.5      35.5       34.9        8.5          8.5
Special charges and unusual items(4)..............................       5.9       7.0       24.4        1.6          1.6
Operating income..................................................      25.4      34.7       25.1       14.5         14.5
Interest expense, net.............................................      16.2      14.5       13.4       18.1         15.0
Other expense (income), net.......................................     (11.0)     (1.0)       0.7        0.2          0.2
Income tax (benefit) expense(5)...................................      (0.3)       --        0.6         --           --
Minority interest.................................................        --        --        0.2         --           --
Extraordinary loss(6).............................................       1.8        --         --         --           --
                                                                     -------    ------    -------    --------    ---------
Net income (loss).................................................      18.7      21.2       10.2       (3.8)        (0.7)
                                                                     -------    ------    -------    --------    ---------
                                                                     -------    ------    -------    --------    ---------

OTHER DATA:
Cash flows provided by (used in):
  Operating activities............................................   $  60.5    $ 68.0    $  66.9     $  1.3      $   1.3
  Investing activities............................................     (68.4)    (32.8)     (72.3)     (16.6)       (16.6)
  Financing activities............................................       9.2     (34.6)       9.5       30.8         30.8
Adjusted EBITDA(7)................................................      77.1      90.6       89.8       25.3         25.3
Capital expenditures..............................................      68.6      31.3       53.2       13.5         13.5
Investments(8)....................................................       3.2       1.2       19.0        3.0          3.0
Depreciation and amortization(9)..................................      45.7      48.2       41.0        9.2          9.2
Ratio of earnings to fixed charges(10)............................       2.0x      2.2x       1.6x        --           --
Pro forma ratio of Adjusted EBITDA to cash interest expense,
  net ............................................................                                      1.79x        1.79x

BALANCE SHEET DATA:
Working capital(11)...............................................   $  18.0    $ 17.0    $   2.4     $  6.9      $   6.9
Total assets......................................................     360.7     338.8      385.5      423.8        423.8
Total debt........................................................     257.4     240.5      268.5      743.8        641.5
Partners'/owners' equity (deficit)................................      15.3      16.8        0.3     (436.3)      (339.0)

                                                       (Footnotes on next page)

(Footnotes from previous page)

------------------
 (1) In September 1993, Graham Packaging Group acquired an interest in Commercial Packaging UK Ltd. (the 'UK Operations') for $0.6 million. In July 1995, Graham Packaging Group acquired an additional interest in its UK Operations for $1.1 million and subsequently sold those interests for $5.6 million, recognizing a gain of $4.4 million in 1995. In addition, Graham Packaging Group entered into an agreement with the purchaser of its UK Operations and recorded $6.4 million of non-recurring technical support services income. Both the gain and the technical support services income are included in other expense (income), net.

 (2) In April 1997, Graham Packaging Group acquired 80% of certain assets and assumed 80% of certain liabilities of Rheem-Graham Embalagens Ltda. in Brazil for $20.3 million (excluding direct costs of the acquisition). The remaining 20% was purchased in February 1998. These transactions were accounted for under the purchase method of accounting. Results of operations are included in the historical amounts since the dates of acquisitions.

 (3) Net sales increase or decrease based on fluctuations in resin prices as industry practice and the Company's agreements with its customers permit price changes to be passed through to customers by means of corresponding changes in product pricing. Therefore, the Company's dollar gross profit is substantially unaffected by changes in resin prices.

 (4) Represents certain legal, restructuring and systems conversion costs. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Combined Financial Statements of Graham Packaging Group, including the related notes thereto, for further discussion.

 (5) As a limited partnership, Holdings is not subject to U.S. federal income taxes or most state income taxes. Instead, such taxes are assessed to Holdings' partners based on the income of Holdings. Holdings makes tax distributions to its partners to reimburse them for such tax liabilities. The Company's foreign operations are subject to tax in their local jurisdictions. Most of these entities have historically had net operating losses and recognized minimal tax expense.

 (6) Represents the write-off of unamortized deferred financing fees in connection with the early extinguishment of debt. The write-off of deferred financing fees associated with the retirement of outstanding indebtedness on February 2, 1998 totalling $0.7 million has been excluded from the pro forma results of operations for the three months ended March 29, 1998.

 (7) Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. 'Adjusted EBITDA' is defined as earnings before minority interest, extraordinary items, interest expense, interest income, income taxes, depreciation and amortization expense, fees paid pursuant to the Monitoring Agreement (as defined), non-cash equity income in earnings of joint ventures, other non-cash charges, Recapitalization expenses and special charges and unusual items. Also in 1995, Adjusted EBITDA excludes the $4.4 million gain on the sale of the UK Operations and the related $6.4 million technical support services income as described in note (1) above. Adjusted EBITDA is included in this Prospectus to provide additional information with respect to the ability of Holdings and the Operating Company to satisfy their debt service, capital expenditures and working capital requirements and because certain covenants in Holdings' and the Operating Company's borrowing arrangements are tied to similar measures. While Adjusted EBITDA and similar variations thereof are frequently used as a measure of operations and ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

 (8) Investments includes the acquisitions made by Graham Packaging Group in the UK and Brazil described in notes (1) and (2) above. In addition, in 1995, the Company paid $1.9 million for a 50% interest in the Masko-Graham Joint Venture (the 'Masko-Graham Joint Venture') in Poland and committed to make loans to the Masko-Graham Joint Venture of up to $1.9 million. In 1996, the Company loaned $1.0 million to the Masko-Graham Joint Venture. The
                    Masko-Graham Joint Venture is accounted for under the equity method of accounting, and its earnings are included in other expense (income), net. Amounts shown under this caption represent cash paid, net of cash acquired in acquisitions.

 (9) Depreciation and amortization excludes amortization of deferred financing fees, which is included in interest expense, net.

(10) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing fees, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges on a pro forma basis for the three months ended March 29, 1998 by $3.9 million for Holdings and $0.8 million for the Operating Company.

(11) Working capital is defined as current assets (less cash and cash equivalents) minus current liabilities (less current maturities of long-term debt).

(12) In February 1998, the Recapitalization occurred.

                                  RISK FACTORS

     Holders of Old Notes should consider carefully, in addition to the other information contained in this Prospectus, the following factors before deciding to tender Old Notes in the Exchange Offers. The risk factors set forth below are generally applicable to the Old Notes as well as the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the applicable Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon. In general, Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The respective Issuers do not currently intend to register the Old Notes under the Securities Act. Based on interpretations by the staff of the Commission, the Issuers believe that Exchange Notes issued pursuant to the applicable Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder which is an 'affiliate' of the Issuers thereof within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Old Notes were acquired in the ordinary course of such Holders' business and such Holders have no arrangement with any person to participate in the distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See 'Plan of Distribution.' To the extent that Old Notes are tendered and accepted in the applicable Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

SUBSTANTIAL LEVERAGE

     Upon the consummation of the Recapitalization, the Operating Company and Holdings became highly leveraged. As of March 29, 1998, after giving effect to the Recapitalization, as described in the Unaudited Pro Forma Financial Information, (i) the Operating Company and its consolidated subsidiaries had an aggregate of $641.5 million of outstanding indebtedness and a partners' deficit of $339.0 million, and the Operating Company's earnings would have been inadequate to cover fixed charges by approximately $0.8 million for the three months ended March 29, 1998; and (ii) Holdings and its consolidated subsidiaries had an aggregate of $743.8 million of outstanding indebtedness and a partners' deficit of $436.3 million, and Holdings' earnings would have been inadequate to cover fixed charges by approximately $3.9 million for the three months ended March 29, 1998. The New Credit Facility includes a $155.0 million Revolving Credit Facility (of which $13.0 million had been drawn down at March 29, 1998), and a $100.0 million Growth Capital Revolving Facility. The Indentures (as defined) permit the Issuers to incur additional indebtedness, subject to certain limitations. The annual debt service requirements for the Company are as follows: 1998--$4,771,000; 1999--$3,334,000; 2000--$13,333,000;
2001--$18,337,000; and 2002--$23,469,000. The Company can incur $45 million in additional indebtedness beyond the amount of the New Credit Facility. The Company does not anticipate that this additional indebtedness would be expressly subordinated to other indebtedness. Accordingly, if incurred at the Operating Company level, such additional indebtedness would be senior to the Operating Company's Senior Subordinated Notes, and the Senior Discount Notes of Holdings would be structurally subordinated to such additional indebtedness. See 'Unaudited Pro Forma Combined Financial Information,' 'Capitalization,' 'Description of the Senior Subordinated Exchange Notes,' 'Description of the Senior Discount Notes' and the Combined Financial Statements of Graham Packaging Group, including the related notes thereto.

     The Issuers' high degree of leverage could have important consequences to the holders of the Notes, including, but not limited to, the following: (i) the Issuers' ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired in the future; (ii) a substantial portion of the Issuers' cash flow from operations must be dedicated to the payment of principal and interest on their indebtedness, thereby reducing the funds available to the Issuers for other purposes, including capital expenditures necessary for maintenance of the Company's facilities and for the growth of its businesses; (iii) certain of the Issuers' borrowings are and will continue to be at variable rates of interest, which exposes the Issuers to the risk of increased interest rates; (iv) the indebtedness outstanding under the New Credit Facility is secured and matures prior to the maturity of the Notes; (v) the Issuers may be substantially more leveraged than certain of their competitors, which may place the Issuers at a competitive disadvantage; and (vi) the Issuers' substantial degree of leverage, as well as the covenants contained in the Indentures and the New

Credit Facility, may hinder their ability to adjust rapidly to changing market conditions and could make them more vulnerable in the event of a downturn in general economic conditions or in their business. See 'Description of the New Credit Facility,' 'Description of the Senior Subordinated Exchange Notes' and 'Description of the Senior Discount Exchange Notes.'

ABILITY TO SERVICE DEBT

     The Issuers' ability to make scheduled payments or to refinance their obligations with respect to their indebtedness will depend on their financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond their control. If the Issuers' cash flow and capital resources are insufficient to fund their respective debt service obligations, they may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital or restructure their debt. There can be no assurance that the Issuers' operating results, cash flow and capital resources will be sufficient for payment of their indebtedness. In the absence of such operating results and resources, the Issuers could face substantial liquidity problems and might be required to dispose of material assets or operations to meet their respective debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds which the Issuers could realize therefrom. In addition, because the Operating Company's obligations under the New Credit Facility will bear interest at floating rates, an increase in interest rates could adversely affect, among other things, the Operating Company's ability to meet its debt service obligations. The Operating Company will be required to make scheduled principal payments on the Term Loans under the New Credit Facility commencing in 1998, as follows: 1998--$3,200,000; 1999--$3,200,000;
2000-- $13,200,000; 2001--$18,200,000; 2002--$23,200,000; 2003--$25,700,000;
2004--$91,200,000; 2005-- $63,137,500; 2006--$120,612,500; and
2007--$33,350,000. The Term Loan Facilities under the New Credit Facility shall be prepaid, subject to certain conditions and exceptions, with (i) 100% of the net proceeds of any incurrence of indebtedness, subject to certain exceptions, by Holdings or its subsidiaries, (ii) 75% of the net proceeds of issuances of equity, subject to certain exceptions, after the Closing by Holdings or any of its subsidiaries, (iii) 100% of the net proceeds of certain asset dispositions,
(iv) 50% of the annual excess cash flow (as such term is defined in the New Credit Facility) of Holdings and its subsidiaries on a consolidated basis and
(v) 100% of the net proceeds from any condemnation and insurance recovery events, subject to certain reinvestment rights. Outstanding balances under the Revolving Credit Facility and Growth Capital Revolving Credit Facility are payable in 2004. See 'Description of the New Credit Facility,' 'Unaudited Pro Forma Financial Information,' 'Capitalization,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources' and the Combined Financial Statements of Graham Packaging Group, including the related notes thereto.

     Additionally, if the Issuers were to sustain a decline in their operating results or available cash, they could experience difficulty in complying with the covenants contained in the New Credit Facility, the Indentures or any other agreements governing future indebtedness. The failure to comply with such covenants could result in an event of default under these agreements, thereby permitting acceleration of such indebtedness as well as indebtedness under other instruments that contain cross-acceleration and cross-default provisions.

HOLDING COMPANY STRUCTURE; STRUCTURAL SUBORDINATION OF SENIOR DISCOUNT EXCHANGE NOTES

     Holdings is a holding company which has no significant assets other than its direct and indirect partnership interests in the Operating Company. CapCo II, a wholly owned subsidiary of Holdings, was formed for the purpose of serving as a co-issuer of the Senior Discount Notes and has no operations or assets from which it will be able to repay the Senior Discount Notes. Accordingly, the Holdings Issuers must rely entirely upon distributions from the Operating Company to generate the funds necessary to meet their obligations, including the payment of Accreted Value or principal and interest on the Senior Discount Notes. The Senior Subordinated Indenture and the New Credit Facility contain significant restrictions on the ability of the Operating Company to distribute funds to Holdings. There can be no assurance that the Senior Subordinated Indenture, the New Credit Facility or any agreement governing indebtedness that refinances such indebtedness or other indebtedness of the Operating Company will permit the Operating Company to distribute funds to Holdings in amounts sufficient to pay the Accreted Value or principal or interest on the Senior Discount Notes when the same become due (whether at maturity, upon acceleration or otherwise).

     The only significant assets of Holdings are the partnership interests in the Operating Company owned by it. All such interests are pledged by Holdings as collateral under the New Credit Facility. Therefore, if Holdings were unable to pay the Accreted Value or principal or interest on the Senior Discount Notes, the ability of the holders of the Senior Discount Notes to proceed against the partnership interests of the Operating Company to satisfy such amounts would be subject to the prior satisfaction in full of all amounts owing under the New Credit Facility. Any action to proceed against such partnership interests by or on behalf of the holders of Senior Discount Notes would constitute an event of default under the New Credit Facility entitling the lenders thereunder to declare all amounts owing thereunder to be immediately due and payable, which event would in turn constitute an event of default under the Senior Subordinated Indenture, entitling the holders of the Senior Subordinated Notes to declare the principal and accrued interest on the Senior Subordinated Notes to be immediately due and payable. In addition, as secured creditors, the lenders under the New Credit Facility would control the disposition and sale of the Operating Company partnership interests after an event of default under the New Credit Facility and would not be legally required to take into account the interests of unsecured creditors of Holdings, such as the holders of the Senior Discount Notes, with respect to any such disposition or sale. There can be no assurance that the assets of Holdings after the satisfaction of claims of its secured creditors would be sufficient to satisfy any amounts owing with respect to the Senior Discount Notes.

     The Senior Discount Notes will be effectively subordinated to all existing and future claims of creditors of Holdings' subsidiaries, including the lenders under the New Credit Facility, the holders of the Senior Subordinated Notes and trade creditors. At March 29, 1998, after giving effect to the Recapitalization, such subsidiaries had approximately $757.8 million of total liabilities, including approximately $641.5 million of indebtedness. As described above, the rights of the Holdings Issuers and their creditors, including the holders of the Senior Discount Notes, to realize upon the assets of Holdings or any of its subsidiaries upon any such subsidiary's liquidation (and the consequent rights of the holders of the Senior Discount Notes to participate in the realization of those assets) will be subject to the prior claims of the lenders under the New Credit Facility and the creditors of Holdings' subsidiaries including in the case of the Operating Company, the lenders under the New Credit Facility and the holders of the Senior Subordinated Notes. In such event, there may not be sufficient assets remaining to pay amounts due on any or all of the Senior Discount Notes then outstanding. Under the New Credit Facility, the Operating Company is subject to restrictions on the payment of dividends or other distributions to Holdings; provided that, subject to certain limitations, the Operating Company may pay dividends or other distributions to Holdings (i) in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses, (ii) to fund purchases and redemptions of equity interests of Holdings or Investor LP held by then present or former officers or employees of Holdings, the Operating Company or their Subsidiaries (as defined) or by any employee stock ownership plan upon such person's death, disability, retirement or termination of employment or other circumstances with certain annual dollar limitations and (iii) to finance, starting on July 15, 2003, the payment of cash interest payments on the Senior Discount Notes.

     The Senior Subordinated Notes and all amounts owing under the New Credit Facility will mature prior to the maturity of the Senior Discount Notes. The Senior Discount Indenture requires that any agreements governing indebtedness that refinances the Senior Subordinated Notes or the New Credit Facility not contain restrictions on the ability of the Operating Company to make distributions to Holdings that are more restrictive than those contained in the Senior Subordinated Indenture or the New Credit Facility, respectively. There can be no assurance that if the Operating Company is required to refinance the Senior Subordinated Notes or any amounts under the New Credit Facility, it will be able to do so upon acceptable terms, if at all.

SUBORDINATION OF SENIOR SUBORDINATED NOTES AND HOLDINGS GUARANTEE

     The Senior Subordinated Notes are unsecured obligations of the Company Issuers that are subordinated in right of payment to all Senior Indebtedness of the Company Issuers, including all indebtedness under the New Credit Facility. As of March 29, 1998, after giving effect to the Recapitalization, the Company Issuers had $414.7 million of Senior Indebtedness outstanding. In addition, the Senior Subordinated Notes are effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Operating Company's subsidiaries. As of March 29, 1998, after giving effect to the Recapitalization, such subsidiaries had total liabilities of $38.4 million, including indebtedness of $5.1 million. In addition, at March 29, 1998, the Operating Company had additional borrowing availability of approximately $242.0 million under the New Credit Facility. The Indentures and the New Credit Facility will permit the Operating Company to incur additional Senior Indebtedness, provided that certain conditions are met, and the Operating Company expects from time to time to incur additional Senior Indebtedness. In the event of the insolvency, liquidation, reorganization, dissolution or other winding up of the Company Issuers or upon a default in payment with respect to, or the acceleration of, or if a judicial proceeding is pending with respect to any default under, any Senior Indebtedness, the lenders under the New Credit Facility and any other creditors who are holders of Senior Indebtedness must be paid in full before a holder of the Senior Subordinated Notes may be paid. Accordingly, there may be insufficient assets remaining after such payments to pay principal or interest on the Senior Subordinated Notes. In addition, under certain circumstances, no payments may be made with respect to the principal of or interest on the Senior Subordinated Notes if a default exists with respect to certain Senior Indebtedness. See 'Description of the Senior Subordinated Notes--Subordination.' CapCo I, a wholly owned subsidiary of the Operating Company, was formed solely for the purpose of serving as a co-issuer of the Senior Subordinated Notes and has no operations or assets from which it will be able to repay the Senior Subordinated Notes. Accordingly, the Company Issuers must rely entirely upon the cash flow and assets of the Operating Company to generate the funds necessary to meet their obligations, including the payment of principal and interest on the Senior Subordinated Notes.

     The Senior Subordinated Old Notes are, and the Senior Subordinated Exchange Notes will be, fully and unconditionally guaranteed by Holdings on a senior subordinated basis. The Old Holdings Guarantee is, and the Holdings Guarantee will be, subordinated to all senior indebtedness of Holdings ($102.3 million at March 29, 1998) and effectively subordinated to all indebtedness and other liabilities (including but not limited to trade payables) of Holdings' subsidiaries ($757.8 million at March 29, 1998). Because the Holdings Guarantee will be subordinated in right of payment to all senior indebtedness of Holdings and effectively subordinated to all indebtedness and other liabilities (including trade payables) of Holdings' subsidiaries (including the Operating Company), investors should not rely on the Holdings Guarantee in evaluating an investment in the Senior Subordinated Exchange Notes.

RESTRICTIVE DEBT COVENANTS

     The New Credit Facility and the Indentures contain a number of significant covenants that, among other things, restrict the ability of the Issuers to dispose of assets, repay other indebtedness, incur additional indebtedness, pay dividends, prepay subordinated indebtedness (including, in the case of the New Credit Facility, the Notes), incur liens, make capital expenditures and make certain investments or acquisitions, engage in mergers or consolidations, engage in certain transactions with affiliates and otherwise restrict the activities of the Issuers. In addition, under the New Credit Facility, the Operating Company is required to satisfy specified financial ratios and tests. The ability of the Operating Company to comply with such provisions may be affected by events beyond the Operating Company's control, and there can be no assurance that the Operating Company will meet those tests. To the extent that the Operating Company does not achieve the pro forma estimates with respect to its operations, it may not be in compliance with certain of the covenants included in the New Credit Facility. See 'Unaudited Pro Forma Financial Information.' The breach of any of these covenants could result in a default under the New Credit Facility. See 'Description of the New Credit Facility.' In the event of any such default, depending upon the actions taken by the lenders, the Issuers could be prohibited from making any payments of principal or interest on the Notes. See 'Description of the Senior Subordinated Exchange Notes-- Subordination' and '--Holding Company Structure; Structural Subordination of Senior Discount Exchange Notes.' In addition, the lenders could elect to declare all amounts borrowed under the New Credit Facility, together with accrued interest, to be due and payable and could proceed against the collateral securing such indebtedness. If the Senior Indebtedness were to be accelerated, there can be no assurance that the assets of the Operating Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Operating Company. See 'Description of the New Credit Facility,' 'Description of the Senior Subordinated Exchange Notes' and 'Description of the Senior Discount Exchange Notes.'

COMPETITION

     The manufacture and sale of plastic containers are highly competitive, and several of the Company's competitors are larger and have substantially greater financial resources than the Company. In particular, price competition can be an important factor and may affect the Company's results of operations. In addition, the Company could face increased competition in its hot-fill PET business if manufacturers of cold-fill containers were able to refit their machines to produce hot-fill PET bottles. To date, such refitting efforts have proved to be expensive and substantially less efficient than the Company's equipment for producing hot-fill PET containers. No assurance can be given, however, that new technologies will not be created to allow such refitting at lower costs and greater efficiencies than exist today. See 'Business--Competition.'

DECLINE IN DOMESTIC MOTOR OIL BUSINESS

     The domestic one quart motor oil business is forecasted to decline between 1-2% measured by unit volume per year for the next five years due to several factors, including, but not limited to, the decreased need of motor oil changes in new automobiles and the growth in retail automotive fast lubrication and fluid maintenance service centers (such as Jiffy Lube Service Centers). The Company has encountered pricing pressures on several existing contracts that have come up for renewal. For the twelve months ended December 31, 1997, the Company generated net sales of $177.5 million in the domestic automotive business, which represented 34.0% of the Company's revenues for that period. Although the Company has been able over time to partially offset these margin declines through international expansion (e.g., in Brazil) and by reducing its cost structure and making more efficient the manufacturing process associated with its domestic automotive business, no assurance can be given that the Company will be able to continue to do so in the future. Further declines in domestic demand for and prices of plastic packaging for motor oil could have a material adverse effect on the Company's results of operations, financial condition and cash flow. See 'Business--Automotive' and 'Business--Industry Overview--Automotive.'

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company has significant operations outside the United States in the form of wholly owned subsidiaries, cooperative joint ventures and other arrangements. The Company has 19 plants located in countries outside the United States, including Canada (4), Brazil (4), France (5), Germany (1), Italy (2), Poland (1), Turkey (1) and the United Kingdom (1), with two plants pending. For the twelve months ended December 31, 1997, net sales of the Company's products outside the United States totalled approximately $110.7 million, representing approximately 21.2% of the Company's net sales for such period. As a result, the Company is subject to risks associated with operating in foreign countries, including fluctuations in currency exchange rates, imposition of limitations on conversion of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries, imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, labor relations problems, hyperinflation in certain foreign countries and imposition or increase of investment and other restrictions by foreign governments or the imposition of environmental or employment laws. In addition, the Company's operations in France have undergone extensive restructuring over the past three years and have been less profitable than its other businesses. To date, the above factors have not had a material impact on the Company's operations in Europe, North America and South America, but no assurance can be given that such risks will not have a material adverse effect on the Company in the future. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Business--Facilities' and 'Business--Foreign Operations.'

EXPOSURE TO FLUCTUATIONS IN RESIN PRICES AND DEPENDENCE ON RESIN SUPPLIES

     The Company uses large quantities of HDPE and PET resins in manufacturing its products. While the Company historically has been able to pass through changes in the cost of resins to its customers due to contractual provisions and standard industry practice, the Company may not be able to do so in the future and significant increases in the price of resin could adversely affect the Company's operating margins and growth plans. Furthermore, a significant increase in resin prices could slow the pace of conversions from paper, glass and metal containers to plastic containers to the extent that such costs are passed on to the consumer. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Business-- Raw Materials.'

DEPENDENCE ON SIGNIFICANT CUSTOMER

     The Company's largest customer (Unilever) accounted for approximately 13.8% of the Company's net sales for the twelve months ended December 31, 1997. The termination by such customer of its relationship with the Company could have a material adverse effect upon the Company's business, financial position or results of operations. The Company's existing customers' purchase orders and contracts typically vary from one to ten years. Prices under these arrangements are tied to market standards and therefore vary with market conditions. The contracts generally are requirements contracts which do not obligate the customer to purchase any given amount of product from the Company. Accordingly, notwithstanding the existence of certain supply contracts, the Company faces the risk that customers will not purchase the amounts expected by the Company pursuant to such supply contracts. See 'Business--Customers.'

DEPENDENCE ON KEY PERSONNEL

     The success of the Company depends to a large extent on a number of key employees, and the loss of the services provided by them could have a material adverse effect on the Company. In particular, the loss of the services provided by G. Robinson Beeson, Scott G. Booth, Alex H. Everhart, John E. Hamilton, Geoffrey R. Lu, Roger M. Prevot and Philip R. Yates, among others, could have a material adverse effect on the Company. The Company does not maintain 'key' person insurance on any of its employees.

RELATIONSHIP WITH GRAHAM AFFILIATES

     The relationship of the Company with Graham Engineering and Graham Capital Corporation ('Graham Capital'), or their successors or assigns, is material to the business of the Company. To date, certain affiliates of the Graham Partners have provided important equipment, technology and services to Holdings and its subsidiaries. Upon the Recapitalization, Holdings entered into the Equipment Sales Agreement (as defined) with Graham Engineering, pursuant to which Graham Engineering will provide the Company with the Graham Wheel and related technical support, and the Consulting Agreement (as defined) with Graham Capital, pursuant to which Graham Capital will provide the Company with certain consulting services. The obligations of Holdings to make payments to the Graham affiliates under the Equipment Sales Agreement and the Consulting Agreement would be unsubordinated obligations of Holdings. Accordingly, such obligations would be pari passu with the Senior Discount Notes and would be structurally subordinated to the Senior Subordinated Notes. If any such agreements were terminated prior to their scheduled terms or if the relevant Graham affiliate fails to comply with any such agreement, the business, financial condition and results of operations of the Company could be materially and adversely affected. See 'Certain Relationships and Related Party Transactions--Certain Business Relationships.'

ENVIRONMENTAL MATTERS

     The Company and its operations, both in the U.S. and abroad, are subject to national, state, provincial and/or local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal, and management of, certain materials and waste, and impose liability for the costs of investigating and cleaning up, and certain damages resulting from, present and past spills, disposals, or other releases of hazardous substances or materials (collectively, 'Environmental Laws'). Environmental Laws can be complex and may change often, capital and operating expenses to comply can be significant, and violations may result in substantial fines and penalties. In addition, Environmental Laws such as the Comprehensive Environmental Response, Compensation and Liability Act ('CERCLA,' also known as 'Superfund'), in the United States, impose liability on several grounds for the investigation and cleanup of contaminated soil, groundwater and buildings, and for damages to natural resources, at a wide range of properties: for example, contamination at properties formerly owned or operated by the Company as well as at properties the Company currently owns or operates, and properties to which hazardous substances were sent by the Company, may result in liability for the Company under Environmental Laws. As a manufacturer, the Company has an inherent risk of liability under Environmental Laws both with respect to ongoing operations and with respect to contamination that may have occurred in the past on its properties or as a result of its operations. There can be no assurance that the costs of complying with Environmental Laws, any claims concerning noncompliance, or liability with respect to contamination will not in the future adversely affect the Company in a manner that could be material.

     In addition, a number of governmental authorities both in the U.S. and abroad have considered or are expected to consider legislation aimed at reducing the amount of plastic wastes disposed of. Such programs have included, for example, mandating certain rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material, and/or requiring retailers or manufacturers to take back packaging used for their products. Such legislation, as well as voluntary initiatives similarly aimed at reducing the level of plastic wastes, could reduce the demand for certain plastic packaging, result in greater costs for plastic packaging manufacturers, or otherwise impact the Company's business. Some consumer products companies (including certain customers of the Company) have responded to these governmental initiatives and to perceived environmental concerns of consumers by, for example, using bottles made in whole or in part of recycled plastic. There can be no assurance that such legislation and initiatives will not in the future adversely affect the Company in a manner that could be material. See 'Business--Environmental Matters.'

FRAUDULENT CONVEYANCE

     In connection with the Recapitalization, the Operating Company made a distribution to Holdings of $313.7 million of the net proceeds of the Senior Subordinated Offering and the Bank Borrowings, and Holdings redeemed certain partnership interests held by the Graham Partners for $429.6 million (without giving effect to payment by the Graham Partners of $21.2 million owed to Holdings under certain promissory notes). See 'Use of Proceeds.'

     If a court in a lawsuit brought by an unpaid creditor of one of the Issuers or a representative of such creditor, such as a trustee in bankruptcy, or one of the Issuers as a debtor-in-possession, were to find under relevant federal and state fraudulent conveyance statutes that such Issuer had (a) actual intent to defraud or (b) did not receive fair consideration or reasonably equivalent value for the distribution from the Operating Company to Holdings or for incurring the debt, including the Notes, in connection with the financing of the Recapitalization, and that, at the time of such incurrence, such Issuer (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence, (iii) was engaged in a business or transaction for which the assets remaining with such Issuer constituted unreasonably small capital or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void such Issuer's obligations under the Notes, subordinate the Notes to other indebtedness of such Issuer or take other action detrimental to the holders of the Notes.

     The measure of insolvency for these purposes varies depending upon the law of the jurisdiction being applied. Generally, however, a company would be considered insolvent for these purposes if the sum of the company's debts (including contingent debts) were greater than the fair saleable value of all the company's property, or if the present fair saleable value of the company's assets were less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency or the adequacy of consideration, a court could void an Issuer's obligations under the Notes, subordinate the Notes to other indebtedness of such Issuer or take other action detrimental to the holders of the Notes if such court determined that the incurrence of debt, including the Notes, was made with the actual intent to hinder, delay or defraud creditors.

     The Issuers believe that the indebtedness represented by the Notes was incurred for proper purposes and in good faith without any intent to hinder, delay or defraud creditors, that the Issuers received reasonably equivalent value or fair consideration for incurring such indebtedness, that the Issuers were prior to the issuance of the Notes and, after giving effect to the issuance of the Notes and the use of proceeds in connection with the Recapitalization, continued to be, solvent under the applicable standards (notwithstanding the negative net worth and insufficiency of earnings to cover fixed charges for accounting purposes that will result from the Recapitalization) and that the Issuers have and will have sufficient capital for carrying on their businesses and are and will be able to pay their debts as they mature. There can be no assurance, however, as to what standard a court would apply in order to evaluate the parties' intent or to determine whether the Issuers were insolvent at the time, or rendered insolvent upon consummation, of the Recapitalization or the sale of the Notes or that, regardless of the method of valuation, a court would not determine that an Issuer was insolvent at the time, or rendered insolvent upon consummation, of the Recapitalization.

     In rendering their opinions in connection with the Offerings, counsel for the Issuers and counsel for the Initial Purchasers did not express any opinion as to the applicability of federal or state fraudulent conveyance laws.

CONTROL BY BLACKSTONE

     Since the consummation of the Recapitalization, Blackstone has indirectly controlled approximately 80% of the general partnership interests in Holdings. Pursuant to the Holdings Partnership Agreement (as defined), holders of a majority of the general partnership interests generally have the sole power, subject to certain exceptions, to take actions on behalf of Holdings, including the appointment of management and the entering into of mergers, sales of substantially all assets and other extraordinary transactions. There can be no assurance that the interests of Blackstone will not conflict with the interests of holders of the Notes. See 'The Recapitalization' and 'The Partnership Agreements--Holdings Partnership Agreement.'

LIMITATION ON CHANGE IN CONTROL

     The Indentures require the Company Issuers and the Holdings Issuers, in the event of a Change of Control (as defined under 'Description of the Senior Subordinated Notes' and 'Description of the Senior Discount Notes'), to offer to repurchase the Senior Subordinated Notes or the Senior Discount Notes, respectively, at a purchase price equal to 101% of the principal amount thereof or the Accreted Value thereof, respectively, plus, in each case, accrued and unpaid interest, if any, to the repurchase date. See 'Description of the Senior Subordinated Exchange Notes--Change of Control' and 'Description of the Senior Discount Exchange Notes-- Change of Control.'

     The Change of Control purchase features of the Notes may in certain circumstances discourage or make more difficult a sale or takeover of Holdings. In addition, the New Credit Facility will, and other indebtedness may, contain prohibitions of certain events which would constitute a Change of Control. Furthermore, the exercise by the holders of the Notes, or if issued, the Exchange Notes, of their right to require the Issuers to repurchase the Old Notes or the Exchange Notes may cause a default under the New Credit Facility or such other indebtedness, even if the Change of Control does not. Finally, there can be no assurance that the Issuers will have the financial resources necessary to purchase the Notes upon a Change of Control. See 'Description of the Senior Subordinated Notes' and 'Description of the Senior Discount Notes.'

LACK OF PUBLIC MARKET FOR THE NOTES; RESTRICTIONS ON TRANSFERABILITY

     The Exchange Notes are being offered to the holders of the Old Notes. The Old Notes were offered and sold in February 1998 to a small number of institutional investors in reliance upon an exemption from registration under the Securities Act and applicable state securities laws. Therefore, although the Old Notes are eligible for trading in the PORTAL market of the National Association of Securities Dealers, Inc., the Old Notes may be transferred or resold only in a transaction registered under or exempt from the Securities Act and applicable state securities laws.

     The Exchange Notes generally will be permitted to be resold or otherwise transferred by each holder without the requirement of further registration. Each series of Exchange Notes, however, constitutes a new issue of securities with no established trading market. The Exchange Offers will not be conditioned upon any minimum or maximum aggregate principal amount of Notes being tendered for exchange. The Issuers do not intend to apply for a listing of any series of the Exchange Notes on a securities exchange or an automated quotation system, and there can be no assurance as to the liquidity of markets that may develop for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. If markets for the Exchange Notes were to exist, the Exchange Notes could trade at prices that may be lower than the initial market values thereof depending on many factors. The liquidity of, and trading market for, the Exchange Notes may be adversely affected by movements of interest rates, the performance of the Company and general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading market independent of the financial performance of, and prospects for, the Company. The Initial Purchasers are not obligated to make a market in any of the Notes, and any market making with respect to the Notes may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offers or the effectiveness of a shelf registration statement in lieu thereof. See 'Transfer Restrictions' and 'Plan of Distribution.'

     In the case of non-exchanging holders of Old Notes, no assurance can be given as to the liquidity of any trading market for the Old Notes following the Exchange Offers.

RISKS ASSOCIATED WITH POSSIBLE FUTURE ACQUISITIONS

     The Company's future growth may be a function, in part, of acquisitions of other consumer goods packaging businesses. To finance such acquisitions, the Operating Company or Holdings would likely incur additional indebtedness, as permitted under the New Credit Facility and the Indentures. To the extent that it grows through acquisition, the Company will face the operational and financial risks commonly encountered with such a strategy. The Company would face certain operational risks, including but not limited to failing to assimilate the operations and personnel of the acquired businesses, disrupting the Company's ongoing business, dissipating the Company's limited management resources and impairing relationships with employees and customers of the acquired business as a result of changes in ownership and management. Customer satisfaction or performance problems at a single acquired firm could have a materially adverse impact on the reputation of the Company as a whole. Depending on the size of the acquisition, it can take up to two to three years to completely integrate an acquired business into the acquiring company's operations and systems and realize the full benefit of the integration. Moreover, during the early part of this integration period, the operating results of the acquiring business may decrease from results attained prior to the acquisition. The Company would also face certain financial risks associated with the incurring of additional indebtedness to make the acquisition, such as reducing its liquidity, access to capital markets and financial stability.

JCI LITIGATION

     Holdings was sued in May 1995 for alleged patent infringement, trade secret misappropriation and other related state law claims by Hoover Universal, Inc., a subsidiary of Johnson Controls, Inc. ('JCI'), in the U.S. District Court for the Central District of California, Case No. CV-95-3331 RAP (BQRx). JCI alleged that the Company was misappropriating or threatened to misappropriate trade secrets allegedly owned by JCI relating to the manufacture of hot-fill PET plastic containers through the hiring of JCI employees, and alleged that the Company infringed two patents owned by JCI by manufacturing hot-fill PET plastic containers for several of its largest customers using a certain 'pinch grip' structural design. In December 1995, JCI filed a second lawsuit alleging infringement of two additional patents, which relate to a ring and base structure for hot-fill PET plastic containers. The two suits have been consolidated for all purposes. The Company has answered the complaints, denying infringement and misappropriation in all respects and asserting various defenses, including invalidity and unenforceability of the patents at issue based upon inequitable conduct on the part of JCI in prosecuting the relevant patent applications before the U.S. Patent Office and anticompetitive patent misuse by JCI. The Company has also asserted counterclaims against JCI alleging violations of federal antitrust law, based upon certain agreements regarding market division allegedly entered into by JCI with another competitor and other alleged conduct engaged in by JCI allegedly intended to raise prices and limit competition. In March 1997, JCI's plastic container business was acquired by Schmalbach-Lubeca Plastic Containers USA Inc. ('Schmalbach-Lubeca'). Schmalbach-Lubeca and certain affiliates were joined as successors to JCI and as counter-claim defendants.

     On March 10, 1998, the U.S. District Court in California entered summary judgment in favor of JCI and against the Company regarding infringement of two patents, but did not resolve certain issues related to the patents including certain of the Company's defenses. On March 6, 1998, the Company also filed suit against Schmalbach-Lubeca in Federal Court in Delaware for infringement of the Company's patent concerning pinch grip bottle design. On April 24, 1998, the parties to the litigation reached an understanding on the terms of a settlement of all claims in all of the litigation with JCI and Schmalbach-Lubeca, subject to agreement upon and execution of a formal settlement agreement. In June 1998, the Company finalized the settlement of the JCI-Schmalbach-Lubeca litigation. The amounts paid in settlement, as well as estimated litigation expenses and professional fees did not differ materially from the amounts accrued in Special Charges and Unusual Items in respect thereof for the year ended December 31, 1997 and in the March 29, 1998 unaudited condensed consolidated financial statements. The cash paid in settlement was funded by draw-downs under the New Credit Facility. See 'Business--Legal Proceedings' and Notes 13 and 17 to the Combined Financial Statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and Note 9 to the Condensed Financial Statements.

HEDGING TRANSACTIONS

     The Company engages in the following ongoing hedging transactions, as disclosed in Note 1 to the Combined Financial Statements of Graham Packaging
Group: (i) the two interest rate swap agreements entered into subsequent to December 31, 1997 as further described in Note 6 to the Combined Financial Statements of Graham Packaging Group; and (ii) French Franc forward exchange contracts which have been entered into subsequent to December 31, 1997 to hedge the exchange rate exposure on transactions denominated in that currency. The transactions in French franc contracts related to the purchase by U.S.-based entities of equipment manufactured by an unrelated French company.

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

     The Senior Discount Notes will be deemed to be issued at a substantial discount from their principal amount. Consequently, the purchasers of Senior Discount Notes generally will be required to include amounts in gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. Holders of Senior Discount Notes are urged to consult their tax advisors for a more detailed discussion of the federal income tax consequences of the purchase, ownership and disposition of the Senior Discount Notes.

FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements concerning the Company's operations, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business, including, but not limited to, the Company's hot-fill PET plastic container business. These statements are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions which are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur which will affect the Company's results.

                              THE RECAPITALIZATION

     The terms and conditions of the Recapitalization are set forth in the Recapitalization Agreement by and among Holdings, the Graham Partners and the Equity Investors. The summary set forth below of the terms of the Recapitalization Agreement is qualified in its entirety by reference to all the provisions of the Recapitalization Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

THE OFFERINGS

     On February 2, 1998, as part of the Recapitalization, the Company Issuers consummated an offering pursuant to Rule 144A under the Securities Act of their Senior Subordinated Notes Due 2008, consisting of $150,000,000 aggregate principal amount of their Fixed Rate Senior Subordinated Old Notes and $75,000,000 aggregate principal amount of their Floating Rate Senior Subordinated Old Notes. Pursuant to the Senior Subordinated Exchange Offers, the Company Issuers are offering to exchange up to $150,000,000 aggregate principal amount of their Fixed Rate Senior Subordinated Exchange Notes and $75,000,000 aggregate principal amount of their Floating Rate Senior Subordinated Exchange Notes for equal principal amounts of Fixed Rate Senior Subordinated Old Notes and Floating Rate Senior Subordinated Old Notes, respectively.

     On February 2, 1998, as part of the Recapitalization, the Holdings Issuers consummated an offering pursuant to Rule 144A under the Securities Act of $169,000,000 aggregate principal amount at maturity of Senior Discount Old Notes. Pursuant to the Senior Discount Exchange Offer, the Holdings Issuers are offering to exchange up to $169,000,000 aggregate principal amount at maturity of their Senior Discount Exchange Notes for an equal principal amount of Senior Discount Old Notes.

RECAPITALIZATION AGREEMENT

     Upon the consummation of the Recapitalization, Investor LP acquired an 81% limited partnership interest in Holdings, Investor GP acquired a 4% general partnership interest in Holdings, and the Continuing Graham Partners retained a 1% general partnership interest and a 14% limited partnership interest in Holdings. Also upon consummation of the Recapitalization, Holdings owned a 99% limited partnership interest in the Operating Company, and Opco GP, a wholly owned subsidiary of Holdings, acquired a 1% general partnership interest in the Operating Company.

     As provided in the Recapitalization Agreement, immediately prior to the consummation of the Recapitalization (the 'Closing'), (i) Holdings contributed to the Operating Company substantially all of its assets and liabilities (other than its partnership interests in the Operating Company, the capital stock of CapCo II and the membership interests in Opco GP) and (ii) the Graham Contribution was made.

     Upon the Closing, (i) substantially all outstanding indebtedness of Holdings and its subsidiaries was repaid, (ii) certain limited and general partnership interests in Holdings held by the Graham Partners were redeemed by Holdings for $429.6 million (the 'Redemption Consideration'), (iii) certain limited and general partnership interests in Holdings held by the Graham Partners were purchased by the Equity Investors for $208.3 million (the 'Purchase Consideration') and (iv) the Graham Partners repaid all amounts outstanding under certain promissory notes held by Holdings. In addition, contemporaneously with the Recapitalization, the Operating Company paid certain bonuses and other cash payments, and certain equity awards were granted, to senior and middle level management ('Management Awards'). See 'Use of Proceeds' and 'Management--Management Awards.'

     Pursuant to the Recapitalization Agreement, the Graham Partners have agreed that neither they nor their affiliates will, subject to certain exceptions, for a period of five years from and after the Closing, engage in the manufacture, assembly, design, distribution or marketing for sale of rigid plastic containers for the packaging of consumer products less than ten liters in volume.

     The Recapitalization Agreement contains various representations, warranties, covenants and conditions. The representations and warranties generally did not survive the Closing. The Graham Partners have agreed to indemnify Holdings in respect of any claims by Management with respect to the adequacy of the Management

Awards and, subject to a limit of $12.5 million on payments by the Graham Partners, 50% of certain specified environmental costs in excess of $5.0 million.

     Pursuant to the Recapitalization Agreement, upon the Closing, Holdings entered into the Equipment Sales Agreement, the Consulting Agreement and Partners Registration Rights Agreement (each as defined) described under 'Certain Relationships and Related Party Transactions.'

SUMMARY OF OWNERSHIP STRUCTURE AFTER THE RECAPITALIZATION

     The following chart sets forth a summary of the ownership structure of Holdings, the Operating Company and certain other parties following the consummation of the Recapitalization:


 ---------------                $208.3 million           --------------------
     Equity          ----------------------------------    Graham Partners2
   Investors1               Purchase of existing         --------------------
 ---------------           partnership interests



                                $21.2 million
                                 Repayment of
                               promissory notes        $429.6 million
                                                   Redemption of existing
                                                    partnership interests



Transaction costs
  and expenses            ----------------------------
  $5.9 million                      Holdings             ----------------
                          ----------------------------   $100.6 million Senior
                                        |                    Discount Notes
                                        |
                          Distribution  |  $313.7 million
                                        |
            Repayment of                |
   existing indebtedness    ----------------------
          $264.9 million                          $403.5 million Bank Borrowings
                                                  ------------------------------
  Payments to Management                          $225.0 million Senior
           $15.4 million     Operating Company    Subordinated Notes
------------------------                          ------------------------------
       Fees and expenses                          $1.7 million Available Cash
           $36.2 million                          ------------------------------
-------------------------   ---------------------

------------------

(1) An affiliate of BT Alex. Brown Incorporated and Bankers Trust International PLC acquired approximately a 4.8% equity interest in the voting securities of Investor LP. See 'Security Ownership.'

                                  THE ISSUERS

     Holdings, together with its subsidiaries, is a worldwide leader in the design, manufacture and sale of customized HDPE and PET blow molded rigid plastic bottles, as described under 'Business.' Holdings was formed under the name 'Sonoco Graham Company' on April 3, 1989 as a Pennsylvania limited partnership and changed its name to 'Graham Packaging Company' on March 28, 1991. The Operating Company was formed under the name 'Graham Packaging Holdings I, L.P.' on September 21, 1994 as a Delaware limited partnership. The predecessor to Holdings controlled by the Continuing Graham Partners was formed in the mid-1970's as a regional domestic custom plastic bottle supplier, using the proprietary Graham Rotational Wheel.

     Upon the Recapitalization, substantially all of the assets and liabilities of Holdings were contributed to the Operating Company, and since the Recapitalization, the primary business activity of Holdings has consisted of its direct and indirect ownership of 100% of the partnership interests in the Operating Company. Upon the Recapitalization, the Operating Company and Holdings changed their names to 'Graham Packaging Company' and 'Graham Packaging Holdings Company,' respectively.

     CapCo I, a wholly owned subsidiary of the Operating Company, and CapCo II, a wholly owned subsidiary of Holdings, were incorporated in Delaware in January 1998 solely for the purpose of acting as co-obligors of the Senior Subordinated Notes and the Senior Discount Notes, respectively. CapCo I and CapCo II have only nominal assets, do not conduct any operations and did not receive any proceeds of the Offerings. Accordingly, investors in the Notes should look only to the cash flow and assets of the Operating Company or the cash flow and assets of Holdings for payment of the Notes. See 'The Recapitalization' and 'Security Ownership.'

     The principal executive offices of the Issuers are located at 1110 East Princess Street, York, Pennsylvania 17403, Telephone: (717) 849-8500.

                                USE OF PROCEEDS

     There will be no proceeds to the Issuers from the exchange of Notes pursuant to the Exchange Offers. Upon the consummation of the Recapitalization, the proceeds from the Offerings of $325.6 million were used, together with the initial borrowings under the New Credit Facility (the 'Bank Borrowings'), as follows: (i) approximately $264.9 million was used to repay substantially all of the existing indebtedness, plus accrued interest, of Holdings and its subsidiaries, (ii) approximately $408.4 million was used by Holdings to redeem existing partnership interests in Holdings (net of repayment by the Graham Partners of $21.2 million owed to Holdings under certain promissory notes),
(iii) approximately $15.4 million was used to make certain cash payments to Management pursuant to the Recapitalization Agreement and (iv) approximately $42.1 million was used to fund costs and expenses associated with the Recapitalization. In addition, the equity investment of approximately $208.3 million by Blackstone and Management in the Equity Investors was used to purchase existing partnership interests in Holdings.

     The existing indebtedness that was repaid at the Closing included (i) indebtedness outstanding under Holdings' existing $125.0 million term loan facility ('Existing Term Facility') and (ii) indebtedness outstanding under Holdings' existing $225.0 million revolving credit facility ('Existing Revolving Facility,' and together with the Existing Term Facility, the 'Existing Credit Facility'), all of which indebtedness was assumed by the Operating Company prior to the Recapitalization and repaid by the Operating Company upon the Closing. If they had not been repaid at the Closing, the term loan under the Existing Term Facility would have matured in annual installments beginning March 1998 through March 2000, and the Existing Revolving Facility would have matured in April 2000. The average interest rate on the Existing Credit Facility was approximately 5.9% per annum. See 'The Recapitalization ' and 'Capitalization.'

     The following table sets forth a summary of the sources and uses of funds associated with the Recapitalization.

                                                                                                           AMOUNT
                                                                                                        -------------
                                                                                                        (IN MILLIONS)
SOURCES OF FUNDS:
Bank Borrowings......................................................................................      $ 403.5
Senior Subordinated Notes(1).........................................................................        225.0
Senior Discount Notes................................................................................        100.6
Equity investments and retained equity(2)............................................................        245.0
Repayment of promissory notes........................................................................         21.2
Available cash.......................................................................................          1.7
                                                                                                        -------------
  Total..............................................................................................      $ 997.0
                                                                                                        -------------
USES OF FUNDS:
Repayment of existing indebtedness(3)................................................................      $ 264.9
Redemption by Holdings of existing partnership interests.............................................        429.6
Purchase by Equity Investors of existing partnership interests.......................................        208.3
Partnership interests retained by Continuing Graham Partners.........................................         36.7
Payments to Management...............................................................................         15.4
Transaction costs and expenses.......................................................................         42.1
                                                                                                        -------------
  Total..............................................................................................      $ 997.0
                                                                                                        -------------
                                                                                                        -------------

------------------
(1) Included $150.0 million of Fixed Rate Senior Subordinated Old Notes and $75.0 million of Floating Rate Senior Subordinated Old Notes.

(2) Included a $208.3 million equity investment made by Blackstone and Management in the Equity Investors and a $36.7 million retained partnership interest of the Continuing Graham Partners. In addition, an affiliate of BT Alex. Brown Incorporated and Bankers Trust International PLC, two of the Initial Purchasers, acquired approximately a 4.8% equity interest in Investor LP. See 'Security Ownership' and 'Private Placement.'

(3) Included $264.5 million of existing indebtedness and $0.4 million of accrued interest.

                                 CAPITALIZATION

     The following table sets forth the cash and cash equivalents and the consolidated capitalization of Holdings and the Operating Company as of March 29, 1998. This table should be read in conjunction with 'The Recapitalization,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the consolidated financial statements of Holdings and the related notes thereto included elsewhere in this Prospectus.

                                                                                                 MARCH 29, 1998
                                                                                              ---------------------
                                                                                                          OPERATING
                                                                                              HOLDINGS     COMPANY
                                                                                              --------    ---------
                                                                                                  (IN MILLIONS)
Cash and cash equivalents..................................................................   $    4.2    $    4.2
                                                                                              --------    ---------
                                                                                              --------    ---------
Total debt (including current maturities):
  New Credit Facility:
     Revolving Credit Facilities(1)........................................................   $   13.0    $   13.0
     Tranche A term loans..................................................................       75.0        75.0
     Tranche B term loans..................................................................      175.0       175.0
     Tranche C term loans..................................................................      145.0       145.0
Senior Subordinated Notes(2)...............................................................      225.0       225.0
Senior Discount Notes......................................................................      102.3          --
Other debt.................................................................................        8.5         8.5
                                                                                              --------    ---------
     Total debt............................................................................      743.8       641.5
Partners' equity (deficit).................................................................     (436.3)     (339.0 )
                                                                                              --------    ---------
     Total capitalization..................................................................   $  307.5    $  302.5
                                                                                              --------    ---------
                                                                                              --------    ---------

------------------
(1) At March 29, 1998, the Operating Company had the ability, subject to customary borrowing conditions, to borrow up to $142.0 million under the Revolving Credit Facility and up to $100.0 million under the Growth Capital Revolving Facility. Amounts drawn under the Growth Capital Revolving Facility require matching equity investments from the principal equity holders of Holdings. See 'Description of the New Credit Facility.'

(2) Includes $150.0 million of Fixed Rate Senior Subordinated Notes and $75.0 million of Floating Rate Senior Subordinated Notes.

                            GRAHAM PACKAGING COMPANY
                       GRAHAM PACKAGING HOLDINGS COMPANY
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The accompanying unaudited pro forma financial information of Holdings and the Operating Company has been prepared by applying pro forma adjustments to the historical combined financial statements of Graham Packaging Group ('GP Group') (as described below) and, in the case of the three months ended March 29, 1998, the consolidated financial statements of Holdings. The combined financial statements of GP Group have been prepared to include Holdings and its subsidiaries and the ownership interests and real estate constituting the Graham Contribution (which contribution was made to the Operating Company prior to the Closing) for all periods that the operations were under common control, and therefore the Graham Contribution is not included in the pro forma adjustments. See 'The Recapitalization.' The pro forma adjustments give effect to the following aspects of the Recapitalization (the 'Transactions'):

     o The contribution by Holdings of substantially all of its assets and liabilities to the Operating Company (the 'Holdings Contribution')

     o The Bank Borrowings and the Offerings

     o The repayment of substantially all of the existing indebtedness of Holdings and its subsidiaries

     o The redemption of certain general and limited partnership interests in Holdings

     o The repayment of promissory notes owed to Holdings by certain Graham Partners

     o The payments to Management

     o The payment of fees and expenses related to the Transactions

     The accompanying unaudited pro forma statements of operations also give effect to the acquisition of certain assets and the assumption of certain liabilities of Rheem-Graham Embalagens Ltda. in Brazil (the 'Brazil Acquisition').

     The unaudited pro forma statements of operations for the year ended December 31, 1997 and the three months ended March 29, 1998 give effect to the Transactions and the Brazil Acquisition as if they had occurred on January 1, 1997. The adjustments, which are based upon available information and upon certain assumptions that Management believes are reasonable, are described in the accompanying notes. The pro forma financial data do not purport to represent what the results of operations of Holdings or the Operating Company would actually have been had the Transactions and the Brazil Acquisition in fact occurred on the assumed dates or to project the results of operations of Holdings or the Operating Company for any future period or date.

     A pro forma balance sheet as of March 29, 1998 is not presented since the Transactions occurred on February 2, 1998. Accordingly, the March 29, 1998 historical consolidated balance sheet of Holdings includes the events described in the first paragraph above.

     The Recapitalization has been accounted for as a recapitalization of Holdings and as a transaction between entities under common control for the Holdings Contribution, which will have no impact on the historical basis of the assets and liabilities of Holdings or the Operating Company. The Brazil Acquisition has been accounted for using the purchase method of accounting. The total purchase cost was allocated to the assets acquired and liabilities assumed based on their respective fair values.

     This unaudited pro forma financial information should be read in conjunction with 'The Recapitalization,' 'Use of Proceeds,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the Combined Financial Statements of the Graham Packaging Group (including the accompanying notes thereto) and the unaudited consolidated financial statements of Holdings (including the accompanying notes thereto) and other financial information included elsewhere in this Prospectus.

                            GRAHAM PACKAGING COMPANY
                       GRAHAM PACKAGING HOLDINGS COMPANY
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN MILLIONS)

                                                                                                       PRO FORMA
                                                                                                 ----------------------
                                                                  BRAZIL                                     OPERATING
                                                    GP GROUP    ACQUISITION    ADJUSTMENTS(A)    HOLDINGS    COMPANY(A)
                                                    --------    -----------    --------------    --------    ----------
Net sales........................................    $521.7        $ 7.5           $   --         $529.2       $529.2
Cost of goods sold...............................     437.3          5.3              0.3(b)       442.9        442.9
                                                    --------    -----------       -------        --------    ----------
Gross margin.....................................      84.4          2.2             (0.3)          86.3         86.3
Selling, general and administrative expense......      34.9          0.6              2.0(c)        37.5         37.5
Special charges and unusual items................      24.4           --               --           24.4         24.4
                                                    --------    -----------       -------        --------    ----------
Operating income (loss)..........................      25.1          1.6             (2.3)          24.4         24.4
Interest expense, net............................      13.4          0.1             57.6(d)        71.1         59.6
Other (income) expense net.......................       0.7           --               --            0.7          0.7
Minority interest................................       0.2           --             (0.2)(e)         --           --
                                                    --------    -----------       -------        --------    ----------
Income (loss) before income taxes and
  extraordinary items............................      10.8          1.5            (59.7)         (47.4)       (35.9)
Income tax expense (benefit).....................       0.6          0.2               --            0.8          0.8
                                                    --------    -----------       -------        --------    ----------
Income (loss) before extraordinary items.........    $ 10.2        $ 1.3           $(59.7)(f)     $(48.2)      $(36.7)
                                                    --------    -----------       -------        --------    ----------
                                                    --------    -----------       -------        --------    ----------
OTHER DATA:
Cash flows provided by (used in):
  Operating activities...........................    $ 66.9        $ 1.8           $(45.0)        $ 23.7       $ 23.7
  Investing activities...........................     (72.3)        (0.2)              --          (72.5)       (72.5)
  Financing activities...........................       9.5         (1.5)              --            8.0          8.0
Adjusted EBITDA(g)...............................      89.8          2.1             (1.0)          90.9         90.9
Capital expenditures.............................      53.2          0.2               --           53.4         53.4
Depreciation and amortization....................      41.0          0.5              0.3           41.8         41.8
Cash interest expense, net.......................      13.1          0.1             43.0           56.2         56.2
Pro forma ratios of earnings to fixed
  charges(h).....................................                                                     --           --

                            See accompanying notes.

                            GRAHAM PACKAGING COMPANY
                       GRAHAM PACKAGING HOLDINGS COMPANY
                  UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 29, 1998
                                 (IN MILLIONS)

                                                     HOLDINGS    ADJUSTMENTS(A)
                                                     --------    --------------
Net sales.........................................    $134.4         $   --
Cost of goods sold................................     109.8             --
                                                     --------       -------
Gross margin......................................      24.6             --
Selling, general and administrative expense.......       8.4            0.1(c)
Special charges and unusual items.................      14.9          (13.3)(f)
                                                     --------       -------
Operating income (loss)...........................       1.3           13.2
Interest expense, net.............................      11.9            6.2(d)
Other (income) expense net........................       0.2             --
Recapitalization expenses.........................      11.5          (11.5)(f)
Minority interest.................................        --             --
                                                     --------       -------
Income (loss) before taxes and extraordinary
  items...........................................     (22.3)          18.5
Income tax expense................................                       --
                                                     --------       -------
Income (loss) before extraordinary item...........    $(22.3)        $ 18.5
                                                     --------       -------
                                                     --------       -------
OTHER DATA:
Cash flows provided by (used in):
  Operating activities............................    $(17.1)        $ 18.4
  Investing activities............................     (16.6)            --
  Financing activities............................      30.8             --
Adjusted EBITDA(g)................................      25.3             --
Capital expenditures..............................      13.5             --
Depreciation and amortization.....................       9.2             --
Cash interest expense, net........................       9.2            4.9
Pro forma ratios of earnings to fixed
  charges(h)......................................

                                                        PRO FORMA
                                                  ---------------------
                                                             OPERATING
                                                  HOLDINGS   COMPANY(A)
                                                  --------   ----------
Net sales.........................................$ 134.4      $134.4
Cost of goods sold................................  109.8       109.8
                                                  --------   ----------
Gross margin......................................   24.6        24.6
Selling, general and administrative expense.......    8.5         8.5
Special charges and unusual items.................    1.6         1.6
                                                  --------   ----------
Operating income (loss)...........................   14.5        14.5
Interest expense, net.............................   18.1        15.0
Other (income) expense net........................    0.2         0.2
Recapitalization expenses.........................     --          --
Minority interest.................................     --          --
                                                  --------   ----------
Income (loss) before taxes and extraordinary
  items...........................................   (3.8 )      (0.7)
Income tax expense................................     --          --
                                                  --------   ----------
Income (loss) before extraordinary item...........$  (3.8 )    $ (0.7)
                                                  --------   ----------
                                                  --------   ----------
OTHER DATA:
Cash flows provided by (used in):
  Operating activities............................$   1.3      $  1.3
  Investing activities............................  (16.6 )     (16.6)
  Financing activities............................   30.8        30.8
Adjusted EBITDA(g)................................   25.3        25.3
Capital expenditures..............................   13.5        13.5
Depreciation and amortization.....................    9.2         9.2
Cash interest expense, net........................   14.1        14.1
Pro forma ratios of earnings to fixed
  charges(h)......................................     --          --

                            See accompanying notes.

                            GRAHAM PACKAGING COMPANY
                       GRAHAM PACKAGING HOLDINGS COMPANY
             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(a) The pro forma statements of operations of the Operating Company include all of the same adjustments made for Holdings noted below except interest expense and deferred financing fee amortization expense related to the Senior Discount Notes described in the table under note (d).

(b) Represents incremental depreciation based on the fair values of property and equipment acquired in the Brazil Acquisition, using an estimated useful life of 15 years.

(c) Represents a $1.0 million annual fee expected to be paid to Graham Family Growth Partnership under the Holdings Partnership Agreement and a $1.0 million annual monitoring fee expected to be paid to an affiliate of Blackstone. See 'The Partnership Agreements' and 'Certain Relationships and Related Party Transactions.'

    The unaudited pro forma statements of operations do not include any reduction of selling, general and administrative expenses as a result of the elimination of certain historical management fees charged by other Graham companies to Holdings (which totaled $2.8 million for the year ended December 31, 1997 and $0.1 million for the three months ended March 29,
    1998), or any incremental expense as a result of fees expected to be incurred by Holdings under the Consulting Agreement or the Equipment Sales Agreement. See 'Certain Relationships and Related Party Transactions.'

(d) Represents the net adjustment to interest expense as a result of the Bank Borrowings and the Offerings, calculated as follows:

                                                                                            THREE MONTHS
                                                                    YEAR ENDED                  ENDED
                                                                 DECEMBER 31, 1997         MARCH 29, 1998
                                                               ---------------------    ---------------------
                                                                           OPERATING                OPERATING
                                                               HOLDINGS     COMPANY     HOLDINGS     COMPANY
                                                               --------    ---------    --------    ---------
                                                                               (IN MILLIONS)
Fixed Rate Senior Subordinated Notes(1).....................    $ 13.1      $  13.1      $  3.3      $   3.3
Floating Rate Senior Subordinated Notes(2)..................       6.9          6.9         1.7          1.7
Senior Credit Facilities:
  Revolving Credit Facility(3)..............................       0.7          0.7         0.2          0.2
  Tranche A term loans(4)...................................       5.9          5.9         1.5          1.5
  Tranche B term loans(5)...................................      14.7         14.7         3.7          3.7
  Tranche C term loans(6)...................................      12.5         12.5         3.1          3.1
  Commitment fees(7)........................................       1.2          1.2         0.3          0.3
Other(8)....................................................       1.2          1.2         0.3          0.3
                                                               --------    ---------    --------    ---------
Cash interest expense.......................................      56.2         56.2        14.1         14.1
Senior Discount Notes(9)....................................      11.1           --         3.0           --
Amortization of deferred financing costs(10)................       3.8          3.4         1.0          0.9
                                                               --------    ---------    --------    ---------
Pro forma interest expense..................................      71.1         59.6        18.1         15.0
Less historical net interest expense(11)....................     (13.5)       (13.5)      (11.9)       (11.9)
                                                               --------    ---------    --------    ---------
Net adjustment..............................................    $ 57.6      $  46.1      $  6.2      $   3.1
                                                               --------    ---------    --------    ---------
                                                               --------    ---------    --------    ---------

------------------
 (1) Represents interest on the $150.0 million Fixed Rate Senior Subordinated Notes using an interest rate of 8.75%.

 (2) Represents interest on the $75.0 million Floating Rate Senior Subordinated Notes using an interest rate of 9.25%.

                                              (Footnotes continued on next page)

                            GRAHAM PACKAGING COMPANY
                 GRAHAM PACKAGING HOLDINGS COMPANY--(CONTINUED)

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(Footnotes continued from previous page)
 (3) Represents interest on the Revolving Credit Facility and the Growth Capital Revolving Facility using an interest rate of 7.88%, based on the $8.5 million drawdown at the Closing.

 (4) Represents interest on the $75.0 million Tranche A term loans using an assumed interest rate of 7.88%.

 (5) Represents interest on the $175.0 million Tranche B term loans using an assumed interest rate of 8.38%.

 (6) Represents interest on the $145.0 million Tranche C term loans using an assumed interest rate of 8.63%.

 (7) Represents a 0.5% commitment fee on the unused portions of the Revolving Credit Facility.

 (8) Represents historical interest on $8.5 million of indebtedness and capital lease obligations which were not repaid.

 (9) Represents the accretion to Accreted Value on the Senior Discount Notes using an interest rate of 10.75% applied to the $100.6 million gross proceeds compounded semi-annually.

(10) Represents amortization of deferred financing costs of $31.0 million (of which $26.0 million was recorded by the Operating Company) over the term of related debt (six years for the Revolving Credit Facilities and Tranche A term loans, eight years for Tranche B term loans, nine years for Tranche C term loans, 10 years for the Senior Subordinated Notes and 11 years for the Senior Discount Notes).

(11) Represents the elimination of historical net interest expense.

     A 0.125% increase or decrease in the assumed interest rate would change the pro forma interest expense on floating rate debt as follows:

                                                                     YEAR ENDED        THREE MONTHS ENDED
                                                                  DECEMBER 31, 1997      MARCH 29, 1998
                                                                  -----------------    ------------------
                                                                               (IN MILLIONS)
Floating Rate Senior Subordinated Notes........................         $ 0.1                 $0.0
New Credit Facility............................................           0.5                  0.1
                                                                        -----                -----
  Total........................................................         $ 0.6                 $0.1
                                                                        -----                -----
                                                                        -----                -----

(e) Represents the elimination of 20% minority interest in the earnings of the Company's subsidiary in Brazil, as the Company purchased such minority interest on February 1998.

(f) The pro forma statements of operations for the year ended December 31, 1997 do not include any adjustments for the following non-recurring charges, which Holdings and the Operating Company incurred at Closing. Such amounts are recorded in the historical consolidated Statements of Operations for the three months ended March 29, 1998 and are deducted as an adjustment in determining pro forma income (loss) for the period:

                                                                            HOLDINGS    OPERATING COMPANY
                                                                            --------    -----------------
                                                                                    (IN MILLIONS)
Payments to Management(1)................................................    $ 11.9           $11.9
License intangible(2)....................................................       1.4             1.4
                                                                            --------         ------
Special charges and unusual items(3).....................................      13.3            13.3
Recapitalization expenses(3).............................................      11.5            10.5
                                                                            --------         ------
  Total..................................................................    $ 24.8           $23.8
                                                                            --------         ------
                                                                            --------         ------

------------------
(1) Represents $12.4 million in bonuses and other cash payments paid to Management, net of $0.5 million accrued as of Closing. Holdings and the
               Operating Company also expect to pay $4.6 million of stay bonuses

                                              (Footnotes continued on next page)

                            GRAHAM PACKAGING COMPANY
                 GRAHAM PACKAGING HOLDINGS COMPANY--(CONTINUED)

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(Footnotes continued from previous page) to certain employees over one to three years and to take a total non-cash charge of $6.1 million relating to Management's equity purchase, which is expected to be expensed over the three-year vesting period. See 'Management--Management Awards.'

(2) Represents the non-cash write-off of certain intangibles associated with a license agreement with a Graham affiliate that terminated at Closing and was replaced by the Equipment Sales Agreement. See 'Certain Relationships and Related Party Transactions.'

(3) Represents fees and expenses associated with the Recapitalization and associated financings.

(g) Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. 'Adjusted EBITDA' is defined as earnings before minority interest, extraordinary items, interest expense, interest income, income taxes, depreciation and amortization expense, fees paid pursuant to the Monitoring Agreement, non-cash equity income in earnings of joint venture, other non-cash charges, Recapitalization expenses and special charges and unusual items. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and Combined Financial Statements of Graham Packaging Group (including the accompanying notes thereto).

    Pro forma Adjusted EBITDA is calculated as follows:

                                                                                            THREE MONTHS
                                                                    YEAR ENDED                  ENDED
                                                                 DECEMBER 31, 1997         MARCH 29, 1998
                                                               ---------------------    ---------------------
                                                                           OPERATING                OPERATING
                                                               HOLDINGS     COMPANY     HOLDINGS     COMPANY
                                                               --------    ---------    --------    ---------
                                                                               (IN MILLIONS)
Income (loss) before extraordinary item.....................    $(48.2)     $ (36.7)     $ (3.8)     $  (0.7)
Interest expense, net.......................................      71.1         59.6        18.1         15.0
Income tax expense (benefit)................................       0.8          0.8          --           --
Depreciation and amortization...............................      41.8         41.8         9.2          9.2
Fees paid pursuant to the Monitoring Agreement..............       1.0          1.0         0.3          0.3
Equity income in earnings of joint venture..................      (0.2)        (0.2)       (0.1)        (0.1)
Non-cash compensation.......................................       0.2          0.2          --           --
Special charges and unusual items...........................      24.4         24.4         1.6          1.6
                                                               --------    ---------    --------    ---------
Pro forma Adjusted EBITDA...................................    $ 90.9      $  90.9      $ 25.3      $  25.3
                                                               --------    ---------    --------    ---------
                                                               --------    ---------    --------    ---------

    Adjusted EBITDA is included in this Prospectus to provide additional information with respect to the ability of Holdings and the Operating Company to satisfy their debt service, capital expenditure and working capital requirements and because certain covenants in Holdings' and the Operating Company's borrowing arrangements are tied to similar measures. While Adjusted EBITDA and similar variations thereof are frequently used as a measure of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

(h) For purposes of determining the pro forma ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred debt issuance costs, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges on a pro forma basis for Holdings and the Operating Company, respectively, by $48.0 million and $36.5 million for the year ended December 31, 1997 and by $3.9 million and $0.8 million for the three months ended March 29, 1998.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth certain selected historical combined financial data for the Graham Packaging Group for and at the end of each of the years in the five-year period ended December 31, 1997 and as of and for the three-month period ended March 30, 1997 and certain selected historical consolidated financial data for Holdings as of and for the three-month period ended March 29, 1998. The selected historical combined financial data for each of the five years in the period ended December 31, 1997 are derived from the Graham Packaging Group's combined financial statements. The combined financial statements as of December 31, 1995, 1996 and 1997 and for each of the four years in the period ended December 31, 1997 have been audited by Ernst & Young LLP, independent auditors. The combined financial statements of Graham Packaging Group have been prepared to include Holdings and its subsidiaries and the ownership interests and real estate constituting the Graham Contribution (as defined) for all periods that the operations were under common control. The selected historical combined financial data as of December 31, 1993 and 1994, for the year ended December 31, 1993 and as of and for the three months ended March 30, 1997 were derived from the unaudited combined financial statements of Graham Packaging Group which, in the opinion of Management, include all adjustments (consisting only of usual recurring adjustments) necessary for a fair presentation of such data. The results for the three months ended March 29, 1998 are not necessarily indicative of the results for the full year 1998. The selected historical consolidated financial data as of and for the three months ended March 29, 1998 were derived from the unaudited consolidated financial statements of Holdings which, in the opinion of Management, include all adjustments (consisting only of usual recurring adjustments) necessary for a fair presentation of such data.

     The following table should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations', the combined financial statements of Graham Packaging Group, including the related notes thereto, and the consolidated financial statements of Holdings, including the related notes thereto, included elsewhere in this Prospectus.

                                                                                                        THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                    ----------------------
                                           -------------------------------------------------------    MARCH 30,    MARCH 29,
                                           1993(2)    1994(14)(15)    1995(3)     1996     1997(4)      1997       1998(1)(4)
                                           -------    ------------    -------    ------    -------    ---------    ---------
                                                                             (IN MILLIONS)
INCOME STATEMENT DATA:
Net sales(5)............................   $338.7        $396.0       $466.8     $459.7    $521.7      $ 116.5      $ 134.4
Gross margin(5).........................     58.8          69.5         66.8       77.2      84.4         17.8         24.6
Selling, general and administrative
  expenses..............................     23.3          29.7         35.5       35.5      34.9          8.3          8.4
Special charges and unusual items(6)....      8.7            --          5.9        7.0      24.4          1.5         14.9
Operating income........................     26.8          39.8         25.4       34.7      25.1          8.0          1.3
Interest expense, net...................     21.1          12.5         16.2       14.5      13.4          3.3         11.9
Other expense (income), net.............       --          (0.2)       (11.0 )     (1.0)      0.7          0.3          0.2
Recapitalization expenses...............       --            --           --         --        --           --         11.5
Income tax expense (benefit)(7).........      0.1          (0.3)        (0.3 )       --       0.6           --           --
Minority interest.......................       --            --           --         --       0.2           --           --
Extraordinary loss(8)...................     15.1            --          1.8         --        --           --          0.7
                                           -------    ------------    -------    ------    -------    ---------    ---------
Net income (loss).......................   $ (9.5 )      $ 27.8       $ 18.7     $ 21.2    $ 10.2      $   4.4      $ (23.0)
                                           -------    ------------    -------    ------    -------    ---------    ---------
                                           -------    ------------    -------    ------    -------    ---------    ---------
OTHER DATA:
Cash flows provided by (used in):
  Operating activities..................   $ 49.3        $ 74.6       $ 60.5     $ 68.0    $ 66.9      $   6.8      $ (17.1)
  Investing activities..................    (63.2 )       (53.0)       (68.4 )    (32.8)    (72.3 )       (8.5)       (16.6)
  Financing activities..................      9.4         (26.2)         9.2      (34.6)      9.5          0.9         30.8
Adjusted EBITDA(9)......................     77.4          81.3         77.1       90.6      89.8         19.1         25.3
Capital expenditures....................     31.5          53.8         68.6       31.3      53.2          8.5         13.5
Investments(10).........................     28.0            --          3.2        1.2      19.0           --          3.0
Depreciation and amortization(11).......     41.9          41.3         45.7       48.2      41.0          9.9          9.2
Ratio of earnings to fixed
  charges(12)...........................      1.2 x         2.7x         2.0 x      2.2x      1.6 x        2.1x          --

BALANCE SHEET DATA:
Working capital(13).....................   $ 21.3        $ 16.6       $ 18.0     $ 17.0    $  2.4      $  22.9      $   6.9
Total assets............................    306.5         332.5        360.7      338.8     385.5        337.7        423.8
Total debt..............................    252.0         233.3        257.4      240.5     268.5        237.7        743.8
Partners'/owners' equity (deficit)......     (8.3 )        15.6         15.3       16.8       0.3         20.4       (436.3)

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
------------------
 (1) In February 1998 the Recapitalization occurred.

 (2) During 1993, the following acquisitions were completed: (i) In April 1993, Graham Packaging Group acquired all of the outstanding stock of PLAX, Inc., a Canadian corporation, for $2.1 million. (ii) In June 1993, Graham Packaging Group acquired all of the outstanding stock of Seprosy, S.A., a French company for $27.3 million. (iii) In October 1993, Graham Packaging Group acquired an interest in Commercial Packaging UK Ltd. (the 'UK Operations') for $0.6 million. The above transactions were accounted for under the purchase method of accounting. Results of operations are included since the acquisition date.

 (3) In July 1995, Graham Packaging Group acquired an additional interest in its UK Operations and subsequently sold its interests for $5.6 million, recognizing a gain of $4.4 million. In addition, Graham Packaging Group entered into an agreement with the purchaser of its UK Operations and recorded $6.4 million of non-recurring technical support services income. Both the gain and the technical support services income are included in other expense (income), net.

 (4) In April 1997, Graham Packaging Group acquired 80% of certain assets and assumed 80% of certain liabilities of Rheem-Graham Embalagens Ltda. for $20.3 million (excluding direct costs of the acquisition). The remaining 20% was purchased in February 1998. These transactions were accounted for under the purchase method of accounting. Results of operations are included since the dates of acquisitions.

 (5) Net sales increase or decrease based on fluctuations in resin prices as industry practice and the Company's agreements with its customers permit price changes to be passed through to customers by means of corresponding changes in product pricing. Therefore, the Company's dollar gross profit is substantially unaffected by changes in resin prices.

 (6) Represent certain legal, restructuring and systems conversion costs and, with respect to the three months ended March 29, 1998, Recapitalization compensation costs. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and the Combined Financial Statements of Graham Packaging Group, including the related notes thereto, and the consolidated financial statements of Holdings, including the related notes thereto for further discussion.

 (7) As a limited partnership, Holdings is not subject to U.S. federal income taxes or most state income taxes. Instead, such taxes are assessed to Holdings' partners based on the income of Holdings. Holdings makes tax distributions to its partners to reimburse them for such tax liabilities. The Company's foreign operations are subject to tax in their local jurisdictions. Most of these entities have historically had net operating losses and recognized minimal tax expense.

 (8) Represents costs incurred (including the write-off of unamortized deferred financing fees) in connection with the early extinguishment of debt.

 (9) Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. 'Adjusted EBITDA' is defined as earnings before minority interest, extraordinary items, interest expense, interest income, income taxes, depreciation and amortization expense, fees paid pursuant to the Monitoring Agreement, non-cash equity income in earnings of joint ventures, other non-cash charges, Recapitalization expenses and special charges and unusual items. Also in 1995, Adjusted EBITDA excludes the $4.4 million gain on the sale of the UK operations and the related $6.4 million technical support services income as described in note (3) above. Adjusted EBITDA is included in this Prospectus to provide additional information with respect to the ability of Holdings and the Operating Company to satisfy their debt service, capital expenditure and working capital requirements and because certain covenants in Holdings' and the Operating Company's borrowing arrangements are tied to similar measures. While Adjusted EBITDA and similar variations thereof are frequently used as a measure of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
------------------
(10) Investments include the acquisitions made by Graham Packaging Group in Italy, Canada, France, the UK and Brazil described in notes (1) to (4) above. In addition, in 1995, the Company paid $1.9 million for a 50% interest in the Masko-Graham Joint Venture in Poland and committed to make loans to the Joint Venture of up to $1.9 million. In 1996, the Company loaned $1.0 million to the Joint Venture. The Joint Venture is accounted for under the equity method of accounting, and its earnings are included in other expense (income), net. Amounts shown under this caption represent cash paid, net of cash acquired in the acquisitions.

(11) Depreciation and amortization excludes amortization of deferred financing fees, which is included in interest expense, net.

(12) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes, minority interest and extraordinary items, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing fees, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $22.4 million for the three months ended March 29, 1998.

(13) Working capital is defined as current assets (less cash and cash equivalents) minus current liabilities (less current maturities of long-term debt).

(14) In 1994, the Company adopted the Last In First Out (LIFO) method of accounting for certain inventories which had the effect of reducing net income by $1.7 million.

(15) Balance sheet data at December 31, 1994 were derived from unaudited financial statements.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis of the results of operations of the Company includes a discussion of periods before the consummation of the Recapitalization. The discussion and analysis of such periods does not reflect the significant impact that the Recapitalization has had on the Company. See 'Risk Factors,' 'Unaudited Pro Forma Combined Financial Information' and the section below under '--Liquidity and Capital Resources' for further discussion relating to the impact that the Recapitalization has had and may have on the Company. The following discussion should be read in conjunction with 'Selected Historical Financial Data,' the Combined Financial Statements of Graham Packaging Group, including the related notes thereto, and the consolidated financial statements of Holdings, including the related notes thereto, appearing elsewhere in this Prospectus and 'Unaudited Pro Forma Financial Information'. References to 'Management' should be understood in this section to refer to the Company's management in the time periods in question.

OVERVIEW

     The Company is a worldwide leader in the design, manufacture and sale of customized blow-molded rigid plastic bottles for the automotive, food and beverage and HC/PC products business. Management believes that critical success factors to the Company's business are its ability to (i) serve the complex packaging demands of its customers which include some of the world's largest branded consumer products companies, (ii) forecast trends in the packaging industry across product lines and geographic territories (including those specific to the rapid conversion of packaging products from glass, metal and paper to plastic), and (iii) make the correct investments in plant and technology necessary to satisfy the two forces mentioned above.

     In 1992, the Company established a business plan that continues in a modified form today. Management believed that the Company needed to profitably grow and diversify within the custom rigid plastic sector of the packaging industry and, to accomplish this goal, believed that it could rely on two of the Company's core strengths, its technological capability in the innovation, design and manufacture of customized plastic packaging and its strong relationships with a group of customers who were the leading consumer branded products companies in the world. Management implemented a strategy of (i) making substantial investments in research and development, technology and machinery to capture high margin sales growth from the rapid conversion to plastic packaging and to meet its customers growing and complex packaging demands, (ii) expanding in selected arenas in North America, such as in the food and beverage business, and overseas, such as in the automotive and HC/PC product businesses, and (iii) increasing efficiencies in its manufacturing processes, labor utilization and procurement of raw materials.

     In 1992, the Company's net sales to its automotive, food and beverage and HC/PC product businesses were split 67.9%, 4.2% and 27.9%, respectively, and were generated predominantly in the U.S. In 1997, this allocation between the Company's three businesses had changed to 37.6%, 28.9% and 33.5%, respectively, with 21.2% of the Company's net sales coming from operations outside the U.S. The primary factors that drove this diversification were increased sales of plastic packaging to the food and beverage businesses in North America and the growth of the Company's food and beverage business which has grown at a CAGR of 67%.

     The Company's North American one quart motor oil container business is in a mature industry. Unit volume in the one quart motor oil business has been declining at approximately 2% per year and, as a result, the Company has experienced competitive price pressures in this business throughout 1995, 1996 and 1997. The Company has reduced prices on contracts that have come up for renewal to maintain its competitive position and has been able to partially offset these price reductions by improving manufacturing efficiencies, light-weighting of bottles, improving line speeds, reducing material spoilage and by improving labor efficiency and inventory. Management believes that the decline in the domestic one quart motor oil business will continue for the next several years but believes that there are significant volume opportunities for its automotive product business in foreign countries, particularly those in Latin America. On April 30, 1997, the Company acquired 80% of certain assets and 80% of certain liabilities of Rheem-Graham Embalagens Ltda., a leading supplier of bottles to the motor oil industry in Brazil, and on February 17, 1998 purchased the residual 20% ownership interest. The Company has signed agreements to operate two additional plants in Brazil, one of which is now in production.

     Management believes that the area with the greatest opportunity for growth continues to be in producing bottles for the North American food and beverage business because of the continued conversion to plastic packaging, and, in particular, the demand for hot-fill PET containers for juices, juice drinks, sport drinks and teas. From 1992 to 1997 the Company has invested over $99 million in capital expenditures to expand its technology, machinery and plant structure to prepare for what Management estimated would be the growth in this area. For the year ended December 31, 1997 sales of hot-fill PET containers had grown to $92.2 million from negligible levels in 1993. In this business, the Company continues to benefit from more experienced plant staff, improved line speeds, higher absorption of SG&A and fixed overhead costs and improved resin pricing and material usage.

     Following its strategy to expand in selected international areas, the Company currently operates, either on its own or through joint ventures, in Argentina, Brazil, Canada, France, Germany, Italy, Poland, Turkey and the United Kingdom. The Company began its international expansion in 1992, with the acquisition of Pozzoli, s.r.l. on May 30, 1992 in Italy and the acquisition of Seprosy S.A. ('Seprosy', a wholly owned subsidiary of Danone S.A., formerly Groupe BSN, on June 1, 1993 and renamed Graham Packaging France, S.A., ('Graham Packaging France')). The Company considered the Seprosy acquisition to be a strategic investment to serve its expanding customer base and to establish the Company in the global packaging business. Management was aware, however, that Seprosy was incurring excessive overhead and SG&A costs and operated in a highly competitive environment. Consequently, Management created a plan to restructure Graham Packaging France operations in two phases and in compliance with French law and regulations. These plans resulted in restructuring charges of $2.6 million, $3.3 million and $0.8 million in 1993, 1995 and 1996, respectively. In 1997, Graham Packaging France was still not profitable and as a result the Company implemented a program designed to improve manufacturing and workforce efficiencies for a total cost of approximately $2.0 million. Management is continuing to focus on its operations in France, which remains a competitive arena and suffers from a lagging economy, and is seeking to improve the profitability of that business unit. As described under 'Prospectus Summary--Recent Developments,' the Company recently acquired its operations in Germany, Turkey and the United Kingdom and additional operations in France.

     In the year ended December 31, 1997, approximately 77% of the Company's net sales were generated by the top twenty customers, approximately 60% of which are under long-term contracts (i.e., with terms of between one and ten years) and the remainder of which were generated by customers with whom the Company has been doing business for over 10 years on average. Prices under these arrangements are typically tied to market standards and, therefore, vary with market conditions. In general the contracts are requirements contracts that do not obligate the customer to purchase any given amount of product from the Company.

     Based on industry data, the following table summarizes average market price per pound of PET and HDPE resins:

                                                         YEAR ENDED DECEMBER 31,           THREE MONTHS ENDED
                                                         -----------------------    --------------------------------
                                                         1995     1996     1997     MARCH 30, 1997    MARCH 29, 1998
                                                         -----    -----    -----    --------------    --------------
PET...................................................   $0.77    $0.63    $0.50        $ 0.43            $ 0.52
HDPE..................................................    0.45     0.41     0.46          0.46              0.42

     In general, the Company's dollar gross profit is substantially unaffected by fluctuations in the prices of HDPE and PET resins, the primary raw materials for the Company's products, because industry practice and the Company's agreements with its customers permit price changes to be passed through to customers by means of corresponding changes in product pricing. Consequently, Management believes that an analysis of the cost of goods sold, as well as certain other expense items, should not be performed as a percentage of net sales.

RESULTS OF OPERATIONS

     The following tables set forth the major components of the Company's net sales and such net sales expressed as a percentage of total revenues:

                                                                                                      THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                       -------------------------------
                              ----------------------------------------------------------------                        MARCH 29,
                                      1995                  1996                  1997             MARCH 30, 1997       1998
                              --------------------  --------------------  --------------------  --------------------  ---------
                                                                        (IN MILLIONS)
Automotive..................  $   202.4       43.4% $   180.9       39.4% $   196.4       37.6% $    43.9       37.7% $    45.0
Food & Beverage.............       96.2       20.6      116.4       25.3      150.6       28.9       31.0       26.6       46.0
HC/PC.......................      168.2       36.0      162.4       35.3      174.7       33.5       41.6       35.7       43.4
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Net Sales.............  $   466.8      100.0% $   459.7      100.0% $   521.7      100.0% $   116.5      100.0% $   134.4
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


Automotive..................       33.5%
Food & Beverage.............       34.2
HC/PC.......................       32.3
                              ---------
Total Net Sales.............      100.0%
                              ---------
                              ---------

                                                                                                      THREE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                       -------------------------------
                              ----------------------------------------------------------------                        MARCH 29,
NET SALES                             1995                  1996                  1997             MARCH 30, 1997       1998
                              --------------------  --------------------  --------------------  --------------------  ---------
                                                                        (IN MILLIONS)
North America...............  $   380.9       81.6% $   381.9       83.1% $   440.0       84.3% $    99.5       85.4% $   112.3
Europe......................       85.9       18.4       77.8       16.9       67.4       12.9       17.0       14.6       17.2
Latin America...............         --         --         --         --       14.3        2.8         --         --        4.9
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total Net Sales.............  $   466.8      100.0% $   459.7      100.0% $   521.7      100.0% $   116.5      100.0% $   134.4
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


NET SALES

North America...............       83.6%
Europe......................       12.8
Latin America...............        3.6
                              ---------
Total Net Sales.............      100.0%
                              ---------
                              ---------

THREE MONTHS ENDED MARCH 29, 1998 COMPARED TO THREE MONTHS ENDED MARCH 30, 1997

     Net Sales. Net sales for the three months ended March 29, 1998 increased $17.9 million to $134.4 million from $116.5 million for the three months ended March 30, 1997. The increase in net sales was primarily due to a 14.1% increase in unit volume and a 16.4% increase in resin pounds sold. Net sales also increased as a result of changes in product mix, partially offset by a net decrease in average resin prices. The most significant geographic increase in net sales was in North America, where sales in three months ended March 29, 1998 were $12.8 million or 12.9% greater than in the three months ended March 30, 1997. The North American sales increase included higher unit volume of 9% and higher pounds sold of 15%. North American sales in the U.S. food and beverage business contributed $13.6 million to the increase, while sales in the automotive business were $2.3 million lower. Additionally, sales for the three months ended March 29, 1998 included a $4.9 million contribution as a result of the Company's investment in its Latin American subsidiary. Sales for the three months ended March 29, 1998 in Europe were up $0.2 million or 1.2% from the three months ended March 30, 1997. Overall, European sales reflected a 23.7% increase in units and a 2.2% increase in pounds sold.

     Gross Profit. Gross profit for the three months ended March 29, 1998 increased $6.8 million to $24.6 million from $17.8 million for the three months ended March 30, 1997. The increase in gross profit resulted primarily from the higher sales volume as compared to the prior year period. Gross profit in North America was up $6.6 million or 37.7%, including increases in all product businesses, while European gross profit was down $0.4 million. In addition, gross profit for the three months ended March 29, 1998 included $0.6 million from the Company's Latin American subsidiary.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses for the three months ended March 29, 1998 increased $0.1 million to $8.4 million from $8.3 million for the three months ended March 30, 1997. As a percent of sales, selling, general and administrative expense declined to 6.3% in 1998 from 7.1% in 1997. The decline is primarily due to lower costs in Europe of $0.5 million as a result of the elimination of duplicative costs incurred prior to the Recapitalization and to the favorable impact of foreign currency translation due to the weakening French Franc and Italian Lire. Additionally, selling, general and administrative expenses were $0.2 million lower in North America as a result of the Company's continued effort to control these costs. Offsetting the decreases in 1998 selling, general and administrative expenses is the inclusion of $0.8 million from the Company's Latin America subsidiary.

     Special Charges and Unusual Items. Special charges and unusual items increased $13.4 million to $14.9 million for the three months ended March 29, 1998 from $1.5 million for the three months ended March 30, 1997. Special charges and unusual items in the three months ended March 29, 1998 included costs related to year 2000 system conversion expenditures of $0.4 million (see '--Information Systems Initiative' for a further discussion), Recapitalization compensation costs and the write-off of unamortized licensing fees of $1.4 million. The special charges and unusual items in the three months ended March 30, 1997 reflect non-recurring legal fees related to the JCI Schmalbach-Lubeca litigation.

     Recapitalization Expenses. Recapitalization expenses for the three months ended March 29, 1998 included transaction fees of $11.1 million and costs associated with the termination of interest rate collar and swap agreements of $0.4 million.

     Interest Expense Net. Interest expense, net increased $8.6 million to $11.9 million for the three months ended March 29, 1998 from $3.3 million for the three months ended March 30, 1997. The increase was primarily related to the increase in debt resulting from the Recapitalization and higher average interest rates associated with the new debt.

     Other (Income) Expense. Other (income) expense decreased $0.1 million to $0.2 million for the three months ended March 29, 1998 from $0.3 million for the three months ended March 30, 1997. The lower expense was due primarily to a lower foreign currency exchange loss in the three months ended March 29, 1998 as compared to the comparable 1997 period.

     Extraordinary Loss. The extraordinary loss for the three months ended March 29, 1998 reflected the write-off of unamortized debt issuance fees associated with the early extinguishment of debt resulting from the Recapitalization.

     Net Income. Primarily as a result of factors discussed above, net loss for the three months ended March 29, 1998 was $23.0 million compared to net income of $4.4 million for the three months ended March 30, 1997.

     Adjusted EBITDA. Primarily as a result of factors discussed above, Adjusted EBITDA for the three months ended March 29, 1998 increased by 32.5% to $25.3 million from $19.1 million for the three months ended March 30, 1997.

1997 COMPARED TO 1996

     Net Sales. Net Sales in 1997 increased $62.0 million to $521.7 million from $459.7 million in 1996. The increase in net sales was primarily due to the effects of a 6.5% increase in unit volume and an 11.7% increase in resin pounds sold. Net sales also increased as a result of the effect of net resin price increases and changes in product mix. The most significant geographic increase in net sales was in North America, where sales in 1997 were $58.1 million or 15.2% higher than in 1996. The North American sales increase includes higher unit volume of 9% and higher pounds sold of 15%. North American sales in the food and beverage business contributed $32.9 million of the increase while the HC/PC business contributed $18.2 million. Additionally, 1997 sales included a $14.3 million contribution as a result of the Company's investment in its Latin American subsidiary. Sales in Europe in 1997 declined $10.4 million or 13.4% from 1996, primarily due to $9.1 million in foreign currency translation due to the weakening of the French Franc and Italian Lire. Overall, European sales reflected a decline of 1.7% in unit volume and 6.9% in pounds sold, primarily in the HC/PC product line.

     Gross Profit. Gross profit in 1997 increased $7.2 million to $84.4 million from $77.2 million in 1996. The increase in gross profit resulted from the higher sales volume in 1997 as compared to the prior year and from the favorable impact of lower depreciation. Gross profit in North America was up $10.6 million or 15.0%, while European gross profit was down $5.7 million due primarily to lower sales volumes. In addition, 1997 gross profit included $2.3 million from the Company's Latin American subsidiary.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses in 1997 decreased $0.6 million to $34.9 million from $35.5 million in 1996. Selling, general and administrative expenses, as a percentage of sales, declined to 6.7% in 1997 from 7.7% in 1996. The decrease was due to the favorable impact of foreign currency translation due to the weakening French Franc and Italian Lire in Europe, where selling, general and administrative expenses were $1.8 million lower in 1997 than in 1996, partially offset by $1.0 million from the Company's Latin American subsidiary and higher North American expenses of $0.2 million.

     Special Charges and Unusual Items. Special charges and unusual items increased $17.4 million to $24.4 million in 1997 compared to $7.0 million in 1996. Special charges and unusual items included non-recurring legal fees in both years, and in 1997, amounts expected to be paid in settlement of the JCI Schmalbach-Lubeca litigation, aggregating $22.6 million in 1997 and $6.3 million in 1996. Special charges and unusual items also included $0.7 million of restructuring charges relating to the European operations in each year, while 1997 special charges and unusual items also included $0.5 million related to restructuring of North American operations and $0.5 million related to year 2000 system conversion expenditures. See '--Information Systems Initiative' for a further discussion.

     Interest Expense, Net. Interest expense, net decreased 7.6% to $13.4 million in 1997 from $14.5 million in 1996. The decrease was primarily the result of a lower average interest rate in 1997, partially offset by higher borrowings during the same period.

     Other (Income) Expense, Net. Other (income) expense changed $1.7 million in 1997 to $0.7 million of net expense from $1.0 million of net income in 1996. Other (income) expense included foreign currency exchange losses of $1.0 million in 1997 compared to foreign exchange gains of $0.7 million in 1996. In addition, other (income) expense included equity in income of Masko Graham, the Company's joint venture in Poland.

     Net Income. Primarily as a result of factors discussed above, net income in 1997 decreased $11.0 million to $10.2 million from $21.2 million in 1996.

     Adjusted EBITDA. Primarily as a result of factors discussed above, Adjusted EBITDA in 1997 decreased 0.9% to $89.8 million from $90.6 million in 1996.

1996 COMPARED TO 1995

     Net Sales. Net sales in 1996 decreased $7.1 million to $459.7 million from $466.8 million in 1995. The decrease in net sales included a 0.3% decrease in unit volume coupled with the effect of bottle mix and resin price changes. On a geographic basis, the lower sales were primarily due to a decrease in revenues in the European unit of $8.1 million or 9.4% partially offset by higher sales in North America of $1.0 million. The lower European sales in 1996 reflect the 1995 disposition of the Company's subsidiary in England and lower sales in France and Italy. The slightly higher North American sales were due to a combined 6% gain in volume, attributable mainly to the food and beverage business unit and a shift in product mix which was offset by lower pricing, itself primarily due to lower resin prices.

     Gross Profit. Gross profit in 1996 increased $10.4 million to $77.2 million from $66.8 million in 1995. This increase was primarily the result of a change in product mix to more profitable products, primarily in North America where the raw material component of the cost of products sold, as a percentage of sales, decreased to 39.1% from 43.5%, and an exceptionally strong fourth quarter performance which included a $1.6 million favorable adjustment to the estimated statutory retirement indemnity accrual in France. Gross profit in the fourth quarter of 1996 represented more than 25% of total 1996 gross profit, only a portion of which is explained by the above mentioned adjustment. This improvement was partially offset by a decrease in 1996 gross profit in Europe, primarily due to lower volumes in Italy and the sale of the Company's subsidiary in England in 1995.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses in 1996 of $35.5 million remained constant with those in 1995, which included $0.4 million related to the Company's subsidiary in England. The generally flat selling, general and administrative expenses reflected the Company's efforts to control these costs.

     Interest Expense, Net. Interest expense, net decreased $1.7 million to $14.5 million in 1996 from $16.2 million in 1995. This decrease was primarily the result of lower borrowings coupled with a lower average rate of interest on outstanding borrowings.

     Special Charges and Unusual Items. Special charges and unusual items increased $1.1 million to $7.0 million in 1996 from $5.9 million in 1995. Special charges and unusual items in 1996 included $6.3 million in unusual legal fees and $0.7 million of restructuring charges relating to the European operations while 1995 special charges and unusual items included $2.6 million in unusual legal fees and $3.3 million restructuring charges relating to the European operations.

     Other (Income) Expense, Net. Other (income) expense, net decreased to $(1.0) million in 1996 from $(11.0) million in 1995. This decrease is due primarily to the 1995 gain of $4.4 million recorded on the disposition of the

Company's subsidiary in England, 1995 one-time technical support services income of $6.4 million which was offset by greater 1996 foreign exchange gains and equity in income of Masko-Graham, the Company's joint venture in Poland.

     Net Income. Primarily as a result of factors discussed above, net income in 1996 increased 13.4% to $21.2 million from $18.7 million in 1995.

     Adjusted EBITDA. Primarily as a result of factors discussed above, Adjusted EBITDA in 1996 increased by 17.5% to $90.6 million from $77.1 million in 1995.

EFFECT OF CHANGES IN EXCHANGE RATES

     In general, the Company's results of operations are affected by changes in foreign exchange rates. Subject to market conditions, the Company prices its products in its foreign operations in local currencies. As a result, a decline in the value of the U.S. dollar relative to these other currencies can have a favorable effect on the profitability of the Company, and an increase in the value of the dollar relative to these other currencies can have a negative effect on the profitability of the Company. Exchange rate fluctuations did not have a material effect on the financial results of the Company in 1995, 1996, 1997 or the three months ended March 29, 1998, although exchange rates in France and Italy changed 15% and 14% respectively from December 31, 1996 to December 31, 1997.

INFORMATION SYSTEMS INITIATIVE

     The Company has completed an evaluation and assessment to ensure that its information systems and related hardware will be year 2000 compliant. As a part of this process, the Company engaged outside consultants in 1997 to assist with the evaluation and assessment of its information systems requirements and the selection and implementation of Enterprise Resource Planning Software. As a result of this evaluation and assessment, the Company has decided to replace all of its core application systems, including its financial accounting system, manufacturing operation system and payroll and human resources system.

     During 1997, the Company expensed $0.5 million associated with its information systems evaluation and assessment and expects to incur during 1998 through the year 2000, approximately $8.0 million to purchase, test and install new software as well as incur internal staff costs, consulting fees and other expenses.

     The Company expects to have its remediation efforts completed by the end of 1999, and does not expect any material impact on its results of operations, liquidity or financial position due to incomplete or untimely resolution of the year 2000 issue. The ability of third parties with whom the Company transacts business to adequately address their year 2000 issues is outside of the Company's control. There can be no assurance that the failure of such third parties to adequately address their year 2000 issues would not have a material adverse effect on the Company.

DERIVATIVES

     The Company enters into interest rate collar and swap agreements to hedge the exposure to increasing rates with respect to its Credit Agreement. The differential to be paid or received as a result of these collar and swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense related to the Credit Agreement, which was not material in 1995, 1996 and 1997.

LIQUIDITY AND CAPITAL RESOURCES

     In 1995, 1996 and 1997, the Company generated $195.4 million of cash from operations, $52.7 million from increased indebtedness and $3.4 million of net proceeds from the sale of the UK Operations. This $251.5 million was primarily used to fund $153.1 million of capital expenditures, $23.4 million of investments, make distributions of $66.8 million to the Company's partners and for $8.2 million of other net uses. In the three months ended March 29, 1998, the Company funded, through its various borrowing arrangements, $17.1 million of operating activities and $16.6 million of investing activities, including $13.5 million of capital expenditures and $3.0 million of investments.

     On February 2, 1998, the Company refinanced the majority of its existing credit facilities in connection with the Recapitalization, requiring the repayment of $264.9 million of existing indebtedness, and entered into the New Credit Facility. The New Credit Facility consisted of three term loans totaling $395 million and two revolving loan facilities totaling $255 million, of which $8.5 million was initially borrowed. The Recapitalization also included the issuance of $225 million of Senior Subordinated Old Notes and $100.6 million gross proceeds of Senior Old Discount Notes ($169 million aggregate principal amount at maturity). Additionally, the Recapitalization included net distributions to owners of $409.3 million and debt issuance costs of $30.9 million. See 'Description of the New Credit Facility.'

     At March 29, 1998, the Company's outstanding indebtedness was $743.8 million. The Company's debt service obligations could have important consequences to holders of the Notes. See 'Risk Factors--Substantial Leverage', 'Risk Factors--Ability to Service Debt' and 'Risk Factors--Holding Company Structure; Structural Subordination of Senior Discount Exchange Notes.'

     During 1998, the Company expects to incur capital expenditures of approximately $160 million, of which approximately $17.0 million will be related to maintaining its plant and operations and $6.5 million will be related to a new MIS system in North America. However, total capital expenditures for 1998 may vary significantly depending on the timing of growth related opportunities. The purchase price of approximately $42 million for the completed acquisition and the proposed aggregate purchase price of approximately $28 million for the two planned acquisitions described under 'Prospectus Summary--Recent Developments' are not included in the $160 million estimate referred to above. The Company's principal sources of cash to fund capital requirements will be net cash provided by operating activities and borrowings under the New Credit Facility. The Company's planned capital expenditures and acquisition activity will require an amendment to its New Credit Facility to provide additional financing, and the Company is currently negotiating such an amendment with its lenders.

     Under the New Credit Facility, the Operating Company is subject to restrictions on the payment of dividends or other distributions to Holdings; provided that, subject to certain limitations, the Operating Company may pay dividends or other distributions to Holdings (i) in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses, (ii) to fund purchases and redemptions of equity interests of Holdings or Investor LP held by then present or former officers or employees of Holdings, the Operating Company or their Subsidiaries (as defined) or by any employee stock ownership plan upon such person's death, disability, retirement or termination of employment or other circumstances with certain annual dollar limitations and
(iii) to finance, starting on July 15, 2003, the payment of cash interest payments on the Senior Discount Notes.

     In June 1998, the Company finalized the settlement of the JCI-Schmalbach-Lubeca litigation. The amounts paid in settlement, as well as estimated litigation expenses and professional fees did not differ materially from the amounts accrued in Special Charges and Unusual Items in respect thereof for the year ended December 31, 1997 and in the March 29, 1998 unaudited condensed consolidated financial statements. The cash paid in settlement was funded by drawdowns under the New Credit Facility. See Notes 13 and 17 to the Combined Financial Statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and Note 9 to the Condensed Financial Statements.

     The Company does not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the partners. The Company makes tax distributions to its partners to reimburse them for such tax obligations. The Company's foreign operations are subject to tax in their local jurisdictions. Most of these entities have historically incurred net operating losses.

NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ('Statement 131').
Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore, the Company will adopt the new requirements in 1998, which will require retroactive disclosure. Management has not completed its review of Statement 131 and has not determined the impact adoption will have on the Company's financial statement disclosures.

     In March 1998, the AICPA issued SOP 98-1, Accounting For the Costs of Computer Software Developed For or Obtained For Internal-Use. The SOP is effective for the Company on January 1, 1999. The SOP will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company currently capitalizes certain external costs and expenses all other costs as incurred. The Company has not yet assessed what the impact of the SOP will be on the Company's future earnings or financial position.

     In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pensions and Other Post-Retirement Benefits. This standard revises employers' disclosures about pensions and other post-retirement plans, but does not change the measurement or recognition of those plans. This standard will be effective for the Company's financial statements for the year ended December 31, 1998.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This Standard is effective for the Company's financial statements for all quarters in the year beginning January 1, 2000. Management has not completed its review of Statement No. 133 and has not determined the impact adoption will have on the Company's financial statements.

                                    BUSINESS

GENERAL

     Graham Packaging Company is a worldwide leader in the design and manufacture of customized blow-molded rigid plastic bottles for many of the world's largest branded consumer products companies for whom customized packaging design is a critical component in their efforts to differentiate their products to the consumer. The Company's products are made primarily from HDPE and PET resins for customers in the (i) automotive, (ii) food and beverage and
(iii) household cleaning and personal care products businesses. With leading positions in each of its businesses, the Company has been a major beneficiary of the trend of conversion from glass, paper and metal containers to plastic packaging and has grown its net sales over the past 15 years at a 24% CAGR. In contrast to the carbonated soft drink bottle business, the businesses in which the Company operates are characterized by more specialized technology, a greater degree of customized packaging, shorter production runs, higher growth rates and more attractive profit margins.

     In order to position itself to further capitalize on the conversion trend, the Company has made substantial capital expenditures since 1992, particularly in the fast growing hot-fill PET area for shelf-stable (i.e., unrefrigerated) beverages. In addition, Management believes, based on internal estimates that the Company has distinguished itself as the leader in locating its manufacturing plants on-site at its customers' packaging facilities and has over one-third of its 47 facilities at on-site locations. The many benefits of on-site plants, in addition to the Company's track record of innovative design, superior customer service and low cost manufacturing processes, help account for the fact that the Company has not lost a major customer in the last three years. For the year ended December 31, 1997, approximately 77% of the Company's net sales were generated by its top 20 customers, approximately 60% of which were under long-term contracts (i.e., with terms of between one and ten years) and the remainder of which were customers with whom the Company has been doing business for over 10 years on average. For the year ended December 31, 1997, the Company generated net sales and Adjusted EBITDA of $521.7 million and $89.8 million, respectively, and for the three months ended March 29, 1998, the Company generated net sales and Adjusted EBITDA of $134.4 million and $25.3 million, respectively.

     Automotive. The Company is the preeminent supplier of one quart HDPE motor oil containers in the United States, producing over 1.5 billion units in 1997, which Management believes, based on internal estimates, represents 73% of the one quart motor oil containers produced domestically. The Company is a supplier of such containers to many of the top domestic producers of motor oil, including Amoco, Ashland, Castrol, Chevron, Pennzoil, Shell Oil, Sun Company and Texaco, and is the sole supplier of one quart motor oil containers to five of these producers, based on Management's internal estimates. The Company also manufactures containers for other automotive products, such as antifreeze and automatic transmission fluid. Capitalizing on its leading position in the U.S., the Company is expanding its operations in Latin America. In Brazil, where Management believes, based on internal estimates, that the Company is among the largest independent suppliers of plastic packaging for motor oil, the Company currently operates four plants and recently signed an agreement to operate one additional plant. In addition to benefitting from the conversion to plastic packaging for motor oil in Latin America, Management believes that the Company will benefit from the general growth in the automotive business in this region as the number of motor vehicles per person increases. In 1994, the ratio of passenger cars to people was 1 to 13.2 in Brazil, while in the U.S. the ratio was 1 to 1.8. For the year ended December 31, 1997 and the three months ended March 29, 1998, the Company generated approximately 37.6% and 33.5%, respectively, of its net sales from the automotive container business.

     Food & Beverage. In the food and beverage business, the Company produces both HDPE and PET containers for customers for whom customized packaging design is a critical component of their efforts to differentiate their products to the consumer. From 1992 through December 31, 1997, the Company grew its food and beverage business at a CAGR of 67%. This substantial growth has been driven by the rapid conversion of metal, glass and paper containers to plastic bottles, as the superior functionality, safety and improving economics of plastic became more apparent. The Company is a leader in the production of HDPE containers for non-carbonated chilled juice and juice drinks and certain liquid foods that utilize HDPE resins. From 1992 through December 31, 1997, the Company invested over $99 million in capital expenditures to build a strategic nationwide plant network and to develop the specialized bottle manufacturing processes necessary to produce the PET bottles required for the hot-fill packaging of shelf-stable juices and juice drinks. The hot-fill process, in which bottles are filled at between 180 degrees -190 degrees Fahrenheit to kill bacteria, permits the shipment and display of juices and juice drinks in a shelf-stable state. The manufacturing process for hot-fill PET packaging is significantly more demanding than that used for cold-fill carbonated soft drink containers, and typically involves shorter production runs, greater shape complexity and close production integration with customers. Industry sources forecast that the hot-fill PET juice and juice drink container business, upon which the Company focuses, will enjoy a CAGR of over 40% between 1996 and 2000. The Company's largest customers in the food and beverage business include Danone, Hershey's, Minute Maid, Nestle's, Ocean Spray, Seneca, Tree Top, Tropicana and Welch's. For the year ended December 31, 1997 and the three months ended March 29, 1998, the Company generated approximately 28.9% and 34.2%, respectively, of its net sales from the food and beverage business.

     Household Cleaning & Personal Care. The Company is a leading supplier of HDPE custom bottles to the North American HC/PC products business which includes products such as shampoo, liquid laundry detergent, tub and tile cleaner and dishwashing liquid. By focusing on its customized product design capability, the Company provides its HC/PC customers with a key component in their efforts to differentiate products on store shelves. The Company's largest customers in this sector include Clorox, Colgate-Palmolive, Dial, J&J, L'Oreal, Procter & Gamble and Unilever. The Company is pursuing significant growth opportunities both domestically and internationally associated with the continued conversion to HDPE packaging of both household cleaners and personal care products. The Company continues to benefit as liquid laundry detergents, which are packaged in plastic containers, capture an increased share from powdered detergents, which are predominantly packaged in cardboard. For the year ended December 31, 1997 and the three months ended March 29, 1998, the Company generated approximately 33.5% and 32.3%, respectively, of its net sales from the HC/PC business.

COMPANY STRENGTHS

     Management believes that the Company has the following key competitive strengths:

     Strong Relationships and Long-term Contracts with Diversified Blue Chip Customer Base. The Company has enjoyed long-standing relationships averaging 16 years with its top twenty customers, which generated 77% of the Company's net sales in 1997. These customers include many of the world's leading branded consumer product companies and motor oil companies. Management attributes these close relationships to the Company's creative design and engineering capabilities, high level of customer service, high quality products, efficient manufacturing, reliable delivery, speed to market and experienced and stable management team and workforce. The Company supplies several of these customers with 100% of their plastic packaging needs nationally, regionally or for a specific brand, including Valvoline motor oil, Tropicana orange juice, Cascade dishwashing gel and Purex laundry detergent. As another example of customer loyalty, substantially all contracts which have come up for renewal in the last three fiscal years have been extended.

     Premier Custom Package Designer. The Company has centered its growth strategy upon customers that require custom, as opposed to stock, plastic containers as a critical component of their marketing efforts. The production of custom containers involves a high degree of design, engineering and manufacturing complexity in terms of bottle shapes, production tolerance and performance requirements. The Company's ability to design and manufacture highly customized packaging has enabled it to secure long-term contractual commitments and to continue to enjoy a history of stable and steadily increasing orders from its top customers at attractive profit margins. Management intends to apply this core custom manufacturing capability in growth businesses, such as hot-fill PET packaging, that require the same degree of customization and manufacturing expertise as the Company's existing HDPE packaging business.

     On-Site Facilities. More than one-third of the Company's 47 plants are located on-site at its customers' plants, which is substantially greater than any of its competitors. On-site plants enable the Company to work more closely with its customers, facilitating just-in-time inventory management, generating significant savings opportunities through process re-engineering, eliminating costly shipping and handling charges, reducing working capital needs, and fostering the development of long-term customer relationships. The benefits of on-site manufacturing result in increased profitability for both the Company and its customers, and partially account for the fact that the Company has never lost an on-site relationship.

     Leading Positions. The Company is the preeminent domestic supplier of motor oil containers, with what Management believes, based on internal estimates, is an approximate 73% share of the domestic one quart motor oil container business. The Company has become a leading manufacturer of hot-fill PET containers for juice and juice drinks in North America after only approximately five years in the business and is also a leading supplier in

North America of custom HDPE containers for juice and juice drinks and HDPE custom plastic bottles in the HC/PC business.

     Strong Industry Fundamentals and Growth Prospects. Management believes that the businesses in which the Company operates exhibit strong fundamental characteristics and growth prospects, including the following:

     o Plastic Conversion Trend. Industry analysts project the domestic hot-fill PET container business for juice, juice drinks, teas and isotonics will grow at a CAGR of approximately 30% over the next several years, driven by the continuing trend of converting glass, metal and paper packaging to plastic containers, and that the hot-fill PET container business for juice and juice drinks, where the Company's beverage business is primarily focused, will grow at a CAGR of over 40% for the next several years. To date, 78% of the domestic juice, juice drinks, teas and isotonics business has yet to convert to plastics, while in juice and juice drinks, 86% of the business has yet to convert. Unlike the carbonated soft drink ('CSD') business, which is currently characterized by standardized packaging, long production runs, overcapacity and lower profit margins, the HDPE and hot-fill PET container businesses require a high degree of customization, shorter production runs, are expanding rapidly and enjoy higher profit margins. Conversions to plastics in Latin America and Eastern Europe are continuing as plastic penetration in these countries is considerably less advanced than it is in the United States, where the conversion of motor oil cans to plastic containers is nearly complete. Due to its leading position in the HDPE and hot-fill PET packaging businesses, Management believes it is well positioned to capture the continued conversions to plastics in its business.

     o Non-Cyclical End Use Products. Management believes that demand for the products packaged in containers produced by the Company (such as motor oil, juices, laundry detergents and shampoos, among others) is non-cyclical because, in general, these products are known to be staple and not luxury items. Accordingly, downturns in the general economy are not expected to impact the consumption of such products significantly.

     o Stable Customer Relationships. Management believes that the custom plastic packaging industry is characterized by long-term relationships between packaging manufacturers and their customers due to (i) the need for joint package design between manufacturer and customer, (ii) the integrated nature of package manufacturing and customers' filling processes and (iii) the fact that the blow molds used by packaging manufacturers are created specifically for and are typically funded by the customer and, in many cases, can only be utilized on the machine for which they were designed. Because of the expense and lead time associated with the above, Management believes that many plastic packaging customers have an incentive to retain their primary packaging provider.

     o Attractive Margin Products. The custom plastic packaging business has been characterized by attractive profit margins, in comparison to the business for stock containers, as a result of the design and engineering complexity of bottle shapes (e.g., handles, view stripes, pouring features and customized labeling) and the performance and material requirements (e.g., hot-fill capability, recycled material usage, multiple layering and flavor and oxygen barriers) for such products. Management believes that the plastic packaging industry will continue to offer attractive margins.

     Significant Investment in Manufacturing Systems. Management believes that the Company's investment in its manufacturing systems throughout its 28 U.S. plants and 19 international plants provides it with a competitive advantage. Between 1992 and 1997, the Company invested approximately $64 million to maintain its asset base, approximately $200 million to improve the efficiency of its existing operations and expand capacity and approximately $53 million to acquire several businesses in its effort to diversify globally. From 1992 through December 31, 1997, the Company made capital expenditures of over $99 million relating to the hot-fill PET business. Management anticipates achieving higher Adjusted EBITDA margins in the next few years in the hot-fill PET business through the leveraging of this investment, as fixed manufacturing and SG&A costs are absorbed by higher sales. As a result of the Company's on-site strategy and long-term contractual relationships, capital expenditures are typically associated directly with specific contracts with customers, which allows Management to more effectively allocate its investment capital.

     Favorable Supplier Relationships. HDPE and PET resins are the principal raw materials used to manufacture the Company's products. Because the Company is among the largest purchasers of bottle-grade HDPE resins for blow molding in the world, it is able to secure advantageous supply arrangements. In addition, the Company has limited its exposure to fluctuations in the price of these raw materials because it can pass through price adjustments to its customers due to contractual provisions and standard industry practice. See '--Raw Materials' herein.

     Experienced Management Team. The Company is led by an experienced team of senior managers with a track record of achieving profitable growth, maintaining the Company's blue chip customer base, introducing differentiated product designs and entering new businesses. The Company's top 20 managers average over 15 years of work experience in the packaging industry and 13 years at the Company. Following the Recapitalization, the Company's senior managers own an equity investment in Investor LP (the entity through which Blackstone holds its interest in Holdings), that approximates a 2.6% indirect equity interest in Holdings, and will be awarded options, subject to certain performance based and other vesting provisions, representing an additional equity interest in Holdings. In addition, the Continuing Graham Partners retained a 1% general partnership interest and 14% limited partnership interest in Holdings, which were valued at $36.7 million at the consummation of the Recapitalization. See 'The Recapitalization,' 'Management,' 'Security Ownership' and 'Management--Management Option Plan.'

BUSINESS STRATEGY

     The Company's objective is to capitalize on its position as a leading custom blow molded plastic container supplier. The Company seeks to achieve this objective by pursuing the following strategies:

     Capitalize on Conversion to Plastic Containers. The Company intends to grow both domestically and internationally by continuing to capitalize on the industry trend toward the conversion from glass, metal and paper to plastic containers, which Management believes is being driven by consumer demand, price competitiveness and superior functionality. As one of the leading domestic suppliers of hot-fill PET containers, the Company is poised to take advantage of the rapid conversion from glass to plastic in the juice and juice drink business, 86% of which has not yet been converted. In addition to opportunities in the domestic hot-fill PET arena, Management believes that additional conversions to HDPE packaging will occur in areas such as frozen juice concentrate (currently packaged entirely in metal and cardboard containers), 64 ounce juices (a large portion of which is currently packaged in cardboard containers) and motor oil (particularly in Latin America).

     Maintain and Expand Position with Key Customers. The Company plans to maintain and expand its position with global branded consumer products companies that require highly customized features to differentiate their products on store shelves. Central to this strategy are the continued (i) delivery of superior customer service, (ii) location of facilities on-site, (iii) innovation in packaging design, (iv) operation through long-term contracts and (v) provision of low cost manufacturing processes.

     Pursue Acquisitions and Strategic Joint Ventures. Management believes that there are major synergistic acquisition, joint venture and other opportunities across the Company's businesses. As described under '--Recent Developments', the Company recently completed an acquisition which includes operations in France, Germany, the United Kingdom and Turkey, primarily related to the food and beverage and HC/PC businesses. The Company is also reviewing an additional opportunity in Brazil, primarily in the HC/PC business and is considering the establishment of operations in Argentina, primarily in the food and beverage and HC/PC businesses and in Russia in the HC/PC business. The Company has pursued and intends to continue to pursue such opportunities (i) to complement its existing businesses through product line expansion, (ii) to strengthen its competitive position as a domestic leader and (iii) to facilitate the penetration of new and developing business areas and geographic territories. Furthermore, Management believes that it can improve the profitability of acquired entities through economies of scale, by leveraging the Company's existing strengths and by expanding the acquired entities' access to international markets through the Company's existing international presence.

     Capture Global Growth Opportunities with Improved Profitability. Since 1992, the Company has expanded globally both through acquisitions and by accompanying its existing customers into new territories. Following the Company's entrance into Western Europe, as well as its subsequent expansion into Brazil, Canada and Poland, the Company's international operations have grown substantially to 21.2% of net sales for the year ended December 31, 1997 and 21.7% for the three months ended March 29, 1998. Management believes that the global trend in the conversion to plastic packaging will continue, particularly in the developing world as consumer economies expand and industrialization continues. Currently, profitability levels from international operations are lower than in the U.S., and Management intends to improve these margins, particularly in France. As described under 'Prospectus Summary--Recent Developments,' the Company recently acquired operations in Germany, Turkey and the United Kingdom and additional operations in France.

INDUSTRY OVERVIEW

     Based on industry estimates for 1997, the estimated $72 billion domestic packaging industry is comprised of paper (corrugated and folding) (38%), flexible packaging (23%), metal cans (17%), plastic bottles (10%), glass containers (6%) and closures (6%). Within the global rigid packaging business, the Company competes exclusively in selected niches as described below.

     Automotive. Management estimates, based on internal data, that the domestic business for motor oil that is packaged in one quart containers approximates two billion quarts per year. The domestic business is converted to plastic and entirely customized, which represents a dramatic shift from the early 1980's when the domestic business consisted exclusively of non-custom composite cans. Based on internal estimates, Management expects 1-2% unit volume declines per year in the U.S. motor oil container sector over the next five years as new automobiles require less frequent motor oil changes and retail automotive fast lubrication and fluid maintenance service centers (such as Jiffy-Lube service centers) continue to grow in popularity. Management believes that the increase in the use of plastic packaging for motor oil internationally is attributable to the continued conversion from composite and metal cans to customized plastic containers and the increase in the purchase of motor vehicles as these countries continue to industrialize. In 1994, the ratio of automobiles to individuals was approximately 1 to 13.2 in Brazil, whereas that same ratio in the U.S. was approximately 1 to 1.8. In addition, the international business is more fragmented with a limited number of sizable competitors and many small, local suppliers.

     Food & Beverage. The domestic food and beverage packaging business is estimated to be 200 billion units per year and largely consists of plastic, glass, metal and rigid paper containers. The Company focuses primarily on subsets of the juice and juice drink non-carbonated beverage container industry, which consist of (i) shelf-stable juices and juice drinks, (ii) chilled juices,
(iii) frozen juice concentrate, (iv) teas and (v) isotonics. Based on 1996 industry data, the aggregate size of these subsets is estimated to be approximately 20.0 billion units per year with approximately 16% plastic penetration. This business is comparatively fragmented and service-oriented with multiple food and beverage companies that require value-added services and customized packaging from their container manufacturers.

     Hot-fill PET packaging for non-carbonated juices and juice drinks approximates 1.0 billion units and is expected to grow at a CAGR of over 40% from 1996 to 2000 due primarily to the conversion to plastics. The conversion trend in the food and beverage sector is driven by price, functionality and greater consumer satisfaction with plastic bottles due to several factors, including their lighter weight, lower susceptibility to breakage (in comparison to glass containers), custom designed spouts and built-in handles, lower manufacturing costs (except for some single-serve applications) and superior presentation on store shelves (which many branded consumer products companies believe afford greater product differentiation). Penetration of PET hot-fill containers in the non-carbonated juice and juice drink business is forecasted to continue to grow from its current level of 14% today to approximately 44% by the year 2000, driven largely by consumer demand for the superior functionality and safety of plastic, a declining cost differential between plastic and glass containers and improved manufacturing technology which enables the cost-efficient manufacture of hot-fill PET bottles in single-serve sizes.

     Household Cleaning & Personal Care. The domestic HC/PC business approximates 5.0 billion units per year, approximately 38% of which represents personal care products and 62% represents household products. In the United States, the HC/PC packaging business is forecasted to grow moderately. In selected segments, such as laundry detergents, where conversion to plastic containers is at an earlier stage, higher growth rates have been achieved historically. As a percentage of the total laundry detergent business, liquid laundry detergents, which utilize plastic packaging, have grown from approximately 38% of the business in 1992 to 52% of the business in 1996, representing a CAGR of 5.6%. In the developing world, the packaging of HC/PC products is expected to grow due to the expansion of consumer economies, the entrance of global branded consumer products companies (and their new product introductions) and the continued conversion to plastic from paper or glass.

PRODUCTS

     The Company currently designs, manufactures and sells customized HDPE and PET blow-molded rigid plastic bottles, thermo-formed rigid plastic containers and injection molded caps and spouts, primarily for the automotive, food and beverage and HC/PC products businesses. The Company's custom packaging involves a high degree of design and engineering to accommodate complex bottle shapes (e.g., handles, view stripes, pouring features and customized labeling) and performance and material requirements (e.g., hot-fill capability, recycled material usage and multiple layering).

     HDPE containers, which are non-transparent, are utilized to package products such as motor oil, laundry detergents, dishwashing liquids, personal care products, certain food products, chilled juices and juice drinks. The Company's HDPE containers are designed with custom features, such as specially designed shapes, handles and pouring spouts which differentiate customers' products to consumers and which may consist of a single layer of plastic or multiple layers for specialized uses. Customers request multi-layer containers for a variety of reasons, including the increased differentiation of the packaging (such as oxygen barrier layering properties), the desire to include recycled materials in the product's packaging and the reduction of cost by limiting the use of colorants to a single exterior layer. The Company operates one of the largest HDPE recycling plants in North America and more than 60% of its HDPE packaging products contain recycled HDPE bottles.

     PET containers, which are transparent, are utilized for products where glass-like clarity is valued and that require shelf stability, such as carbonated soft drinks, juice, juice drinks, isotonics and teas. CSD producers are the largest users of PET containers, and the cold-fill manufacturing process used for this application is characterized by long production runs and standardized technology due to a low degree of product differentiation through package design. By contrast, the hot-fill manufacturing process used for the Company's products is characterized by shorter production runs, high customization to facilitate greater packaging differentiation and the ability to withstand the high temperatures under which the containers are filled.

     The Company's net sales for the year ended December 31, 1992, for the year ended December 31, 1997 and for the three months ended March 29, 1998 in each of its three largest businesses are set forth below.

                                          YEAR ENDED                        YEAR ENDED                    THREE MONTHS ENDED
                                      DECEMBER 31, 1992                 DECEMBER 31, 1997                   MARCH 29, 1998
                                ------------------------------    ------------------------------    ------------------------------
                                                 PERCENTAGE OF                     PERCENTAGE OF                     PERCENTAGE OF
BUSINESS                                           NET SALES        NET SALES        NET SALES        NET SALES        NET SALES
-----------------------------                    -------------    -------------    -------------    -------------    -------------
                                  NET SALES                       (IN MILLIONS)                     (IN MILLIONS)
                                -------------
                                (IN MILLIONS)
Automotive...................      $ 185.9            67.9%          $ 196.4            37.6%          $  45.0            33.5%
Food & Beverage..............         11.6             4.2             150.6            28.9              46.0            34.2
Household Cleaning & Personal
  Care.......................         76.3            27.9             174.7            33.5              43.4            32.3
                                -------------       ------        -------------       ------        -------------       ------
  Total......................      $ 273.8           100.0%          $ 521.7           100.0%          $ 134.4           100.0%
                                -------------       ------        -------------       ------        -------------       ------
                                -------------       ------        -------------       ------        -------------       ------

CUSTOMERS

     Substantially all of the Company's sales are made to major branded consumer products companies and oil companies located across the United States and in foreign countries. The Company's customers demand a high degree of packaging design and engineering to accommodate complex bottle shapes, performance requirements, materials, speed to market and reliable delivery. As a result, many customers opt for long-term contracts, many of which have terms of one to ten years. Fourteen of the Company's top 20 customers are under long-term contracts. The Company's contracts typically contain provisions allowing for price adjustments based on the market price of resins and colorants, energy and labor costs, among others, and contain, in certain cases, the Company's right of first refusal to meet a competing third party bid to supply the customer.

     In many cases, the Company is the sole supplier of all of its customer's custom plastic bottle requirements nationally, regionally or for a specific brand. For the year ended December 31, 1997 and the three months ended March 29, 1998, the Company had only one customer (Unilever) that accounted for over 10% of the Company's total net sales (13.8% for each period). For the year ended December 31, 1997 and the three months ended

March 29, 1998, the Company's twenty largest customers, who accounted for approximately 77% and 78% of net sales for these periods, respectively, were, in alphabetical order:

CUSTOMER(1)                        BUSINESS                           COMPANY CUSTOMER SINCE(1)
---------------------------------  ---------------------------------  ---------------------------------
Ashland(2)                         Automotive                         Early 1970's
Castrol                            Automotive                         Late 1960's
Chevron                            Automotive                         Early 1970's
Clement Pappas                     Food & Beverage                    Mid 1990's
Colgate-Palmolive                  HC/PC                              Mid 1980's
Danone                             Food & Beverage                    Before 1980
Dial                               HC/PC                              Early 1990's
Hershey's                          Food & Beverage                    Mid 1980's
Ocean Spray                        Food & Beverage                    Early 1990's
Pennzoil                           Automotive                         Early 1970's
Petrobras Distribuidora S.A.       Automotive                         Early 1990's
Procter & Gamble                   HC/PC                              Early 1980's
Quaker State                       Automotive                         Early 1970's
Shell Oil                          Automotive                         Early 1970's
Sun Company                        Automotive                         Early 1960's
Texaco                             Automotive                         Early 1970's
Tree Top                           Food & Beverage                    Early 1990's
Tropicana                          Food & Beverage                    Mid 1980's
Unilever                           HC/PC, Food & Beverage             Early 1970's
Welch's                            Food & Beverage                    Early 1990's

------------------
(1) These companies include their predecessors, if applicable, and the dates may reflect customer relationships initiated by predecessors to the Company or entities acquired by the Company.

(2) Ashland is the producer of Valvoline motor oil.

FOREIGN OPERATIONS

     The Company has significant operations outside the United States in the form of wholly owned subsidiaries, cooperative joint ventures and other arrangements. The Company has 19 plants located in countries outside of the United States, including Canada (4), Brazil (4), France (5), Germany (1), Italy
(2), Poland (1), Turkey (1) and the United Kingdom (1). The Company also plans to open a plant in Hungary and an additional plant in Brazil. For the year ended December 31, 1997 and the three months ended March 29, 1998, the Company's operations outside of the United States represented approximately 21.2% and 21.7%, respectively, of the Company's net sales.

          Brazil and Argentina. In Brazil, the Company operates three on-site plants for motor oil packaging, including for Petrobras Distribuidora S.A., the national oil company of Brazil. The Company also operates an off-site plant for its motor oil and agricultural and chemical businesses and has entered into an agreement to operate one more plant. On April 30, 1997, the Company acquired 80% of certain assets and assumed 80% of certain liabilities of Rheem-Graham Embalagens Ltda. in Brazil. Graham Packaging do Brasil Industriais e Commerciais S.A. ('Graham Packaging do Brazil') is the current name of the Company's subsidiary in Brazil. In February 1998, the Company acquired the residual 20% ownership interest in Graham Packaging do Brazil. In Argentina, the Company formed a subsidiary, Lido-Plast Graham, to enter into a joint venture and manufacturing agreement with Lido Plast S.A. and Lido Plast San Luis S.A. (collectively, 'Lido Plast').

          Western Europe. The Company operates one on-site plant in France and nine off-site plants in France, Germany, Italy, Turkey and the United Kingdom, all for the production of liquid food HDPE containers, HC/PC, automotive and agricultural chemical products. Under its long-term contract with Danone, the Company manufactures a substantial portion of the plastic containers for drinkable yogurt in France. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

          Poland. Through Masko-Graham, a 50% owned joint venture in Poland, the Company manufactures HDPE bottles for HC/PC and the liquid food products.

COMPETITION

     The Company faces substantial competition across its product lines from a number of well-established businesses operating both regionally and internationally. The Company's primary competitors include Owens-Brockway (a wholly owned subsidiary of Owens-Illinois, Inc.), Ball Corporation, Crown Cork & Seal Company, Inc., Plastic Containers, Inc. (a wholly owned subsidiary of Continental Can, Inc., which agreed on or about January 15, 1998 to be sold to Suiza Foods Corporation), Plastipak, Inc., Silgan Holdings Inc. (successor to Silgan Corporation), Schmalbach-Lubeca Plastic Containers USA Inc., American National Can, Inc. and Alpla Werke Alwin Lehner Gmbh. Several of these competitors are larger and have greater financial and other resources than the Company. Management believes that the Company's long-term success is largely dependent on its ability to provide superior levels of service, its speed to market and its ability to develop product innovations and improve its production technology and expertise through its applied research and development capability. Other important competitive factors include rapid delivery of products, production quality and price.

MARKETING AND DISTRIBUTION

     The Company's sales are made through its own direct sales force; agents or brokers are not utilized to conduct sales activities with customers or potential customers. Sales activities are conducted from the Company's corporate headquarters in York, Pennsylvania and from field sales offices located, among other places, in Houston, Texas, Cincinnati, Ohio, Bristol, Pennsylvania, Burlington, Ontario, Montreal, Quebec, Paris, France, Buenos Aires, Argentina, Rio de Janeiro and Sao Paulo, Brazil, Milan, Italy and Sulejowek, Poland. The Company's products are typically delivered by truck, on a daily basis, in order to meet its customers' just-in-time delivery requirements, except in the case of on-site operations. In many cases, the Company's on-site operations are integrated with their customers' manufacturing operations so that deliveries are made, as needed, by direct conveyance to the customers' fill lines.

RESEARCH AND DEVELOPMENT

     Research and development constitutes an important part of the Company's competitive advantage both in the design, development and enhancement of new customized products and in the creation of manufacturing technologies to improve production efficiency. The Company is actively involved with its customers in the design and introduction of new packaging features, including the design of special wheel molds. In general, wheel molds are only able to run on the machines for which they are built, thus encouraging customers to retain the Company as their primary packaging provider. Management believes that the Company's development and research abilities, coupled with the support of Graham Engineering in the design of blow molding wheels and recycling systems, has positioned the Company as the packaging design and development leader in the industry. Pursuant to the Equipment Sales Agreement, Graham Engineering will continue to provide engineering, consulting and other services and sell to the Company certain proprietary blow molding wheels. Over the past several years, the Company has received 28 patents and has filed for 42 additional patents. During the year ended December 31, 1997, the Company designed over 200 new custom containers and molds. See 'The Recapitalization,' 'Certain Relationships and Related Party Transactions--Certain Business Relationships-- Equipment Sales Agreement' and '--Intellectual Property' herein.

MANUFACTURING

     A critical component of the Company's strategy is to locate its manufacturing plants on-site, at its largest customers' manufacturing operations, to provide the highest possible servicing levels, to reduce expensive shipping and handling charges and to heighten production and distribution efficiencies. The Company is the industry leader in on-site manufacturing arrangements, with over a third of its 47 facilities on-site at customers' facilities, substantially more than its competitors. See '--Facilities' herein. Within its 47 plants, the Company runs over 300 production lines. As necessary, the Company dedicates particular production lines within a plant to better service its customers. The Company's plants generally operate 24 hours a day, five days a week, although not every production line is run constantly. When customer demand requires, the Company runs its plants seven days a week.

     In the blow molding process used for HDPE applications, resin pellets are blended with colorants or other necessary additives and fed into the extrusion machine, which uses heat and pressure to form the resin into a round hollow tube of molten plastic called a parison. Bottle molds mounted radially on a wheel capture the parisons as they leave the extruder. Once inside the mold, air pressure is used to blow the parison into the bottle shape of the mold. In the 1970's, the Company developed and introduced the Graham Wheel. The Graham Wheel is a single parison, electro-mechanical rotary blow molding technology designed for its speed, reliability and ability to use virgin resins, high barrier resins and recycled resins simultaneously without difficulty. The Company has achieved very low production costs, particularly in plants housing Graham Wheels. While certain of the Company's competitors also use wheel technology in their production lines, the Company has developed a number of proprietary improvements which Management believes permit the Company's wheels to operate at higher speeds and with greater efficiency in the manufacture of containers with one or more special features, such as multiple layers and in-mold labeling.

     In the stretch blow molding process used for hot-fill PET applications, resin pellets are fed into a Husky injection molding machine that uses heat and pressure to mold a test tube shaped parison or 'preform.' The preform is then fed into the Sidel blow molder where it is re-heated to allow it to be formed through a stretch blow molding process into a final container. During this re-heat and blow process, special steps are taken to induce the temperature resistance needed to withstand high temperatures on customer filling lines. Management believes that the Husky injection molders and Sidel blow molders used by the Company are widely recognized as the leading technologies for high speed production of hot-fill PET containers and have replaced less competitive technologies used initially in the manufacture of hot-fill PET containers. Management believes that equipment for the production of cold-fill containers can be refitted to accommodate the production of hot-fill containers. However, such refitting has only been accomplished at a substantial cost and has proven to be substantially less efficient than the Company's equipment for producing hot-fill PET containers.

     The Company maintains a program of quality control with respect to suppliers, line performance and packaging integrity for its containers. The Company's production lines are equipped with automatic inspection machines that electronically inspect containers for dimensional conformity, flaws and various other performance requirements. Additionally, product samples are inspected and tested by Company employees on the production line for proper dimensions and performance and are also inspected and audited after packaging. Containers that do not meet quality standards are crushed and recycled as raw materials. The Company monitors and updates its inspection programs to keep pace with modern technologies and customer demands. Laboratories are maintained at each manufacturing facility to test characteristics of the products and compliance with quality standards.

     The Company has highly modernized equipment in all plants, consisting primarily of the proprietary rotational wheel systems sold to the Company by Graham Engineering and shuttle systems, both of which are used for HDPE blow molding systems, and Husky/Sidel heat-set stretch blow molding systems for custom hot-fill juice bottles. The Company is also pursuing research and development initiatives in barrier and aseptic technologies to strengthen its position in the food and beverage business. In the past, the Company has achieved substantial cost savings in its manufacturing process by productivity and process enhancements, including increasing line speeds, utilizing recycled products, reducing scrap and optimizing plastic volume requirements for each product's specifications. Management estimates that the Company's operating efficiencies are among the highest in the industry.

     Management believes that capital investment to maintain and upgrade property, plant and equipment is important to remain competitive. Total capital expenditures for 1995, 1996 and 1997 were approximately $68.6 million, $31.3 million and $53.2 million, respectively. Management estimates that the annual capital expenditure required to maintain the Company's current facilities will be approximately $20 million per year, and additional capital expenditures beyond this amount will be required to expand capacity.

RAW MATERIALS

     HDPE and PET resins constitute the primary raw materials used to manufacture the Company's products. These materials are available from a number of suppliers, and the Company is not dependent upon any single supplier for any of these materials. Based on the Company's experience, Management believes that adequate quantities of these materials will be available to supply all of its customers' needs, but there can be no assurance that they will continue to be available in adequate supply in the future. In general, the Company's dollar gross profit is substantially unaffected by fluctuations in resin prices because industry practice and the Company's contractual arrangements with its customers permit changes in resin prices to be passed through to customers by means of corresponding changes in product pricing. In addition, the Company manages its inventory of HDPE and PET to minimize its exposure to fluctuations in the price of these resins.

     Through its wholly owned subsidiary, Graham Recycling Company ('Graham Recycling'), the Company operates one of the largest HDPE bottle recycling plants in North America, and more than 60% of its HDPE packaging products contain recycled HDPE bottles. Management believes that the Company can extend its recycling technology to take advantage of further opportunities in the HDPE and PET businesses. The recycling plant is located at the Company's headquarters in York, Pennsylvania.

FACILITIES

     The Company currently owns or leases 47 plants located in the United States, Canada, Brazil, France, Germany, Italy, Poland, Turkey and the United Kingdom, not including the two Lido Plast-Graham joint venture facilities which are wholly owned and operated by its joint venture partner. Seventeen of the Company's packaging plants are located on-site at customer plants. In addition, the Company operates one plant in Poland pursuant to a joint venture arrangement where the Company owns a 50% interest. The Company is currently planning to bring two new plants into production in 1998. The Company's corporate headquarters are in multiple facilities located in York, Pennsylvania, totalling approximately 45,000 square feet. The Company believes that its plants, which are of varying ages and types of construction, are in good condition, are suitable for the Company's operations and generally provide sufficient capacity to meet the Company's requirements for the foreseeable future.

     The following table sets forth the location of the Company's plants and administrative facilities, whether on-site or off-site, whether leased or owned, and their approximate current square footage.

                                                                           ON SITE                           SIZE
LOCATION                                                                 OR OFF SITE     LEASED/OWNED      (SQ. FT.)
----------------------------------------------------------------------   -----------    ---------------    ---------
U.S. Packaging Facilities
 1. York, Pennsylvania*...............................................    Off Site      Owned                395,554
    York, Pennsylvania(a).............................................    N/A           Leased                45,000
 2. Maryland Heights, Missouri........................................    Off Site      Owned                308,961
 3. Emigsville, Pennsylvania..........................................    Off Site      Leased               148,300
 4. Levittown, Pennsylvania...........................................    Off Site      Leased               148,000
 5. Rancho Cucamonga, California......................................    Off Site      Leased               143,063
 6. Santa Ana, California.............................................    Off Site      Owned                127,680
 7. Muskogee, Oklahoma................................................    Off Site      Leased               125,000
 8. Woodridge, Illinois...............................................    Off Site      Leased               124,137
 9. Atlanta, Georgia..................................................    Off Site      Leased               112,400
10. Cincinnati, Ohio..................................................    Off Site      Leased               103,119
11. Berkeley, Missouri*...............................................    Off Site      Owned                 75,000
12. Selah, Washington.................................................    On Site       Owned                 70,000
13. Cambridge, Ohio...................................................    On Site       Leased                57,000
14. Shreveport, Louisiana.............................................    On Site       Leased                56,400
15. Whiting, Indiana..................................................    On Site       Leased                56,000
16. Richmond, California..............................................    Off Site      Leased                54,985
17. Houston, Texas....................................................    Off Site      Owned                 52,500
18. New Kensington, Pennsylvania......................................    On Site       Leased                48,000
19. Bradford, Pennsylvania............................................    Off Site      Leased                44,000
20. Port Allen, Louisiana.............................................    On Site       Leased                44,000
21. N. Charleston, South Carolina.....................................    On Site       Leased                40,000

                                                                           ON SITE                           SIZE
LOCATION                                                                 OR OFF SITE     LEASED/OWNED      (SQ. FT.)
----------------------------------------------------------------------   -----------    ---------------    ---------
22. Jefferson, Louisiana..............................................    On Site       Leased                37,000
23. Vicksburg, Mississippi............................................    On Site       Leased                31,200
24. Bordentown, New Jersey............................................    On Site       Leased                30,000
25. Tulsa, Oklahoma...................................................    On Site       Leased                28,500
26. Wapato, Washington................................................    Off Site      Leased                20,300
27. Bradenton, Florida................................................    On Site       Leased                12,191

Canadian Packaging Facilities
28. Burlington, Ontario, Canada*......................................    Off Site      Owned                145,200
    Burlington, Ontario, Canada(a)*...................................    N/A           Owned                  4,800
29. Mississauga, Ontario, Canada*.....................................    Off Site      Owned                 78,416
30. Anjou, Quebec, Canada*............................................    Off Site      Owned                 44,875
31. Toronto, Ontario, Canada..........................................    On Site       N/A                    5,000

European Packaging Facilities
32. Asieres, France...................................................    On Site       Leased                15,000
33. Assevent, France..................................................    Off Site      Owned                186,470
34. Bad Bevensen, Germany.............................................    Off Site      Owned                 80,000
35. Blyes, France.....................................................    Off Site      Owned                 89,000
36. Campochiaro, Italy................................................    Off Site      Owned                 93,200
37. Istanbul, Turkey..................................................    Off Site      Owned                 50,000
38. Meaux, France.....................................................    Off Site      Owned                 80,000
39. Noeux-les-Mines, France...........................................    Off Site      Owned                120,000
40. Sovico (Milan), Italy.............................................    Off Site      Owned                 74,500
41. Sulejowek, Poland(b)..............................................    Off Site      Owned                 82,700
42. Wrexham, UK.......................................................    Off Site      Owned                120,000

Latin American Packaging Facilities
43. Sao Paulo, Brazil.................................................    Off Site      Leased                23,440
44. Rio de Janeiro, Brazil............................................    On Site       Owned/Leased(c )      20,000
    Rio de Janeiro, Brazil(a).........................................    N/A           Leased                 1,650
45. Santos, Brazil....................................................    On Site       Leased                 5,400
46. Rio de Janeiro, Brazil............................................    On Site       N/A                   10,000

Graham Recycling
47. York, Pennsylvania*...............................................    Off Site      Owned                 44,416

Graham Affiliated Packaging Facilities (Lido Plast-Graham--Joint
  Venture)(d)
48. Buenos Aires, Argentina...........................................    Off Site      N/A                      N/A
49. San Luis, Argentina...............................................    Off Site      N/A                      N/A

------------------

(a) This indicates an administrative facility.
(b) This facility is owned by the Masko-Graham Joint Venture, in which the Company holds a 50% interest.
(c) The building is owned; land is leased.
(d) The Lido Plast-Graham facilities are owned and operated by the Company's joint venture partner, Lido Plast, in which the Company does not own any interest. See '--Foreign Operations.'

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
 * Contributed to the Operating Company as part of the Graham Contribution. With respect to the Berkeley, Missouri facility (Location 11 in the table above), a manufacturing plant, warehouse and parcel of land, the latter two of which are not listed in the table above, were contributed to the Operating Company as part of the Graham Contribution.

EMPLOYEES

     At March 29, 1998, the Company had approximately 2,937 employees, 1,826 of which were located in the United States. Approximately 75% of the Company's employees are hourly wage employees, 39% of whom are members of various labor unions and are covered by collective bargaining agreements that expire between May 1998 and April 2001. During the past three years, the Company's subsidiary in France, Graham Packaging France, has experienced on several occasions labor stoppages, none of which exceeded one day in duration. Management believes that it enjoys good relations with the Company's employees.

ENVIRONMENTAL MATTERS

     The Company and its operations, both in the U.S. and abroad, are subject to national, state, provincial and/or local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal, and management of, certain materials and waste, and impose liability for the costs of investigating and cleaning up, and certain damages resulting from, present and past spills, disposals, or other releases of hazardous substances or materials (collectively, 'Environmental Laws'). Environmental Laws can be complex and may change often, capital and operating expenses to comply can be significant, and violations may result in substantial fines and penalties. In addition, Environmental Laws such as the Comprehensive Environmental Response, Compensation and Liability Act ('CERCLA,' also known as 'Superfund'), in the United States, impose liability on several grounds for the investigation and cleanup of contaminated soil, groundwater, and buildings, and for damages to natural resources, at a wide range of properties: for example, contamination at properties formerly owned or operated by the Company as well as at properties the Company currently owns or operates, and properties to which hazardous substances were sent by the Company, may result in liability for the Company under Environmental Laws. The Company is not aware of any material noncompliance with the Environmental Laws currently applicable to it and is not the subject of any material claim for liability with respect to contamination at any location. For its operations to comply with Environmental Laws, the Company has incurred and will continue to incur costs, which were not material in fiscal 1997 and are not expected to be material in the future. See 'Risk Factors--Environmental Matters.'

     A number of governmental authorities both in the U.S. and abroad have considered or are expected to consider legislation aimed at reducing the amount of plastic wastes disposed of. Such programs have included, for example, mandating certain rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material, and/or requiring retailers or manufacturers to take back packaging used for their products. Such legislation, as well as voluntary initiatives similarly aimed at reducing the level of plastic wastes, could reduce the demand for certain plastic packaging, result in greater costs for plastic packaging manufacturers, or otherwise impact the Company's business. Some consumer products companies (including certain customers of the Company) have responded to these governmental initiatives and to perceived environmental concerns of consumers by, for example, using bottles made in whole or in part of recycled plastic. The Company operates one of the largest HDPE recycling plants in North America and more than 60% of its HDPE packaging products contain recycled HDPE bottles. To date these initiatives and developments have not materially and adversely affected the Company. See 'Risk Factors--Environmental Matters.'

INTELLECTUAL PROPERTY

     The Company owns approximately 16 unexpired U.S. patents and three trademarks. Approximately 15 patent applications are currently pending at the United States Patent and Trademark Office. In addition, twelve foreign patents have been issued and 27 are pending. While a presumption of validity exists with respect to issued U.S. patents, the Company cannot assure that any of its patents will not be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, the Company cannot assure the issuance of any pending patent application, or that if patents are issued, such patents will provide meaningful protection against competitors or against competitive technologies. While the Company holds the various patents and trademarks summarized above, it believes that its business is not dependent upon any one of such patents or trademarks. The Company also relies on unpatented proprietary know-how and continuing technological innovation and other trade secrets to develop and maintain its competitive position. There can be no assurance, however, that others will not obtain knowledge of such proprietary know-how through independent development or other access by legal means. In addition to its own patents and proprietary know-how, the Company is a party to certain licensing arrangements and other agreements authorizing the Company to use certain other proprietary processes, know-how and related technology and/or to operate within the scope of certain patents owned by other entities. The Company also has licensed or sub-licensed certain intellectual property rights to third parties.

LEGAL PROCEEDINGS

     The Company is party to various litigation matters arising in the ordinary course of business. The ultimate legal and financial liability of the Company with respect to such litigation cannot be estimated with certainty, but Management believes, based on its examination of such matters, experience to date and discussions with counsel, that such ultimate liability will not be material to the business, financial condition or results of operations of the Company.

     Holdings was sued in May 1995 for alleged patent infringement, trade secret misappropriation and other related state law claims by Hoover Universal, Inc., a subsidiary of Johnson Controls, Inc. ('JCI'), in the U.S. District Court for the Central District of California, Case No. CV-95-3331 RAP (BQRx). JCI alleged that the Company was misappropriating or threatened to misappropriate trade secrets allegedly owned by JCI relating to the manufacture of hot-fill PET plastic containers through the hiring of JCI employees, and alleged that the Company infringed two patents owned by JCI by manufacturing hot-fill PET plastic containers for several of its largest customers using a certain 'pinch grip' structural design. In December 1995, JCI filed a second lawsuit alleging infringement of two additional patents, which relate to a ring and base structure for hot-fill PET plastic containers. The two suits have been consolidated for all purposes. The Company has answered the complaints, denying infringement and misappropriation in all respects and asserting various defenses, including invalidity and unenforceability of the patents at issue based upon inequitable conduct on the part of JCI in prosecuting the relevant patent applications before the U.S. Patent Office and anticompetitive patent misuse by JCI. The Company has also asserted counterclaims against JCI alleging violations of federal antitrust law, based upon certain agreements regarding market division allegedly entered into by JCI with another competitor and other alleged conduct engaged in by JCI allegedly intended to raise prices and limit competition. In March 1997, JCI's plastic container business was acquired by Schmalbach-Lubeca Plastic Containers USA Inc. ('Schmalbach-Lubeca'). Schmalbach-Lubeca and certain affiliates were joined as successors to JCI and as counter-claim defendants.

     On March 10, 1998, the U.S. District Court in California entered summary judgment in favor of JCI and against the Company regarding infringement of two patents, but did not resolve certain issues related to the patents including certain of the Company's defenses. On March 6, 1998, the Company also filed suit against Schmalbach-Lubeca in Federal Court in Delaware for infringement of the Company's patent concerning pinch grip bottle design. On April 24, 1998, the parties to the litigation reached an understanding on the terms of a settlement of all claims in all of the litigation with JCI and Schmalbach-Lubeca, subject to agreement upon and execution of a formal settlement agreement. In June 1998, the Company finalized the settlement of the JCI-Schmalbach-Lubeca litigation. The amounts paid in settlement, as well as estimated litigation expenses and professional fees did not differ materially from the amounts accrued in Special Charges and Unusual Items in respect thereof for the year ended December 31, 1997 and in the March 29, 1998 unaudited condensed consolidated financial statements. The cash paid in settlement was funded by drawdowns under the New Credit Facility. See Notes 13 and 17 to the Combined Financial Statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 and Note 9 to the Condensed Financial Statements.

                                   MANAGEMENT

ADVISORY COMMITTEE MEMBERS AND EXECUTIVE OFFICERS

     The members of the Advisory Committee of Holdings and the executive officers of the Operating Company since the Recapitalization and their respective ages and positions are set forth in the table below. For a description of the Advisory Committee, see 'The Partnership Agreements--Holdings Partnership Agreement.'

NAME                                               AGE   POSITION
------------------------------------------------   ---   ------------------------------------------------
Donald C. Graham................................   65    Chairman of the Advisory Committee of Holdings
William H. Kerlin, Jr. .........................   47    Vice Chairman of the Advisory Committee of
                                                           Holdings
Philip R. Yates.................................   50    President and Chief Executive Officer of the
                                                           Operating Company
G. Robinson Beeson..............................   49    Senior Vice President and General Manager,
                                                           Automotive of the Operating Company
Scott G. Booth..................................   41    Senior Vice President and General Manager,
                                                           Household Cleaning and Personal Care of the
                                                           Operating Company
Roger M. Prevot.................................   39    Senior Vice President and General Manager, Food
                                                           and Beverage of the Operating Company
Geoffrey R. Lu..................................   43    Vice President and General Manager, Latin
                                                           America of the Operating Company
Alex H. Everhart................................   37    Senior Vice President and General Manager,
                                                           Europe of the Operating Company
John E. Hamilton................................   39    Senior Vice President, Finance and
                                                           Administration of the Operating Company
Chinh E. Chu....................................   31    Member of the Advisory Committee of Holdings
Howard A. Lipson................................   34    Member of the Advisory Committee of Holdings
Simon P. Lonergan...............................   29    Member of the Advisory Committee of Holdings

     Donald C. Graham has served as Chairman of the Advisory Committee of Holdings since the Recapitalization. From June 1993 to the Recapitalization, Mr. Graham served as Chairman of the Board of Directors of the Company. Prior to June 1993, Mr. Graham served as President of the Company.

     William H. Kerlin, Jr. has served as Vice Chairman of the Advisory Committee of Holdings since the Recapitalization. From October 1996 to the Recapitalization, Mr. Kerlin served as Vice Chairman of the Board of Directors and Chief Executive Officer of the Company. From 1994 to 1996, Mr. Kerlin served as Vice President of the Company and Vice Chairman of the Company. Prior to 1994, Mr. Kerlin served as Secretary of the Company.

     Philip R. Yates has served as President and Chief Executive Officer of the Operating Company since the Recapitalization. Since the Recapitalization, Mr. Yates has also served as President and Chief Executive Officer of Opco GP and of various subsidiaries of the Operating Company or their general partner, as President, Treasurer and Assistant Secretary of CapCo I and CapCo II, and as a member of the Boards of Directors of CapCo I and CapCo II. From April 1995 to the Recapitalization, Mr. Yates served as President and Chief Operating Officer of the Company. From 1994 to 1995, Mr. Yates served as President of the Company. Prior to 1994, Mr. Yates served in various management positions with the Company.

     G. Robinson Beeson has served as Senior Vice President or Vice President and General Manager, Automotive of the Operating Company since the Recapitalization. From July 1990 to the Recapitalization, Mr. Beeson served as Vice President and General Manager, U.S. Automotive of the Company.

     Scott G. Booth has served as Senior Vice President or Vice President and General Manager, Household Cleaning and Personal Care of the Operating Company since the Recapitalization. From July 1990 to the Recapitalization, Mr. Booth served as Vice President and General Manager, U.S. Household Cleaning and Personal Care of the Company.

     Roger M. Prevot has served as Senior Vice President or Vice President and General Manager, Food and Beverage of the Operating Company since the Recapitalization. From July 1990 to the Recapitalization, Mr. Prevot served as Vice President and General Manager, U.S. Food and Beverage of the Company. From June 1991 to October 1994, Mr. Prevot also served as President and General Manager of Graham Recycling.

     Geoffrey R. Lu has served as Vice President and General Manager, Latin America of the Operating Company since the Recapitalization. From May 1997 to the Recapitalization, Mr. Lu served as Vice President and General Manager, Latin America of the Company. From 1994 to 1997, Mr. Lu served as Director and General Manager, Latin America of the Company. Prior to 1994, Mr. Lu served as Director, Global Business Development of the Company.

     Alex H. Everhart has served as Senior Vice President or Vice President and General Manager, Europe of the Operating Company since the Recapitalization. From November 1994 to the Recapitalization, Mr. Everhart served as Vice President and General Manager, Canada of the Company. Prior to 1994, Mr. Everhart served as Vice President, MIS of the Company.

     John E. Hamilton has served as Senior Vice President, Finance and Administration or Vice President, Finance and Administration of the Operating Company since the Recapitalization. Since the Recapitalization, Mr. Hamilton has also served as Vice President Finance and Administration, Treasurer and Secretary of Opco GP and of various subsidiaries of the Operating Company or their general partner, as Vice President, Secretary and Assistant Treasurer of CapCo I and CapCo II, and as a member of the Boards of Directors of CapCo I and CapCo II. From November 1992 to the Recapitalization, Mr. Hamilton served as Vice President, Finance and Administration, North America of the Company. Prior to 1992, Mr. Hamilton served in various management positions with the Company.

     Chinh E. Chu is a Managing Director of The Blackstone Group L.P. which he joined in 1990. Since the Recapitalization, Mr. Chu has served as Vice President, Secretary and Assistant Treasurer of Investor LP and Investor GP, as a Vice President of CapCo I and CapCo II and as a member of the Boards of Directors of Investor LP, CapCo I and CapCo II. Prior to joining Blackstone, Mr. Chu was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc from 1988 to 1990. He currently serves on the Boards of Directors of Prime Succession Inc., Roses, Inc. and Haynes International, Inc.

     Howard A. Lipson is Senior Managing Director of The Blackstone Group L.P. which he joined in 1988. Since the Recapitalization, Mr. Lipson has served as President, Treasurer and Assistant Secretary of Investor LP and Investor GP and as a member of the Board of Directors of Investor LP. Prior to joining Blackstone, Mr. Lipson was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc. He currently serves on the Boards of Directors of Allied Waste Industries, Inc., Volume Services, Inc., AMF Group Inc., Ritvik Holdings Inc., Prime Succession Inc. and Roses, Inc.

     Simon P. Lonergan is an Associate of The Blackstone Group L.P. which he joined in 1996. Since the Recapitalization, Mr. Lonergan has served as Vice President, Assistant Secretary and Assistant Treasurer of Investor LP and Investor GP, as a Vice President of CapCo I and CapCo II and as a member of the Boards of Directors of Investor LP, CapCo I and CapCo II. Prior to joining Blackstone, Mr. Lonergan was an Associate at Bain Capital, Inc. and a Consultant at Bain and Co. He currently serves on the Board of Directors of CommNet Cellular, Inc. and the Advisory Committee of InterMedia Partners VI.

     The Boards of Directors of CapCo I and CapCo II are comprised of Philip R. Yates, John E. Hamilton, Chinh E. Chu and Simon P. Lonergan. The Board of Directors of Investor LP is comprised of Howard A. Lipson, Chinh E. Chu and Simon P. Lonergan.

     Except as described above, there are no arrangements or understandings between any director or executive officer and any other person pursuant to which such person was elected or appointed as a director or executive officer.

EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid to the Chief Executive Officer and four other most highly compensated executive officers of the Company (the 'Named Executive Officers') for the year ended December 31, 1997, and their respective titles at December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                          ANNUAL COMPENSATION             COMPENSATION
                                                 -------------------------------------       AWARDS
                                                                        OTHER ANNUAL     ---------------    ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR    SALARY    BONUS(1)   COMPENSATION(2)     EAUS(#)(3)      COMPENSATION
----------------------------------------  ----   --------   --------   ---------------   ---------------   ------------
William H. Kerlin, Jr.(4)
  Chief Executive Officer...............  1997   $140,000   $ 70,000       $ 2,750                 --              --
Philip R. Yates
  President and Chief Operating
  Officer, North America................  1997    250,000    120,000         6,991                 --              --
Jean F. Rubie(5)
  President and Chief Operating
  Officer, Europe.......................  1997    250,000    120,000            --                 --        $330,000
Roger M. Prevot
  Vice President and General
  Manager, Food & Beverage..............  1997    164,275     72,000         4,181                150              --
John E. Hamilton
  Vice President, Finance and
  Administration........................  1997    133,300     60,000         9,514                100              --

------------------

(1) Represents bonus accrued in 1996 and paid in 1997 under Company's annual discretionary bonus plan.

(2) Represents contributions to the Company's 401(k) plan and amounts attributable to both group term life insurance and personal use of company automobiles.

(3) Represents the number (#) of equity appreciation units awarded under Holdings' former equity appreciation plan (which was cancelled upon the Closing). See '--EAU Grants in Last Fiscal Year' and '--Management Awards.'

(4) Mr. Kerlin, who is compensated solely by Graham Capital, provides services to companies other than Holdings. Amounts set forth for Mr. Kerlin represent the portion of Mr. Kerlin's compensation allocable to Holdings based on the amount of services provided to Holdings.

(5) Mr. Rubie's compensation was paid solely by Graham Capital and another affiliate of the Graham Partners. The amount set forth under 'All Other Compensation' for Mr. Rubie was a special bonus related to acquisition activity in Europe. Since the Recapitalization, Mr. Rubie has not been employed by the Company.

EQUITY APPRECIATION UNITS

     Set forth below is certain information with respect to the equity appreciation units ('EAUs') granted in 1997 under Holdings former equity appreciation plan (which was cancelled upon the Closing). Under this plan, 10,000 units represented the right to cash payments equal to 1% of the equity appreciation of Holdings from the date of grant. See '--Management Awards.'

                         EAU GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                                                VALUE AT ASSUMED
----------------------------------------------------------------------------------------------------      ANNUAL RATES OF
                                                 PERCENT OF                                              APPRECIATION OVER
                                                TOTAL EAU'S                                                  FIVE YEARS
                                                 GRANTED TO     EXERCISE OF                             --------------------
                                    EAU'S       EMPLOYEES IN    BASE PRICE     EXPIRATION      5%               10%
NAME                              GRANTED(#)    FISCAL YEAR       ($/EAU)         DATE         ($)              ($)
-------------------------------   ----------    ------------    -----------    ----------    -------    --------------------
William H. Kerlin, Jr..........        --             --               --           --            --                --
Philip R. Yates................        --             --               --           --            --                --
Jean F. Rubie..................        --             --               --           --            --                --
Roger M. Prevot................       150           11.2%         $431.04         None       $17,863          $ 39,473
John E. Hamilton...............       100            7.5%          431.04         None        11,909            26,315

MANAGEMENT AWARDS

     Pursuant to the Recapitalization Agreement, immediately prior to the Closing, Holdings made cash payments to approximately 20 senior level managers equal to approximately $7.0 million, which represented the aggregate value payable under Holdings' former equity appreciation plan (which was cancelled upon the Closing) and additional cash bonuses.

     Pursuant to the Recapitalization Agreement, immediately after the Closing, Holdings granted to approximately 100 middle level managers stay bonuses aggregating approximately $4.6 million, which are payable over a period of up to three years.

     Pursuant to the Recapitalization Agreement, immediately after the Closing, Holdings made additional cash payments to approximately 15 senior level managers equal to approximately $5.0 million, which represented additional cash bonuses and the taxes payable by such managers in respect of the awards described in this paragraph. In addition, (a) Holdings made additional cash payments to such managers equal to approximately $3.1 million, which was used by the recipients to purchase shares of restricted common stock of Investor LP and (b) each such recipient was granted the same number of additional restricted shares as the shares purchased pursuant to clause (a). Such restricted shares vest over a period of three years, and one-third of any forfeited shares will increase the Graham Partners' ownership interests in Holdings.

     As a result of such equity awards, Management owns an aggregate of approximately 3.0% of the outstanding common stock of Investor LP, which constitutes approximately a 2.6% interest in Holdings.

SEVERANCE AGREEMENTS

     In connection with the Recapitalization, the Company entered into severance agreements with Messrs. Yates, Prevot and Hamilton. Such severance agreements provided that in the event a Termination Event (as defined therein) occurs, the executive shall receive: (i) a severance allowance equal to one year of salary (two years for Mr. Yates) payable in equal monthly installments over a one year period (two years for Mr. Yates); (ii) continued group health and life insurance coverage for one year (the executive's contribution for which would be the same contribution as similarly situated executives and would be deducted from the severance allowance payments); and (iii) a lump sum amount payable when the Company pays its executives bonuses, equal to the executive's target bonus, pro-rated to reflect the portion of the relevant year occurring prior to the executive's termination of employment.

SUPPLEMENTAL INCOME PLAN

     Mr. Yates is the sole participant in the Graham Engineering Corporation Amended Supplemental Income Plan (the 'SIP'). Upon the Closing, the Operating Company assumed Graham Engineering's obligations under the SIP. The SIP provides that upon attaining age 65, Mr. Yates shall receive a fifteen year annuity providing annual payments equal to 25% of his Final Salary (as defined therein). The SIP also provides that the annuity payments shall be increased annually by a 4% cost of living adjustment. The SIP permits Mr. Yates to retire at or after attaining age 55 without any reduction in the benefit (although such benefit would not begin until Mr. Yates attained age 65). In the event that Mr. Yates were to retire prior to attaining age 55 (the benefit would still commence at age 65), then the annuity payments would be reduced. In the event that Mr. Yates' employment is terminated by the Company, without 'just cause' (as defined in the SIP), then upon attaining age 65, he would receive the entire annuity. The SIP provides for similar benefits in the event of a termination of employment on account of death or disability.

MANAGEMENT OPTION PLAN

     Pursuant to the Recapitalization Agreement, the Company has adopted the Graham Packaging Holdings Company Management Option Plan (the 'Option Plan').

     The Option Plan provides for the grant to management employees of Holdings and its subsidiaries of options ('Options') to purchase limited partnership interests in Holdings equal to 0.01% of Holdings (prior to any dilution resulting from any interests granted pursuant to the Option Plan) (each 0.01% interest being referred to as a 'Unit'). The aggregate number of Units with respect to which Options may be granted under the Option Plan shall not exceed 500 Units, representing a total of up to 5% of the equity of Holdings. No grants have yet been made under the Option Plan.

     The exercise price per Unit has yet to be determined. The number and type of Units covered by outstanding Options and exercise prices may be adjusted to reflect certain events such as recapitalizations, mergers or reorganizations of or by Holdings. The Option Plan is intended to advance the best interests of the Company by allowing such employees to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain in the employ of the Company.

     A committee (the 'Committee') shall be appointed to administer the Option Plan, including, without limitation, the determination of the employees to whom grants will be made, the number of Units subject to each grant, and the various terms of such grants. The Committee may provide that an Option cannot be exercised after the merger or consolidation of Holdings into another company or corporation, the exchange of all or substantially all of the assets of Holdings for the securities of another corporation, the acquisition by a corporation of 80% or more of Holdings' partnership interest or the liquidation or dissolution of Holdings, and if the Committee so provides, it will also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for ten business days prior to such event, such Option shall be exercisable as to all Units subject thereto, notwithstanding anything to the contrary in any provisions of such Option and that, upon the occurrence of such event, such Option shall terminate and be of no further force or effect. The Committee may also provide that even if the Option shall remain exercisable after any such event, from and after such event, any such Option shall be exercisable only for the kind and amount of securities and other property (including cash), or the cash equivalent thereof, receivable as a result of such event by the holder of a number of partnership interests for which such Option could have been exercised immediately prior to such event. No suspension, termination or amendment of or to the Option Plan shall materially and adversely affect the rights of any participant with respect to Options issued hereunder prior to the date of such suspension, termination or amendment without the consent of such holder.

PENSION PLANS

     In the year ended December 31, 1997 and the three months ended March 29, 1998, the Company participated in a noncontributory, defined benefit pension plan sponsored by Graham Engineering for salaried and hourly employees other than employees covered by collectively-bargained plans. The Company also sponsored other noncontributory defined benefit plans under collective bargaining agreements. These plans covered substantially all of the Company's U.S. employees. The defined benefit plan for salaried employees provides retirement benefits based on the final five years average compensation and years of service, while plans covering hourly employees provide benefits based on years of service. See Note 10 to the Combined Financial Statements of Graham Packaging Group for each of the three years in the period ended December 31, 1997.

     The following table shows estimated annual benefits upon retirement under the defined benefit plan for salaried employees, based on the final five years average compensation and years of service, as specified therein:

                               PENSION PLAN TABLE

                                                                               YEARS OF SERVICE
                                                              ---------------------------------------------------
REMUNERATION                                                    15         20         25         30         35
-----------------------------------------------------------   -------    -------    -------    -------    -------
125,000....................................................   $27,198    $36,265    $45,331    $54,397    $55,959
150,000....................................................    33,198     44,265     55,331     66,397     68,272
175,000....................................................    39,198     52,265     66,331     78,387     80,584
200,000....................................................    45,198     60,265     75,331     90,397     92,897
225,000....................................................    51,198     68,265     85,331    102,397    105,209
250,000....................................................    57,198     76,265     95,331    114,397    117,522
300,000....................................................    69,198     92,265    115,331    138,397    142,147
400,000....................................................    93,198    124,265    155,331    186,397    191,397
450,000....................................................   105,198    140,265    176,331    210,397    216,022
500,000....................................................   117,198    156,265    195,331    234,397    240,647

Note: The amounts shown are based on 1998 covered compensation of $31,129 for an individual born in 1933. In addition, these figures do not reflect the salary limit of $160,000 and benefit limit under the plan's normal form of $130,000 in 1998.

     The compensation covered by the defined benefit plan for salaried employees is an amount equal to 'Total Wages' (as defined). This amount includes the annual Salary and Bonus amounts shown in the Summary Compensation Table above for the four Named Executive Officers who participated in the plan. Mr. Rubie did not participate in the plan. The estimated credited years of service for the year ended December 31, 1997 for each of the four Named Executive Officers participating in the plan was as follows: William H. Kerlin, Jr., 20 years; Philip R. Yates, 26 years; Roger M. Prevot, 10 years; and John E. Hamilton, 14 years. Benefits under the plan are computed on the basis of straight-life annuity amounts. Amounts set forth in the Pension Table are not subject to deduction for Social Security or other offset amounts.

     The Recapitalization Agreement provides that assets of the Graham Engineering defined benefit plan related to employees not covered by collective bargaining agreements will be transferred to a new non-contributory defined benefit plan sponsored by the Company for such employees. Such transfer is expected to be completed in 1998.

401(K) PLAN

     During 1997 and the three months ended March 29, 1998, the Company also participated in a defined contribution plan under Internal Revenue Code Section 401(k) sponsored by Graham Engineering, which covered all U.S. employees of the Company except those represented by a collective bargaining unit. The Company's contributions were determined as a specified percentage of employee contributions, subject to certain maximum limitations. The Company's costs for this plan for 1995, 1996, and 1997 were $668,000, $722,000 and $742,000, respectively. See Note 10 to the Combined Financial Statements of Graham Packaging Group for each of the three years in the period ended December 31, 1997.

     Pursuant to the Recapitalization Agreement, assets of this plan related to Company employees were transferred to a new plan sponsored by the Company following the Closing of the Recapitalization.

COMPENSATION OF DIRECTORS AND CERTAIN PARTNERS

     The members of the Boards of Directors of CapCo I and CapCo II and Investor LP are not compensated for their services except that each is reimbursed for his reasonable expenses in performing his duties as such.

     Under the Holdings Partnership Agreement, the Advisory Committee is comprised of five individuals, three of whom shall be appointed from time to time by Investor GP and, for so long as the Continuing Graham Partners and their affiliates do not sell more than two-thirds of their partnership interests owned at the Closing, two of whom shall be appointed from time to time by the other general partners. The Advisory Committee serves solely in an advisory role and does not have any power to act for or bind Holdings. The Holdings Partnership Agreement provides that, so long as the Continuing Graham Partners and their affiliates do not sell more than two-thirds of their partnership interests owned at the Closing, Holdings will pay to Graham Family Growth Partnership an annual fee of $1.0 million. The Monitoring Agreement provides that Holdings will pay to Blackstone an annual Monitoring Fee of $1.0 million. Under the Holdings Partnership Agreement, the general partners of Holdings are entitled to reimbursement for their expenses in performing their obligations thereunder. See 'The Partnership Agreements' and 'Certain Relationships and Related Party Transactions.'

                               SECURITY OWNERSHIP

     The following table and accompanying footnotes set forth certain information regarding beneficial ownership of the limited partnership and general partnership interests in the Issuers, as of the date hereof, by (i) each person who is known by the Issuers to own beneficially more than 5% of such interests, (ii) each member of the Advisory Committee of Holdings and each of the executive officers of the Operating Company and (iii) all members of the Advisory Committee of Holdings and the executive officers of the Operating Company as a group. For a more detailed discussion of certain ownership interests following the Recapitalization, see 'The Recapitalization,' 'The Partnership Agreements' and 'Certain Relationships and Related Party Transactions,' and for a chart of the ownership structure of Holdings, the Operating Company and certain other parties following the Recapitalization, see 'The Recapitalization--Summary of Ownership Structure After the Recapitalization.'

                                                        NAME AND ADDRESS                              PERCENTAGE
ISSUER                                                OF BENEFICIAL OWNER          TYPE OF INTEREST    INTEREST
----------------------------------------------- -------------------------------- -------------------- ----------
Graham Packaging Company....................... Holdings                         Limited Partnership       99%
                                                Opco GP(1)                       General Partnership        1%
GPC Capital Corp. I............................ Operating Company                Common Stock             100%
Graham Packaging Holdings Company.............. Investor LP(2)                   Limited Partnership       81%
                                                Investor GP(2)                   General Partnership        4%
                                                Graham Family entities(3)        Limited Partnership       14%
                                                Graham Packaging Corporation(3)  General Partnership        1%
GPC Capital Corp. II........................... Holdings                         Common Stock             100%

------------------

(1) Opco GP is a wholly owned subsidiary of Holdings.

(2) Investor GP is a wholly owned subsidiary of Investor LP. Upon the consummation of the Recapitalization, Blackstone, Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. became, collectively, the beneficial owner of 100.0% of the common stock of Investor LP. Blackstone Management Associates III L.L.C. ('BMA') is the general partner of each of such entities. Messrs. Peter G. Peterson, Stephen A. Schwarzman and Howard A. Lipson are members of BMA, which has investment and voting control over the shares held or controlled by Blackstone. Each of such persons disclaims beneficial ownership of such shares. The address of each of the Equity Investors is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154. Following the consummation of the Recapitalization, Blackstone transferred to Management approximately 3.0% of the common stock of Investor LP. See 'Management-- Management Awards.' In addition, an affiliate of BT Alex. Brown Incorporated and Bankers Trust International PLC, two of the Initial Purchasers of the Old Notes, acquired approximately 4.8% of the common stock of Investor LP. After giving effect to these transactions, Blackstone's beneficial ownership of the common stock of Investor LP declined by a corresponding 3.0% and 4.8%, respectively, to approximately 92.2%.

(3) Each of these entities is wholly owned, directly or indirectly, by the Graham family. The address of each of these entities is c/o Graham Capital Company, 1420 Sixth Avenue, York, Pennsylvania 17403.

                           THE PARTNERSHIP AGREEMENTS

     The summaries of the Partnership Agreements set forth below set forth the material terms of the respective Partnership Agreements. However, such summaries are not complete and are qualified in their entirety by reference to all provisions of the Partnership Agreements. Copies of the Partnership Agreements are exhibits to the Registration Statement of which this Prospectus is a part.

THE OPERATING COMPANY PARTNERSHIP AGREEMENT

     The Operating Company was formed under the name 'Graham Packaging Holdings I, L.P.' on September 21, 1994 as a limited partnership in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act. Upon the Closing of the Recapitalization, the name of the Operating Company was changed to 'Graham Packaging Company.' The Operating Company will continue until its dissolution and winding up in accordance with the terms of the Operating Company Partnership Agreement (as defined).

     Prior to the Recapitalization, Graham Recycling Corporation ('Recycling') was the sole general partner of the Operating Company and Holdings was the sole limited partner of the Operating Company. As provided in the Recapitalization Agreement, immediately prior to the Closing, Recycling contributed to Opco GP its general partnership interest in the Operating Company, and the partnership agreement of the Operating Company was amended and restated to reflect such substitution of sole general partner and certain other amendments (the 'Operating Company Partnership Agreement'). Following the Closing, Holdings has remained the sole limited partner of the Operating Company.

     The purpose of the Operating Company is the sale and manufacturing of rigid plastic containers and any business necessary or incidental thereto.

     Management. The Operating Company Partnership Agreement provides that the general partner shall be entitled in its sole discretion and without the approval of the other partners to perform or cause to be performed all management and operational functions relating to the Operating Company and shall have the sole power to bind the Operating Company. The limited partner shall not participate in the management or control of the business.

     Exculpation and Indemnification. The Operating Company Partnership Agreement provides that neither the general partner nor any of its affiliates, nor any of its partners, shareholders, officers, directors, employees or agents, shall be liable to the Operating Company or any partner for any breach of the duty of loyalty or any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law or the Operating Company Partnership Agreement. The Operating Company shall indemnify the general partner and its affiliates, and its partners, shareholders, officers, directors, employees and agents, from and against any claim or liability of any nature arising out of the assets or business of the Operating Company.

     Affiliate Transactions. The Operating Company may enter into transactions with any partner or any of its affiliates which is not prohibited by applicable law; provided that, any material transaction with any partner or any of its affiliates shall be on terms reasonably determined by the General Partner to be comparable to the terms which can be obtained from third parties.

     Transfers of Partnership Interests. The Operating Company Partnership Agreement provides that the limited partner shall not transfer its limited partnership interests.

     Dissolution. The Operating Company Partnership Agreement provides that the Operating Company shall be dissolved upon the earliest of (i) December 31, 2044,
(ii) the sale, exchange or other disposition of all or substantially all of the Operating Company's assets, (iii) the withdrawal, resignation, filing of a certificate of dissolution or revocation of the charter or bankruptcy of a general partner, or the occurrence of any other event which causes a general partner to cease to be a general partner unless there shall be another general partner, (iv) the withdrawal, resignation, filing of a certificate of dissolution or revocation of the charter or bankruptcy of a limited partner, or the occurrence of any other event which causes a limited partner to cease to be a limited partner unless there shall be another limited partner, (v) the acquisition by a single person of all of the partnership interests in the Operating Company, (vi) the issuance of a decree of dissolution by a court of competent jurisdiction, or (vii) otherwise as required by applicable law.

THE HOLDINGS PARTNERSHIP AGREEMENT

     Holdings was formed under the name 'Sonoco Graham Company' on April 3, 1989 as a limited partnership in accordance with the provisions of the Pennsylvania Uniform Limited Partnership Act, and on March 28, 1991, Holdings changed its name to 'Graham Packaging Company.' Upon the Closing of the Recapitalization, the name of Holdings was changed to 'Graham Packaging Holdings Company.' Holdings will continue until its dissolution and winding up in accordance with the terms of the Holdings Partnership Agreement (as defined).

     As contemplated by the Recapitalization Agreement, upon the Closing, Graham Capital and its successors or assigns, Graham Family Growth Partnership, Graham GP Corp., Investor LP and Investor GP entered into a Fifth Amended and Restated Agreement of Limited Partnership (the 'Holdings Partnership Agreement'). The general partners of the Partnership are Investor GP and Graham GP Corp. The limited partners of the Partnership are Graham Family Growth Partnership, Graham Capital and Investor LP.

     The purpose of Holdings is the sale and manufacturing of rigid plastic containers and any business necessary or incidental thereto.

     Management; Advisory Committee. The Holdings Partnership Agreement provides that the general partner elected by the general partner(s) holding a majority of the general partnership interests in Holdings (the 'Managing General Partner') shall be entitled in its sole discretion and without the approval of the other partners to perform or cause to be performed all management and operational functions relating to Holdings and shall have the sole power to bind Holdings, except for certain actions in which the Managing General Partner shall need the approval of the other general partners. The limited partners shall not participate in the management or control of the business.

     The partnership and the general partners shall be advised by a committee (the 'Advisory Committee') comprised of five individuals, three of whom shall be appointed from time to time by Investor GP and, for so long as the Continuing Graham Partners and their affiliates do not sell more than two-thirds of their partnership interests owned at the Closing, two of whom shall be appointed from time to time by the other general partners. Such committee shall serve solely in an advisory role and shall not have any power to act for or bind Holdings.

     Annual Fee. The Holdings Partnership Agreement provides that, so long as the Continuing Graham Partners and their affiliates do not sell more than two-thirds of their partnership interests owned at the Closing, Holdings will pay to Graham Family Growth Partnership an annual fee of $1.0 million.

     Exculpation and Indemnification. The Holdings Partnership Agreement provides that no general partner nor any of its affiliates, nor any of its respective partners, shareholders, officers, directors, employees or agents, shall be liable to Holdings or any of the limited partners for any act or omission, except resulting from its own willful misconduct or bad faith, any breach of its duty of loyalty or willful breach of its obligations as a fiduciary, or any breach of certain terms of the Holdings Partnership Agreement. Holdings shall indemnify the general partners and their affiliates, and their respective partners, shareholders, officers, directors, employees and agents, from and against any claim or liability of any nature arising out of the assets or business of Holdings.

     Affiliate Transactions. Holdings may not enter into any transaction with any partner or any of its affiliates unless the terms thereof are believed by the general partners to be in the best interests of Holdings and are intrinsically fair to Holdings and equally fair to each of the partners; provided that, Holdings may perform and comply with the Recapitalization Agreement, the Equipment Sales Agreement, the Consulting Agreement and the Monitoring Agreement (as defined).

     Transfers of Partnership Interests. The Holdings Partnership Agreement provides that, subject to certain exceptions including, without limitation, in connection with an IPO Reorganization (as defined) and the transfer rights described below, general partners shall not withdraw from Holdings, resign as a general partner, nor transfer their general partnership interests without the consent of all general partners, and limited partners shall not transfer their limited partnership interests.

     If any Continuing Graham Partner wishes to sell or otherwise transfer its partnership interests pursuant to a bona fide offer from a third party, Holdings and the Equity Investors must be given a prior opportunity to purchase such interests at the same purchase price set forth in such offer. If Holdings and the Equity Investors do not elect to make such purchase, then such Continuing Graham Partner may sell or transfer such partnership interests to such third party upon the terms set forth in such offer. If the Equity Investors wish to sell or otherwise transfer their partnership interests pursuant to a bona fide offer from a third party, the Continuing Graham Partners shall have a right to include in such sale or transfer a proportionate percentage of their partnership interests. If the Equity Investors (so long as they hold 51% or more of the partnership interests) wish to sell or otherwise transfer their partnership interests pursuant to a bona fide offer from a third party, the Equity Investors shall have the right to compel the Continuing Graham Partners to include in such sale or transfer a proportionate percentage of their partnership interests.

     Dissolution. The Holdings Partnership Agreement provides that Holdings shall be dissolved upon the earliest of (i) the sale, exchange or other disposition of all or substantially all of Holdings' assets (including pursuant to an IPO Reorganization), (ii) the withdrawal, resignation, filing of a certificate of dissolution or revocation of the charter or bankruptcy of a general partner, or the occurrence of any other event which causes a general partner to cease to be a general partner unless (a) the remaining general partner elects to continue the business or (b) if there is no remaining general partner, a majority-in-interest of the limited partners elect to continue the partnership, or (iii) such date as the partners shall unanimously elect.

     IPO Reorganization. 'IPO Reorganization' means the transfer of all or substantially all of Holdings' assets and liabilities to CapCo II in contemplation of an initial public offering of the shares of common stock of CapCo II. The Holdings Partnership Agreement provides that, without the approval of each general partner, the IPO Reorganization may not be effected through any entity other than CapCo II.

     Tax Distributions. The Partnership Agreement requires certain tax distributions to be made.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     The summaries of agreements set forth below do not purport to be complete and are qualified in their entirety by reference to all the provisions of such agreements. Copies of the Recapitalization Agreement, the Consulting Agreement, the Equipment Sales Agreement and the Partners Registration Rights Agreement are exhibits to the Registration Statement of which this Prospectus is a part.

TRANSACTIONS WITH GRAHAM PARTNERS AND OTHERS

     Prior to the Closing of the Recapitalization, Donald C. Graham, as lessor, and Holdings, as lessee, were parties to four lease agreements relating to two properties in Berkeley, Missouri and two properties in York, Pennsylvania. For the year ended December 31, 1997, the Company paid Donald C. Graham $2.0 million in the aggregate pursuant to such lease agreements. Upon the consummation of the Recapitalization, the real property subject to each such lease agreement was contributed to the Operating Company as part of the Graham Contribution. See 'The Recapitalization.'

     Prior to the Closing, York Transportation and Leasing, Inc. (an affiliate of the Graham Partners), as lessor, and Graham Packaging Canada, Ltd., as lessee, were parties to three lease agreements relating to properties located in Missassuaga, Ontario, Burlington, Ontario and Anjou, Quebec. For the year ended December 31, 1997, the Company paid York Transportation and Leasing $0.6 million in the aggregate pursuant to such lease agreements. Upon the Closing, the real property subject to each such lease agreement was contributed to the Operating Company as part of the Graham Contribution. See 'The Recapitalization.'

     Prior to the Closing, Graham GP Corp., Graham Capital and Graham Europe Limited (affiliates of the Graham Partners) were parties to management agreements, pursuant to which Donald C. Graham, William H. Kerlin, Jr. and others provided management services and served as executive officers of the Company. The Company paid $1.7 million for the year ended December 31, 1997 for such services.

     Prior to the Closing, Holdings, Graham Capital, Graham GP Corp. and York Transportation and Leasing were all parties to an Airplane Lease
Agreement/Aircraft Sharing Agreement. The Company paid $0.3 million for the year ended December 31, 1997 pursuant to such agreement.

     For the year ended December 31, 1997, the Company also paid Viking Graham Corporation (an affiliate of the Graham Partners) $0.6 million for certain consulting services.

     All of the agreements described above were terminated upon the Closing.

     Donald C. Graham and Jean Rubie are each one-third owners of Techne Technipack Engineering Italia S.p.A. ('Techne'). Techne supplies shuttle blow-molders to many of the Company's non-U.S. facilities. The Company paid Techne approximately $3.5 million for such equipment for the year ended December 31, 1997. Prior to the Recapitalization, Mr. Rubie served as General Manager, Europe, of the Company.

     Graham Engineering has supplied both services and equipment to the Company. The Company paid Graham Engineering approximately $11.3 million for such services and equipment for the year ended December 31, 1997.

     The Company has provided certain services to Graham Engineering. Graham Engineering paid the Company approximately $1.0 million for such services for the year ended December 31, 1997. In addition, in the fourth quarter of 1997, the Company sold certain bottle manufacturing equipment to Graham Engineering for approximately $3.4 million, and Graham Engineering sold such equipment to Banco SRL S.A., a Brazilian commercial bank ('Banco SRL'), transmitting the manufacturer's warranty on such equipment in a transaction financed by the Company. The equipment is currently operated by the Company at a customer's facility in Rio de Janeiro, Brazil, such equipment having been leased by the customer from Banco SRL.

     An affiliate of BT Alex. Brown Incorporated and Bankers Trust International PLC, two of the Initial Purchasers of the Old Notes, acquired approximately a 4.8% equity interest in Investor LP. See 'Security Ownership.' Bankers Trust Company, an affiliate of BT Alex. Brown Incorporated and Bankers Trust International PLC, acted as administrative agent and provided a portion of the financing under the New Credit Facility entered into in connection with the Recapitalization, for which it received customary commitment and other fees and compensation. See 'Description of the New Credit Facility.' Pursuant to the Purchase Agreement dated January 23, 1998, the Initial Purchasers, BT Alex. Brown Incorporated, Bankers Trust International PLC, Lazard Freres & Co. LLC and Salomon Brothers Inc, purchased the Senior Subordinated Old Notes at a price of 97.0% of the principal amount, for a discount of 3% from the initial offering price of 100% or a total discount of $6,750,000. Pursuant to the Purchase Agreement, the Initial Purchasers purchased the Senior Discount Old Notes at a price of 57.173% of the principal amount, for a discount of 2.361% from the initial offering price of 59.534% or a total discount of $3,990,090. Pursuant to the Purchase Agreement, the Issuers also reimbursed the Initial Purchasers for certain expenses.

THE PARTNERSHIP AGREEMENTS

     For a description of the Operating Company Partnership Agreement and the Holdings Partnership Agreement, including certain fees payable by Holdings thereunder, see 'The Partnership Agreements.'

PARTNERS REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Recapitalization Agreement, upon the Closing, Holdings, CapCo II, the Continuing Graham Partners, the Equity Investors and Blackstone entered into a registration rights agreement (the 'Partners Registration Rights Agreement'). Under the Partners Registration Rights Agreement, CapCo II will grant, with respect to the shares of its common stock to be distributed pursuant to an IPO Reorganization, (i) to the Continuing Graham Partners and their affiliates (and their permitted transferees of partnership interests in Holdings) two 'demand' registrations after an initial public offering of the shares of common stock of CapCo II has been consummated and customary 'piggyback' registration rights (except with respect to such initial public offering, unless Blackstone and its affiliates are selling their shares in such offering) and (ii) to the Equity Investors, Blackstone and their affiliates an unlimited number of 'demand' registrations and customary 'piggyback' registration rights. The Partners Registration Rights Agreement also provides that CapCo II will pay certain expenses of the Continuing Graham Partners, the Equity Investors, Blackstone and their respective affiliates relating to such registrations and indemnify them against certain liabilities which may arise under the Securities Act. See 'The Partnership Agreements--Holdings Partnership Agreement.'

CERTAIN BUSINESS RELATIONSHIPS

     Equipment Sales Agreement. Pursuant to the Recapitalization Agreement, upon the Closing, Holdings and Graham Engineering entered into the Equipment Sales, Service and Licensing Agreement ('Equipment Sales Agreement'), which provides that, with certain exceptions, (i) Graham Engineering will sell to Holdings and its affiliates certain of Graham Engineering's larger-sized proprietary extrusion blow molding wheel systems ('Graham Wheel Systems'), at a price to be determined on the basis of a percentage mark-up of material, labor and overhead costs that is as favorable to Holdings as the percentage mark-up historically offered by Graham Engineering to Holdings and is as favorable as the mark-up on comparable equipment offered to other parties, (ii) each party will provide consulting services to the other party at hourly rates ranging from $60 to $200 (adjusted annually for inflation) and (iii) Graham Engineering will grant to Holdings a nontransferable, nonexclusive, perpetual, royalty-free right and license to use certain technology. Subject to certain exceptions set forth in the Equipment Sales Agreement, Holdings and its affiliates will have the exclusive right to purchase, lease or otherwise acquire the applicable Graham Wheel Systems in North America and South America, the countries comprising the European Economic Community as of the Closing and any other country in or to which Holdings has produced or shipped extrusion blow molded plastic bottles representing sales in excess of $1.0 million in the most recent calendar year. The Equipment Sales Agreement terminates on December 31, 2007, unless mutually extended by the parties. After December 31, 1998, either party may terminate the other party's right to receive consulting services.

     Consulting Agreement. Pursuant to the Recapitalization Agreement, upon the Closing, Holdings and Graham Capital entered into a Consulting Agreement (the 'Consulting Agreement'), pursuant to which Graham Capital will provide Holdings with general business, operational and financial consulting services at mutually agreed retainer or hourly rates (ranging from $200 to $750 per hour). The Consulting Agreement terminates on the second anniversary of the Closing, unless mutually extended by the parties.

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
PROMISSORY NOTES OF GRAHAM PARTNERS

     From 1994 through the Closing, there was outstanding $20.2 million principal amount of promissory notes owed by the Graham Partners to Holdings, which had been contributed by the Graham Partners as capital in Holdings. Such promissory notes (including accrued interest) were repaid in full in connection with the Recapitalization. For the year ended December 31, 1997, accrued interest income on the promissory notes was approximately $1.0 million.

PAYMENT OF CERTAIN FEES AND EXPENSES

     In connection with the Recapitalization, Blackstone received a fee of approximately $9.3 million, and the Operating Company has reimbursed or will reimburse Blackstone for all out-of-pocket expenses incurred in connection with the Recapitalization. In addition, pursuant to a monitoring agreement (the 'Monitoring Agreement') entered into among Blackstone, Holdings and the Operating Company, Blackstone will receive a monitoring fee equal to $1.0 million per annum, and will be reimbursed for certain out-of-pocket expenses. In the future, an affiliate or affiliates of Blackstone may receive customary fees for advisory and other services rendered to Holdings and its subsidiaries. If such services are rendered in the future, the fees will be negotiated from time to time on an arm's length basis and will be based on the services performed and the prevailing fees then charged by third parties for comparable services.

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
                     DESCRIPTION OF THE NEW CREDIT FACILITY

     The summary of the New Credit Facility set forth below does not purport to be complete and is qualified in its entirety by reference to all the provisions of the definitive Credit Agreement governing the New Credit Facility. A copy of such Credit Agreement is an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     As part of the Recapitalization, the Operating Company entered into a credit facility (the 'New Credit Facility') with Bankers Trust Company ('BT'), as administrative agent, and the several lenders parties thereto. The New Credit Facility consists of term loan facilities (the 'Term Loan Facilities') in an aggregate principal amount of $395.0 million, a revolving credit facility (the 'Revolving Credit Facility') in an aggregate principal amount of up to $155.0 million and a revolving credit facility in an aggregate principal amount of up to $100.0 million (the 'Growth Capital Revolving Facility,' and, together with the Term Loan Facilities and the Revolving Facility, the 'Facilities'). The following is a summary description of the principal terms of the New Credit Facility and is subject to, and qualified in its entirety by reference to, the definitive agreement, which is filed as an exhibit to the Registration Statement and incorporated herein by reference.

     All obligations of the Operating Company under the New Credit Facility are unconditionally and irrevocably guaranteed jointly and severally by Holdings and each of Holdings' present and future domestic subsidiaries (other than the Operating Company) ('Loan Guarantors'). Indebtedness under the New Credit Facility is secured by a first priority perfected security interest in (i) all of the capital stock, partnership interests and promissory notes owned by the Operating Company and the Loan Guarantors of their domestic subsidiaries and up to 65% of the equity interests of material foreign subsidiaries and (ii) substantially all other tangible and intangible assets (including receivables, contract rights, securities, patents, trademarks, other intellectual property, inventory, equipment and certain fee owned real estate) owned by the Operating Company and each Loan Guarantor.

TERM LOAN FACILITIES

     The Term Loan Facilities consist of three tranches of term loans in an aggregate principal amount of $395.0 million. The Tranche A term loans are in an aggregate principal amount of $75.0 million, the Tranche B term loans are in an aggregate principal amount of $175.0 million, and the Tranche C term loans are in an aggregate principal amount of $145.0 million. The loans under the Term Loan Facilities (the 'Term Loans') were made in a single drawing at the Closing of the Recapitalization. The Tranche A term loans will mature on the sixth anniversary of the Closing, the Tranche B term loans will mature on the eighth anniversary of the Closing, and the Tranche C term loans will mature on the ninth anniversary of the Closing. Installments of the Tranche A term loans will be due in equal quarterly amounts totalling $10.0 million in year 3, $15.0 million in year 4, $20.0 million in year 5, and $30.0 million in year 6. Installments of the Tranche B term loans will be due in aggregate principal amounts per annum equal to 1% of the initial aggregate principal amount of Tranche B term loans for the first six years after the Closing and the remaining amount of Tranche B term loans will be due in eight quarterly amortization payments in the seventh and eighth years after the Closing. Installments of the Tranche C term loans will be due in aggregate principal amounts per annum equal to 1% of the initial aggregate principal amount of Tranche C term loans for the first eight years after the Closing and the remaining amount of Tranche C term loans will be due in four quarterly amortization payments in the ninth year after the Closing.

REVOLVING CREDIT FACILITY

     The Revolving Credit Facility consists of a revolving credit facility in an aggregate principal amount of $155.0 million. The Operating Company is entitled to draw amounts under the Revolving Credit Facility for general corporate purposes. The Revolving Credit Facility includes sub-limits for letters of credit and swingline loans ('Swingline Loans'). The Revolving Credit Facility will mature on the sixth anniversary of the Closing.

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
GROWTH CAPITAL REVOLVING CREDIT FACILITY

     The Growth Capital Revolving Facility consists of a revolving credit facility in an aggregate principal amount of $100.0 million. The Operating Company is entitled to draw amounts under the Growth Capital Revolving Facility for capital expenditure requirements and to finance acquisitions and investments, provided that loans under the Growth Capital Revolving Facility may only be incurred to the extent that such loans are matched with equity contributions from the principal equity holders of Investor LP (which equity contributions shall, in turn, ultimately be contributed to the Operating Company), on a dollar-for-dollar basis. The Growth Capital Revolving Facility will mature on the sixth anniversary of the Closing.

AVAILABILITY

     The full amount of the Term Loan Facilities was drawn in a single drawing at the Closing, and $8.5 million was drawn under the Revolving Credit Facility at the Closing. The loans under the Revolving Credit Facility and the Growth Capital Revolving Facility (the 'Revolving Loans' and 'Growth Capital Loans,' respectively, and, together with the Term Loans, the 'Loans') are subject to various conditions precedent typical of bank facilities of this type and may be borrowed, repaid and reborrowed after the Closing. Utilization under the Growth Capital Revolving Facility will be matched by equity contributions, as described above.

INTEREST RATES

     The Operating Company may elect that all or a portion of the Loans, other than the Swingline Loans, bear interest at the eurodollar rate (the 'Eurodollar Rate') plus the applicable interest margin, or the base rate (the 'Base Rate') plus the applicable interest margin. The Base Rate is defined as the higher of
(i) the overnight federal funds rate, plus 1/2% and (ii) the prime lending rate of BT. The Eurodollar Rate is defined as the rate at which eurodollar deposits for one, two, three or six months or (if and when available to all of the relevant lenders) nine or twelve months are offered to BT in the London interbank eurodollar market. The applicable interest margin for Tranche A term loans, Revolving Loans and Growth Capital Loans is 1.25% for Base Rate loans and 2.25% for Eurodollar Rate loans. The applicable interest margin for Tranche B term loans is 1.75% for Base Rate loans and 2.75% for Eurodollar Rate loans. The applicable interest margin for Tranche C term loans is 2.00% for Base Rate loans and 3.00% for Eurodollar Rate loans. The interest margins for the Loans are subject to reduction, as long as no default or event of default exists under the New Credit Facility based on the leverage ratio. Interest accrues quarterly on Base Rate Loans.

MANDATORY AND OPTIONAL REPAYMENT

     The Term Loan Facilities shall be prepaid, subject to certain conditions and exceptions, with (i) 100% of the net proceeds of any incurrence of indebtedness, subject to certain exceptions, by Holdings or its subsidiaries,
(ii) 75% of the net proceeds of issuances of equity, subject to certain exceptions, after the Closing by Holdings or any of its subsidiaries, (iii) 100% of the net proceeds of certain asset dispositions, (iv) 50% of the annual excess cash flow (as such term is defined in the New Credit Facility) of Holdings and its subsidiaries on a consolidated basis and (v) 100% of the net proceeds from any condemnation and insurance recovery events, subject to certain reinvestment rights. The foregoing mandatory prepayments will first be applied pro rata to reduce outstanding Tranche A, Tranche B and Tranche C term loans (and to installments of each Tranche on a pro rata basis or, in the case of prepayments based on excess cash flow, in direct order of maturity), provided, however, that at the Operating Company's election, (i) up to $30 million in the aggregate of mandatory prepayments (to the extent based on annual excess cash flow) and voluntary prepayments will be applied first to prepay outstanding Tranche A term loans and, to the extent in excess thereof, as otherwise provided herein for mandatory prepayments and (ii) at any time that Tranche A term loans are outstanding, the holders of Tranche B term loans and Tranche C term loans may decline to accept voluntary or mandatory prepayment of Tranche B term loans or Tranche C term loans, as the case may be, and such amounts shall be applied to the Tranche A term loans. Prepayments in excess of the amount of outstanding term loans will be applied (i) first, to reduce the commitments under the Growth Capital Revolving Facility (and, in the case of any reduction of commitments pursuant to this clause (i), a like principal amount of Growth Capital Revolving loans, to the extent then outstanding, shall also be required to be prepaid at such time) and (ii) second, to reduce the commitments under the Revolving Credit Facility. The New Credit Facility provides that the Operating Company may voluntarily

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
prepay loans in whole or in part without penalty, subject to minimum prepayments. Prepayments of Eurodollar Rate Loans shall be subject to reimbursement of the lenders' breakage and redeployment costs. Optional prepayments of the Term Loans will be applied pro rata to reduce outstanding Tranche A, Tranche B and Tranche C term loans (and to installments of each Tranche in the direct order).

COVENANTS

     The New Credit Facility contains certain covenants and other requirements of Holdings and its subsidiaries. The affirmative covenants provide for, among other things, mandatory reporting by Holdings of financial and other information to the administrative agent and notice by Holdings to the agent upon the occurrence of certain events. The affirmative covenants also include standard covenants requiring Holdings and its subsidiaries to operate its business in an orderly manner and consistent with past practice and requiring maintenance of interest rate protection.

     The New Credit Facility also contains certain negative covenants and restrictions on actions by Holdings and its subsidiaries, including, without limitation, restrictions on indebtedness, liens, guarantee obligations, mergers, asset dispositions, investments, loans, advances, acquisitions, dividends and other restricted junior payments, transactions with affiliates, changes in business conducted and prepayments and amendments of subordinated indebtedness. The New Credit Facility also requires Holdings and its subsidiaries to meet certain financial covenants.

EVENTS OF DEFAULT

     The New Credit Facility specifies certain customary events of default including, without limitation, non-payment of principal, non-payment of interest or fees (with a customary grace period), violation of covenants, inaccuracy of representations and warranties in any material respect, cross-default to certain other indebtedness, bankruptcy and insolvency events, material judgments, violations of the Employee Retirement Income Security Act of 1974, as amended, change of control transactions, failure to maintain security interests, invalidity or asserted invalidity of credit documents, including guarantees and failure of the New Credit Facility and guarantees thereof to be senior in right of payment.

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
                    THE SENIOR SUBORDINATED EXCHANGE OFFERS

GENERAL

     The Company Issuers hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letters of Transmittal (which together constitute the Senior Subordinated Exchange Offers),
(i) to exchange an aggregate of up to $150,000,000 principal amount of their Fixed Rate Senior Subordinated Exchange Notes for an equal principal amount of their issued and outstanding Fixed Rate Senior Subordinated Old Notes, and (ii) to exchange an aggregate of up to $75,000,000 principal amount of their Floating Rate Senior Subordinated Exchange Notes for an equal principal amount of their issued and outstanding Floating Rate Senior Subordinated Old Notes, in each case properly tendered on or prior to the applicable Senior Subordinated Expiration Date and not withdrawn as permitted pursuant to the procedures described below. This Prospectus and the Letter of Transmittal related to the Fixed Rate Senior Subordinated Notes together constitute the Fixed Rate Senior Subordinated Exchange Offer, and this Prospectus and the Letter of Transmittal related to the Floating Rate Senior Subordinated Notes together constitute the Floating Rate Senior Subordinated Exchange Offer. The Senior Subordinated Exchange Notes will be unconditionally guaranteed by Holdings (the 'Holdings Guarantee') on a senior subordinated basis. Upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal, Holdings hereby offers to issue the Holdings Guarantee with respect to all Senior Subordinated Exchange Notes issued in the Senior Subordinated Exchange Offers in exchange for Holdings' outstanding guarantees (the 'Old Holdings Guarantee') of the Senior Subordinated Old Notes. Throughout this Prospectus, references to the Senior Subordinated Exchange Offers include the offer of Holdings to exchange the Holdings Guarantee for the Old Holdings Guarantee, whether so expressed or not. Throughout this Prospectus, references to the 'Letter of Transmittal' refer to the form of Letter of Transmittal that is applicable to the Fixed Rate Senior Subordinated Notes, the Floating Rate Senior Subordinated Notes or the Senior Discount Notes, as the context requires, whether so expressed or not. The Senior Subordinated Exchange Offers are being made with respect to all of the Senior Subordinated Old Notes.


     As of the date of this Prospectus, $150,000,000 aggregate principal amount of Fixed Rate Senior Subordinated Old Notes is outstanding and $75,000,000 aggregate principal amount of Floating Rate Senior Subordinated Old Notes is outstanding. This Prospectus and the applicable Letters of Transmittal are first being sent on or about August 3, 1998, to all holders of Senior Subordinated Old Notes known to the Company Issuers. The Company Issuers' obligation to accept Senior Subordinated Old Notes for exchange pursuant to the Senior Subordinated Exchange Offers is subject to certain conditions set forth under 'Certain Conditions to the Senior Subordinated Exchange Offers' below. The Company Issuers currently expect that each of the conditions will be satisfied and that no waivers will be necessary.


PURPOSE OF THE SENIOR SUBORDINATED EXCHANGE OFFERS

     The Senior Subordinated Old Notes were issued on February 2, 1998 in transactions exempt from the registration requirements of the Securities Act. Accordingly, the Senior Subordinated Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Senior Subordinated Old Notes, the Company Issuers and Holdings, as guarantor, entered into the Senior Subordinated Registration Rights Agreement, which requires the Company Issuers and Holdings to file with the Commission a registration statement relating to the Senior Subordinated Exchange Offers not later than 120 days after the date of issuance of the Senior Subordinated Old Notes and to use their best efforts to cause the registration statement relating to the Senior Subordinated Exchange Offers to become effective under the Securities Act not later than 180 days after the date of issuance of the Senior Subordinated Old Notes. In addition, the Senior Subordinated Registration Rights Agreement provides for certain remedies if the Senior Subordinated Exchange Offers are not consummated or a shelf registration statement with respect to Senior Subordinated Old Notes is not made effective within the time periods specified therein. See 'Senior Subordinated Exchange Offers; Senior Subordinated Registration Rights.' A copy of the Senior Subordinated Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

     The Senior Subordinated Exchange Offers are being made by the Company Issuers to satisfy their obligations with respect to the Senior Subordinated Registration Rights Agreement. The term 'holder,' with respect to the Senior Subordinated Exchange Offers, means any person in whose name Senior Subordinated Old Notes are registered on the books of the Company Issuers or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Senior Subordinated Old Notes are held of record by The Depository Trust Company or its nominee. Other than pursuant to the Senior Subordinated Registration Rights Agreement, the Company Issuers and Holdings are not required to file any registration statement to register any outstanding Senior Subordinated Old Notes. Holders of Senior Subordinated Old Notes who do not tender their Senior Subordinated Old Notes or whose Senior Subordinated Old Notes are tendered but not accepted would have to rely on exceptions to the registration requirements under the securities laws, including the Securities Act, if they wish to sell their Senior Subordinated Old Notes.

     The Company Issuers are making the Senior Subordinated Exchange Offers in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company Issuers have not sought their own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Senior Subordinated Exchange Offers as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company Issuers believe that the Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offers in exchange for Senior Subordinated Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an 'affiliate' of the Company Issuers or Holdings within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Senior Subordinated Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Senior Subordinated Exchange Notes. See '--Resale of Senior Subordinated Exchange Notes.' Each broker-dealer that receives Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes, where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. See 'Plan of Distribution.'

TERMS OF THE EXCHANGE

     The Company Issuers hereby offer, subject to the conditions set forth herein and in the applicable Letters of Transmittal accompanying this Prospectus, (i) to exchange $1,000 principal amount of Fixed Rate Senior Subordinated Exchange Notes for each $1,000 principal amount of their issued and outstanding Fixed Rate Senior Subordinated Old Notes, and (ii) to exchange $1,000 principal amount of Floating Rate Senior Subordinated Exchange Notes for each $1,000 principal amount of their issued and outstanding Floating Rate Senior Subordinated Old Notes, in each case properly tendered on or prior to the applicable Senior Subordinated Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The terms of the Fixed Rate Senior Subordinated Exchange Notes and the Floating Rate Senior Subordinated Exchange Notes are identical in all material respects to the terms of the Fixed Rate Senior Subordinated Old Notes and the Floating Rate Senior Subordinated Old Notes, respectively, for which they may be exchanged pursuant to the applicable Senior Subordinated Exchange Offer, except that the Senior Subordinated Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Fixed Rate Senior Subordinated Exchange Notes and the Floating Rate Senior Subordinated Exchange Notes will evidence the same indebtedness as the Fixed Rate Senior Subordinated Old Notes and the Floating Rate Senior Subordinated Old Notes, respectively, and will be entitled to the benefits of the Senior Subordinated Indenture. See 'Description of Senior Subordinated Exchange Notes.'

     The Senior Subordinated Exchange Offers are not conditioned upon any minimum aggregate principal amount of Senior Subordinated Old Notes being tendered for exchange.

     The Company Issuers have not requested, and do not intend to request, an interpretation by the Staff of the Commission with respect to whether the Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offers in exchange for the Senior Subordinated Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the Staff of the Commission set forth in a series of no-action letters issued to third parties, the Company Issuers believe that Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offers in exchange for Senior Subordinated Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Senior Subordinated Exchange Notes (other than any such holder that is a broker-dealer or is an 'affiliate' of the Company Issuers or Holdings within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Senior Subordinated Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Senior Subordinated Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Senior Subordinated Exchange Notes. Since the Commission has not considered the Senior Subordinated Exchange Offers in the context of a no-action letter, there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Senior Subordinated Exchange Offers. Any holder who is an affiliate of the Company Issuers or who tenders in the Senior Subordinated Exchange Offers for the purpose of participating in a distribution of the Senior Subordinated Exchange Notes cannot rely on such interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Senior Subordinated Exchange Notes. Each broker-dealer that receives Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes, where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. A broker-dealer may not participate in the Senior Subordinated Exchange Offers with respect to Senior Subordinated Old Notes acquired other than as a result of market-making activities or other trading activities. See 'Plan of Distribution.'

     Interest on the Senior Subordinated Exchange Notes will accrue from the last Interest Payment Date on which interest was paid on the Senior Subordinated Old Notes so surrendered or, if no interest has been paid on such Notes, from February 2, 1998.

     Tendering holders of the Senior Subordinated Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Senior Subordinated Old Notes pursuant to the Senior Subordinated Exchange Offers.

EXPIRATION DATES; EXTENSION; TERMINATION; AMENDMENT


     The Fixed Rate Senior Subordinated Exchange Offer will expire at 5:00 p.m., New York City time, on September 2, 1998 (the 'Fixed Rate Senior Subordinated Expiration Date'), and the Floating Rate Senior Subordinated Exchange Offer will expire at 5:00 p.m., New York City time, on September 2, 1998 (the 'Floating Rate Senior Subordinated Expiration Date' and, together with the Fixed Rate Senior Subordinated Expiration Date, the 'Senior Subordinated Expiration Dates'), unless the applicable Senior Subordinated Exchange Offer is extended, in which case the term 'Fixed Rate Senior Subordinated Expiration Date' or 'Floating Rate Senior Subordinated Expiration Date' means the latest date and time to which the Fixed Rate Senior Subordinated Exchange Offer or the Floating Rate Senior Subordinated Exchange Offer, as the case may be, is extended. The Fixed Rate Senior Subordinated Expiration Date and the Floating Rate Senior Subordinated Expiration Date will each be at least 20 business days after the commencement of the related Senior Subordinated Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Company Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which either the Fixed Rate Senior Subordinated Exchange Offer or the Floating Rate Senior Subordinated Exchange Offer is open, and thereby delay acceptance for exchange of any Fixed Rate Senior Subordinated Old Notes or Floating Rate Senior Subordinated Old Notes, as the case may be, by giving oral or written notice to the Senior Subordinated Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the applicable Senior Subordinated Expiration Date previously in effect. During any such extension, all Senior Subordinated Old Notes previously tendered will remain subject to the applicable Senior Subordinated Exchange Offer unless properly withdrawn. The Company Issuers do not anticipate extending either Senior Subordinated Expiration Date.

     The Company Issuers expressly reserve the right to (i) terminate or amend either Senior Subordinated Exchange Offer and not to accept for exchange any Senior Subordinated Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under 'Certain Conditions to the Senior Subordinated Exchange Offers' which have not been waived by the Company Issuers and (ii) amend the terms of the Senior Subordinated Exchange Offers in any manner which, in their good faith judgment, is advantageous to the holders of the Senior Subordinated Old Notes, whether before or after any tender of Senior Subordinated Old Notes. If any such termination or amendment occurs, the Company Issuers will notify the Senior Subordinated Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Senior Subordinated Old Notes as promptly as practicable.

     For purposes of the Senior Subordinated Exchange Offers, a 'business day' means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Company Issuers terminate the applicable Senior Subordinated Exchange Offer prior to 5:00 p.m., New York City time, on the related Senior Subordinated Expiration Date, the Company Issuers will exchange the applicable Senior Subordinated Exchange Notes for Senior Subordinated Old Notes on such Senior Subordinated Exchange Date.

PROCEDURES FOR TENDERING SENIOR SUBORDINATED OLD NOTES

     The tender to the Company Issuers of Senior Subordinated Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company Issuers will constitute a binding agreement between the tendering holder and the Company Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal.

     A holder of Senior Subordinated Old Notes may tender the same by (i) properly completing and signing the applicable Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Senior Subordinated Old Notes being tendered and any required signature guarantees and any other documents required by such Letter of Transmittal, to the Senior Subordinated Exchange Agent at its address set forth below on or prior to the applicable Senior Subordinated Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF SENIOR SUBORDINATED OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO SENIOR SUBORDINATED OLD NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY ISSUERS.

     If tendered Senior Subordinated Old Notes are registered in the name of the signer of the Letter of Transmittal and the Senior Subordinated Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Senior Subordinated Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a 'book-entry transfer facility') whose name appears on a security listing as the owner of Senior Subordinated Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Senior Subordinated Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company Issuers and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an 'Eligible Institution') that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, if the Senior Subordinated Exchange Notes and/or Senior Subordinated Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the applicable note register for such Senior Subordinated Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Senior Subordinated Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Senior Subordinated Old Notes at the book-entry transfer facility for the purpose of facilitating the Senior Subordinated Exchange Offers, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Senior Subordinated Old Notes by causing such book-entry transfer facility to transfer such Senior Subordinated Old Notes into the Senior Subordinated Exchange Agent's account with respect to the Senior Subordinated Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Senior Subordinated Old Notes may be effected through book-entry transfer into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Senior Subordinated Exchange Agent at its address set forth below on or prior to the applicable Senior Subordinated Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept either Senior Subordinated Exchange Offer and time will not permit the applicable Letter of Transmittal or Senior Subordinated Old Notes to reach the Senior Subordinated Exchange Agent before the applicable Senior Subordinated Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Senior Subordinated Exchange Agent has received at its address set forth below on or prior to the applicable Senior Subordinated Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Senior Subordinated Old Notes are registered and, if possible, the certificate numbers of the Senior Subordinated Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the applicable Senior Subordinated Expiration Date, the Senior Subordinated Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Senior Subordinated Old Notes into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Senior Subordinated Old Notes being tendered by the above-described method are deposited with the Senior Subordinated Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company Issuers may, at their option, reject the tender. Copies of the forms of notice of guaranteed delivery ('Notice of Guaranteed Delivery') relating to the Fixed Rate Senior Subordinated Notes and the Floating Rate Senior Subordinated Notes, respectively, which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Senior Subordinated Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Senior Subordinated Old Notes (or a confirmation of book-entry transfer of such Senior Subordinated Old Notes into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility) is received by the Senior Subordinated Exchange Agent, or (ii) the applicable Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Senior Subordinated Exchange Agent. Issuances of Senior Subordinated Exchange Notes in exchange for Senior Subordinated Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the applicable Letter of Transmittal (and any other required documents) and the tendered Senior Subordinated Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Senior Subordinated Old Notes tendered for exchange will be determined by the Company Issuers in their sole discretion, which determination shall be final and binding. The Company Issuers reserve the absolute right to reject any and all tenders of any particular Senior Subordinated Old Notes not properly tendered or not to accept any particular Senior Subordinated Old Notes which acceptance might, in the judgment of the Company Issuers or their counsel, be unlawful. The Company Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Senior Subordinated Exchange Offers as to any particular Senior Subordinated Old Notes either before or after the applicable Senior Subordinated Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Senior Subordinated Old Notes in the Senior Subordinated

Exchange Offers). The interpretation of the terms and conditions of the Senior Subordinated Exchange Offers (including the applicable Letter of Transmittal and the instructions thereto) by the Company Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Senior Subordinated Old Notes for exchange must be cured within such reasonable period of time as the Company Issuers shall determine. Neither the Company Issuers, the Senior Subordinated Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Senior Subordinated Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If a Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Senior Subordinated Old Notes, such Senior Subordinated Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Senior Subordinated Old Notes.

     If a Letter of Transmittal or any Senior Subordinated Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company Issuers, proper evidence satisfactory to the Company Issuers of their authority to so act must be submitted.

     By tendering, each holder will represent to the Company Issuers that, among other things, the Senior Subordinated Exchange Notes acquired pursuant to the Senior Subordinated Exchange Offers are being acquired in the ordinary course of business of the person receiving such Senior Subordinated Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Senior Subordinated Exchange Notes and that neither the holder nor any such other person is an 'affiliate,' as defined under Rule 405 of the Securities Act, of the Company Issuers or Holdings, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. See 'Plan of Distribution.'

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     Each Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the related Senior Subordinated Exchange Offer.

     The party tendering Notes for exchange (the 'Transferor') exchanges, assigns and transfers the Senior Subordinated Old Notes to the Company Issuers and irrevocably constitutes and appoints the Senior Subordinated Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Senior Subordinated Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Senior Subordinated Old Notes and to acquire Senior Subordinated Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Company Issuers will acquire good and unencumbered title to the tendered Senior Subordinated Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Senior Subordinated Exchange Agent or the Company Issuers to be necessary or desirable to complete the exchange, assignment and transfer of tendered Senior Subordinated Old Notes or transfer ownership of such Senior Subordinated Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Senior Subordinated Old Notes by the Company Issuers and the issuance of Senior Subordinated Exchange Notes in exchange therefor shall constitute performance in full by the Company Issuers of certain of their obligations under the Senior Subordinated Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an 'affiliate' of the Company Issuers or Holdings within the meaning of Rule 405 under the Securities Act and that it is acquiring the Senior Subordinated Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Senior Subordinated Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Senior Subordinated Exchange Notes. Each Transferor which is a broker-dealer receiving Senior Subordinated Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Senior Subordinated Exchange Notes received in exchange for Senior Subordinated Old Notes where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company Issuers will, for a period of 90 days after the applicable Senior Subordinated Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

     Tenders of Senior Subordinated Old Notes may be withdrawn at any time prior to the applicable Senior Subordinated Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Senior Subordinated Exchange Agent at the address set forth herein prior to the applicable Senior Subordinated Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Senior Subordinated Old Notes to be withdrawn (the 'Depositor'), (ii) identify the Senior Subordinated Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Senior Subordinated Old Notes),
(iii) specify the principal amount of Senior Subordinated Old Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Senior Subordinated Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Senior Subordinated Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Senior Subordinated Trustee under the Senior Subordinated Indenture register the transfer of such Senior Subordinated Old Notes into the name of the person withdrawing the tender and
(vi) specify the name in which any such Senior Subordinated Old Notes are to be registered, if different from that of the Depositor. The Senior Subordinated Exchange Agent will return the properly withdrawn Senior Subordinated Old Notes promptly following receipt of notice of withdrawal.

     If Senior Subordinated Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Senior Subordinated Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Company Issuers and such determination will be final and binding on all parties.

     Any Senior Subordinated Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the applicable Senior Subordinated Exchange Offer. Any Senior Subordinated Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Senior Subordinated Old Notes tendered by book-entry transfer into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Senior Subordinated Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the applicable Senior Subordinated Exchange Offer. Properly withdrawn Senior Subordinated Old Notes may be retendered by following one of the procedures described under '--Procedures for Tendering Senior Subordinated Old Notes' above at any time on or prior to the applicable Senior Subordinated Expiration Date.

ACCEPTANCE OF SENIOR SUBORDINATED OLD NOTES FOR EXCHANGE; DELIVERY OF SENIOR SUBORDINATED EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Senior Subordinated Exchange Offers, the Company Issuers will accept, promptly on the Senior Subordinated Exchange Date, all Senior Subordinated Old Notes properly tendered and will issue the Senior Subordinated Exchange Notes promptly after such acceptance. See '--Certain Conditions to the Senior Subordinated Exchange Offers' below. For purposes of the Senior Subordinated Exchange Offers, the Company Issuers shall be deemed to have accepted properly tendered Senior Subordinated Old Notes for exchange when, as and if the Company Issuers have given oral or written notice thereof to the Senior Subordinated Exchange Agent.

     For each Senior Subordinated Old Note accepted for exchange, the holder of such Senior Subordinated Old Note will receive a Senior Subordinated Exchange Note having a principal amount equal to that of the surrendered Senior Subordinated Old Note.

     In all cases, issuance of Senior Subordinated Exchange Notes for Senior Subordinated Old Notes that are accepted for exchange pursuant to either of the Senior Subordinated Exchange Offers will be made only after timely receipt by the Senior Subordinated Exchange Agent of certificates for such Senior Subordinated Old Notes or a timely book-entry confirmation of such Senior Subordinated Old Notes into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Senior Subordinated Old Notes are not accepted for any reason set forth in the terms and conditions of the applicable Senior Subordinated Exchange Offer or if Senior Subordinated Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Senior Subordinated Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Senior Subordinated Old Notes tendered by book-entry transfer into the Senior Subordinated Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Senior Subordinated Old Notes will be credited to an account maintained with such book-entry transfer facility specified by the holder) as promptly as practicable after the expiration of the applicable Senior Subordinated Exchange Offer.

CERTAIN CONDITIONS TO THE SENIOR SUBORDINATED EXCHANGE OFFERS

     Notwithstanding any other provision of the Senior Subordinated Exchange Offers, or any extension of the Senior Subordinated Exchange Offers, the Company Issuers shall not be required to accept for exchange, or to issue Senior Subordinated Exchange Notes in exchange for, any Senior Subordinated Old Notes and may terminate or amend either Senior Subordinated Exchange Offer (by oral or written notice to the Senior Subordinated Exchange Agent or by a timely press release) if at any time before the acceptance of such Senior Subordinated Old Notes for exchange or the exchange of the Senior Subordinated Exchange Notes for such Senior Subordinated Old Notes, any of the following conditions exist:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to such Senior Subordinated Exchange Offer which, in the sole judgment of the Company Issuers, might materially impair the ability of the Company Issuers to proceed with the Senior Subordinated Exchange Offer or have a material adverse effect on the contemplated benefits of such Senior Subordinated Exchange Offer to the Company Issuers; or

          (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company Issuers that, in the sole judgment of the Company Issuers, is or may be adverse to the Company Issuers, or the Company Issuers shall have become aware of facts that have or may have adverse significance with respect to the value of the Senior Subordinated Old Notes or the Senior Subordinated Exchange Notes or that may, in the sole judgment of the Company Issuers, materially impair the contemplated benefits of such Senior Subordinated Exchange Offer to the Company Issuers; or

          (c) any law, rule or regulation or applicable interpretations of the Staff of the Commission is issued or promulgated which, in the good faith determination of the Company Issuers, does not permit the Company Issuers to effect such Senior Subordinated Exchange Offer; or

          (d) any governmental approval has not been obtained, which approval the Company Issuers, in their sole discretion, deem necessary for the consummation of such Senior Subordinated Exchange Offer; or

          (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of the Company Issuers, might materially impair the ability of the Company Issuers to proceed with such Senior Subordinated Exchange Offer or have a material adverse effect on the contemplated benefits of such Senior Subordinated Exchange Offer to the Company Issuers; or

          (f) there shall occur a change in the current interpretation by the Staff of the Commission which permits the Senior Subordinated Exchange Notes issued pursuant to such Senior Subordinated Exchange Offer in exchange for Senior Subordinated Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an 'affiliate' of the Company Issuers or Holdings within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Senior Subordinated Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Senior Subordinated Exchange Notes; or

          (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company Issuers to complete the transactions contemplated by such Senior Subordinated Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Senior Subordinated Exchange Offers, a material acceleration or worsening thereof.

     The Company Issuers expressly reserve the right to terminate either Senior Subordinated Exchange Offer and not accept for exchange any of the related Senior Subordinated Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company Issuers of such Senior Subordinated Old Notes which are properly tendered). In addition, the Company Issuers may amend either Senior Subordinated Exchange Offer at any time prior to the applicable Senior Subordinated Expiration Date if any of the conditions set forth above occurs. Moreover, regardless of whether any of such conditions has occurred, the Company Issuers may amend either Senior Subordinated Exchange Offer in any manner which, in their good faith judgment, is advantageous to holders of the related Senior Subordinated Old Notes.

     The foregoing conditions are for the sole benefit of the Company Issuers and may be asserted by the Company Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Company Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by the Company Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Company Issuers waive or amend the foregoing conditions, they will, if required by law, extend the applicable Subordinated Exchange Offer for a minimum of five business days from the date that the Company Issuers first give notice, by public announcement or otherwise, of such waiver or amendment, if such Senior Subordinated Exchange Offer would otherwise expire within such five business-day period. Any determination by the Company Issuers concerning the events described above will be final and binding upon all parties.

     In addition, the Company Issuers will not accept for exchange any Senior Subordinated Old Notes tendered, and no Senior Subordinated Exchange Notes will be issued in exchange for any such Senior Subordinated Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Senior Subordinated Indenture under the Trust Indenture Act of 1939, as amended. In any such event, the Company Issuers are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Senior Subordinated Exchange Offers are not conditioned upon any minimum principal amount of Senior Subordinated Old Notes being tendered for exchange.

SENIOR SUBORDINATED EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the Senior Subordinated Exchange Agent for the Senior Subordinated Exchange Offers. All executed Letters of Transmittal related to either Senior Subordinated Exchange Offer should be directed to the Senior Subordinated Exchange Agent at one of the addresses set forth below:

                 By Overnight Courier:                                By Registered or Certified Mail:
        United States Trust Company of New York                   United States Trust Company of New York
                      770 Broadway                                              P.O. Box 844
                       13th Floor                                      Attn: Corporate Trust Services
                New York, New York 10003                                       Cooper Station
             Attn: Corporate Trust Services                            New York, New York 10276-0844

                        By Hand:                                 By Facsimile (Eligible Institutions Only):
        United States Trust Company of New York                                (212) 420-6152
                      111 Broadway                                          Confirm by Telephone
                      Lower Level                                              (800) 548-6565
             Attn: Corporate Trust Services
                New York, New York 10006

     Questions and requests for assistance, requests for additional copies of this Prospectus or of either Letter of Transmittal related to the Senior Subordinated Notes and requests for Notices of Guaranteed Delivery related to the Senior Subordinated Notes should be directed to the Senior Subordinated Exchange Agent at the address and telephone number set forth in the applicable Letter of Transmittal.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE APPLICABLE LETTER OF TRANSMITTAL, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH ON SUCH LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Company Issuers have not retained any dealer-manager in connection with the Senior Subordinated Exchange Offers and will not make any payments to brokers, dealers or others soliciting acceptances of the Senior Subordinated Exchange Offers. The Company Issuers, however, will pay the Senior Subordinated Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company Issuers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Senior Subordinated Old Notes and in handling or forwarding tenders for their customers.



     The estimated cash expenses to be incurred in connection with the Senior Subordinated Exchange Offers will be paid by the Company Issuers and are estimated in the aggregate to be approximately $650,000, including fees and expenses of the Senior Subordinated Exchange Agent or the Senior Subordinated Trustee, registration fees, and accounting, legal, printing and related fees and expenses.



     No person has been authorized to give any information or to make any representations in connection with the Senior Subordinated Exchange Offers other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company Issuers. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company Issuers since the respective dates as of which information is given herein. The Senior Subordinated Exchange Offers are not being made to (nor will tenders be accepted from or on behalf of) holders of Senior Subordinated Old Notes in any jurisdiction in which the making of the applicable Senior Subordinated Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company Issuers may, at their discretion, take such action as they may deem necessary to make the Senior Subordinated Exchange Offers in any such jurisdiction and extend the Senior Subordinated Exchange Offers to holders of Senior Subordinated Old Notes in such jurisdiction. In any jurisdiction in which the securities or 'blue sky' laws require the Senior Subordinated Exchange Offers to be made by a licensed broker or dealer, the Senior Subordinated Exchange Offers are being made on behalf of the Company Issuers by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     The Company Issuers will pay all transfer taxes, if any, applicable to the exchange of Senior Subordinated Old Notes pursuant to the applicable Senior Subordinated Exchange Offer. If, however, certificates representing Senior Subordinated Exchange Notes or Senior Subordinated Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Senior Subordinated Old Notes tendered, or if tendered Senior Subordinated Old Notes are registered in the name of any person other than the person signing the applicable Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Senior Subordinated Old Notes pursuant to the applicable Senior Subordinated Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the applicable Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Senior Subordinated Exchange Notes will be recorded at the carrying value of the Senior Subordinated Old Notes as reflected in the Company Issuers' accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company Issuers upon the exchange of Senior Subordinated Exchange Notes for Senior Subordinated Old Notes. Expenses incurred in connection with the issuance of the Senior Subordinated Exchange Notes will be amortized over the term of the Senior Subordinated Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Senior Subordinated Old Notes who do not exchange their Senior Subordinated Old Notes for Senior Subordinated Exchange Notes pursuant to the Senior Subordinated Exchange Offers will continue to be subject to the restrictions on transfer of such Senior Subordinated Old Notes as set forth in the legend thereon. Senior Subordinated Old Notes not exchanged pursuant to the Senior Subordinated Exchange Offers will continue to remain outstanding in accordance with their terms. In general, the Senior Subordinated Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company Issuers do not currently anticipate that they will register the Senior Subordinated Old Notes under the Securities Act.

     Participation in the Senior Subordinated Exchange Offers is voluntary, and holders of Senior Subordinated Old Notes should carefully consider whether to participate. Holders of Senior Subordinated Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Senior Subordinated Old Notes pursuant to the terms of, the Senior Subordinated Exchange Offers, the Company Issuers will have fulfilled a covenant contained in the Senior Subordinated Registration Rights Agreement. Holders of Senior Subordinated Old Notes who do not tender their Senior Subordinated Old Notes in the applicable Senior Subordinated Exchange Offer will continue to hold such Senior Subordinated Old Notes and will be entitled to all the rights and limitations applicable thereto under the Senior Subordinated Indenture, except for any such rights under the Senior Subordinated Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of the Senior Subordinated Exchange Offers. All untendered Senior Subordinated Old Notes will continue to be subject to the restrictions on transfer set forth in the Senior Subordinated Indenture. To the extent that Senior Subordinated Old Notes are tendered and accepted in the Senior Subordinated Exchange Offers, the trading market for untendered Senior Subordinated Old Notes could be adversely affected.

     The Company Issuers may in the future seek to acquire, subject to the terms of the Senior Subordinated Indenture, untendered Senior Subordinated Old Notes in open-market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The Company Issuers have no present plan to acquire any Senior Subordinated Old Notes which are not tendered in the Senior Subordinated Exchange Offers.

RESALE OF SENIOR SUBORDINATED EXCHANGE NOTES

     The Company Issuers are making the Senior Subordinated Exchange Offers in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company Issuers have not sought their own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Senior Subordinated Exchange Offers as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Company Issuers believe that the Senior Subordinated Exchange Notes issued pursuant to the Senior Subordinated Exchange Offers in exchange for Senior Subordinated Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an 'affiliate' of the Company Issuers or Holdings within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Senior Subordinated Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Senior Subordinated Exchange Notes. However, any holder who is an 'affiliate' of the Company Issuers or Holdings who has an arrangement or understanding with respect to the distribution of the Senior Subordinated Exchange Notes to be acquired pursuant to the Senior Subordinated Exchange Offers, or any broker-dealer who purchased Senior Subordinated Old Notes from the Company Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Senior Subordinated Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an 'underwriter' within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Senior Subordinated Exchange Notes. Each such broker-dealer that receives Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes, where such Senior Subordinated Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the applicable Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. See 'Plan of Distribution.'

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Senior Subordinated Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company Issuers have agreed, pursuant to the Senior Subordinated Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Senior Subordinated Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Senior Subordinated Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Senior Subordinated Exchange Notes.

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
                       THE SENIOR DISCOUNT EXCHANGE OFFER

GENERAL

     The Holdings Issuers hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal (which together constitute the Senior Discount Exchange Offer), to exchange up to $169,000,000 aggregate principal amount at maturity of their Senior Discount Exchange Notes for a like aggregate principal amount at maturity of their Senior Discount Old Notes properly tendered on or prior to the Senior Discount Expiration Date and not withdrawn as permitted pursuant to the procedures described below. Throughout this Prospectus, references to the 'Letter of Transmittal' refer to the form of Letter of Transmittal that is applicable to the Senior Discount Notes, the Fixed Rate Senior Subordinated Notes or the Floating Rate Senior Subordinated Notes, as the context requires, whether so expressed or not. The Senior Discount Exchange Offer is being made with respect to all of the Senior Discount Old Notes.


     As of the date of this Prospectus, $169,000,000 aggregate principal amount at maturity of Senior Discount Old Notes is outstanding. This Prospectus and the applicable Letter of Transmittal are first being sent on or about August 3, 1998, to all holders of Senior Discount Old Notes known to the Holdings Issuers. The Holdings Issuers' obligation to accept Senior Discount Old Notes for exchange pursuant to the Senior Discount Exchange Offer is subject to certain conditions set forth under 'Certain Conditions to the Senior Discount Exchange Offer' below. The Holdings Issuers currently expect that each of the conditions will be satisfied and that no waivers will be necessary.


PURPOSE OF THE SENIOR DISCOUNT EXCHANGE OFFER

     The Senior Discount Old Notes were issued on February 2, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the Senior Discount Old Notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the Senior Discount Old Notes, the Holdings Issuers entered into the Senior Discount Registration Rights Agreement, which requires the Holdings Issuers to file with the Commission a registration statement relating to the Senior Discount Exchange Offer not later than 120 days after the date of issuance of the Senior Discount Old Notes, and to use its best efforts to cause the registration statement relating to the Senior Discount Exchange Offer to become effective under the Securities Act not later than 180 days after the date of issuance of the Senior Discount Old Notes. In addition, the Senior Discount Registration Rights Agreement provides for certain remedies if the Senior Discount Exchange Offer is not consummated or a shelf registration statement with respect to Senior Discount Old Notes is not made effective within the time periods specified therein. See 'Senior Discount Exchange Offer; Senior Discount Registration Rights.' A copy of the Senior Discount Registration Rights Agreement has been filed as an exhibit to the Registration Statement.

     The Senior Discount Exchange Offer is being made by the Holdings Issuers to satisfy their obligations with respect to the Senior Discount Registration Rights Agreement. The term 'holder,' with respect to the Senior Discount Exchange Offer, means any person in whose name Senior Discount Old Notes are registered on the books of the Holdings Issuers or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Senior Discount Old Notes are held of record by The Depository Trust Company or its nominee. Other than pursuant to the Senior Discount Registration Rights Agreement, the Holdings Issuers are not required to file any registration statement to register any outstanding Senior Discount Old Notes. Holders of Senior Discount Old Notes who do not tender their Senior Discount Old Notes or whose Senior Discount Old Notes are tendered but not accepted would have to rely on exceptions to the registration requirements under the securities laws, including the Securities Act, if they wish to sell their Senior Discount Old Notes.

     The Holdings Issuers are making the Senior Discount Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Holdings Issuers have not sought their own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Senior Discount Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Holdings Issuers believe that the Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for Senior Discount Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an 'affiliate' of the Holdings Issuers within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Senior Discount Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Senior Discount Exchange Notes. See '--Resale of Senior Discount Exchange Notes.' Each broker-dealer that receives Senior Discount Exchange Notes for its own account in exchange for Senior Discount Old Notes, where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. See 'Plan of Distribution.'

TERMS OF THE EXCHANGE

     The Holdings Issuers hereby offer to exchange, subject to the conditions set forth herein and in the applicable Letter of Transmittal accompanying this Prospectus, $1,000 in principal amount at maturity of Senior Discount Exchange Notes for each $1,000 principal amount at maturity of the Senior Discount Old Notes, properly tendered on or prior to the Senior Discount Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The terms of the Senior Discount Exchange Notes are identical in all material respects to the terms of the Senior Discount Old Notes for which they may be exchanged pursuant to the Senior Discount Exchange Offer, except that the Senior Discount Exchange Notes will generally be freely transferable by holders thereof and will not be subject to any covenant regarding registration. The Senior Discount Exchange Notes will evidence the same indebtedness as the Senior Discount Old Notes and will be entitled to the benefits of the Senior Discount Indenture. See 'Description of Senior Discount Exchange Notes.'

     The Senior Discount Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Discount Old Notes being tendered for exchange.

     The Holdings Issuers have not requested, and do not intend to request, an interpretation by the Staff of the Commission with respect to whether the Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for the Senior Discount Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the Staff of the Commission set forth in a series of no-action letters issued to third parties, the Holdings Issuers believe that Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for Senior Discount Old Notes may be offered for sale, resold and otherwise transferred by any holder of such Senior Discount Exchange Notes (other than any such holder that is a broker-dealer or is an 'affiliate' of the Holdings Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Senior Discount Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Senior Discount Exchange Notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such Senior Discount Exchange Notes. Since the Commission has not considered the Senior Discount Exchange Offer in the context of a no-action letter, there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Senior Discount Exchange Offer. Any holder who is an affiliate of the Holdings Issuers or who tenders in the Senior Discount Exchange Offer for the purpose of participating in a distribution of the Senior Discount Exchange Notes cannot rely on such interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Senior Discount Exchange Notes. Each broker-dealer that receives Senior Discount Exchange Notes for its own account in exchange for Senior Discount Old Notes, where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. A broker-dealer may not participate in the Senior Discount Exchange Offer with respect to Senior Discount Old Notes acquired other than as a result of market-making activities or other trading activities. See 'Plan of Distribution.'

     Cash interest on the Senior Discount Exchange Notes will not accrue until January 15, 2003. Thereafter, interest on the Senior Discount Exchange Notes will accrue from January 15, 2003 at the rate of 10 3/4% per annum on the principal amount at maturity of the Senior Discount Exchange Notes, and will be payable semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 2003.

     Tendering holders of the Senior Discount Old Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the applicable Letter of Transmittal, transfer taxes with respect to the exchange of the Senior Discount Old Notes pursuant to the Senior Discount Exchange Offer.

SENIOR DISCOUNT EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT


     The Senior Discount Exchange Offer will expire at 5:00 p.m., New York City time, on September 2, 1998, unless the Holdings Issuers, in their sole discretion, have extended the period of time for which the Senior Discount Exchange Offer is open (such date, as it may be extended, is referred to herein as the 'Senior Discount Expiration Date' and, together with the Senior Subordinated Expiration Dates, the 'Expiration Dates.') . The Senior Discount Expiration Date will be at least 20 business days after the commencement of the Senior Discount Exchange Offer in accordance with Rule 14e-1(a) under the Exchange Act. The Holdings Issuers expressly reserve the right, at any time or from time to time, to extend the period of time during which the Senior Discount Exchange Offer is open, and thereby delay acceptance for exchange of any Senior Discount Old Notes, by giving oral or written notice to the Senior Discount Exchange Agent and by timely public announcement no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled Senior Discount Expiration Date. During any such extension, all Senior Discount Old Notes previously tendered will remain subject to the Senior Discount Exchange Offer unless properly withdrawn. The Holdings Issuers do not anticipate extending the Senior Discount Expiration Date.


     The Holdings Issuers expressly reserve the right to (i) terminate or amend the Senior Discount Exchange Offer and not to accept for exchange any Senior Discount Old Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under 'Certain Conditions to the Senior Discount Exchange Offer' which have not been waived by the Holdings Issuers and
(ii) amend the terms of the Senior Discount Exchange Offer in any manner which, in their good faith judgment, is advantageous to the holders of the Senior Discount Old Notes, whether before or after any tender of the Senior Discount Old Notes. If any such termination or amendment occurs, the Holdings Issuers will notify the Senior Discount Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Senior Discount Old Notes as promptly as practicable.

     For purposes of the Senior Discount Exchange Offer, a 'business day' means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless the Holdings Issuers terminate the Senior Discount Exchange Offer prior to 5:00 p.m., New York City time, on the Senior Discount Expiration Date, the Holdings Issuers will exchange the Senior Discount Exchange Notes for the Senior Discount Old Notes on the Senior Discount Exchange Date.

PROCEDURES FOR TENDERING SENIOR DISCOUNT OLD NOTES

     The tender to the Holdings Issuers of Senior Discount Old Notes by a holder thereof as set forth below and the acceptance thereof by the Holdings Issuers will constitute a binding agreement between the tendering holder and the Holdings Issuers upon the terms and subject to the conditions set forth in this Prospectus and in the applicable Letter of Transmittal.

     A holder of Senior Discount Old Notes may tender the same by (i) properly completing and signing the applicable Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Senior Discount Old Notes being tendered and any required signature guarantees and any other documents required by the applicable Letter of Transmittal, to the Senior Discount Exchange

Agent at its address set forth below on or prior to the Senior Discount Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below.

     THE METHOD OF DELIVERY OF SENIOR DISCOUNT OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO SENIOR DISCOUNT OLD NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE HOLDINGS ISSUERS.

     If tendered Senior Discount Old Notes are registered in the name of the signer of the Letter of Transmittal and the Senior Discount Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Senior Discount Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in The Depository Trust Company (also referred to as a 'book-entry transfer facility') whose name appears on a security listing as the owner of Senior Discount Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Senior Discount Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Holdings Issuers and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an 'Eligible Institution') that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, if the Senior Discount Exchange Notes and/or Senior Discount Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Senior Discount Old Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     The Senior Discount Exchange Agent will make a request within two business days after the date of receipt of this Prospectus to establish accounts with respect to the Senior Discount Old Notes at the book-entry transfer facility for the purpose of facilitating the Senior Discount Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Senior Discount Old Notes by causing such book-entry transfer facility to transfer such Senior Discount Old Notes into the Senior Discount Exchange Agent's account with respect to the Senior Discount Old Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Senior Discount Old Notes may be effected through book-entry transfer into the Senior Discount Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Senior Discount Exchange Agent at its address set forth below on or prior to the Senior Discount Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

     If a holder desires to accept the Senior Discount Exchange Offer and time will not permit a Letter of Transmittal or Senior Discount Old Notes to reach the Senior Discount Exchange Agent before the Senior Discount Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Senior Discount Exchange Agent has received at its address set forth below on or prior to the Senior Discount Expiration Date, a letter, telegram or facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Senior Discount Old Notes are registered and, if possible, the certificate numbers of the Senior Discount Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Senior Discount Expiration Date, the Senior Discount Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Senior Discount Old Notes into the Senior Discount Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Senior Discount Old Notes being tendered by the above-described method are deposited with the Senior Discount Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Holdings Issuers may, at their option, reject the tender. Copies of the notice of guaranteed delivery ('Notice of

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
Guaranteed Delivery') which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Senior Discount Exchange Agent.

     A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Senior Discount Old Notes (or a confirmation of book-entry transfer of such Senior Discount Old Notes into the Senior Discount Exchange Agent's account at the book-entry transfer facility) is received by the Senior Discount Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) from an Eligible Institution is received by the Senior Discount Exchange Agent. Issuances of Senior Discount Exchange Notes in exchange for Senior Discount Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the applicable Letter of Transmittal (and any other required documents) and the tendered Senior Discount Old Notes.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Senior Discount Old Notes tendered for exchange will be determined by the Holdings Issuers in their sole discretion, which determination shall be final and binding. The Holdings Issuers reserve the absolute right to reject any and all tenders of any particular Senior Discount Old Notes not properly tendered or not to accept any particular Senior Discount Old Notes which acceptance might, in the judgment of the Holdings Issuers or their counsel, be unlawful. The Holdings Issuers also reserve the absolute right to waive any defects or irregularities or conditions of the Senior Discount Exchange Offer as to any particular Senior Discount Old Notes either before or after the Senior Discount Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Senior Discount Old Notes in the Senior Discount Exchange Offer). The interpretation of the terms and conditions of the Senior Discount Exchange Offer (including the applicable Letter of Transmittal and the instructions thereto) by the Holdings Issuers shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Senior Discount Old Notes for exchange must be cured within such reasonable period of time as the Holdings Issuers shall determine. Neither the Holdings Issuers, the Senior Discount Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Senior Discount Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

     If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Senior Discount Old Notes, such Senior Discount Old Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the Senior Discount Old Notes.

     If the Letter of Transmittal or any Senior Discount Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Holdings Issuers, proper evidence satisfactory to the Holdings Issuers of their authority to so act must be submitted.

     By tendering, each holder will represent to the Holdings Issuers that, among other things, the Senior Discount Exchange Notes acquired pursuant to the Senior Discount Exchange Offer are being acquired in the ordinary course of business of the person receiving such Senior Discount Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Senior Discount Exchange Notes and that neither the holder nor any such other person is an 'affiliate,' as defined under Rule 405 of the Securities Act, of the Holdings Issuers, or if it is an affiliate it will comply with the registration and prospectus requirements of the Securities Act to the extent applicable.

     Each broker-dealer that receives Senior Discount Exchange Notes for its own account in exchange for Senior Discount Old Notes where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. See 'Plan of Distribution.'

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
TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Senior Discount Exchange Offer.

     The party tendering Notes for exchange (the 'Transferor') exchanges, assigns and transfers the Senior Discount Old Notes to the Holdings Issuers and irrevocably constitutes and appoints the Senior Discount Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Senior Discount Old Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Senior Discount Old Notes and to acquire Senior Discount Exchange Notes issuable upon the exchange of such tendered Notes, and that, when the same are accepted for exchange, the Holdings Issuers will acquire good and unencumbered title to the tendered Senior Discount Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Senior Discount Exchange Agent or the Holdings Issuers to be necessary or desirable to complete the exchange, assignment and transfer of tendered Senior Discount Old Notes or transfer ownership of such Senior Discount Old Notes on the account books maintained by a book-entry transfer facility. The Transferor further agrees that acceptance of any tendered Senior Discount Old Notes by the Holdings Issuers and the issuance of Senior Discount Exchange Notes in exchange therefor shall constitute performance in full by the Holdings Issuers of certain of their obligations under the Senior Discount Registration Rights Agreement. All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     The Transferor certifies that it is not an 'affiliate' of the Holdings Issuers within the meaning of Rule 405 under the Securities Act and that it is acquiring the Senior Discount Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Senior Discount Exchange Notes. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Senior Discount Exchange Notes. Each Transferor which is a broker-dealer receiving Senior Discount Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Senior Discount Exchange Notes received in exchange for Senior Discount Old Notes where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Holdings Issuers will, for a period of 90 days after the Senior Discount Expiration Date, make copies of this Prospectus available to any broker-dealer for use in connection with any such resale.

WITHDRAWAL RIGHTS

     Tenders of Senior Discount Old Notes may be withdrawn at any time prior to the Senior Discount Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission (receipt confirmed by telephone) or letter must be received by the Senior Discount Exchange Agent at the address set forth herein prior to the Senior Discount Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Senior Discount Old Notes to be withdrawn (the 'Depositor'), (ii) identify the Senior Discount Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Senior Discount Old Notes), (iii) specify the principal amount of Senior Discount Old Notes to be withdrawn, (iv) include a statement that such holder is withdrawing his election to have such Senior Discount Old Notes exchanged, (v) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Senior Discount Old Notes were tendered or as otherwise described above (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee under the Senior Discount Indenture register the transfer of such Senior Discount Old Notes into the name of the person withdrawing the tender and (vi) specify the name in which any such Senior Discount Old

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
Notes are to be registered, if different from that of the Depositor. The Senior Discount Exchange Agent will return the properly withdrawn Senior Discount Old Notes promptly following receipt of notice of withdrawal.

     If Senior Discount Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Senior Discount Old Notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Holdings Issuers and such determination will be final and binding on all parties.

     Any Senior Discount Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Senior Discount Exchange Offer. Any Senior Discount Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Senior Discount Old Notes tendered by book-entry transfer into the Senior Discount Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such Senior Discount Old Notes will be credited to an account with such book-entry transfer facility specified by the holder) as soon as practicable after withdrawal, rejection of tender or termination of the Senior Discount Exchange Offer. Properly withdrawn Senior Discount Old Notes may be retendered by following one of the procedures described under '--Procedures for Tendering Senior Discount Old Notes' above at any time on or prior to the Senior Discount Expiration Date.

ACCEPTANCE OF SENIOR DISCOUNT OLD NOTES FOR EXCHANGE; DELIVERY OF SENIOR DISCOUNT EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Senior Discount Exchange Offer, the Holdings Issuers will accept, promptly on the Senior Discount Exchange Date, all Senior Discount Old Notes properly tendered and will issue the Senior Discount Exchange Notes promptly after such acceptance. See '--Certain Conditions to the Senior Discount Exchange Offer' below. For purposes of the Senior Discount Exchange Offer, the Holdings Issuers shall be deemed to have accepted properly tendered Senior Discount Old Notes for exchange when, as and if the Holdings Issuers have given oral or written notice thereof to the Senior Discount Exchange Agent.

     For each Senior Discount Old Note accepted for exchange, the holder of such Senior Discount Old Note will receive a Senior Discount Exchange Note having a principal amount equal to that of the surrendered Senior Discount Old Note.

     In all cases, issuance of Senior Discount Exchange Notes for Senior Discount Old Notes that are accepted for exchange pursuant to the Senior Discount Exchange Offer will be made only after timely receipt by the Senior Discount Exchange Agent of certificates for such Senior Discount Old Notes or a timely book-entry confirmation of such Senior Discount Old Notes into the Senior Discount Exchange Agent's account at the book-entry transfer facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Senior Discount Old Notes are not accepted for any reason set forth in the terms and conditions of the Senior Discount Exchange Offer or if Senior Discount Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Senior Discount Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Senior Discount Old Notes tendered by book-entry transfer into the Senior Discount Exchange Agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such non-exchanged Senior Discount Old Notes will be credited to an account maintained with such book-entry transfer facility specified by the holder) as promptly as practicable after the expiration of the Senior Discount Exchange Offer.

CERTAIN CONDITIONS TO THE SENIOR DISCOUNT EXCHANGE OFFER

     Notwithstanding any other provision of the Senior Discount Exchange Offer, or any extension of the Senior Discount Exchange Offer, the Holdings Issuers shall not be required to accept for exchange, or to issue Senior Discount Exchange Notes in exchange for, any Senior Discount Old Notes and may terminate or amend the Senior Discount Exchange Offer (by oral or written notice to the Senior Discount Exchange Agent or by a timely press release) if at any time before the acceptance of such Senior Discount Old Notes for exchange or the exchange of the Senior Discount Exchange Notes for such Senior Discount Old Notes, any of the following conditions exist:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority or any injunction, order or decree is issued with respect to the Senior Discount Exchange Offer which, in the sole judgment of the Holdings Issuers, might materially impair the ability of the Holdings Issuers to proceed with the Senior Discount Exchange Offer or have a material adverse effect on the contemplated benefits of the Senior Discount Exchange Offer to the Holdings Issuers; or

          (b) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Holdings Issuers that, in the sole judgment of the Holdings Issuers, is or may be adverse to the Holdings Issuers, or the Holdings Issuers shall have become aware of facts that have or may have adverse significance with respect to the value of the Senior Discount Old Notes or the Senior Discount Exchange Notes or that may, in the sole judgment of the Holdings Issuers, materially impair the contemplated benefits of the Senior Discount Exchange Offer to the Holdings Issuers; or

          (c) any law, rule or regulation or applicable interpretations of the Staff of the Commission is issued or promulgated which, in the good faith determination of the Holdings Issuers, does not permit the Holdings Issuers to effect the Senior Discount Exchange Offer; or

          (d) any governmental approval has not been obtained, which approval the Holdings Issuers, in their sole discretion, deem necessary for the consummation of the Senior Discount Exchange Offer; or

          (e) there shall have been proposed, adopted or enacted any law, statute, rule or regulation (or an amendment to any existing law, statute, rule or regulation) which, in the sole judgment of the Holdings Issuers, might materially impair the ability of the Holdings Issuers to proceed with the Senior Discount Exchange Offer or have a material adverse effect on the contemplated benefits of the Senior Discount Exchange Offer to the Holdings Issuers; or

          (f) there shall occur a change in the current interpretation by the Staff of the Commission which permits the Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for Senior Discount Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an 'affiliate' of the Holdings Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Senior Discount Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such Senior Discount Exchange Notes; or

          (g) there shall have occurred (i) any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market (whether or not mandatory), (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Holdings Issuers to complete the transactions contemplated by the Senior Discount Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States (whether or not mandatory), (iv) a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vi) in the case of any of the foregoing existing at the time of the commencement of the Senior Discount Exchange Offer, a material acceleration or worsening thereof.

     The Holdings Issuers expressly reserve the right to terminate the Senior Discount Exchange Offer and not accept for exchange any Senior Discount Old Notes upon the occurrence of any of the foregoing conditions (which represent all of the material conditions to the acceptance by the Holdings Issuers of properly tendered Senior Discount Old Notes). In addition, the Holdings Issuers may amend the Senior Discount Exchange Offer at any time prior to the Senior Discount Expiration Date if any of the conditions set forth above occurs. Moreover, regardless of whether any of such conditions has occurred, the Holdings Issuers may amend the Senior Discount

Exchange Offer in any manner which, in their good faith judgment, is advantageous to holders of the Senior Discount Old Notes.

     The foregoing conditions are for the sole benefit of the Holdings Issuers and may be asserted by the Holdings Issuers regardless of the circumstances giving rise to any such condition or may be waived by the Holdings Issuers in whole or in part at any time and from time to time in their sole discretion. The failure by the Holdings Issuers at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If the Holdings Issuers waive or amend the foregoing conditions, they will, if required by law, extend the Senior Discount Exchange Offer for a minimum of five business days from the date that the Holdings Issuers first give notice, by public announcement or otherwise, of such waiver or amendment, if the Senior Discount Exchange Offer would otherwise expire within such five business-day period. Any determination by the Holdings Issuers concerning the events described above will be final and binding upon all parties.

     In addition, the Holdings Issuers will not accept for exchange any Senior Discount Old Notes tendered, and no Senior Discount Exchange Notes will be issued in exchange for any such Senior Discount Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Senior Discount Indenture under the Trust Indenture Act of 1939, as amended. In any such event, the Holdings Issuers are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The Senior Discount Exchange Offer is not conditioned upon any minimum principal amount of Senior Discount Old Notes being tendered for exchange.

SENIOR DISCOUNT EXCHANGE AGENT

     The Bank of New York has been appointed as the Senior Discount Exchange Agent for the Senior Discount Exchange Offer. All executed Letters of Transmittal should be directed to the Senior Discount Exchange Agent at one of the addresses set forth below:

             By Hand or Overnight Delivery:                           By Registered or Certified Mail:
                  The Bank of New York                                      The Bank of New York
                   101 Barclay Street                                      101 Barclay Street, 7E
            Corporate Trust Services Window                               New York, New York 10286
                      Ground Level                              Attn: Odell Romeo, Reorganization Section
                New York, New York 10286
      Attn: Odell Romeo, Reorganization Section
                                    By Facsimile (Eligible Institutions Only):
                                                  (212) 815-6339
                                   Attn: Odell Romeo, Reorganization Section
                                            Telephone: (212) 816-6777

     Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Senior Discount Exchange Agent at the address and telephone number set forth in the Letter of Transmittal.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LETTER OF TRANSMITTAL, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH ON THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Holdings Issuers have not retained any dealer-manager in connection with the Senior Discount Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Senior Discount Exchange Offer. The Holdings Issuers, however, will pay the Senior Discount Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Holdings Issuers will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the Senior Discount Old Notes and in handling or forwarding tenders for their customers.



     The estimated cash expenses to be incurred in connection with the Senior Discount Exchange Offer will be paid by the Holdings Issuers and are estimated in the aggregate to be approximately $600,000, including fees and expenses of the Senior Discount Exchange Agent and the Senior Discount Trustee, registration fees, and accounting, legal, printing and related fees and expenses.



     No person has been authorized to give any information or to make any representations in connection with the Senior Discount Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Holdings Issuers. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Holdings Issuers since the respective dates as of which information is given herein. The Senior Discount Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Senior Discount Old Notes in any jurisdiction in which the making of the Senior Discount Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Holdings Issuers may, at their discretion, take such action as they may deem necessary to make the Senior Discount Exchange Offer in any such jurisdiction and extend the Senior Discount Exchange Offer to holders of Senior Discount Old Notes in such jurisdiction. In any jurisdiction in which the securities or 'blue sky' laws require the Senior Discount Exchange Offer to be made by a licensed broker or dealer, the Senior Discount Exchange Offer is being made on behalf of the Holdings Issuers by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

TRANSFER TAXES

     The Holdings Issuers will pay all transfer taxes, if any, applicable to the exchange of Senior Discount Old Notes pursuant to the Senior Discount Exchange Offer. If, however, certificates representing Senior Discount Exchange Notes or Senior Discount Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Senior Discount Old Notes tendered, or if tendered Senior Discount Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Senior Discount Old Notes pursuant to the Senior Discount Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the applicable Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The Senior Discount Exchange Notes will be recorded at the carrying value of the Senior Discount Old Notes as reflected in the Holdings Issuers' accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Holdings Issuers upon the exchange of Senior Discount Exchange Notes for Senior Discount Old Notes. Expenses incurred in connection with the issuance of the Senior Discount Exchange Notes will be amortized over the term of the Senior Discount Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Senior Discount Old Notes who do not exchange their Senior Discount Old Notes for Senior Discount Exchange Notes pursuant to the Senior Discount Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Discount Old Notes as set forth in the legend thereon. Senior Discount Old Notes not exchanged pursuant to the Senior Discount Exchange Offer will continue to remain outstanding in accordance with their terms. In general, the Senior Discount Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Holdings Issuers do not currently anticipate that they will register the Senior Discount Old Notes under the Securities Act.

     Participation in the Senior Discount Exchange Offer is voluntary, and holders of Senior Discount Old Notes should carefully consider whether to participate. Holders of Senior Discount Old Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Senior Discount Old Notes pursuant to the terms of, the Senior Discount Exchange Offer, the Holdings Issuers will have fulfilled a covenant contained in the Senior Discount Registration Rights Agreement. Holders of Senior Discount Old Notes who do not tender their Senior Discount Old Notes in the Senior Discount Exchange Offer will continue to hold such Senior Discount Old Notes and will be entitled to all the rights and limitations applicable thereto under the Senior Discount Indenture, except for any such rights under the Senior Discount Registration Rights Agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this Senior Discount Exchange Offer. All untendered Senior Discount Old Notes will continue to be subject to the restrictions on transfer set forth in the Senior Discount Indenture. To the extent that Senior Discount Old Notes are tendered and accepted in the Senior Discount Exchange Offer, the trading market for untendered Senior Discount Old Notes could be adversely affected.

     The Holdings Issuers may in the future seek to acquire, subject to the terms of the Senior Discount Indenture, untendered Senior Discount Old Notes in open-market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The Holdings Issuers have no present plan to acquire any Senior Discount Old Notes which are not tendered in the Senior Discount Exchange Offer.

RESALE OF SENIOR DISCOUNT EXCHANGE NOTES

     The Holdings Issuers are making the Senior Discount Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Holdings Issuers have not sought their own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Senior Discount Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, the Holdings Issuers believe that the Senior Discount Exchange Notes issued pursuant to the Senior Discount Exchange Offer in exchange for Senior Discount Old Notes may be offered for resale, resold and otherwise transferred by a Holder (other than any Holder who is a broker-dealer or an 'affiliate' of the Holdings Issuers within the meaning of Rule 405 of the Securities Act) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Senior Discount Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Senior Discount Exchange Notes. However, any holder who is an 'affiliate' of the Holdings Issuers or who has an arrangement or understanding with respect to the distribution of the Senior Discount Exchange Notes to be acquired pursuant to the Senior Discount Exchange Offer, or any broker-dealer who purchased Senior Discount Old Notes from the Holdings Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act (i) could not rely on the applicable interpretations of the Staff and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds Senior Discount Old Notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an 'underwriter' within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Senior Discount Exchange Notes. Each such broker-dealer that receives Senior Discount Exchange Notes for its own account in exchange for Senior

Discount Old Notes, where such Senior Discount Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the applicable Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. See 'Plan of Distribution.'

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Senior Discount Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Holdings Issuers have agreed, pursuant to the Senior Discount Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Senior Discount Exchange Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the Senior Discount Exchange Notes reasonably requests. Such registration or qualification may require the imposition of restrictions or conditions (including suitability requirements for offerees or purchasers) in connection with the offer or sale of any Senior Discount Exchange Notes.

             DESCRIPTION OF THE SENIOR SUBORDINATED EXCHANGE NOTES

     The Senior Subordinated Old Notes were issued and the Senior Subordinated Exchange Notes offered hereby will be issued under an Indenture dated as of February 2, 1998 (the 'Senior Subordinated Indenture') by and between the Company Issuers, Holdings, as guarantor, and United States Trust Company of New York, as trustee (the 'Senior Subordinated Trustee'). The Fixed Rate Senior Subordinated Exchange Notes and the Floating Rate Senior Subordinated Exchange Notes will be treated as a single class of securities and will be issued under the Senior Subordinated Indenture. Any Senior Subordinated Old Notes that remain outstanding after the completion of the Senior Subordinated Exchange Offers, together with the Senior Subordinated Exchange Notes issued in connection with the Senior Subordinated Exchange Offers, will also be treated as a single class of securities under the Senior Subordinated Indenture. All references to the 'Senior Subordinated Notes' in the following summary and elsewhere herein shall mean the collective reference to the Fixed Rate Senior Subordinated Exchange Notes, the Floating Rate Senior Subordinated Exchange Notes, the Fixed Rate Senior Subordinated Old Notes and the Floating Rate Senior Subordinated Old Notes. The following summary of certain provisions of the Senior Subordinated Indenture sets forth the material terms of the Senior Subordinated Indenture. However, such summary is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the 'TIA'), and to all of the provisions of the Senior Subordinated Indenture, including the definitions of certain terms therein and those terms made a part of the Senior Subordinated Indenture by reference to the TIA as in effect on the date of the Senior Subordinated Indenture. The definitions of certain capitalized terms used in the following summary that relate solely to the Floating Rate Senior Subordinated Notes are set forth below under '--Floating Rate Senior Subordinated Notes,' and the definitions of certain other capitalized terms used in the following summary that relate to all Senior Subordinated Notes are set forth below under '--Certain Definitions.' For purposes of this section, references to the 'Company' mean the Operating Company, and the terms 'Company' and 'Company Issuers' do not include their respective Subsidiaries. The Senior Subordinated Indenture is an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     On February 2, 1998 (the 'Issue Date'), the Company Issuers issued $150,000,000 aggregate principal amount of Fixed Rate Senior Subordinated Old Notes, and $75,000,000 aggregate principal amount of Floating Rate Senior Subordinated Old Notes under the Senior Subordinated Indenture. The terms of the Fixed Rate Senior Subordinated Exchange Notes and the Floating Rate Senior Subordinated Exchange Notes are identical in all material respects to the terms of the Fixed Rate Senior Subordinated Old Notes and the Floating Rate Senior Subordinated Old Notes, respectively, for which they may be exchanged, except for certain transfer restrictions and registration and other rights relating to the exchange of the Senior Subordinated Old Notes for Senior Subordinated Exchange Notes. The Senior Subordinated Trustee will authenticate and deliver Fixed Rate Senior Subordinated Exchange Notes and Floating Rate Senior Subordinated Exchange Notes for original issue only in exchange for a like principal amount of Fixed Rate Senior Subordinated Old Notes and Floating Rate Senior Subordinated Old Notes, respectively. The Fixed Rate Senior Subordinated Exchange Notes and the Floating Rate Senior Subordinated Exchange Notes will be treated as a single class of securities under the Senior Subordinated Indenture. Any Senior Subordinated Old Notes that remain outstanding after the completion of the Senior Subordinated Exchange Offers, together with the Senior Subordinated Exchange Notes issued in connection with the Senior Subordinated Exchange Offers, will also be treated as a single class of securities under the Senior Subordinated Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Senior Subordinated Exchange Notes shall be deemed to mean, at any time after the Senior Subordinated Exchange Offers are consummated, such percentage in aggregate principal amount of the Senior Subordinated Old Notes and Senior Subordinated Exchange Notes then outstanding.

     The Senior Subordinated Exchange Notes will be unsecured obligations of the Company Issuers, ranking subordinate in right of payment to all Senior Indebtedness of the Company Issuers.

     The Senior Subordinated Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Senior Subordinated Trustee will act as Paying Agent and Registrar for the Senior Subordinated Exchange Notes. The Senior Subordinated Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Senior Subordinated Trustee's corporate trust office. The Company Issuers may change any Paying Agent and Registrar without notice to holders of the Senior Subordinated Exchange Notes (the 'Holders'). The Company Issuers will pay principal (and premium, if any) on the Senior Subordinated Exchange Notes at the Senior Subordinated Trustee's corporate office in New York, New York. At the Company Issuers' option, interest may be paid at the Senior Subordinated Trustee's corporate trust office or by check mailed to the registered addresses of Holders.

PRINCIPAL, MATURITY AND INTEREST

     The Senior Subordinated Notes are limited to $325,000,000 aggregate principal amount at any time outstanding. Pursuant to the Senior Subordinated Exchange Offers, an aggregate of up to $225,000,000 aggregate principal amount of Senior Subordinated Exchange Notes may be issued, consisting of $150,000,000 principal amount of Fixed Rate Senior Subordinated Exchange Notes and $75,000,000 principal amount of Floating Rate Senior Subordinated Exchange Notes. Such Senior Subordinated Exchange Notes may be issued solely in exchange for the $150,000,000 aggregate principal amount of Fixed Rate Senior Subordinated Old Notes and $75,000,000 aggregate principal amount of Floating Rate Senior Subordinated Old Notes which were issued on February 2, 1998.

     The Senior Subordinated Exchange Notes will mature on January 15, 2008. Interest on the Senior Subordinated Exchange Notes will be payable semiannually in cash on each January 15 and July 15, commencing on the first such date to occur after the effective date of the applicable Senior Subordinated Exchange Offer. Interest will be payable to the persons who are registered Holders at the close of business on the January 1 or July 1 immediately preceding the applicable interest payment date. Interest on each Senior Subordinated Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Senior Subordinated Old Note surrendered in exchange therefor or (ii) if the Senior Subordinated Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such Senior Subordinated Old Note, from the Issue Date.

     The Senior Subordinated Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

FIXED RATE SENIOR SUBORDINATED EXCHANGE NOTES

     Interest on the Fixed Rate Senior Subordinated Exchange Notes will accrue at the rate of 8 3/4% per annum.

FLOATING RATE SENIOR SUBORDINATED EXCHANGE NOTES

     The Floating Rate Senior Subordinated Exchange Notes will bear interest at a rate per annum, reset semi-annually, equal to LIBOR (as defined) plus 3 5/8%, as determined by the Calculation Agent (the 'Calculation Agent'), which shall initially be the Senior Subordinated Trustee.

     'LIBOR,' with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day (as defined) after the Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New

York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

     'Interest Period' means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include February 2, 1998 and end on and include July 14, 1998.

     'Determination Date,' with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

     'London Banking Day' is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

     'Representative Amount' means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

     'Telerate Page 3750' means the display designated as 'Page 3750' on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

     'Reuters Screen LIBO Page' means the display designated as page 'LIBO' on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

     Subject to the provisions relating to the date from which interest will accrue on the Senior Subordinated Exchange Notes as described under '--Principal, Maturity and Interest' above, the amount of interest for each day that the Floating Rate Senior Subordinated Exchange Notes are outstanding (the 'Daily Interest Amount') will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Senior Subordinated Exchange Notes. Subject to such provisions described under '--Principal, Maturity and Interest' above, the amount of interest to be paid on the Floating Rate Senior Subordinated Exchange Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     The interest rate on the Floating Rate Senior Subordinated Exchange Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Senior Subordinated Exchange Notes in which $2,500,000 or more has been invested.

     The Calculation Agent will, upon the request of the holder of any Floating Rate Senior Subordinated Exchange Note, provide the interest rate then in effect with respect to the Floating Rate Senior Subordinated Exchange Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Company Issuers, Holdings, as guarantor, and the Holders of the Floating Rate Senior Subordinated Exchange Notes.

REDEMPTION

     Optional Redemption. The Fixed Rate Senior Subordinated Exchange Notes will be redeemable, at the Company Issuers' option, in whole at any time or in part from time to time, on and after January 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon to the date of redemption:

                             YEAR                                PERCENTAGE
--------------------------------------------------------------   ----------
2003..........................................................     104.375%
2004..........................................................     102.917%
2005..........................................................     101.458%
2006 and thereafter...........................................     100.000%

     The Floating Rate Senior Subordinated Exchange Notes will be redeemable, at the Company Issuers' option, in whole or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on January 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, to the date of redemption:

                             YEAR                                PERCENTAGE
--------------------------------------------------------------   ----------
1998..........................................................     105.000%
1999..........................................................     104.000%
2000..........................................................     103.000%
2001..........................................................     102.000%
2002..........................................................     101.000%
2003 and thereafter...........................................     100.000%

     Optional Redemption of Fixed Rate Senior Subordinated Exchange Notes upon Equity Offerings. At any time, or from time to time, on or prior to January 15, 2001, the Company Issuers may, at their option, use the net cash proceeds of one or more Equity Offerings by the Company (or by Holdings to the extent such proceeds are contributed to the Company) to redeem Fixed Rate Senior Subordinated Notes up to an aggregate principal amount equal to 40% of the aggregate principal amount of the Fixed Rate Senior Subordinated Old Notes originally issued, at a redemption price equal to 108.750% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption; provided that Fixed Rate Senior Subordinated Notes in an aggregate principal amount equal to at least 60% of the aggregate principal amount of the Fixed Rate Senior Subordinated Old Notes originally issued remains outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company Issuers shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

     If less than all of the Senior Subordinated Exchange Notes are to be redeemed at any time or if more Senior Subordinated Exchange Notes are tendered pursuant to an Asset Sale Offer or a Change of Control Offer than the Company Issuers are required to purchase, then the selection of such Senior Subordinated Exchange Notes for redemption or purchase, as the case may be, will be made by the Senior Subordinated Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Senior Subordinated Exchange Notes are listed, or, if such Senior Subordinated Exchange Notes are not so listed, on a pro rata basis, by lot or by such other method as the Senior Subordinated Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Senior Subordinated Exchange Notes of $1,000 or less shall be purchased or redeemed in part.

     Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Senior Subordinated Exchange Notes to be purchased or redeemed at such Holder's registered address. If any Senior Subordinated Exchange Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Subordinated Exchange Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

     A new Senior Subordinated Exchange Note in principal amount equal to the unpurchased or unredeemed portion of any Senior Subordinated Exchange Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Exchange Note. On and after the purchase or redemption date unless the Company Issuers default in payment of the purchase or redemption price, interest shall cease to accrue on Senior Subordinated Exchange Notes or portions thereof purchased or called for redemption.

SUBORDINATION

     The payment of all Obligations on the Senior Subordinated Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Indebtedness. Upon any payment or distribution of assets of either of the Company Issuers of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of either of the Company Issuers or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to either of the Company Issuers or their respective property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Indebtedness shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations on the Senior Subordinated Notes, or for the acquisition of any of the Senior Subordinated Notes for cash or property or otherwise (except that holders of the Senior Subordinated Notes may receive Permitted Junior Securities and payments from a trust described under 'Legal Defeasance and Covenant Defeasance' below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Senior Subordinated Notes without violating the subordination provisions described herein). If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by acceleration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of either of the Company Issuers or any other Person on either of their behalf with respect to any Obligations on the Senior Subordinated Notes or to acquire any of the Senior Subordinated Notes for cash or property or otherwise (except that holders of the Senior Subordinated Notes may receive payments from a trust described under '--Legal Defeasance and Covenant Defeasance' below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Senior Subordinated Notes without violating the subordination provisions described herein).

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Designated Senior Indebtedness, permitting the holders of such Designated Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Indebtedness gives written notice of the event of default to the Senior Subordinated Trustee (a 'Default Notice'), then, unless and until all events of default have been cured or waived or have ceased to exist or the Senior Subordinated Trustee receives notice from the Representative for the respective issue of Designated Senior Indebtedness terminating the Blockage Period (as defined), during the 180 days after the delivery of such Default Notice (the 'Blockage Period'), neither of the Company Issuers nor any other Person on either of their behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Senior Subordinated Notes or (y) acquire any of the Senior Subordinated Notes for cash or property or otherwise (except that holders of the Senior Subordinated Notes may receive payments from a trust described under '--Legal Defeasance and Covenant Defeasance' below so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Senior Subordinated Notes without violating the subordination provisions described herein). Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the Default Notice is delivered and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of either of the Company Issuers, creditors of the Company Issuers who are not holders of Senior Indebtedness, including the Holders of the Senior Subordinated Notes, may recover less, ratably, than holders of Senior Indebtedness.

COMPANY ISSUERS' STRUCTURE

     The Company is a wholly owned operating subsidiary of Holdings, and CapCo I is a subsidiary corporation of the Company with no material operations of its own and only limited assets.

NO RECOURSE TO HOLDINGS PARTNERS; NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     The Senior Subordinated Indenture under which the Senior Subordinated Notes have been or will be issued provides that all obligations under the Senior Subordinated Indenture, the Senior Subordinated Notes, the Holdings Guarantee and the Old Holdings Guarantee (and all notes and guarantees issued in exchange therefor) shall be expressly non-recourse to the partners of Holdings in their capacities as such, and that, by purchasing the Senior Subordinated Notes, each holder of Senior Subordinated Notes waives any liability of any partner of Holdings under the Senior Subordinated Indenture, the Senior Subordinated Notes, the Holdings Guarantee and the Old Holdings Guarantee (and all notes and guarantees issued in exchange therefor). No director, officer, employee, incorporator or stockholder of the Company Issuers or any Guarantor shall have any liability for any obligations of the Company Issuers or the Guarantors under the Senior Subordinated Exchange Notes, the Guarantees or the Senior Subordinated Indenture or any claim based on, in respect of, or by reason of such obligation, or their creation. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

HOLDINGS GUARANTEE

     The obligations of the Company Issuers under the Senior Subordinated Exchange Notes and the Senior Subordinated Indenture will be fully and unconditionally guaranteed (the 'Holdings Guarantee') on a senior subordinated basis by Holdings. The Holdings Guarantee will be subordinated in right of payment to all Senior Indebtedness of Holdings to the same extent that the Senior Subordinated Notes are subordinated to Senior Indebtedness of the Company Issuers. Since Holdings is a holding company with no significant operations, the Holdings Guarantee provides little, if any, additional credit support for the Senior Subordinated Exchange Notes, and investors should not rely on the Holdings Guarantee in evaluating an investment in the Senior Subordinated Exchange Notes.

CHANGE OF CONTROL

     The Senior Subordinated Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company Issuers purchase all or a portion of such Holder's Senior Subordinated Exchange Notes pursuant to the offer described below (the 'Change of Control Offer'), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

     The Senior Subordinated Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company Issuers covenant to (i) repay in full and terminate all commitments under Indebtedness under the New Credit Facility and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Facility and all other such Senior Indebtedness and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Facility and all other Senior Indebtedness to permit the repurchase of the Senior Subordinated Exchange Notes as provided below. The Company Issuers shall first comply with the covenant in the immediately preceding sentence before they shall be required to repurchase Senior Subordinated Notes pursuant to the provisions described below. The Company Issuers' failure to comply with the covenant described in the second preceding sentence or the immediately succeeding paragraph shall constitute an Event of Default described in clause
(iii) (and not in clause (ii)) under 'Events of Default' below.

     Within 30 days following the date upon which the Change of Control occurred, the Company Issuers must send, by first class mail, a notice to each Holder, with a copy to the Senior Subordinated Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the 'Change of Control Payment Date'). Holders electing to have a Senior Subordinated Note purchased pursuant to a Change of Control Offer will be required to surrender the Senior

Subordinated Note, with the form entitled 'Option of Holder to Elect Purchase' on the reverse of the Senior Subordinated Note completed, to the paying agent ('Paying Agent') at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company Issuers will have available funds sufficient to pay the Change of Control purchase price for all the Senior Subordinated Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event that the Company Issuers are required to purchase outstanding Senior Subordinated Exchange Notes pursuant to a Change of Control Offer, the Company Issuers expect that they would seek third party financing to the extent they do not have available funds to meet their purchase obligations. However, there can be no assurance that the Company Issuers would be able to obtain such financing.

     Neither the Board of Directors of either Company Issuer nor the Senior Subordinated Trustee may waive the covenant relating to a Holder's right to repurchase upon a Change of Control. Restrictions in the Senior Subordinated Indenture described herein on the ability of the Company Issuers to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Holdings or the Company Issuers, whether favored or opposed by the management of Holdings or the Company Issuers. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Senior Subordinated Exchange Notes, and there can be no assurance that the Company Issuers or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Holdings, either of the Company Issuers or any of their respective Subsidiaries by the management of Holdings or the respective Company Issuers. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Senior Subordinated Indenture may not afford the Holders of Senior Subordinated Exchange Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Exchange Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the 'Change of Control' provisions of the Senior Subordinated Indenture, the Company Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the 'Change of Control' provisions of the Senior Subordinated Indenture by virtue thereof.

CERTAIN COVENANTS

     The Senior Subordinated Indenture contains, among others, the following covenants:

     Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock. (i) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, 'incur' and collectively, an 'incurrence') any Indebtedness (including Acquired Indebtedness), (ii) the Company and any Guarantor will not issue any shares of Disqualified Stock and (iii) the Company will not permit any of its Restricted Subsidiaries that are not Guarantors (other than CapCo I) to issue any shares of preferred stock; provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's and the Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.00 (determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period).

     The foregoing limitations do not apply to: (a) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the New Credit Facility and the issuance and creation of letters of credit and banker's acceptances thereunder (with letters of credit and banker's acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $650.0 million outstanding at any one time; (b) the incurrence by the Company Issuers of Indebtedness represented by the Senior Subordinated Notes in an aggregate principal amount not to exceed $225,000,000;
(c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b)); (d) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (d), does not exceed 15% of Total Assets at the time of the respective incurrence; (e) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; (f) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(g) Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness shall be subordinated in right of payment to the Senior Subordinated Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness; (h) shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an issuance of such shares of preferred stock; (i) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Guarantor incurs such indebtedness from a Restricted Subsidiary that is not a Guarantor, such Indebtedness shall be subordinated in right of payment to the Guarantee of such Guarantor; and provided, further, that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness; (j) Hedging Obligations that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Subordinated Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or
(3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases; (k) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business; (l) Indebtedness of any Guarantor in respect of such Guarantor's Guarantee; (m) Indebtedness or Disqualified Stock of the Company and any of its Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and incurred pursuant to this clause (m), does not exceed $50.0 million at any one time outstanding; (n)
(i) any guarantee by the Company or by any Restricted Subsidiary that is a Guarantor of Indebtedness or other obligations of the Company or any of the Company's Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary or the Company, as the case may be, is permitted under the terms of the Senior Subordinated Indenture and (ii) any Excluded Guarantee of a Restricted Subsidiary; (o) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund, refinance or restructure any Indebtedness incurred as permitted under the first paragraph of this covenant, this clause (o) and clauses (b) and (c) above and
(q) below, or any Indebtedness issued to so refund, refinance or restructure such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the 'Refinancing Indebtedness') prior to its respective maturity; provided, however, that such Refinancing Indebtedness (i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining

Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (ii) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Senior Subordinated Notes, such Refinancing Indebtedness is subordinated or pari passu to the Senior Subordinated Notes at least to the same extent as the Indebtedness being refinanced or refunded and (iii) shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and provided further that subclauses (i) and (ii) of this clause (o) will not apply to any refunding or refinancing of any Senior Indebtedness; (p) other Indebtedness in an amount not greater than twice the amount of Permanent Qualified Equity Contributions after the Issue Date at any one time outstanding; and (q) Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition, either (i) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (ii) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (q) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company; (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, or maturity, any Subordinated Indebtedness (other than (A) the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and (i) of the covenant described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock'); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as 'Restricted Payments'), unless, at the time of such Restricted Payment: (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (b) immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock'; and (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the repurchase, retirement or other acquisition of Retired Capital Stock pursuant to clause (a) thereof and the payment of dividends on Retired Capital Stock pursuant to clause (b) thereof), (v), (vi), (ix) and (x) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) from the first day after the Issue Date to the date of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (ii) 100% of the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Company), received by the Company since the Issue Date from the issue or

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sale of Equity Interests of the Company (including Refunding Capital Stock (as defined) but excluding Disqualified Stock), including such Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options, plus (iii) 100% of the aggregate amount of contributions to the capital of the Company since the Issue Date (other than Excluded Contributions), plus (iv) 100% of the aggregate amount received in cash and the fair market value of property other than cash (as determined in good faith by the Company) received from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, plus (v) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, the Company or a Restricted Subsidiary, the fair market value (as determined in good faith by the Company) of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

     The foregoing provisions will not prohibit: (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Indenture; (ii) (a) the repurchase, retirement or other acquisition of any Equity Interests (the 'Retired Capital Stock') or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than any Disqualified Stock) or contributions to the common equity capital of the Company (the 'Refunding Capital Stock'), and (b) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Refunding Capital Stock; (iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of and accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired),
(B) such Indebtedness is subordinated to the Senior Subordinated Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; (iv) the repurchase, retirement or other acquisition for value (or a dividend or distribution to fund any such repurchase, retirement or other acquisition) of Equity Interests of the Company, Holdings or Investor LP held by any future, present or former employee, director or consultant of the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amounts paid under this clause (iv) does not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year); provided further, that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Equity Interests of the Company (or of Holdings or Investor LP which are contributed to the Company) to members of management, directors or consultants of the Company and its Subsidiaries that occurs after the Issue Date (provided that such proceeds have not been included with respect to determining whether a previous Restricted Payment was permitted pursuant to the first paragraph of this covenant) plus
(ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date; (v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled 'Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock';
(vi) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available preceding the date of declaration of any such dividend or distribution, after giving effect

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to such dividend or distribution as a Fixed Charge on a pro forma basis, the
Company and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 1.75 to 1.00; (vii) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $15.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (viii) repurchases of (or a dividend or distribution to fund the repurchases of) Equity Interests of the Company, Holdings or Investor LP deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (ix) the payment of dividends on the Company's Common Stock (or the payment to Holdings to fund the payment by Holdings of dividends on Holding's Common Stock) following the first public offering of Common Stock of the Company or Holdings, as the case may be, after the Issue Date, of up to 6% per annum of the net proceeds received by the Company or contributed to the Company by Holdings, as the case may be, in such public offering; (x) the repurchase, retirement or other acquisition for value after the first anniversary of the Issue Date (or dividend or distribution to fund the repurchase, retirement or other acquisition
of) of Equity Interests of Holdings, the Company or Investor LP in existence on the Issue Date and which are not held by Blackstone or any of their Affiliates or the Management Group on the Issue Date (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement), provided that (A) the aggregate amounts paid under this clause (x) shall not exceed (I) $15.0 million on or prior to the second anniversary of the Issue Date or (II) $30.0 million at any time after the second anniversary of the Issue Date and (B) after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock';
(xi) Investments that are made with Excluded Contributions; (xii) other Restricted Payments in an aggregate amount not to exceed $15.0 million; (xiii) the payment of any dividend or distribution on Equity Interests of the Company to the extent necessary to permit direct or indirect beneficial owners of such Equity Interests to receive tax distributions in an amount equal to the taxable income of the Company allocated to a partner multiplied by the highest combined federal and state income tax rate (including, to the extent applicable, alternative minimum tax) solely as a result of the Company (and any intermediate entity through which such holder owns such Equity Interests) being a partnership or similar pass-through entity for federal income tax purposes ('Permitted Tax Distributions'); (xiv) the payment of dividends or distributions to Holdings to fund cash interest payments on the Senior Discount Notes commencing July 15, 2003 in accordance with the terms of the Senior Discount Notes; (xv) Restricted Payments made on the Issue Date contemplated by the Recapitalization Agreement; and (xvi) any dividend or distribution to Holdings in respect of overhead expenses, legal, accounting, Commission reporting and other professional fees and expenses of Holdings that are directly attributable to the operations of the Company and its Restricted Subsidiaries; provided, however,that at the time of, and after giving effect to, any Restricted Payment permitted under clauses
(vii), (ix), (x), (xii) and (xiv) (other than with respect to Defaults and Events of Default set forth in clause (iii) or (vi) under 'Events of Default'), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and provided further that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the immediately preceding paragraph, only the amounts expended under clauses (i), (ii) (with respect to the repurchase, retirement or other acquisition of Retired Capital Stock pursuant to clause (a) thereof and the payment of dividends on Retired Capital Stock pursuant to clause (b) thereof), (v), (vi), (ix) and (x) shall be included.

     As of the Issue Date, all of the Company's Subsidiaries were Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of 'Unrestricted Subsidiary.' For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of 'Investments.' Such designation is only permitted if a Restricted Payment in such amount would be permitted at such time (whether pursuant to the first paragraph of this covenant or under clause (vii), (xi) or (xii)) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Subordinated Indenture.

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
     Limitation on Asset Sales. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless (x) the Company or its Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Subordinated Notes) that are assumed by the transferee of any such assets without recourse to the Company or any of the Restricted Subsidiaries, (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (d) any assets received in exchange for assets related to a Similar Business of comparable market value in the good faith determination of, the Board of Directors of the Company, shall be deemed to be cash for purposes of this provision.

     Within 365 days after the Company's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently reduce Obligations under the New Credit Facility (and to correspondingly reduce commitments with respect thereto) or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Senior Subordinated Notes if the Senior Subordinated Notes are then redeemable or, if the Senior Subordinated Notes may not be then redeemed, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at 100% of the principal amount thereof the amount of Senior Subordinated Notes that would otherwise be redeemed) or Indebtedness of a Restricted Subsidiary,
(ii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or (iii) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Senior Subordinated Indenture provides that any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase Senior Subordinated Notes, as described in clause (i) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute 'Excess Proceeds.' When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company Issuers shall make an offer to all Holders of Senior Subordinated Notes (an 'Asset Sale Offer') to purchase the maximum principal amount of Senior Subordinated Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Indenture. The Company Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Indenture, with a copy to the Senior Subordinated Trustee. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate or partnership purposes. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Subordinated Trustee shall select the Senior Subordinated Notes to be purchased in the manner described under the caption 'Selection and Notice of Redemption' above. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

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     The Company Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Subordinated Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on their Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (b) make loans or advances to the Company or any of its Restricted Subsidiaries; or (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries; except (in each case) for such encumbrances or restrictions existing under or by reason of: (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the New Credit Facility and its related documentation and the Senior Discount Indenture; (2) the Senior Subordinated Indenture and the Senior Subordinated Notes; (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired; (4) applicable law or any applicable rule, regulation or order; (5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (7) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' and 'Limitation on Liens' that limit the right of the debtor to dispose of the assets securing such Indebtedness; (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (9) other Indebtedness of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock'; (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;
(11) customary provisions contained in leases and other agreements entered into in the ordinary course of business; (12) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors (or the general partners with regard to a partnership) of such Company Issuer engaged in such transaction, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; (13) any encumbrances or restrictions that are no more restrictive than those contained in the New Credit Facility as in effect on the Issue Date; or (14) which will not in the aggregate cause the Company Issuers not to have the funds necessary to pay the principal of, premium, if any, or interest on, the Senior Subordinated Notes.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) that secures any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Senior Subordinated Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

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
     The Senior Subordinated Indenture provides that no Guarantor will directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) that secures any Pari Passu Indebtedness or Subordinated Indebtedness of such Guarantor on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Guarantee of such Guarantor is equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

     Limitation on Other Senior Subordinated Indebtedness. The Company will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company or any Indebtedness of any Restricted Subsidiary that is a Guarantor, as the case may be, unless such Indebtedness is either (a) pari passu in right of payment with the Senior Subordinated Notes or such Guarantor's Guarantee, as the case may be or (b) subordinate in right of payment to the Senior Subordinated Notes, or such Guarantor's Guarantee, as the case may be, in the same manner and at least to the same extent as the Senior Subordinated Notes are subordinate to Senior Indebtedness or such Guarantor's Guarantee is subordinate to such Guarantor's Senior Indebtedness, as the case may be.

     Merger, Consolidation and Sale of Assets. The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless (i) the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the 'Successor Company'); (ii) the Successor Company (if other than the Company or CapCo I) expressly assumes all the obligations of the Company under the Senior Subordinated Indenture and the Senior Subordinated Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Senior Subordinated Trustee; (iii) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than CapCo I) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' or (B) the Fixed Charge Coverage Ratio for the Successor Company (if other than CapCo I) and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and (v) the Company shall have delivered to the Senior Subordinated Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Subordinated Indenture. The Successor Company will succeed to, and be substituted for, the Company under the Senior Subordinated Indenture and the Senior Subordinated Notes. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary and (b) the Company may merge with or transfer all of its properties and assets to an Affiliate incorporated or formed solely for the purpose of either reincorporating or reforming the Company in another State of the United States or changing the legal structure of the Company to a corporation so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby (it being understood that after the transfer of such property and assets for the purpose of changing its legal structure to a corporation, the Company may dissolve).

     Each Guarantor, if any, shall not, and the Company will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of

                                      122
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Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the 'Successor Guarantor'); (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Senior Subordinated Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Senior Subordinated Trustee; (iii) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; and (iv) the Guarantor shall have delivered or caused to be delivered to the Senior Subordinated Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Subordinated Indenture. The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Senior Subordinated Indenture and such Guarantor's Guarantee.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate Transaction') involving aggregate consideration in excess of $5.0 million, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Senior Subordinated Trustee a resolution adopted by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

     The foregoing provisions do not apply to the following: (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments permitted by the provisions of the Senior Subordinated Indenture described above under the covenant 'Limitation on Restricted Payments'; (iii) the payment of annual management, consulting, monitoring and advisory fees and related expenses to Blackstone, Graham Packaging Corporation and their respective Affiliates; (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (v) payments by the Company or any of its Restricted Subsidiaries to Blackstone and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by, the majority of the Board of Directors of the Company, in good faith; (vi) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Senior Subordinated Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph; (vii) payments or loans to employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;
(viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Senior Subordinated Notes in any material respect) or any transaction contemplated thereby; (ix) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, the Recapitalization Agreement, or any agreement contemplated thereunder (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Senior Subordinated Notes in any material respect; (x) the payment of all fees, expenses, bonuses and awards related to the transactions contemplated by the Recapitalization Agreement, including fees to Blackstone; and (xi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the majority of the Board of Directors of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

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     Limitations on Guarantees of Indebtedness by Restricted Subsidiaries. (a)
The Company will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Senior Subordinated Indenture providing for a guarantee of payment of the Senior Subordinated Notes by such Restricted Subsidiary, except that (A) if the Senior Subordinated Notes are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary's guarantee with respect to such Indebtedness substantially to the same extent as the Senior Subordinated Notes are subordinated to such Indebtedness under the Senior Subordinated Indenture and (B) if such Indebtedness is by its express terms subordinated in right of payment to the Senior Subordinated Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the Senior Subordinated Notes substantially to the same extent as such Indebtedness is subordinated to the Senior Subordinated Notes; provided that this paragraph (a) shall not be applicable to any guarantee by any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or (y) that guarantees the payment of Obligations of the Company or any Restricted Subsidiary under the New Credit Facility or any other bank facility which is designated as Senior Indebtedness and any refunding, refinancing or replacement thereof, in whole or in part, provided that such refunding, refinancing or replacement thereof constitutes Senior Indebtedness and is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act (other than securities issued pursuant to any bank or similar credit facility (including the New Credit Facility), which private placement provides for registration rights under the Securities Act (any guarantee excluded by operations of this clause (y) being an 'Excluded Guarantee').

     (b) Notwithstanding the foregoing and the other provisions of the Senior Subordinated Indenture, any Guarantee by a Restricted Subsidiary of the Senior Subordinated Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Senior Subordinated Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee.

     Reports to Holders. The Company Issuers will deliver to the Senior Subordinated Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company Issuers are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     The Senior Subordinated Indenture further provides that, notwithstanding that the Company Issuers may not be subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Securities and Exchange Commission (the 'Commission'), the Senior Subordinated Indenture will require the Company Issuers to file with the Commission (and provide the Senior Subordinated Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission), (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form); (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and (d) any other information, documents and other reports which the Company Issuers would be required to file with the Commission if they were subject to
Section 13 or 15(d) of the Exchange Act; provided, however, that the Company Issuers shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company Issuers will make available such information to prospective purchasers of Senior Subordinated Notes, in addition to providing such information to the Senior Subordinated Trustee and the Holders, in each case within 15 days after the time the Company Issuers

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would be required to file such information with the Commission, if they were subject to Sections 13 or 15(d) of the Exchange Act. The above reporting requirements with respect to the Company Issuers may be satisfied through the filing and provision of such reports, information and documents by the Holdings Issuers in lieu of the Company Issuers. Notwithstanding the foregoing, such requirements shall be deemed satisfied (x) prior to April 30, 1998, if the Holdings Issuers deliver to the Senior Subordinated Trustee and the holders of the Senior Subordinated Notes on or prior to such date copies of the audited financial statements of the Holdings Issuers and (y) prior to May 31, 1998, by filing with the Commission and delivering to the Senior Subordinated Trustee and the holders of the Senior Subordinated Notes on or prior to such date a registration statement under the Securities Act that contains the information that would be required in a Form 10-K for the Holdings Issuers for the year ended December 31, 1997 and a Form 10-Q for the Holdings Issuers for the quarter ended March 31, 1998. The Company Issuers will also comply with the other provisions of TIA Section 314(a).

EVENTS OF DEFAULT

The following events are defined in the Senior Subordinated Indenture as 'Events of Default':

          (i) the failure to pay interest on any Senior Subordinated Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Senior Subordinated Indenture);

          (ii) the failure to pay the principal on any Senior Subordinated Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Senior Subordinated Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer which has actually been made) (whether or not such payment shall be prohibited by the subordination provisions of the Senior Subordinated Indenture);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Senior Subordinated Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Senior Subordinated Trustee or the Holders of at least 25% of the outstanding principal amount of the Senior Subordinated Notes (except in the case of a default with respect to the 'Merger, Consolidation and Sale of Assets' covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Significant Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time;

          (v) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any Significant Restricted Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (vi) any Guarantee by a Significant Restricted Subsidiary shall become null or void or unenforceable (other than in accordance with the terms of the Senior Subordinated Indenture) or any such Guarantor shall deny its obligations under its Guarantee; or

          (vii) certain events of bankruptcy affecting the Company or any of its Significant Restricted Subsidiaries.

    If an Event of Default (other than an Event of Default specified in clause
    (vii) with respect to the Company) shall occur and be continuing, the Senior Subordinated Trustee or the Holders of at least 25% in principal amount of outstanding Senior Subordinated Notes may declare the principal of and accrued interest on all the Senior Subordinated Notes to be due and payable by notice in writing to the Company and the Senior

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    Subordinated Trustee specifying the respective Event of Default and that it is a 'notice of acceleration' (the 'Acceleration Notice'), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or 5 Business Days after receipt by the Company and the Representative under the New Credit Facility of such Acceleration Notice, but only if such Event of Default is then continuing. If an Event of Default specified in clause (vii) with respect to the Company occurs, then the principal of and any accrued interest on the Senior Subordinated Notes shall ipso facto become immediately due and payable without any further action by the Senior Subordinated Trustee or the Holders.

     The Senior Subordinated Indenture provides that, at any time after a declaration of acceleration with respect to the Senior Subordinated Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Senior Subordinated Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and
(iv) if the Company has paid the Senior Subordinated Trustee its reasonable compensation and reimbursed the Senior Subordinated Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Senior Subordinated Notes may waive any existing Default or Event of Default under the Senior Subordinated Indenture, and its consequences, except a default in the payment of the principal of or interest on any Senior Subordinated Notes.

     Holders of the Senior Subordinated Notes may not enforce the Senior Subordinated Indenture or the Senior Subordinated Notes except as provided in the Senior Subordinated Indenture and under the TIA. Subject to the provisions of the Senior Subordinated Indenture relating to the duties of the Senior Subordinated Trustee, the Senior Subordinated Trustee is under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Senior Subordinated Trustee reasonable indemnity. Subject to all provisions of the Senior Subordinated Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Subordinated Trustee or exercising any trust or power conferred on the Senior Subordinated Trustee.

     Under the Senior Subordinated Indenture, the Company is required to provide an Officers' Certificate to the Senior Subordinated Trustee promptly upon it obtaining knowledge of any Default or Event of Default (provided that such certification shall be provided at least annually whether or not the Company knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company Issuers may, at their option and at any time, elect to have their obligations discharged with respect to the outstanding Senior Subordinated Notes ('Legal Defeasance'). Such Legal Defeasance means that the Company Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Subordinated Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due, (ii) the Company Issuers' obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Senior Subordinated Trustee and the Company Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Senior Subordinated Indenture. In addition, the Company Issuers may, at their option and at any time, elect to have the obligations of the Company Issuers released with respect to certain covenants that are described in the Senior Subordinated Indenture ('Covenant Defeasance') and

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thereafter any omission to comply with such obligations shall not constitute a
Default or Event of Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under 'Events of Default' will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Senior Subordinated Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Subordinated Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Senior Subordinated Trustee an opinion of counsel in the United States reasonably acceptable to the Senior Subordinated Trustee confirming that (A) the Company Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Senior Subordinated Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Senior Subordinated Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Subordinated Indenture (and shall not conflict with the subordination provisions contained herein at the time the respective payments are made into the respective defeasance trust) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries are bound; (vi) the Company shall have delivered to the Senior Subordinated Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
(vii) the Company shall have delivered to the Senior Subordinated Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Senior Subordinated Trustee an opinion of counsel (which may be subject to customary assumptions and exclusions) to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

     The Senior Subordinated Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Senior Subordinated Notes, as expressly provided for in the Senior Subordinated Indenture) as to all outstanding Senior Subordinated Notes when (i) either (a) all the Senior Subordinated Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company Issuers and thereafter repaid to the Company Issuers or discharged from such trust) have been delivered to the Senior Subordinated Trustee for cancellation or (b) all Senior Subordinated Notes not theretofore delivered to the Senior Subordinated Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Senior Subordinated Notes not theretofore delivered to the Senior Subordinated Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Subordinated Notes to the date of deposit together with

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irrevocable instructions from the Company directing the Senior Subordinated
Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Senior Subordinated Indenture by the Company; and (iii) the Company has delivered to the Senior Subordinated Trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the Senior Subordinated Indenture relating to the satisfaction and discharge of the Senior Subordinated Indenture have been complied with.

MODIFICATION OF THE SENIOR SUBORDINATED INDENTURE

     From time to time, the Company Issuers and the Senior Subordinated Trustee, without the consent of the Holders, may amend the Senior Subordinated Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Senior Subordinated Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Senior Subordinated Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Senior Subordinated Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes issued under the Senior Subordinated Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Senior Subordinated Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Subordinated Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Subordinated Notes, or change the date on which any Senior Subordinated Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Senior Subordinated Notes payable in money other than that stated in the Senior Subordinated Notes; (v) make any change in provisions of the Senior Subordinated Indenture protecting the right of each Holder to receive payment of principal of and interest on such Senior Subordinated Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Senior Subordinated Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or (vii) modify or change any provision of the Senior Subordinated Indenture or the related definitions affecting the subordination or ranking of the Senior Subordinated Notes in a manner which adversely affects the Holders.

GOVERNING LAW

     The Senior Subordinated Indenture provides that it and the Senior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE SENIOR SUBORDINATED TRUSTEE

     The Senior Subordinated Indenture provides that, except during the continuance of an Event of Default, the Senior Subordinated Trustee will perform only such duties as are specifically set forth in the Senior Subordinated Indenture. During the existence of an Event of Default, the Senior Subordinated Trustee will exercise such rights and powers vested in it by the Senior Subordinated Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Senior Subordinated Indenture and the provisions of the TIA contain certain limitations on the rights of the Senior Subordinated Trustee, should it become a creditor of either of the Company Issuers, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Senior Subordinated Trustee will be permitted to engage in other transactions; provided that if the Senior Subordinated Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

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CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Senior Subordinated Indenture. Reference is made to the Senior Subordinated Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     'Acquired Indebtedness' means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     'Affiliate' of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     'Asset Sale' means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary thereof (each referred to in this definition as a 'disposition') or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than: (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under 'Certain Covenants--Merger, Consolidation and Sale of Assets' or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Indenture; (c) any Restricted Payment that is permitted to be made, and is made, under the covenant described above under 'Limitation on Restricted Payments;' (d) any disposition of assets with an aggregate fair market value of less than $2.0 million; (e) any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary; (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business; (g) any financing transaction with respect to property built or acquired by the Company or any of its Restricted Subsidiaries after the Issue Date including, without limitation, sale-leasebacks and asset securitizations; (h) foreclosures on assets; and (i) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

     'Blackstone' means Blackstone Capital Partners III Merchant Banking Fund L.P. and its Affiliates.

     'Board of Directors' means, as to any Person, the board of directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

     'Board Resolution' means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or, if such Person is a partnership, its general partner) to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     'Business Day' means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

     'Capitalized Lease Obligation' means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

     'Capital Stock' means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests

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(whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     'Cash Equivalents' means (i) U.S. dollars (and foreign currency exchanged into U.S. dollars within 180 days), (ii) securities issued or directly and fully guaranteed or insured by the U.S. Government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or preferred stock issued by Persons with a rating of 'A' or higher from S&P or 'A2' or higher from Moody's.

     'Change of Control' means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Person other than the Permitted Holders and their Related Parties; or (ii) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company.

     'Common Stock' of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity.

     'Consolidated Depreciation and Amortization Expense' means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

     'Consolidated EBITDA' means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) provision for taxes based on income or profits of such Person, or Permitted Tax Distributions made by such Person, for such period deducted in computing Consolidated Net Income, plus (b) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization expense was deducted in computing Consolidated Net Income, plus (d) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or recapitalization or Indebtedness permitted to be incurred by the Senior Subordinated Indenture (whether or not successful) and fees, expenses or charges related to the transactions contemplated by the Recapitalization Agreement (including fees to Blackstone), plus (e) the amount of any non-recurring charges (including any one-time costs incurred in connection with acquisitions after the Issue Date) deducted in such period in computing Consolidated Net Income, plus
(f) without duplication, any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period), plus (g) the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus (h) special charges and unusual items during any period ending on or prior to the second anniversary of the Issue Date not to exceed $15.0 million in the aggregate, plus (i) the amount of management, consulting monitoring and advisory fees paid to Blackstone and its Affiliates during such period not to exceed $1.0 million during any four quarter period, less, without duplication
(j) non-cash items

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increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

     'Consolidated Interest Expense' means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to Hedging Obligations to the extent included in Consolidated Interest Expense and excluding amortization of deferred financing fees), (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and (c) on and after January 15, 2004, the interest expense of Holdings with respect to the Senior Discount Notes.

     'Consolidated Net Income' means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any increase in the cost of sales or other incremental expenses resulting from purchase accounting in relation to any acquisition, net of taxes, shall be excluded, (iii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (iv) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (v) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded, (vi) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, (vii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (viii) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived and (ix) the Net Income for such period of the Company and its Restricted Subsidiaries shall be decreased by the amount of Permitted Tax Distributions during such period.

     'Contingent Obligations' means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ('primary obligations') of any other Person (the 'primary obligor') in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

     'Default' means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     'Designated Noncash Consideration' means the fair market value of noncash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     'Designated Preferred Stock' means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under 'Limitation on Restricted Payments.'

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     'Designated Senior Indebtedness' means (i) Indebtedness under or in respect of the New Credit Facility (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the New Credit Facility, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of succeeding clause (ii)) and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount or accreted value of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Indebtedness as 'Designated Senior Indebtedness' by the Company Issuers.

     'Disqualified Stock' means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, in each case prior to the maturity date of the Senior Subordinated Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or such Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's death or disability.

     'Equity Interests' means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     'Equity Offering' means any public or private sale of common stock or preferred stock of the Company or Holdings (other than Disqualified Stock), other than (i) public offerings with respect to the Common Stock registered on Form S-8 and (ii) any such public or private sale the proceeds of which have been designated by the Company as an Excluded Contribution or Permanent Qualified Equity Contributions.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     'Excluded Contributions' means the net cash proceeds received by the Company after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in paragraph (c) of the 'Limitation on Restricted Payments' covenant.

     'fair market value' means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     'Fixed Charge Coverage Ratio' means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the 'Calculation Date'), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period. With respect to any Calculation Date that occurs on or after January 15, 2003 and prior to January 15, 2004, the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to the interest expense of Holdings with respect to the Holdings Senior Discount Notes as if such interest expense was Consolidated Interest Expense of the Company. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any

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Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made as determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments in the reasonable determination of the Company as set forth in an Officers' Certificate, to (i) reflect operating expense reductions reasonably expected to result from any acquisition or merger or (ii) eliminate the effect of any extraordinary accounting event with respect to any acquired Person on Consolidated Net Income.

     'Fixed Charges' means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period and (b) the product of (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person or its Restricted Subsidiaries and (y) (A) if such Person is not a taxable entity for U.S. federal income tax purposes, one, or (B) if such Person is an entity taxable for U.S. federal income tax purposes, a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     'Foreign Subsidiary' means a Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Senior Subordinated Indenture, the term 'consolidated' with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

     'Government Securities' means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

     'guarantee' means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

     'Guarantee' means any guarantee of the obligations of the Company Issuers under the Senior Subordinated Indenture and the Senior Subordinated Notes by any Restricted Subsidiary in accordance with the provisions of the Senior Subordinated Indenture. When used as a verb, 'Guarantee' shall have a corresponding meaning.

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     'Guarantor' means any Restricted Subsidiary that incurs a Guarantee;
provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the Senior Subordinated Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

     'Hedging Obligations' means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates or commodity prices.

     'Indebtedness' means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or (iv) representing any Hedging Obligations, if and to the extent of any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) that would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.

     'Independent Financial Advisor' means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

     'Investment Grade Securities' means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances between and among the respective Company Issuers and their respective Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     'Investments' means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of 'Unrestricted Subsidiary' and the covenant described under 'Certain Covenants--Limitation on Restricted Payments,' (i) 'Investments' shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent 'Investment' in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's 'Investment' in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

     'Issue Date' means the closing date for the sale and original issuance of the Senior Subordinated Notes under the Senior Subordinated Indenture.

     'Lien' means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under

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applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

     'Management Group' means the group consisting of the executive officers of the Company.

     'Moody's' means Moody's Investors Service, Inc.

     'Net Income' means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

     'Net Proceeds' means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than required by clause (i) of the second paragraph of 'Certain Covenants--Limitation on Asset Sales') to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     'New Credit Facility' means that certain credit facility among Bankers Trust Company, the Company and certain of its Subsidiaries and affiliates and the lenders from time to time party thereto, together with any related documents, instruments and agreements executed in connection therewith (including, without limitation, any guaranty agreements and security documents), in each case as such credit facility and related documents, instruments and agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding additional obligors or guarantors thereunder) all or any portion of the Indebtedness under such credit facility or any successor or replacement credit facility and whether by the same or any other agent, lender or group of lenders.

     'Obligations' means all obligations for principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Senior Subordinated Notes shall not include fees or indemnifications in favor of the Senior Subordinated Trustee and other third parties other than the holders of the Senior Subordinated Notes.

     'Officer' of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

     'Officers' Certificate' of any Person means a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements set forth in the Senior Subordinated Indenture.

     'Pari Passu Indebtedness' means with respect to the Senior Subordinated Notes or a Guarantee, Indebtedness which ranks pari passu in right of payment to the Senior Subordinated Notes or such Guarantee, as the case may be.

     'Permanent Qualified Equity Contributions' means net cash proceeds to the Company in the form of contributions to the common equity capital of the Company or from the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan of the Company or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Permanent Qualified Equity Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in paragraph (c) of the 'Limitation on Restricted Payments' covenant.

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
     'Permitted Holders' means Blackstone and any of its Affiliates.

     'Permitted Investments' means (a) any Investment in the Company or any Restricted Subsidiary; (b) any Investment in cash and Cash Equivalents or Investment Grade Securities; (c) any Investment by the Company or any Restricted Subsidiary in a Person that is a Similar Business if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of 'Certain Covenants--Limitation on Asset Sales' or any other disposition of assets not constituting an Asset Sale; (e) any Investment existing on the Issue Date; (f) advances to employees not in excess of $10.0 million outstanding at any one time, in the aggregate; (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (h) Hedging Obligations permitted under clause (j) of the 'Limitation of Incurrence of Indebtedness and Issuance of Disqualified Stock' covenant; (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (j) any Investment in a Similar Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding, not to exceed 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (k) Investments the payment for which consists of Equity Interests of the Company (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the 'Limitation on Restricted Payments' covenant; (l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed $10.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (m) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of clauses (iii) and (xi) of the second paragraph of the covenant described under 'Certain Covenants--Transactions with Affiliates'; (n) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries; (o) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and (p) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business.

     'Permitted Junior Securities' shall mean debt or equity securities of a Company Issuer or any successor corporation issued pursuant to a plan of reorganization or readjustment of a Company Issuer that are subordinated to the payment of all then outstanding Senior Indebtedness at least to the same extent that the Senior Subordinated Notes are subordinated to the payment of all Senior Indebtedness on the Issue Date, so long as (i) the effect of the use of this defined term in the subordination provisions described under the caption 'Subordination' is not to cause the Senior Subordinated Notes to be treated as part of (a) the same class of claims as the Senior Indebtedness or (b) any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of a Company Issuer and (ii) to the extent that any Senior Indebtedness outstanding on the date of consummation of any such plan or reorganization or readjustment are not paid in full in cash on such date, either (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan or reorganization or readjustment of (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Indebtedness not paid in full in cash.

     'Permitted Liens' means the following types of Liens:

          (i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (ii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (iii) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

          (iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (v) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (vi) Liens securing Indebtedness under Hedging Obligations;

          (vii) Liens securing Acquired Indebtedness incurred in accordance with the 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary thereof and
     (B) such Liens do not extend to or cover any property or assets of the Company or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or such Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or such Restricted Subsidiary;

          (viii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of Social Security, including any Lien securing letters of credit issued in the ordinary course of business, consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

          (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set off.

     'Person' means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     'Recapitalization Agreement' means the Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997 by and among the Company, BMP/Graham Holdings Corporation and the other parties thereto.

     'Related Parties' means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its Affiliates is the general partner.

     'Representative' means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

     'Restricted Investment' means an Investment other than a Permitted Investment.

     'Restricted Subsidiary' means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary

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
ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of 'Restricted Subsidiary.'

     'S&P' means Standard and Poor's Ratings Group.

     'Securities Act' means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     'Senior Indebtedness' means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of Holdings, the Company Issuers or such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Holdings Guarantee, the Senior Subordinated Notes or the Guarantee of such Guarantor. Without limiting the generality of the foregoing, 'Senior Indebtedness' shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, to the extent such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of Holdings, the Company Issuers or a Guarantor under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses, indemnities and Hedging Obligations related thereto, in each case whether outstanding on the Issue Date or thereafter incurred and (y) all monetary obligations (including guarantees thereof) of every nature of the Company Issuers, Holdings and any Guarantor with respect to Hedging Obligations, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, 'Senior Indebtedness' shall not include (i) any Indebtedness of Holdings, the Company or a Guarantor to a Subsidiary thereof, (ii) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of Holdings, the Company or a Guarantor or any Subsidiary thereof (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services (other than amounts incurred under the New Credit Facility), (iv) Indebtedness represented by Disqualified Stock, (v) any liability for federal, state, local or other taxes owed or owing, (vi) that portion of any Indebtedness incurred in violation of the Senior Subordinated Indenture provisions set forth under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Senior Subordinated Indenture), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to Holdings, the Company or a Guarantor, as the case may be and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of Holdings, the Company or a Guarantor, as the case may be.

     'Significant Restricted Subsidiary' means any Restricted Subsidiary that would be a 'significant subsidiary' of the Company as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     'Similar Business' means a business, the majority of whose revenues are derived from the manufacture, marketing or sale of containers or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     'Subordinated Indebtedness' means with respect to the Senior Subordinated Notes or a Guarantee, any Indebtedness of the Company or a Guarantor, as the case may be, which is by its terms subordinated in right of payment to the Senior Subordinated Notes or the Guarantee of such Guarantor, as the case may be.

     'Subsidiary' means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

     'Total Assets' means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     'Unrestricted Subsidiary' means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns, or holds any Lien on, any property of, the Company or any Subsidiary thereof (other than any Subsidiary of the Subsidiary to be so designated), provided that each Subsidiary to be so designated and its Subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under 'Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' or (ii) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of the Company shall be notified by the Company to the Senior Subordinated Trustee by promptly filing with the Senior Subordinated Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     'Voting Stock' of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     'Weighted Average Life to Maturity' means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

     'Wholly Owned Restricted Subsidiary' is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     'Wholly Owned Subsidiary' of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

               DESCRIPTION OF THE SENIOR DISCOUNT EXCHANGE NOTES

     The Senior Discount Old Notes were issued and the Senior Discount Exchange Notes offered hereby will be issued under an indenture dated as of February 2, 1998 (the 'Senior Discount Indenture' and, together with the Senior Subordinated Indenture, the 'Indentures') by and between the Holdings Issuers and The Bank of New York, as trustee (the 'Senior Discount Trustee'). Any Senior Discount Old Notes that remain outstanding after the completion of the Senior Discount Exchange Offer, together with the Senior Discount Exchange Notes issued in connection with the Senior Discount Exchange Offer, will be treated as a single class of securities under the Senior Discount Indenture. The following summary of certain provisions of the Senior Discount Indenture sets forth the material terms of the Senior Discount Indenture. However, such summary is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the 'TIA'), and to all of the provisions of the Senior Discount Indenture, including the definitions of certain terms therein and those terms made a part of the Senior Discount Indenture by reference to the TIA as in effect on the date of the Senior Discount Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under '--Certain Definitions.' For purposes of this section, references to 'Holdings' and the 'Holdings Issuers' do not include their respective Subsidiaries. The Senior Discount Indenture is an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     On February 2, 1998, the Holdings Issuers issued $169,000,000 aggregate principal amount at maturity of Senior Discount Old Notes under the Indenture. The terms of the Senior Discount Exchange Notes are identical in all material respects to the Senior Discount Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Senior Discount Old Notes for Senior Discount Exchange Notes. The Trustee will authenticate and deliver Senior Discount Exchange Notes for original issue only in exchange for a like principal amount of Senior Discount Old Notes. Any Senior Discount Old Notes that remain outstanding after the completion of the Senior Discount Exchange Offer, together with the Senior Discount Exchange Notes issued in connection with the Senior Discount Exchange Offer, will be treated as a single class of securities under the Senior Discount Indenture. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Senior Discount Exchange Notes shall be deemed to mean, at any time after the Senior Discount Exchange Offer is consummated, such percentage in aggregate principal amount of the Senior Discount Old Notes and Senior Discount Exchange Notes then outstanding.

     The Senior Discount Exchange Notes will be unsecured obligations of the Holdings Issuers, ranking pari passu in right of payment to all unsubordinated obligations of the Holdings Issuers.

     The Senior Discount Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 principal amount at maturity and integral multiples thereof. Initially, the Senior Discount Trustee will act as Paying Agent and Registrar for the Senior Discount Exchange Notes. The Senior Discount Exchange Notes may be presented for registration of transfer and exchange at the offices of the Registrar, which initially will be the Senior Discount Trustee's principal corporate trust office. The Holdings Issuers may change any Paying Agent and Registrar without notice to holders of the Senior Discount Exchange Notes (the 'Holders'). The Holdings Issuers will pay principal (and premium, if any) on the Senior Discount Exchange Notes at the Senior Discount Trustee's principal corporate office in New York, New York. At the Holdings Issuers' option, interest may be paid at the Senior Discount Trustee's principal corporate trust office or by check mailed to the registered addresses of Holders.

PRINCIPAL, MATURITY AND INTEREST

     The Senior Discount Notes are limited in aggregate principal amount at maturity to $169,000,000 at any time outstanding. Pursuant to the Senior Discount Exchange Offer, an aggregate of up to $169,000,000 aggregate principal amount at maturity of Senior Subordinated Exchange Notes may be issued. Such Senior Discount Exchange Notes may be issued solely in exchange for the $169,000,000 aggregate principal amount at maturity of Senior Discount Old Notes which were issued on February 2, 1998.

     The Senior Discount Exchange Notes will mature on January 15, 2009. Cash interest on the Senior Discount Exchange Notes will not accrue prior to January 15, 2003. Thereafter, interest on the Senior Discount Exchange

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
Notes will accrue from January 15, 2003 at the rate of 10 3/4% per annum and will be payable semiannually in cash on each January 15 and July 15, commencing on July 15, 2003, to the persons who are registered Holders at the close of business on the January 1 and July 1 immediately preceding the applicable interest payment date.

     The Senior Discount Exchange Notes will not be entitled to the benefit of any mandatory sinking fund.

REDEMPTION

     Optional Redemption. The Senior Discount Exchange Notes will be redeemable, at the Holdings Issuers' option, in whole at any time or in part from time to time, on and after January 15, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount at maturity thereof) if redeemed during the twelve-month period commencing on January 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                             YEAR                                PERCENTAGE
--------------------------------------------------------------   ----------
2003..........................................................     105.375%
2004..........................................................     103.583
2005..........................................................     101.792
2006 and thereafter...........................................     100.000

     Optional Redemption upon Equity Offerings. At any time, or from time to time, on or prior to January 15, 2001, the Holdings Issuers may, at their option, use the net cash proceeds of one or more Equity Offerings by Holdings to redeem Senior Discount Notes up to an aggregate principal amount at maturity equal to 40% of the aggregate principal amount at maturity of the Senior Discount Old Notes originally issued, at a redemption price equal to 110.750% of the Accreted Value thereof; provided that Senior Discount Notes in an aggregate principal amount equal to at least 60% of the aggregate principal amount at maturity of the Senior Discount Old Notes originally issued remains outstanding immediately following such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Holdings Issuers shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

     If less than all of the Senior Discount Exchange Notes are to be redeemed at any time or if more Senior Discount Exchange Notes are tendered pursuant to an Asset Sale Offer or a Change of Control Offer than the Holdings Issuers are required to purchase, then the selection of such Senior Discount Exchange Notes for redemption or purchase, as the case may be, will be made by the Senior Discount Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Senior Discount Exchange Notes are listed, or, if such Senior Discount Notes are not so listed, on a pro rata basis, by lot or by such other method as the Senior Discount Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Senior Discount Notes of $1,000 principal amount at maturity or less shall be purchased or redeemed in part.

     Notices of purchase or redemption shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Senior Discount Notes to be purchased or redeemed at such Holder's registered address. If any Senior Discount Exchange
Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Exchange Discount Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

     A new Senior Exchange Discount Note in principal amount at maturity equal to the unpurchased or unredeemed portion of any Senior Discount Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Senior Discount Exchange Note. On and after the purchase or redemption date unless the Holdings Issuers default in payment of the purchase or redemption price, Accreted Value shall cease to accrete or interest shall cease to accrue on Senior Discount Exchange Notes or portions thereof purchased or called for redemption.

HOLDINGS ISSUERS' STRUCTURE

     Holdings is a holding company with no material operations of its own. Accordingly, Holdings is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations. In addition, the claims of the Holders of Senior Discount Exchange Notes are subject to the prior payment of all liabilities (whether or not for borrowed money) and to any preferred stock interest of such Subsidiaries. There can be no assurance that, after providing for all prior claims, there would be sufficient assets available from its Subsidiaries to satisfy the claims of the Holders of Senior Discount Exchange Notes. CapCo II is a subsidiary corporation of Holdings with no material operations of its own.

NO RECOURSE TO HOLDINGS PARTNERS; NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     The Senior Discount Indenture under which the Senior Discount Notes have been or will be issued provides that all obligations under the Senior Discount Indenture and the Senior Discount Notes (and all notes issued in exchange therefor) shall be expressly non-recourse to the partners of Holdings in their capacities as such, and that, by purchasing the Senior Discount Notes, each holder of Senior Discount Notes waives any liability of any partner of Holdings under the Senior Discount Indenture and the Senior Discount Notes (and all notes issued in exchange therefor). No director, officer, employee, incorporator or stockholder of the Holdings Issuers or any Guarantor shall have any liability for any obligations of the Holdings Issuers or the Guarantors under the Senior Discount Exchange Notes, the Guarantees or the Senior Discount Indenture or any claim based on, in respect of, or by reason of such obligation, or their creation. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

CHANGE OF CONTROL

     The Senior Discount Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Holdings Issuers purchase all or a portion of such Holder's Senior Discount Exchange Notes pursuant to the offer described below (the 'Change of Control Offer'), at a purchase price equal to 101% of the Accreted Value thereof, plus accrued interest, if any, to, the date of purchase.

     The Senior Discount Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Holdings Issuers covenant to (i) repay in full and terminate all commitments under Indebtedness under the New Credit Facility and all other Indebtedness of Holdings' Restricted Subsidiaries the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Credit Facility and all other such Indebtedness of Holdings' Restricted Subsidiaries and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Credit Facility and all other Indebtedness of Holdings' Restricted Subsidiaries to permit the repurchase of the Senior Discount Exchange Notes as provided below. The Holdings Issuers shall first comply with the covenant in the immediately preceding sentence before they shall be required to repurchase Senior Discount Notes pursuant to the provisions described below. The Holdings Issuers' failure to comply with the covenant described in the second preceding sentence or the immediately succeeding paragraph shall constitute an Event of Default described in clause (iii) (and not in clause (ii)) under 'Events of Default' below.

     Within 30 days following the date upon which the Change of Control occurred, the Holdings Issuers must send, by first class mail, a notice to each Holder, with a copy to the Senior Discount Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the 'Change of Control Payment Date'). Holders electing to have a Senior Discount Note purchased pursuant to a Change of Control Offer will be required to surrender the Senior Discount Note, with the form entitled 'Option of Holder to Elect Purchase' on the reverse of the Note completed, to the paying agent ('Paying Agent') at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Holdings Issuers will have available funds sufficient to pay the Change of Control purchase price for all the Senior Discount Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event that the Holdings Issuers are required to purchase outstanding Senior Discount Exchange Notes pursuant to a Change of Control Offer, the Holdings Issuers expect that they would seek third party financing to the extent they do not have available funds to meet their purchase obligations. However, there can be no assurance that the Holdings Issuers would be able to obtain such financing.

     Neither the Board of Directors of either Holdings Issuer nor the Senior Discount Trustee may waive the covenant relating to a Holder's right to repurchase upon a Change of Control. Restrictions in the Senior Discount Indenture described herein on the ability of the Holdings Issuers to incur additional Indebtedness, to grant Liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of Holdings, whether favored or opposed by the management of Holdings. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Senior Discount Exchange Notes, and there can be no assurance that the Holdings Issuers or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of Holdings or any of its Subsidiaries by the management of Holdings. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Senior Discount Indenture may not afford the Holders of Senior Discount Exchange Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Holdings Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Discount Exchange Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the 'Change of Control' provisions of the Senior Discount Indenture, the Holdings Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the 'Change of Control' provisions of the Senior Discount Indenture by virtue thereof.

CERTAIN COVENANTS

     The Senior Discount Indenture contains, among others, the following covenants:

     Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock. Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, 'incur' and collectively, an 'incurrence') any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; provided, however, that Holdings and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for Holdings' and the Restricted Subsidiaries' most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 1.75 to 1.00 (determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period).

     The foregoing limitations do not apply to: (a) the incurrence by Holdings or its Restricted Subsidiaries of Indebtedness under the New Credit Facility and the issuance and creation of letters of credit and banker's acceptances thereunder (with letters of credit and banker's acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $650.0 million outstanding at any one time; (b) the incurrence by the Holdings Issuers of Indebtedness represented by the Senior Discount Notes; (c) Indebtedness of Holdings and its Restricted Subsidiaries existing on the Issue Date (other than Indebtedness described in clauses (a) and (b)) including the Senior Subordinated Notes and Holdings' guarantee thereof (and any future guarantees thereof); (d) Indebtedness (including Capitalized Lease Obligations) incurred by Holdings

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or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (d) and including all Refinancing Indebtedness (as defined below) incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (d), does not exceed 15% of Total Assets at the time of the respective incurrence; (e) Indebtedness incurred by Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; (f) Indebtedness arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; (g) Indebtedness of Holdings to a Restricted Subsidiary; provided that any such Indebtedness shall be subordinated in right of payment to the Senior Discount Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness; (h) shares of preferred stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an issuance of such shares of preferred stock; (i) Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that any subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness; (j) Hedging Obligations that are incurred in the ordinary course of business (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Discount Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases; (k) obligations in respect of performance and surety bonds and completion guarantees provided by Holdings or any Restricted Subsidiary in the ordinary course of business; (l) Indebtedness of any Guarantor in respect of such Guarantor's Guarantee; (m) Indebtedness or Disqualified Stock of Holdings and any of its Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and incurred pursuant to this clause (m), does not exceed $75.0 million at any one time outstanding; (n) (i) any guarantee by Holdings or any of its Restricted Subsidiaries of Indebtedness or other obligations of any of Holdings' Restricted Subsidiaries and any guarantee by a Restricted Subsidiary that is a Guarantor of Indebtedness of Holdings so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary or Holdings, as the case may be, is permitted under the terms of the Senior Discount Indenture and (ii) any Excluded Guarantee of a Restricted Subsidiary;
(o) the incurrence by Holdings or any of its Restricted Subsidiaries of Indebtedness which serves to refund, refinance or restructure any Indebtedness incurred as permitted under the first paragraph of this covenant, this clause
(o) and clauses (b) and (c) above and (q) below, or any Indebtedness issued to so refund, refinance or restructure such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the 'Refinancing Indebtedness') prior to its respective maturity; provided, however, that such Refinancing Indebtedness (i) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (ii) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Senior Discount Notes, such Refinancing Indebtedness is subordinated or pari passu to the Senior Discount Notes at least to the same extent as the Indebtedness being refinanced or refunded and (iii) shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of Holdings or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary; and provided further that subclauses (i) and (ii) of this clause (o) will not apply to any refunding or refinancing of any Indebtedness of a Restricted Subsidiary; (p) other Indebtedness in an amount not greater than

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twice the amount of Permanent Qualified Equity Contributions after the Issue
Date at any one time outstanding; and (q) Indebtedness or Disqualified Stock of Persons that are acquired by Holdings or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Senior Discount Indenture; provided that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition, either (i) Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (ii) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (q) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Holdings shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Limitation on Restricted Payments. Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of Holdings' or any of its Restricted Subsidiaries' Equity Interests (other than (A) dividends or distributions by Holdings payable in Equity Interests (other than Disqualified Stock) of Holdings or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase or otherwise acquire or retire for value any Equity Interests of Holdings; (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, or maturity, any Subordinated Indebtedness (other than (A) the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clauses (g) and
(i) of the covenant described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock'); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as 'Restricted Payments'), unless, at the time of such Restricted Payment: (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (b) immediately after giving effect to such transaction on a pro forma basis, Holdings could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock'; and (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the repurchase, retirement or other acquisition of Retired Capital Stock pursuant to clause (a) thereof and the payment of dividends on Retired Capital Stock pursuant to clause (b) thereof), (v), (vi), (ix) and (x) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (i) 50% of the cumulative Consolidated Net Income of Holdings for the period (taken as one accounting period) from the first day after the Issue Date to the date of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (ii) 100% of the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the Holdings Issuers), received by Holdings since the Issue Date from the issue or sale of Equity Interests of Holdings (including Refunding Capital Stock (as defined) but excluding Disqualified Stock), including such Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options, plus (iii) 100% of the aggregate amount of contributions to the capital of Holdings since the Issue Date (other than Excluded Contributions), plus (iv) 100% of the aggregate amount received in cash and the fair market value of property other than cash (as determined in good faith by Holdings) received from (A) the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and its Restricted Subsidiaries or (B) the sale (other than to Holdings or a Restricted Subsidiary) of the Capital Stock of an

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Unrestricted Subsidiary, plus (v) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, Holdings or a Restricted Subsidiary, the fair market value (as determined in good faith by Holdings) of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

     The foregoing provisions will not prohibit: (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Discount Indenture; (ii) (a) the repurchase, retirement or other acquisition of any Equity Interests (the 'Retired Capital Stock') or Subordinated Indebtedness of Holdings in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of Holdings (other than any Disqualified Stock) or contributions to the common equity capital of Holdings (the 'Refunding Capital Stock'), and (b) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Refunding Capital Stock; (iii) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of Holdings made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of and accrued and unpaid interest on the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired), (B) such Indebtedness is subordinated to the Senior Discount Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;
(iv) the repurchase, retirement or other acquisition for value (or a dividend or distribution to fund any such repurchase, retirement or other acquisition) of Equity Interests of Holdings or Investor LP held by any future, present or former employee, director or consultant of Holdings or any Subsidiary of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amounts paid under this clause (iv) does not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year); provided further, that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Equity Interests of Holdings (or of Investor LP which are contributed to Holdings) to members of management, directors or consultants of Holdings and its Subsidiaries that occurs after the Issue Date (provided that such proceeds have not been included with respect to determining whether a previous Restricted Payment was permitted pursuant to the first paragraph of this covenant) plus (ii) the cash proceeds of key man life insurance policies received by Holdings and its Restricted Subsidiaries after the Issue Date; (v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled 'Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock'; (vi) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock; provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available preceding the date of declaration of any such dividend or distribution, after giving effect to such dividend or distribution as a Fixed Charge on a pro forma basis, Holdings and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 1.75 to 1.00; (vii) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed $15.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (viii) repurchases of (or a dividend or distribution to fund repurchases
of) Equity Interests of Holdings or Investor LP deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (ix) the payment of dividends on Holding's Common Stock following the first public offering of Common Stock of Holdings after the Issue Date

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of up to 6% per annum of the net proceeds received by Holdings in such public offering; (x) the repurchase, retirement or other acquisition for value after the first anniversary of the Issue Date (or a dividend or distribution to fund the repurchase, retirement or other acquisition of) of Equity Interests of Holdings or Investor LP in existence on the Issue Date and which are not held by Blackstone or any of their Affiliates or the Management Group on the Issue Date (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement), provided that (A) the aggregate amounts paid under this clause (x) shall not exceed (I) $15.0 million on or prior to the second anniversary of the Issue Date or (II) $30.0 million at any time after the second anniversary of the Issue Date and (B) after giving effect thereto, Holdings would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock'; (xi) Investments that are made with Excluded Contributions; (xii) other Restricted Payments in an aggregate amount not to exceed $15.0 million; (xiii) the payment of any dividend or distribution on Equity Interests of Holdings to the extent necessary to permit direct or indirect beneficial owners of such Equity Interests to receive tax distributions in an amount equal to the taxable income of Holdings allocated to a partner multiplied by the highest combined federal and state income tax rate (including, to the extent applicable, alternative minimum tax) solely as a result of Holdings (and any intermediate entity through which such holder owns such Equity Interests) being a partnership or similar pass-through entity for federal income tax purposes ('Permitted Tax Distributions'); and (xiv) Restricted Payments made on the Issue Date contemplated by the Recapitalization Agreement; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vii), (ix), (x) and (xii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and provided further that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the immediately preceding paragraph, only the amounts expended under clauses (i),
(ii) (with respect to the repurchase, retirement or other acquisition of Retired Capital Stock pursuant to clause (a) thereof and the payment of dividends on Retired Capital Stock pursuant to clause (b) thereof), (v), (vi), (ix) and (x), shall be included.

     As of the Issue Date, all of Holdings' Subsidiaries were Restricted Subsidiaries. Holdings will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of 'Unrestricted Subsidiary.' For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of 'Investments.' Such designation is only permitted if a Restricted Payment in such amount would be permitted at such time (whether pursuant to the first paragraph of this covenant or under clause (vii), (xi) or (xii)) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Discount Indenture.

     Limitation on Asset Sales. Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless (x) Holdings or its Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by Holdings) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on Holdings' or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Discount Notes) that are assumed by the transferee of any such assets without recourse to Holdings or any of the Restricted Subsidiaries, (b) any notes or other obligations received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (c) any Designated Noncash Consideration received by Holdings or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without

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giving effect to subsequent changes in value) and (d) any assets received in exchange for assets related to a Similar Business of comparable market value in the good faith determination of, the Board of Directors of Holdings, shall be deemed to be cash for purposes of this provision.

     Within 365 days after Holdings' or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, Holdings or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i) to permanently reduce Obligations under the New Credit Facility (and to correspondingly reduce commitments with respect thereto) or other Indebtedness of a Restricted Subsidiary or Pari Passu Indebtedness (provided that if Holdings shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Senior Discount Notes if the Senior Discount Notes are then redeemable or, if the Senior Discount Notes may not be then redeemed, Holdings shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at 100% of the Accreted Value thereof the amount of Senior Discount Notes that would otherwise be redeemed), (ii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or (iii) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale. Pending the final application of any such Net Proceeds, Holdings or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The Senior Discount Indenture provides that any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph (it being understood that any portion of such Net Proceeds used to make an offer to purchase Senior Discount Notes, as described in clause (i) above, shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute 'Excess Proceeds.' When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Holdings Issuers shall make an offer to all Holders of Senior Discount Notes (an 'Asset Sale Offer') to purchase the maximum principal amount at maturity of Senior Discount Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Discount Indenture. The Holdings Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the Senior Discount Indenture, with a copy to the Trustee. To the extent that the aggregate Accreted Value of Senior Discount Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Holdings may use any remaining Excess Proceeds for general corporate or partnership purposes. If the Accreted Value of Senior Discount Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Discount Trustee shall select the Senior Discount Notes to be purchased in the manner described under the caption 'Selection and Notice of Redemption' above. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Holdings Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Discount Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Discount Indenture, the Holdings Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Discount Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (a)(i) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries (1) on their Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries; (b) make loans or advances to Holdings or any of its Restricted Subsidiaries; or (c) sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries; except (in each case) for such encumbrances or restrictions existing under or by reason of: (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the New Credit Facility and its related documentation and the Senior Subordinated Indenture;
(2) the Senior Discount Indenture and the Senior Discount Notes; (3) purchase money obligations for

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property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired; (4) applicable law or any applicable rule, regulation or order; (5) any agreement or other instrument of a Person acquired by Holdings or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (7) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' and 'Limitation on Liens' that limit the right of the debtor to dispose of the assets securing such Indebtedness; (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (9) other
Indebtedness of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock';
(10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; (11) customary provisions contained in leases and other agreements entered into in the ordinary course of business; (12) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(1) through (11) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of Holdings, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; (13) any encumbrances or restrictions that are no more restrictive than those contained in the New Credit Facility as in effect on the Issue Date or (14) which will not in the aggregate cause Holdings not to have the funds necessary to pay the principal of, premium, if any, or interest on, the Senior Discount Notes.

     Limitation on Liens. Holdings will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) that secures any Indebtedness of Holdings on any asset or property of Holdings, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Senior Discount Notes are equally and ratably secured with the obligations so secured or until such time as such obligations are no longer secured by a Lien.

     The Senior Subordinated Indenture provides that no Guarantor will directly or indirectly create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) that secures any guarantee of Indebtedness of Holdings by such Guarantor on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Guarantee of such Guarantor is equally and ratably secured with the obligations so secured or until such time as such guarantee is no longer secured by a Lien.

     Merger, Consolidation and Sale of Assets. Holdings may not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless (i) Holdings is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the 'Successor Company');
(ii) the Successor Company (if other than Holdings or CapCo II) expressly assumes all the obligations of Holdings under the Senior Discount Indenture and the Senior Discount Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Senior Discount Trustee; (iii) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either (A) the Successor Company (if other than CapCo II) would be permitted to incur at least $1.00 of additional Indebtedness pursuant

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to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' or (B) the Fixed Charge Coverage Ratio for the Successor Company (if other than CapCo II) and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such transaction; and (v) Holdings shall have delivered to the Senior Discount Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Discount Indenture. The Successor Company will succeed to, and be substituted for, Holdings under the Senior Discount Indenture and the Senior Discount Notes. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Holdings or to another Restricted Subsidiary and (b) Holdings may merge with or transfer all of its properties and assets to an Affiliate incorporated or formed solely for the purpose of either reincorporating or reforming Holdings in another State of the United States or changing the legal structure of Holdings to a corporation so long as the amount of Indebtedness of Holdings and its Restricted Subsidiaries is not increased thereby (it being understood that after the transfer of such property and assets for the purpose of changing legal structure to a corporation, Holdings may dissolve).

     Each Guarantor, if any, shall not, and Holdings will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the 'Successor Guarantor'); (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Senior Discount Indenture and such Guarantor's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Senior Discount Trustee; (iii) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; and (iv) the Guarantor shall have delivered or caused to be delivered to the Senior Discount Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Senior Discount Indenture. The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Senior Discount Indenture and such Guarantor's Guarantee.

     Limitations on Transactions with Affiliates. (a) Holdings will not, and will not cause or permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate Transaction') involving aggregate consideration in excess of $5.0 million, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, Holdings delivers to the Senior Discount Trustee a resolution adopted by the majority of the Board of Directors of Holdings, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

     The foregoing provisions do not apply to the following: (i) transactions between or among Holdings and/or any of its Restricted Subsidiaries; (ii) Restricted Payments permitted by the provisions of the Senior Discount Indenture described above under the covenant 'Limitation on Restricted Payments'; (iii) the payment of annual management, consulting, monitoring and advisory fees and related expenses to Blackstone, Graham Packaging Corporation and their respective Affiliates; (iv) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Holdings or any Restricted Subsidiary; (v) payments by Holdings or any of its Restricted Subsidiaries to Blackstone and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment

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banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by, the majority of the Board of Directors of Holdings, in good faith; (vi) transactions in which Holdings or any of its Restricted Subsidiaries, as the case may be, delivers to the Senior Discount Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph; (vii) payments or loans to employees or consultants which are approved by a majority of the Board of Directors of Holdings, in good faith;
(viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Senior Discount Notes in any material respect) or any transaction contemplated thereby; (ix) the existence of, or the performance by Holdings or any Restricted Subsidiary of its obligations under the terms of, the Recapitalization Agreement, or agreement contemplated thereunder (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Holdings or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Senior Discount Notes in any material respect; (x) the payment of all fees, expenses, bonuses and awards related to the transactions contemplated by the Recapitalization Agreement, including fees to Blackstone; and (xi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Discount Indenture which are fair to Holdings and its Restricted Subsidiaries, in the reasonable determination of the majority of the Board of Directors of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     Limitations on Guarantees of Indebtedness by Restricted Subsidiaries. (a) Holdings will not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of Holdings unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Senior Discount Indenture providing for a guarantee of payment of the Senior Discount Notes by such Restricted Subsidiary, except that if such Indebtedness is by its express terms subordinated in right of payment to the Senior Discount Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary's Guarantee with respect to the Senior Discount Notes substantially to the same extent as such Indebtedness is subordinated to the Senior Discount Notes; provided that this paragraph (a) shall not be applicable to any guarantee by any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary of Holdings and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of Holdings or
(y) that guarantees the payment of Obligations of Holdings under the New Credit Facility or any other bank facility which is Pari Passu Indebtedness of Holdings and any refunding, refinancing or replacement thereof, in whole or in part, provided that such refunding, refinancing or replacement thereof constitutes Pari Passu Indebtedness of Holdings and is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act (other than Securities issued pursuant to a bank or similar credit facility (including the New Credit Facility)), which private placement provides for registration rights under the Securities Act (any guarantee excluded by operations of this clause (y) being an 'Excluded Guarantee').

     (b) Notwithstanding the foregoing and the other provisions of the Senior Discount Indenture, any Guarantee by a Restricted Subsidiary of the Senior Discount Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any person not an Affiliate of Holdings, of all of Holdings' Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Senior Discount Indenture) or (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or a result of payment under such Guarantee.

     Reports to Holders. The Holdings Issuers will deliver to the Senior Discount Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Holdings Issuers are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Senior Discount Indenture further provides that,

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notwithstanding that the Holdings Issuers may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Securities and Exchange Commission (the 'Commission'), the Senior Discount Indenture will require the Holdings Issuers to file with the Commission (and provide the Senior Discount Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the Commission), (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form); (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and (d) any other information, documents and other reports which the Holdings Issuers would be required to file with the Commission if they were subject to Section 13 or 15(d) of the Exchange Act; provided, however, that the Holdings Issuers shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Holdings Issuers will make available such information to prospective purchasers of Senior Discount Notes, in addition to providing such information to the Senior Discount Trustee and the Holders, in each case within 15 days after the time the Holdings Issuers would be required to file such information with the Commission, if they were subject to Sections 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied (x) prior to April 30, 1998, if the Holdings Issuers deliver to the Senior Discount Trustee and the holders of the Senior Discount Notes on or prior to such date copies of the audited financial statements of the Holdings Issuers and (y) prior to May 31, 1998, by filing with the Commission and delivering to the Senior Discount Trustee and the holders of the Senior Discount Notes on or prior to such date a registration statement under the Securities Act that contains the information that would be required in a Form 10-K for the Holdings Issuers for the year ended December 31, 1997 and a Form 10-Q for the Holdings Issuers for the quarter ended March 31, 1998. The Holdings Issuers will also comply with the other provisions of TIA Section 314(a).

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EVENTS OF DEFAULT

     The following events are defined in the Senior Discount Indenture as 'Events of Default':

          (i) the failure to pay interest on any Senior Discount Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (ii) the failure to pay the Accreted Value of or the principal on any Senior Discount Notes, when the same becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Senior Discount Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer which has actually been made);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Senior Discount Indenture which default continues for a period of 60 days after Holdings receives written notice specifying the default (and demanding that such default be remedied) from the Senior Discount Trustee or the Holders of at least 25% of the outstanding principal amount of the Senior Discount Notes (except in the case of a default with respect to the 'Merger, Consolidation and Sale of Assets' covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of Holdings or any Significant Restricted Subsidiary, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time;

          (v) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against Holdings or any Significant Restricted Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (vi) any Guarantee by a Significant Restricted Subsidiary shall become null or void or unenforceable (other than in accordance with the terms of the Senior Discount Indenture) or any such Guarantor shall deny its obligations under its Guarantee; or

          (vii) certain events of bankruptcy affecting Holdings or any of its Significant Restricted Subsidiaries.

If an Event of Default (other than an Event of Default specified in clause (vii) with respect to Holdings) shall occur and be continuing, the Senior Discount Trustee or the Holders of at least 25% in principal amount of outstanding Senior Discount Notes may declare the Accreted Value of and accrued interest, if any, on all the Senior Discount Notes to be due and payable by notice in writing to Holdings and the Senior Discount Trustee specifying the respective Event of Default and that it is a 'notice of acceleration' (the 'Acceleration Notice'), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or 5 Business Days after receipt by Holdings and the Agent under the New Credit Facility of such Acceleration Notice, but only if such Event of Default is then continuing. If an Event of Default specified in clause (vii) with respect to Holdings occurs, then the Accreted Value of and any accrued interest on the Senior Discount Notes shall ipso facto become immediately due and payable without any further action, by the Senior Discount Trustee or the Holders.

     The Senior Discount Indenture provides that, at any time after a declaration of acceleration with respect to the Senior Discount Notes as described in the preceding paragraph, the Holders of a majority in principal amount at maturity of the Senior Discount Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of Accreted Value or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest

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and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iv) if Holdings has paid the Senior Discount Trustee its reasonable compensation and reimbursed the Senior Discount Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount at maturity of the Senior Discount Notes may waive any existing Default or Event of Default under the Senior Discount Indenture, and its consequences, except a default in the payment of the Accreted Value of or interest on any Senior Discount Notes.

     Holders of the Senior Discount Notes may not enforce the Senior Discount Indenture or the Senior Discount Notes except as provided in the Senior Discount Indenture and under the TIA. Subject to the provisions of the Senior Discount Indenture relating to the duties of the Senior Discount Trustee, the Senior Discount Trustee is under no obligation to exercise any of its rights or powers under the Senior Discount Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Senior Discount Trustee reasonable indemnity. Subject to all provisions of the Senior Discount Indenture and applicable law, the Holders of a majority in aggregate principal amount at maturity of the then outstanding Senior Discount Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Discount Trustee or exercising any trust or power conferred on the Senior Discount Trustee.

     Under the Senior Discount Indenture, Holdings is required to provide an Officers' Certificate to the Senior Discount Trustee promptly upon Holdings obtaining knowledge of any Default or Event of Default (provided that such certification shall be provided at least annually whether or not Holdings knows of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Holdings Issuers may, at their option and at any time, elect to have their obligations discharged with respect to the outstanding Senior Discount Notes ('Legal Defeasance'). Such Legal Defeasance means that the Holdings Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Discount Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Senior Discount Notes when such payments are due, (ii) the Holdings Issuers' obligations with respect to the Senior Discount Notes concerning issuing temporary Senior Discount Notes, registration of Senior Discount Notes, mutilated, destroyed, lost or stolen Senior Discount Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Senior Discount Trustee and the Holdings Issuers' obligations in connection therewith and (iv) the Legal Defeasance provisions of the Senior Discount Indenture. In addition, the Holdings Issuers may, at their option and at any time, elect to have the obligations of the Holdings Issuers released with respect to certain covenants that are described in the Senior Discount Indenture ('Covenant Defeasance') and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Discount Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under 'Events of Default' will no longer constitute an Event of Default with respect to the Senior Discount Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) Holdings must irrevocably deposit with the Senior Discount Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Discount Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, Holdings shall have delivered to the Senior Discount Trustee an opinion of counsel in the United States reasonably acceptable to the Senior Discount Trustee confirming that (A) the Holdings Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Senior Discount Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of

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Covenant Defeasance, Holdings shall have delivered to the Senior Discount
Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Discount Indenture or any other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which Holdings or any of its Subsidiaries are bound; (vi) Holdings shall have delivered to the Senior Discount Trustee an Officers' Certificate stating that the deposit was not made by Holdings with the intent of preferring the Holders over any other creditors of Holdings or with the intent of defeating, hindering, delaying or defrauding any other creditors of Holdings or others; (vii) Holdings shall have delivered to the Senior Discount Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) Holdings shall have delivered to the Senior Discount Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

     The Senior Discount Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Senior Discount Notes, as expressly provided for in the Senior Discount Indenture) as to all outstanding Senior Discount Notes when (i) either
(a) all the Senior Discount Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Senior Discount Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Holdings Issuers and thereafter repaid to the Holdings Issuers or discharged from such trust) have been delivered to the Senior Discount Trustee for cancellation or (b) all Senior Discount Notes not theretofore delivered to the Senior Discount Trustee for cancellation have become due and payable and Holdings has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Senior Discount Notes not theretofore delivered to the Senior Discount Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Discount Notes to the date of deposit together with irrevocable instructions from Holdings directing the Senior Discount Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) Holdings has paid all other sums payable under the Senior Discount Indenture by Holdings; and (iii) Holdings has delivered to the Senior Discount Trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the Senior Discount Indenture relating to the satisfaction and discharge of the Senior Discount Indenture have been complied with.

MODIFICATION OF THE SENIOR DISCOUNT INDENTURE

     From time to time, the Holdings Issuers and the Senior Discount Trustee, without the consent of the Holders, may amend the Senior Discount Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Senior Discount Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Senior Discount Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Senior Discount Indenture may be made with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Notes issued under the Senior Discount Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Senior Discount Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Discount Notes, or change or have the effect of changing the definition of Accreted Value; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Discount Notes, or change the date on which any Senior Discount

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Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Senior Discount Notes payable in money other than that stated in the Senior Discount Notes; (v) make any change in provisions of the Senior Discount Indenture protecting the right of each Holder to receive payment of principal or Accreted Value of and interest on such Senior Discount Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount at maturity of Senior Discount Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Holdings Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or (vii) modify or change any provision of the Senior Discount Indenture or the related definitions affecting the ranking of the Senior Discount Notes in a manner which adversely affects the Holders.

GOVERNING LAW

     The Senior Discount Indenture provides that it and the Senior Discount Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE SENIOR DISCOUNT TRUSTEE

     The Senior Discount Indenture provides that, except during the continuance of an Event of Default, the Senior Discount Trustee will perform only such duties as are specifically set forth in the Senior Discount Indenture. During the existence of an Event of Default, the Senior Discount Trustee will exercise such rights and powers vested in it by the Senior Discount Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Senior Discount Indenture and the provisions of the TIA contain certain limitations on the rights of the Senior Discount Trustee, should it become a creditor of either of the Holdings Issuers, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Senior Discount Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Senior Discount Indenture. Reference is made to the Senior Discount Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     'Accreted Value' means as of any date prior to January 15, 2003, an amount per $1,000 principal amount at maturity of the Senior Discount Notes that is equal to the sum of (a) the initial offering price of each Senior Discount Note and (b) the portion of the excess of the principal amount at maturity of each Senior Discount Note over such initial offering price which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each January 15, and July 15 at the rate of 10 3/4% per annum from the Issue Date through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

     'Acquired Indebtedness' means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     'Affiliate' of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and 'under common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power

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to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     'Asset Sale' means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of Holdings or any Restricted Subsidiary thereof (each referred to in this definition as a 'disposition') or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than: (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to the provisions described above under 'Certain Covenants--Merger, Consolidation and Sale of Assets' or any disposition that constitutes a Change of Control pursuant to the Senior Discount Indenture; (c) any Restricted Payment that is permitted to be made, and is made, under the covenant described above under 'Limitation on Restricted Payments;'
(d) any disposition of assets with an aggregate fair market value of less than $2.0 million; (e) any disposition of property or assets by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary; (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business; (g) any financing transaction with respect to property built or acquired by Holdings or any of its Restricted Subsidiaries after the Issue Date including, without limitation, sale-leasebacks and asset securitizations; (h) foreclosures on assets; and (i) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

     'Blackstone' means Blackstone Capital Partners III Merchant Banking Fund L.P. and its Affiliates.

     'Board of Directors' means, as to any Person, the board of directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

     'Board Resolution' means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or, if such Person is a partnership, its general partner) to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     'Business Day' means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

     'Capitalized Lease Obligation' means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet in accordance with GAAP.

     'Capital Stock' means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     'Cash Equivalents' means (i) U.S. dollars (and foreign currency exchanged into U.S. dollars within 180 days), (ii) securities issued or directly and fully guaranteed or insured by the U.S. Government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated A-1 or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or preferred stock issued by Persons with a rating of 'A' or higher from S&P or 'A2' or higher from Moody's.

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     'Change of Control' means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Restricted Subsidiaries, taken as a whole, to a Person other than the Permitted Holders and their Related Parties; or (ii) Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of
Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of Holdings.

     'Common Stock' of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity.

     'Consolidated Depreciation and Amortization Expense' means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

     'Consolidated EBITDA' means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) provision for taxes based on income or profits of such Person, or Permitted Tax Distributions made by such Person, for such period deducted in computing Consolidated Net Income, plus (b) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization expense was deducted in computing Consolidated Net Income, plus (d) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or recapitalization or Indebtedness permitted to be incurred by the Senior Discount Indenture (whether or not successful) and fees, expenses or charges related to the transactions contemplated by the Recapitalization Agreement (including fees to Blackstone), plus (e) the amount of any non-recurring charges (including any one-time costs incurred in connection with acquisitions after the Issue Date) deducted in such period in computing Consolidated Net Income, plus (f) without duplication, any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period), plus (g) the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus (h) special charges and unusual items during any period ending on or prior to the second anniversary of the Issue Date not to exceed $15.0 million in the aggregate, plus (i) the amount of management, consulting monitoring and advisory fees paid to Blackstone and its Affiliates during such period not to exceed $1.0 million during any four quarter period, less, without duplication
(j) non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

     'Consolidated Interest Expense' means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to Hedging Obligations to the extent included in Consolidated Interest Expense and excluding amortization of deferred financing fees and (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued ; provided, however, that Consolidated Interest Expense of Holdings shall not include the interest with respect to the Senior Discount Notes until January 15, 2003.

     'Consolidated Net Income' means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that (i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any increase in the cost of sales or other incremental expenses resulting from purchase

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accounting in relation to any acquisition, net of taxes, shall be excluded,
(iii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (iv) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (v) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by Holdings) shall be excluded, (vi) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, (vii) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition, (viii) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; provided that such Net Income shall not be so excluded in calculating Consolidated Net Income (a) as a component of Consolidated EBITDA for purposes of calculating the Fixed Charge Coverage Ratio in determining whether (I) a Restricted Subsidiary can incur additional Indebtedness or issue Disqualified Stock or (II) Holdings can incur $1.00 of Indebtedness for purposes of (A) clause (b) of the first paragraph or clauses
(vi) and (x) of the second paragraph of the covenant 'Limitation on Restricted Payments', (B) clause (iv) of the covenant 'Merger, Consolidation and Sale of Assets' or (C) the definition of 'Unrestricted Subsidiary' or (b) for purposes of clause (c) of the first paragraph of the covenant 'Limitation on Restricted Payments' in determining whether a Restricted Investment can be made (including the designation of a Subsidiary as an Unrestricted Subsidiary) and (ix) the Net Income for such period of Holdings and its Restricted Subsidiaries shall be decreased by the amount of Permitted Tax Distributions during such period.

     'Contingent Obligations' means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ('primary obligations') of any other Person (the 'primary obligor') in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

     'Default' means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     'Designated Noncash Consideration' means the fair market value of noncash consideration received by Holdings or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     'Designated Preferred Stock' means preferred stock of Holdings or a Restricted Subsidiary (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under 'Limitation on Restricted Payments.'

     'Disqualified Stock' means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, in each case prior to the maturity

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date of the Senior Discount Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or such Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's death or disability.

     'Equity Interests' means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     'Equity Offering' means any public or private sale of common stock or preferred stock of Holdings (other than Disqualified Stock), other than (i) public offerings with respect to the Common Stock registered on Form S-8 and
(ii) any such public or private sale the proceeds of which have been designated by Holdings as an Excluded Contribution or Permanent Qualified Equity Contributions.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     'Excluded Contributions' means the net cash proceeds received by Holdings after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of Holdings, in each case designated as Excluded Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in paragraph (c) of the 'Limitation on Restricted Payments' covenant.

     'fair market value' means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     'Fixed Charge Coverage Ratio' means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the 'Calculation Date'), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter period. With respect to any Calculation Date that occurs on or after January 15, 2003 and prior to January 15, 2004, the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to the interest expense of Holdings with respect to the Senior Discount Notes. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by Holdings or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made as determined in good faith by a responsible financial or accounting officer of Holdings. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated

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as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate. Any such pro forma calculation may include adjustments in the reasonable determination of Holdings as set forth in an Officers' Certificate, to (i) reflect operating expense reductions reasonably expected to result from any acquisition or merger or (ii) eliminate the effect of any extraordinary accounting event with respect to any acquired Person on Consolidated Net Income.

     'Fixed Charges' means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period and (b) the product of (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person or its Restricted Subsidiaries and (y) (A) if such Person is not a taxable entity for U.S. federal income tax purposes, one, or (B) if such Person is an entity taxable for U.S. federal income tax purposes, a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     'Foreign Subsidiary' means a Restricted Subsidiary not organized or existing under the laws of the United States, any State thereof, the District of Columbia, or any territory thereof.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the Senior Discount Indenture, the term 'consolidated' with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary.

     'Government Securities' means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

     'guarantee' means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

     'Guarantee' means any guarantee of the obligations of the Holdings Issuers under the Senior Discount Indenture and the Senior Discount Notes by any Restricted Subsidiary in accordance with the provisions of the Senior Discount Indenture. When used as a verb, 'Guarantee' shall have a corresponding meaning.

     'Guarantor' means any Restricted Subsidiary that incurs a Guarantee; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the Senior Discount Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

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     'Hedging Obligations' means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates or commodity prices.

     'Indebtedness' means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without double counting, reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or (iv) representing any Hedging Obligations, if and to the extent of any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) that would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business) and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness.

     'Independent Financial Advisor' means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith determination of Holdings, qualified to perform the task for which it has been engaged.

     'Investment Grade Securities' means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances between and among the respective Company Issuers and their respective Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     'Investments' means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of 'Unrestricted Subsidiary' and the covenant described under 'Certain Covenants--Limitation on Restricted Payments,' (i) 'Investments' shall include the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent 'Investment' in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Holdings' 'Investment' in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Holdings' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by Holdings.

     'Issue Date' means the closing date for the sale and original issuance of the Senior Discount Notes under the Senior Discount Indenture.

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     'Lien' means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

     'Management Group' means the group consisting of the executive officers of Holdings.

     'Moody's' means Moody's Investors Service, Inc.

     'Net Income' means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

     'Net Proceeds' means the aggregate cash proceeds received by Holdings or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than required by clause (i) of the second paragraph of 'Certain Covenants--Limitation on Asset Sales') to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     'New Credit Facility' means that certain credit facility among Bankers Trust Company, the Company and certain of its Subsidiaries and affiliates and the lenders from time to time party thereto, together with any related documents, instruments and agreements executed in connection therewith (including, without limitation, any guaranty agreements and security documents), in each case as such credit facility and related documents, instruments and agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding additional obligors or guarantors thereunder) all or any portion of the Indebtedness under such credit facility or any successor or replacement credit facility and whether by the same or any other agent, lender or group of lenders.

     'Obligations' means all obligations for principal, interest, penalties, fees, indemnifications other than fees and indemnifications in favor of the Senior Discount Trustee and other third parties), reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker's acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

     'Officer' of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person.

     'Officers' Certificate' of any Person means a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements set forth in the Senior Discount Indenture.

     'Pari Passu Indebtedness' means, with respect to the Senior Discount Notes or a Guarantee, Indebtedness which ranks pari passu in right of payment to the Senior Discount Notes or such Guarantee, as the case may be.

     'Permanent Qualified Equity Contributions' means net cash proceeds to the Company in the form of contributions to the common equity capital of the Company or from the sale (other than to a Subsidiary of the

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Company or to any management equity plan or stock option plan or any other management or employee benefit plan of the Company or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Permanent Qualified Equity Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in paragraph (c) of the 'Limitation on Restricted Payments' covenant.

     'Permitted Holders' means Blackstone and any of its Affiliates.

     'Permitted Investments' means (a) any Investment in Holdings or any Restricted Subsidiary; (b) any Investment in cash and Cash Equivalents or Investment Grade Securities; (c) any Investment by Holdings or any Restricted Subsidiary in a Person that is a Similar Business if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary; (d) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of 'Certain Covenants--Limitation on Asset Sales' or any other disposition of assets not constituting an Asset Sale; (e) any Investment existing on the Issue Date; (f) advances to employees not in excess of $10.0 million outstanding at any one time, in the aggregate; (g) any Investment acquired by Holdings or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by Holdings or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (h) Hedging Obligations permitted under clause (j) of the 'Limitation of Incurrence of Indebtedness and Issuance of Disqualified Stock' covenant; (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (j) any Investment in a Similar Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding, not to exceed 10% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (k) Investments the payment for which consists of Equity Interests of Holdings (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the 'Limitation on Restricted Payments' covenant;
(l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed $10.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (m) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of clauses (iii) and (xi) of the second paragraph of the covenant described under 'Certain Covenants--Transactions with Affiliates'; (n) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries; (o) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and (p) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business.

     'Permitted Liens' means the following types of Liens:

          (i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (ii) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (iii) purchase money Liens to finance property or assets of Holdings or any Restricted Subsidiary acquired in the ordinary course of business; provided, however, that (A) the related purchase money

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     Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of Holdings or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

          (iv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (v) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (vi) Liens securing Indebtedness under Hedging Obligations;

          (vii) Liens securing Acquired Indebtedness incurred in accordance with the 'Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by Holdings or a Restricted Subsidiary thereof and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by Holdings or a Restricted Subsidiary thereof and
     (B) such Liens do not extend to or cover any property or assets of Holdings or any of the Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of Holdings or such Restricted Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by Holdings or such Restricted Subsidiary;

          (viii) Liens securing obligations under the New Credit Facility;

          (ix) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (x) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business, consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); and

          (xi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set off.

     'Person' means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     'Recapitalization Agreement' means the Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997 by and among the Company, BMP/Graham Holdings Corporation and the other parties thereto.

     'Related Parties' means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its Affiliates is the general partner.

     'Restricted Investment' means an Investment other than a Permitted Investment.

     'Restricted Subsidiary' means, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of 'Restricted Subsidiary.'

     'S&P' means Standard and Poor's Ratings Group.

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     'Securities Act' means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     'Significant Restricted Subsidiary' means any Restricted Subsidiary that would be a 'significant subsidiary' of Holdings as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     'Similar Business' means a business, the majority of whose revenues are derived from the manufacture, marketing or sale of containers or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     'Subordinated Indebtedness' means with respect to the Senior Discount Notes or a Guarantee, any Indebtedness of Holdings or a Guarantor, as the case may be, which is by its terms subordinated in right of payment to the Senior Discount Notes or the Guarantee of such Guarantor, as the case may be.

     'Subsidiary' means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

     'Total Assets' means the total consolidated assets of Holdings and its Restricted Subsidiaries, as shown on the most recent balance sheet of Holdings.

     'Unrestricted Subsidiary' means (i) any Subsidiary of Holdings which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of Holdings, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of Holdings may designate any Subsidiary of Holdings (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns, or holds any Lien on, any property of, Holdings or any Subsidiary thereof (other than any Subsidiary of the Subsidiary to be so designated), provided that each Subsidiary to be so designated and its Subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of its Restricted Subsidiaries. The Board of Directors of Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (i) Holdings could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under 'Certain Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock' or (ii) the Fixed Charge Coverage Ratio for Holdings and its Restricted Subsidiaries would be greater than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors of Holdings shall be notified by Holdings to the Senior Discount Trustee by promptly filing with the Senior Discount Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     'Voting Stock' of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     'Weighted Average Life to Maturity' means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness

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
or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

     'Wholly Owned Restricted Subsidiary' is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     'Wholly Owned Subsidiary' of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

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
                      SENIOR SUBORDINATED EXCHANGE OFFERS;
                    SENIOR SUBORDINATED REGISTRATION RIGHTS

     The summary set forth below of certain provisions of the Senior Subordinated Registration Rights Agreement sets forth the material terms of the Senior Subordinated Registration Rights Agreement. However, such summary is not complete and is qualified in its entirety by reference to all the provisions of the Senior Subordinated Registration Rights Agreement. The Senior Subordinated Registration Rights Agreement is an exhibit to the Registration Statement of which this Prospectus is a part.

     On February 2, 1998, the Company Issuers, Holdings, as guarantor, and the Initial Purchasers entered into a registration rights agreement (the 'Senior Subordinated Registration Rights Agreement'). In the Senior Subordinated Registration Rights Agreement, the Company Issuers and Holdings agree, for the benefit of holders of the Senior Subordinated Old Notes, that they will, at their expense, use their reasonable best efforts to (i) within 120 days after the Issue Date, file a registration statement on an appropriate registration form (the 'Senior Subordinated Registration Statement') with the Commission with respect to registered offers (the 'Senior Subordinated Exchange Offers') to exchange the Fixed Rate Senior Subordinated Old Notes and the Floating Rate Senior Subordinated Old Notes for the Fixed Rate Senior Subordinated Exchange Notes and the Floating Rate Senior Subordinated Exchange Notes, respectively, which will have terms (including a guarantee of Holdings) substantially identical to the terms of the Fixed Rate Senior Subordinated Old Notes and the Floating Rate Senior Subordinated Old Notes, respectively (except that the Senior Subordinated Exchange Notes will not contain terms with respect to the transfer restrictions) and (ii) cause the Senior Subordinated Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Upon the Senior Subordinated Registration Statement being declared effective, the Company Issuers and Holdings will offer to all holders of Fixed Rate Senior Subordinated Old Notes and Floating Rate Senior Subordinated Old Notes an opportunity to exchange their securities for a like principal amount of Fixed Rate Senior Subordinated Exchange Notes or Floating Rate Senior Subordinated Exchange Notes, as the case may be. The Company Issuers and Holdings will keep the Senior Subordinated Exchange Offers open for acceptance for not less than 20 business days (or longer if required by applicable law) after the date on which notice of the Senior Subordinated Exchange Offers is mailed to the holders. For each Fixed Rate Senior Subordinated Old Note or Floating Rate Senior Subordinated Old Note surrendered for exchange pursuant to the Senior Subordinated Exchange Offers, the holder of such Fixed Rate Senior Subordinated Old Note or Floating Rate Senior Subordinated Old Note will receive a Fixed Rate Senior Subordinated Exchange Note or Floating Rate Senior Subordinated Exchange Note, as the case may be, having a principal amount equal to that of the surrendered Senior Subordinated Old Note. Interest on each Senior Subordinated Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Senior Subordinated Old Note surrendered in exchange therefor or (ii) if the Senior Subordinated Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on such Senior Subordinated Old Note, from the Issue Date.

     Under existing interpretations of the Commission contained in several no-action letters to third parties, the Senior Subordinated Exchange Notes will be freely transferable by holders thereof (other than affiliates of the Company Issuers or Holdings) after the Senior Subordinated Exchange Offers without further registration under the Securities Act; provided, however, that each holder that wishes to exchange its Senior Subordinated Old Notes for Senior Subordinated Exchange Notes will be required to represent (i) that any Senior Subordinated Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Senior Subordinated Exchange Offers, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of the Senior Subordinated Exchange Notes in violation of the Securities Act, (iii) that it is not an 'affiliate' (as defined in Rule 405 promulgated under the Securities Act) of the Company Issuers or Holdings, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Senior Subordinated Exchange Notes and
(v) if such holder is a broker-dealer (a 'Participating Broker-Dealer') that will receive Senior Subordinated Exchange Notes for its own account in exchange for Senior Subordinated Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Senior Subordinated Exchange Notes. The Commission has taken the position

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
that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Senior Subordinated Exchange Notes (other than a resale of an unsold allotment from the original sale of the Senior Subordinated Old Notes) with the prospectus contained in the Senior Subordinated Registration Statement. The Company Issuers and Holdings will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Senior Subordinated Exchange Notes.

     If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, the Company Issuers and Holdings are not permitted to effect the Senior Subordinated Exchange Offers, (ii) the Senior Subordinated Exchange Offers are not consummated within 210 days of the Issue Date or (iii) in the case of any holder that participates in the Senior Subordinated Exchange Offers, such holder does not receive Senior Subordinated Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company Issuers or Holdings within the meaning of the Securities Act), then in each case, the Company Issuers and Holdings will (x) promptly deliver to the holders and the applicable Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Senior Subordinated Old Notes (the 'Senior Subordinated Shelf Registration Statement'),
(b) use their reasonable best efforts to cause the Senior Subordinated Shelf Registration Statement to be declared effective under the Securities Act and (c) use their reasonable best efforts to keep effective the Senior Subordinated Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Senior Subordinated Old Notes have been sold thereunder. The Company Issuers and Holdings will, in the event that a Senior Subordinated Shelf Registration Statement is filed, provide to each holder copies of the prospectus that is a part of the Senior Subordinated Shelf Registration Statement, notify each such holder when the Senior Subordinated Shelf Registration Statement for the Senior Subordinated Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Senior Subordinated Old Notes. A holder that sells Senior Subordinated Old Notes pursuant to the Senior Subordinated Shelf Registration Statement will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Senior Subordinated Registration Rights Agreement that are applicable to such Holder (including certain indemnification rights and obligations).

     If the Company Issuers and Holdings fail to comply with the above provisions or if the Senior Subordinated Registration Statement or the Senior Subordinated Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the 'Additional Interest') shall become payable in respect of the Senior Subordinated Old Notes as follows:

          (i) if (A) the Senior Subordinated Registration Statement is not filed with the Commission within 120 days following the Issue Date or (B) notwithstanding that the Company Issuers and Holdings have consummated or will consummate the Senior Subordinated Exchange Offers, the Company Issuers and Holdings are required to file a Senior Subordinated Shelf Registration Statement and such Senior Subordinated Shelf Registration Statement is not filed on or prior to the 60th day following the date on which the obligation to file such Senior Subordinated Shelf Registration Statement arises, then commencing on the day after either such required filing date, Additional Interest shall accrue on the principal amount of the Senior Subordinated Old Notes at a rate of .25% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) the Senior Subordinated Registration Statement is not declared effective by the Commission within 180 days following the Issue Date or (B) notwithstanding that the Company Issuers and Holdings have consummated or will consummate the Senior Subordinated Exchange Offers, the Company Issuers and Holdings are required to file a Senior Subordinated Shelf Registration Statement and such Senior Subordinated Shelf Registration Statement is not declared effective by the Commission on or prior to the 120th day following the date on which the obligation to file such Senior Subordinated Shelf Registration Statement arises, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the principal amount of the Senior Subordinated Old Notes at a rate of .25% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Company Issuers and Holdings have not exchanged Senior Subordinated Exchange Notes for all Senior Subordinated Old Notes validly tendered in accordance with the terms of the Senior Subordinated Exchange Offers on or prior to the later of the 45th day after the date on which the Senior Subordinated Registration Statement was declared effective or the 210th day after the Issue Date or (B) if applicable, the Senior Subordinated Shelf Registration Statement has been declared effective and such Senior Subordinated Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than as a result of a Suspension Period (as defined) and other than after such time as all Senior Subordinated Old Notes have been disposed of thereunder), then Additional Interest shall accrue on the principal amount of the Senior Subordinated Old Notes at a rate of .25% per annum for the first 90 days commencing on (x) the 46th or 211th, as the case may be, day after such effective date, in the case of (A) above, or (y) the day such Senior Subordinated Shelf Registration Statement ceases to be effective in the case of (B) above (or in the event of a Suspension Period, on the earlier of the last day of such Suspension Period or the 60th day after notice of such Suspension Period), such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Interest rate on the Senior Subordinated Old Notes may not exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the Senior Subordinated Registration Statement or a Senior Subordinated Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Senior Subordinated Registration Statement or a Senior Subordinated Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Senior Subordinated Exchange Notes for all Senior Subordinated Old Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the Senior Subordinated Shelf Registration Statement which had ceased to remain effective (other than as a result of a Suspension Period) (in the case of clause (iii) (B) above), Additional Interest on the Senior Subordinated Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Any amounts of Additional Interest due pursuant to clause
     (i), (ii) or (iii) above will be payable in cash on the same original interest payment dates as provided in the terms of the Senior Subordinated Old Notes.

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
                        SENIOR DISCOUNT EXCHANGE OFFER;
                      SENIOR DISCOUNT REGISTRATION RIGHTS

     The summary set forth below of certain provisions of the Senior Discount Registration Rights Agreement sets forth the material terms of the Senior Discount Registration Rights Agreement. However, such summary is not complete and is qualified in its entirety by reference to all the provisions of the Senior Discount Registration Rights Agreement. The Senior Discount Registration Rights Agreement is an exhibit to the Registration Statement of which this Prospectus is a part.

     On February 2, 1998, the Holdings Issuers and the Initial Purchasers entered into a registration rights agreement (the 'Senior Discount Registration Rights Agreement' and, together with the Senior Subordinated Registration Rights Agreement, the 'Registration Rights Agreements'). In the Senior Discount Registration Rights Agreement, the Holdings Issuers agree, for the benefit of holders of the Senior Discount Old Notes, that they will, at their expense, use their reasonable best efforts to (i) within 120 days after the Issue Date, file a registration statement on an appropriate registration form (the 'Senior Discount Registration Statement') with the Commission with respect to a registered offer (the 'Senior Discount Exchange Offer') to exchange the Senior Discount Old Notes for Senior Discount Exchange Notes, which will have terms substantially identical to the terms of the Senior Discount Old Notes (except that the Senior Discount Exchange Notes will not contain terms with respect to the transfer restrictions) and (ii) cause the Senior Discount Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date. Upon the Senior Discount Registration Statement being declared effective, the Holdings Issuers will offer to all holders of the Senior Discount Old Notes an opportunity to exchange their securities for a like principal amount at maturity of the Senior Discount Exchange Notes. The Holdings Issuers will keep the Senior Discount Exchange Offer open for acceptance for not less than 20 business days (or longer if required by applicable law) after the date notice of the Senior Discount Exchange Offer is mailed to the holders. For each Senior Discount Old Note surrendered for exchange pursuant to the Senior Discount Exchange Offer, the Holder of such Senior Discount Old Note will receive a Senior Discount Exchange Note having an Accreted Value and a principal amount at maturity equal to that of the surrendered Senior Discount Old Note.

     Under existing interpretations of the Commission contained in several no-action letters to third parties, the Senior Discount Exchange Notes will be freely transferable by holders thereof (other than affiliates of the Holdings Issuers) after the Senior Discount Exchange Offer without further registration under the Securities Act; provided, however, that each Holder that wishes to exchange its Senior Discount Old Notes for Senior Discount Exchange Notes will be required to represent (i) that any Senior Discount Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Senior Discount Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Senior Discount Exchange Notes in violation of the Securities Act, (iii) that it is not an 'affiliate' (as defined in Rule 405 promulgated under the Securities Act) of the Holdings Issuers, (iv) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Senior Discount Exchange Notes and (v) if such holder is a Participating Broker-Dealer that will receive Senior Discount Exchange Notes for its own account in exchange for Senior Discount Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such Senior Discount Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Senior Discount Exchange Notes (other than a resale of an unsold allotment from the original sale of the Senior Discount Old Notes) with the prospectus contained in the Senior Discount Registration Statement. The Holdings Issuers agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of Senior Discount Exchange Notes.

     If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, the Holdings Issuers are not permitted to effect a Senior Discount Exchange Offer, (ii) the Senior Discount Exchange Offer is not consummated within 210 days of the Issue Date, or (iii) in the case of any holder that participates in the Senior Discount Exchange Offer, such holder does not receive Senior Discount Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws

(other than due solely to the status of such holder as an affiliate of the Holdings Issuers within the meaning of the Securities Act), then in each case, the Holdings Issuers will (x) promptly deliver to the holders and the Trustee written notice thereof and (y) at their sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Senior Discount Old Notes (the 'Senior Discount Shelf Registration Statement'), (b) use their reasonable best efforts to cause the Senior Discount Shelf Registration Statement to be declared effective under the Securities Act and (c) use their reasonable best efforts to keep effective the Senior Discount Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Senior Discount Old Notes have been sold thereunder. The Holdings Issuers will, in the event that a Senior Discount Shelf Registration Statement is filed, provide to each holder copies of the prospectus that it is a part of the Senior Discount Shelf Registration Statement, notify each such holder when the Senior Discount Shelf Registration Statement for the Senior Discount Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Senior Discount Old Notes. A holder that sells Senior Discount Old Notes pursuant to the Senior Discount Shelf Registration Statement will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Senior Discount Registration Rights Agreement that are applicable to such holder (including certain indemnification rights and obligations).

     If the Holdings Issuers fail to comply with the above provisions or if the Senior Discount Registration Statement or the Senior Discount Shelf Registration Statement fails to become effective, then, as liquidated damages, Additional Interest shall become payable in cash in respect of the Senior Discount Old Notes, whether or not cash interest is otherwise payable with respect to the Senior Discount Old Notes, as follows:

          (i) if (A) the Senior Discount Registration Statement is not filed with the Commission within 120 days following the Issue Date or (B) notwithstanding that the Holdings Issuers have consummated or will consummate a Senior Discount Exchange Offer, the Holdings Issuers are required to file a Senior Discount Shelf Registration Statement and such Senior Discount Shelf Registration Statement is not filed on or prior to the 60th day following the date on which the obligation to file such Senior Discount Shelf Registration Statement arises, then commencing on the day after either such required filing date, Additional Interest shall accrue on the average Accreted Value of the Senior Discount Old Notes at a rate of .25% per annum for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) the Senior Discount Registration Statement is not declared effective by the Commission within 180 days following the Issue Date or (B) notwithstanding that the Holdings Issuers have consummated or will consummate a Senior Discount Exchange Offer, the Holdings Issuers are required to file a Senior Discount Shelf Registration Statement and such Senior Discount Shelf Registration Statement is not declared effective by the Commission on or prior to the 120th day following the date on which the obligation to file such Senior Discount Shelf Registration Statement arises, then, commencing on the day after either such required effective date, Additional Interest shall accrue on the average Accreted Value of the Senior Discount Old Notes at a rate of .25% per annum for the first 90 days immediately following such date, such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Holdings Issuers have not exchanged Senior Discount Exchange Notes for all Senior Discount Old Notes validly tendered in accordance with the terms of the Senior Discount Exchange Offer on or prior to the later of the 45th day after the date on which the Senior Discount Registration Statement was declared effective or the 210th day after the Issue Date or (B) if applicable, the Senior Discount Shelf Registration Statement has been declared effective and such Senior Discount Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than as a result of a Suspension Period (as defined) and other than after such time as all Senior Discount Old Notes have been disposed of thereunder), then Additional Interest shall accrue on the average Accreted Value of the Senior Discount Old Notes at a rate of .25% per annum for the first 90 days commencing on
     (x) the 46th or the 211th, as the case may be, day after such effective date, in the case of (A) above, or (y) the day such Senior Discount Shelf Registration Statement ceases to be effective in the case of (B) above (or in the event of a Suspension Period, on the earlier of the last day of such Suspension Period or the 60th day after notice of such Suspension Period), such Additional Interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; provided, however, that the Additional Interest rate on the Senior Discount Old Notes may not exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the Senior Discount Registration Statement or a Senior Discount Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Senior Discount Registration Statement or a Senior Discount Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Senior Discount Exchange Notes for all Senior Discount Old Notes tendered (in the case of clause (iii) (A) above), or upon the effectiveness of the Senior Discount Shelf Registration Statement which had ceased to remain effective (other than as a result of a Suspension Period) (in the case of clause (iii) (B) above), Additional Interest on the Senior Discount Old Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

     Any amounts of Additional Interest due pursuant to clause (i), (ii) or
(iii) above will be payable in cash on January 15 and July 15 of each year during which such Additional Interest is payable, commencing with the first such date to occur after the obligation to pay Additional Interest arises.

                         BOOK ENTRY; DELIVERY AND FORM

     The certificates representing the Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes will be issued in fully registered form. The Fixed Rate Senior Subordinated Exchange Notes, the Floating Rate Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes will each initially be represented by a single, permanent global Exchange Note, in definitive, fully registered form without interest coupons (each a 'Global Exchange Note') and will be deposited with the applicable Trustee as custodian for The Depository Trust Company, New York, New York ('DTC') and registered in the name of a nominee of DTC.

     DTC has advised the Issuers as follows:

     DTC is a limited purpose trust company organized under the laws of the State of New York, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code and a 'Clearing Agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (the 'Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('indirect participants').

     So long as DTC, or its nominee, is the registered owner or holder of the Fixed Rate Senior Subordinated Exchange Notes, the Floating Rate Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Fixed Rate Senior Subordinated Exchange Notes, the Floating Rate Senior Subordinated Exchange Notes and the Senior Discount Exchange Notes represented by such Global Exchange Notes for all purposes under the respective Indentures. No beneficial owner of an interest in any Global Exchange Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the applicable Indenture.

     Payments of the principal of, premium if any, and interest on, the respective Global Exchange Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company Issuers, the Holdings Issuers, Holdings as guarantor, the Senior Subordinated Trustee, the Senior Discount Trustee or any paying agent will have any responsibility or liability for any aspect of the records, relating to or payments made on account of beneficial ownership in any of the Global Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The respective Issuers expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, and interest (including liquidated damages) on any Global Exchange Note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Exchange Note as shown on the records of DTC or its nominee. The Issuers also expect that payments by participants to owners of beneficial interests in any Global Exchange Note held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

     Transfers between Participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such holder must transfer its interest in the applicable Global Exchange Note, in accordance with the normal procedures of DTC and with the procedures set forth in the applicable Indenture.

     DTC has advised the respective Issuers that it will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the applicable Global Exchange Note are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the applicable Indenture, DTC will exchange the related Global Exchange Note for Certificated Securities, which it will distribute to its Participants.

     Upon the issuance of each Global Exchange Note, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Exchange Note to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in each Global Exchange Note will be limited to Participants or persons who hold interests through Participants. Ownership of beneficial interests in each Global Exchange Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants).

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company Issuers, Holdings, as guarantor, the Holdings Issuers, the Senior Subordinated Trustee nor the Senior Discount Trustee will have any responsibility for the performance by DTC or its Participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     If DTC is at any time unwilling or unable to continue as a depositary for any Global Exchange Note and a successor depositary is not appointed by the related Issuers within 90 days, Certificated Securities will be issued in exchange for such Global Exchange Note.

                              PLAN OF DISTRIBUTION


     Each broker-dealer that receives Exchange Notes for its own account pursuant to any of the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. A broker-dealer may not participate in any Exchange Offer with respect to Old Notes acquired other than as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in any Exchange Offer and so notifies the applicable Issuers, or causes such Issuers to be so notified in writing, the Issuers have agreed that for a period of 90 days after the date of this Prospectus, they will make this Prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the applicable Letter of Transmittal. In addition, until October 29, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.


     The Issuers will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to any of the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to any of the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     The Issuers have agreed to pay all expenses incident to each of the Exchange Offers (other than commissions and concessions of any broker-dealers), subject to certain prescribed limitations, and will indemnify the holders of the Old Notes against certain liabilities, including certain liabilities that may arise under the Securities Act.

     By its acceptance of any Exchange Offer, any broker-dealer that receives Exchange Notes pursuant to such Exchange Offer hereby agrees to notify the applicable Issuers prior to using this Prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the applicable Issuers of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements herein not misleading or which may impose upon the Issuers disclosure obligations that may have a material adverse effect on the Issuers (which notice the Issuers agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this Prospectus until the Issuers have notified such broker-dealer that delivery of this Prospectus may resume and have furnished copies of any amendment or supplement to this Prospectus to such broker-dealer.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of Senior Subordinated Old Notes or Senior Discount Old Notes for Senior Subordinated Exchange Notes or Senior Discount Exchange Notes, as the case may be, in the applicable Exchange Offer should not constitute a taxable event to the holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Old Note for which it is exchanged and the basis of the Exchange Note will be the same as the basis of the Old Note for which it is exchanged immediately before the exchange.

     In any event, persons considering the exchange of Old Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

                       CHANGE IN INDEPENDENT ACCOUNTANTS

     Holdings, which is composed of the legal entities and operations that prior to the Recapitalization, which occurred on February 2, 1998, were known as the Graham Packaging Group (the 'Group'), has engaged Deloitte & Touche LLP as its independent auditors for the year ending December 31, 1998 to replace the firm of Ernst & Young LLP, who were dismissed as auditors of Holdings effective April 30, 1998. The action was formalized by a resolution adopted by Investor GP, as general partner of Holdings, on July 10, 1998, but effective as of April 30, 1998.

     The reports of Ernst & Young LLP on the combined financial statements of the Group for the years ended December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Group's combined financial statements for each of the two years in the period ended December 31, 1997, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

                                 LEGAL MATTERS

     Certain legal matters relating to the Exchange Offers will be passed upon for the Issuers by Simpson Thacher & Bartlett, New York, New York, and certain legal matters relating to Pennsylvania law will be passed upon for the Issuers by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

     The combined financial statements and schedule of Graham Packaging Group at December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors.............................................................................    F-2

Audited Combined Financial Statements
Combined Balance Sheets at December 31, 1996 and 1997......................................................    F-3
Combined Statements of Income for the years ended December 31, 1995, 1996 and 1997.........................    F-4
Combined Statements of Owners' Equity for the years ended December 31, 1995, 1996 and 1997.................    F-5
Combined Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997.....................    F-6
Notes to Combined Financial Statements.....................................................................    F-7

Unaudited Condensed Financial Statements
Condensed Balance Sheets at December 31, 1997 and March 29, 1998...........................................   F-21
Condensed Statements of Operations for the three months ended March 30, 1997 and
  March 29, 1998...........................................................................................   F-22
Condensed Statements of Partners' Capital/Owners' Equity (Deficit) for the year ended December 31, 1997
  and the three months ended March 29, 1998................................................................   F-23
Condensed Statements of Cash Flows for the three months ended
  March 30, 1997 and March 29, 1998........................................................................   F-24
Notes to Condensed Financial Statements....................................................................   F-25

                         REPORT OF INDEPENDENT AUDITORS

The Owners
Graham Packaging Group

We have audited the accompanying combined balance sheets of the entities and operations listed in Note 1, collectively referred to as the Graham Packaging Group, as of December 31, 1996 and 1997, and the related combined statements of income, owners' equity, and cash flows for each of the three years in the period ended December 31, 1997. Our audit also included the financial statement schedule listed in the Index at Item 21(b). These financial statements and schedule are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the entities and operations listed in Note 1, at December 31, 1996 and 1997, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

Harrisburg, Pennsylvania
March 23, 1998,
  except for the matters
  discussed in the last paragraph
  of Notes 13 and 17, as to which
  the date is April 24, 1998

                             GRAHAM PACKAGING GROUP
                            COMBINED BALANCE SHEETS

                                                                                                 DECEMBER 31,
                                                                                             --------------------
                                                                                               1996        1997
                                                                                             --------    --------
                                                                                                (IN THOUSANDS)
                                          ASSETS
Current assets:
  Cash and cash equivalents...............................................................   $  3,431    $  7,218
  Accounts receivable.....................................................................     59,903      69,295
  Inventories.............................................................................     28,918      32,236
  Prepaid expenses and other current assets...............................................      6,442       9,198
                                                                                             --------    --------
Total current assets......................................................................     98,694     117,947
Property, plant, and equipment:
  Machinery and equipment.................................................................    439,770     478,534
  Land, buildings, and leasehold improvements.............................................     70,100      68,146
  Construction in progress................................................................     24,642      41,230
                                                                                             --------    --------
                                                                                              534,512     587,910
  Less accumulated depreciation and amortization..........................................    303,156     327,614
                                                                                             --------    --------
                                                                                              231,356     260,296
Other assets..............................................................................      8,763       7,248
                                                                                             --------    --------
Total assets..............................................................................   $338,813    $385,491
                                                                                             --------    --------
                                                                                             --------    --------
                              LIABILITIES AND OWNERS' EQUITY
Current liabilities:
  Accounts payable........................................................................   $ 47,814    $ 56,547
  Accrued expenses........................................................................     30,462      51,814
  Current portion of long-term debt.......................................................      5,150       4,771
                                                                                             --------    --------
Total current liabilities.................................................................     83,426     113,132
Long-term debt............................................................................    235,366     263,694
Other non-current liabilities.............................................................      3,216       3,345
Minority interest.........................................................................         --       4,983
Owners' equity:
  Owners' capital.........................................................................     38,715      20,383
  Notes receivable for ownership interests................................................    (20,240)    (20,240)
  Other comprehensive income..............................................................     (1,670)        194
                                                                                             --------    --------
Total owners' equity......................................................................     16,805         337
                                                                                             --------    --------
Total liabilities and owners' equity......................................................   $338,813    $385,491
                                                                                             --------    --------
                                                                                             --------    --------

                            See accompanying notes.

                             GRAHAM PACKAGING GROUP
                         COMBINED STATEMENTS OF INCOME

                                                                                    YEAR ENDED DECEMBER 31,
                                                                                --------------------------------
                                                                                  1995        1996        1997
                                                                                --------    --------    --------
                                                                                         (IN THOUSANDS)
Net sales....................................................................   $466,766    $459,740    $521,707
Cost of goods sold...........................................................    399,946     382,547     437,301
                                                                                --------    --------    --------
                                                                                  66,820      77,193      84,406
Selling, general, and administrative expenses................................     35,540      35,472      34,882
Special charges and unusual items............................................      5,904       7,037      24,361
                                                                                --------    --------    --------
Operating income.............................................................     25,376      34,684      25,163
Interest expense.............................................................     18,178      15,686      14,940
Interest income..............................................................     (1,999)     (1,233)     (1,510)
Other (income) expense.......................................................    (11,048)       (977)        755
Minority interest............................................................         --          --         165
                                                                                --------    --------    --------
Income before income taxes and extraordinary item............................     20,245      21,208      10,813
Income tax provision (benefit)...............................................       (288)        (24)        600
                                                                                --------    --------    --------
Income before extraordinary item.............................................     20,533      21,232      10,213
Extraordinary loss from early extinguishment of debt.........................      1,859          --          --
                                                                                --------    --------    --------
Net income...................................................................   $ 18,674    $ 21,232    $ 10,213
                                                                                --------    --------    --------
                                                                                --------    --------    --------

                            See accompanying notes.
                                      F-4

                             GRAHAM PACKAGING GROUP
                     COMBINED STATEMENTS OF OWNERS' EQUITY

                                                                              NOTES
                                                                          RECEIVABLE FOR        OTHER
                                                              OWNERS'       OWNERSHIP       COMPREHENSIVE
                                                              CAPITAL       INTERESTS          INCOME         TOTAL
                                                              --------    --------------    -------------    --------
                                                                                  (IN THOUSANDS)
Balance at January 1, 1995.................................   $ 37,512       $(20,240)         $(1,715)      $ 15,557
                                                                                                             --------
  Net income for the year..................................     18,674             --               --         18,674
  Cumulative translation adjustment........................         --             --             (611)          (611)
                                                                                                             --------
  Comprehensive income.....................................                                                    18,063
                                                                                                             --------
  Cash distributions to owners.............................    (18,364)            --               --        (18,364)
                                                              --------    --------------    -------------    --------
Balance at December 31, 1995...............................     37,822        (20,240)          (2,326)        15,256
                                                                                                             --------
  Net income for the year..................................     21,232             --               --         21,232
  Cumulative translation adjustment........................         --             --              656            656
                                                                                                             --------
  Comprehensive income.....................................                                                    21,888
                                                                                                             --------
  Cash distributions to owners.............................    (20,339)            --               --        (20,339)
                                                              --------    --------------    -------------    --------
Balance at December 31, 1996...............................     38,715        (20,240)          (1,670)        16,805
                                                                                                             --------
  Net income for the year..................................     10,213             --               --         10,213
  Cumulative translation adjustment........................         --             --            1,864          1,864
                                                                                                             --------
  Comprehensive income.....................................                                                    12,077
                                                                                                             --------
  Cash distributions to owners.............................    (28,737)            --               --        (28,737)
  Other....................................................        192             --               --            192
                                                              --------    --------------    -------------    --------
Balance at December 31, 1997...............................   $ 20,383       $(20,240)         $   194       $    337
                                                              --------    --------------    -------------    --------
                                                              --------    --------------    -------------    --------

                            See accompanying notes.

                             GRAHAM PACKAGING GROUP
                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                    YEAR ENDED DECEMBER 31,
                                                                              -----------------------------------
                                                                                1995         1996         1997
                                                                              ---------    ---------    ---------
                                                                                        (IN THOUSANDS)
Operating activities:
  Net income...............................................................   $  18,674    $  21,232    $  10,213
     Adjustments to reconcile net income to net cash provided by operating activities:
       Depreciation and amortization.......................................      45,696       48,218       41,039
       Amortization of debt issuance fees..................................         379          216          320
       Extraordinary loss..................................................       1,859           --           --
       Gain on disposition of business.....................................      (4,415)          --           --
       Minority interest...................................................          --           --          165
       Equity income in earnings of joint venture..........................        (125)        (257)        (200)
       Foreign currency transaction (gain) loss............................         364       (1,045)       1,124
       Other non-current assets and liabilities............................        (364)      (1,499)         565
     Changes in operating assets and liabilities, net of acquisition of business:
       Accounts receivable.................................................      (5,203)        (996)     (10,918)
       Inventories.........................................................      (1,790)       1,773       (3,605)
       Prepaid expenses and other current assets...........................         329        3,751       (3,935)
       Accounts payable and accrued expenses...............................       5,072       (3,375)      32,137
                                                                              ---------    ---------    ---------
Net cash provided by operating activities..................................      60,476       68,018       66,905
Investing activities:
  Net purchases of property, plant, and equipment..........................     (68,639)     (31,252)     (53,173)
  Proceeds from disposition of subsidiary, net of cash sold................       3,440           --           --
  Acquisition of Brazilian business........................................          --           --      (19,016)
  Joint ventures and other investments.....................................      (3,185)      (1,239)          --
  Other....................................................................          --         (271)         (88)
                                                                              ---------    ---------    ---------
Net cash used in investing activities......................................     (68,384)     (32,762)     (72,277)
Financing activities:
  Proceeds from issuance of long-term debt.................................     399,699      117,528      174,049
  Payment of long-term debt................................................    (370,833)    (131,321)    (136,430)
  Cash distributions to owners.............................................     (18,364)     (20,339)     (28,073)
  Debt issuance fees.......................................................      (1,285)        (541)          --
  Other....................................................................          --           51           --
                                                                              ---------    ---------    ---------
Net cash (used in) provided by financing activities........................       9,217      (34,622)       9,546
Effect of exchange rate changes............................................        (118)         352         (387)
                                                                              ---------    ---------    ---------
Increase in cash and cash equivalents......................................       1,191          986        3,787
Cash and cash equivalents at beginning of year.............................       1,254        2,445        3,431
                                                                              ---------    ---------    ---------
Cash and cash equivalents at end of year...................................   $   2,445    $   3,431    $   7,218
                                                                              ---------    ---------    ---------
                                                                              ---------    ---------    ---------

                            See accompanying notes.
                                      F-6

                             GRAHAM PACKAGING GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Combination

     The combined financial statements include the operations of Graham Packaging Holdings Company, a Pennsylvania limited partnership formerly known as Graham Packaging Company ('Holdings'); Graham Packaging Italy, an Italian SRL; Graham Packaging France Partners, G.P.; Graham Packaging Poland, L.P.; Graham Packaging do Brasil Industriais e Comerciais S.A.; Graham Packaging Canada, Ltd., a Canadian limited liability company; Graham Packaging Company, a Delaware limited partnership formerly known as Graham Packaging Holdings I, L.P. (the 'Operating Company'); Graham Recycling Company, L.P.; subsidiaries thereof; and land and buildings that were used in the operations, owned by the control group of owners and contributed to the Group (see Note 19 to the Combined Financial Statements). Prior to February 2, 1998, these operations were under common control by virtue of ownership by the Donald C. Graham family. The combined financial statements include the accounts and results of operations of the Group for all periods that the operations were under common control. All amounts are those reported in the historical financial statements of the individual operations. All significant intercompany accounts and transactions have been eliminated in the combined financial statements. These entities and assets are collectively referred to as Graham Packaging Group (the 'Group'). With respect to the periods subsequent to the Recapitalization on February 2, 1998, references to the 'Group' refer to Holdings and its subsidiaries.

  Description of Business

     The Group sells plastic packaging products to large, multinational companies in the automotive, food and beverage, and household cleaning and personal care industries. The Group has manufacturing facilities in the United States, Canada, France, Italy, Poland and Brazil.

  Investment in Joint Venture

     The Group accounts for its investment in a joint venture in Poland under the equity method of accounting.

  Revenue Recognition

     Sales are recognized as products are shipped and upon passage of title to the customer and as services are rendered.

  Cash and Cash Equivalents

     The Group considers cash and investments with a maturity of three months or less when purchased to be cash and cash equivalents.

  Inventories

     Inventories are stated at the lower of cost or market with cost determined by the last-in, first-out (LIFO) and first-in, first-out (FIFO) methods.

  Property, Plant and Equipment

     Property, plant, and equipment are stated on the basis of cost. Depreciation and amortization are computed by the straight-line method over the estimated useful lives of the various assets ranging from 3 to 31.5 years. Lease amortization is included in depreciation expense.

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Other Assets

     Other assets include debt issuance fees, goodwill and license fees for which amortization is computed by the straight-line method over the term of the related debt for debt issuance fees and otherwise for periods ranging principally from five to ten years.

  Derivatives

     The Group enters into interest rate collar and swap agreements to hedge the exposure to increasing rates with respect to its Credit Agreement. The differential to be paid or received as a result of these collar and swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense related to the Credit Agreement.

     The Group also enters into forward exchange contracts, when appropriate, to hedge the exchange rate exposure on transactions that are denominated in a foreign currency. The Group enters into foreign currency borrowings to hedge the net income exposure from translating certain intercompany accounts and the foreign currency net asset exposure of foreign operations.

  Foreign Currency Translation

     The Group uses the local currency as the functional currency for all foreign operations. All assets and liabilities of foreign operations are translated into U.S. dollars at year-end exchange rates. Income statement items are translated at average exchange rates prevailing during the year. The resulting translation adjustments are recorded as a separate component of owners' equity.

  Comprehensive Income

     As of January 1, 1998, the Group adopted Statement of Financial Accounting Standards No. 130 ('Statement 130'), Reporting Comprehensive Income. Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Group's net income or owners' equity. Statement 130 requires foreign currency translation adjustments, which prior to adoption were reported separately in owners' equity, to be included in other comprehensive income and added with net income to determine total comprehensive income which is displayed in the Combined Statements of Owners' Equity. Prior year financial statements have been reclassified to conform to the requirements of Statement 130.

  Income Taxes

     The Group does not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the owners. For the Group's foreign operations subject to tax in their local jurisdictions, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Reclassifications

     Certain reclassifications have been made to the 1995 and 1996 financial statements to conform to the 1997 presentation.

  New Accounting Pronouncements Not Yet Adopted

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ('Statement 131'). Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore, the Group will adopt the new requirements in 1998, which will require retroactive disclosure. Management has not completed its review of Statement 131 and has not determined the impact adoption will have on the Group's financial statements.

     In March 1998, the AICPA issued SOP 98-1, Accounting For the Costs of Computer Software Developed For or Obtained For Internal-Use. The SOP is effective for the Group on January 1, 1999. The SOP will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal-use. The Group currently capitalizes certain external costs and expenses all other costs as incurred. The Group has not yet assessed what the impact of the SOP will be on the Group's future earnings or financial position.

2. PURCHASE OF RHEEM-GRAHAM EMBALAGENS, LTDA.

     On April 30, 1997, Graham Packaging do Brasil Industriais e Comerciais S.A., then a wholly owned subsidiary, with no operations, of Holdings and owners of Holdings, acquired 80% of the operating assets of Rheem-Graham Embalagens Ltda., which manufactures and sells plastic packaging products, from Rheem Empreendimentos Industrialis e Comerciais. Rheem Empreendimentos Industrialis e Comerciais contributed the remaining 20% of the operating assets of Rheem-Graham Embalagens Ltda. in exchange for a 20% minority interest in Graham Packaging do Brasil Industriais e Comerciais S.A. The purchase price related to the 80% of the operating assets of Rheem-Graham Embalagens Ltda. was approximately $21.1 million, which was funded through borrowings under the Group's bank facilities. The acquisition was recorded under the purchase method of accounting and accordingly, the results of operations of the business acquired by Graham Packaging do Brasil Industriais e Comerciais S.A. are included in the combined financial statements of the Group beginning on April 30, 1997, less a minority interest amount equal to 20% of Graham Packaging do Brasil Industriais e Comerciais S.A. owned by the unaffiliated entity. The purchase price has been allocated to assets acquired and liabilities assumed based upon fair values on the date of acquisition. The fair value of assets and liabilities acquired and contributed to Graham Packaging do Brasil Industriais e Comerciais S.A. is summarized as follows (in thousands):

Net working capital............................................   $ 2,451
Property, plant and equipment..................................    23,679
                                                                  -------
                                                                  $26,130
                                                                  -------
                                                                  -------

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1997

2. PURCHASE OF RHEEM-GRAHAM EMBALAGENS, LTDA.--(CONTINUED)

     The following table sets forth unaudited pro forma combined results of operations assuming that the acquisition had taken place on January 1, 1996.

                                                                      YEAR ENDED DECEMBER 31,
                                                                     --------------------------
                                                                        1996           1997
                                                                     ----------    ------------
                                                                           (IN THOUSANDS)
Net sales.........................................................    $482,840       $529,207
Net income........................................................      22,368         10,647

     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional depreciation expense as a result of a step-up in the basis of fixed assets, increased interest expense on acquisition debt, and a 20% minority interest reduction in earnings of Graham Packaging do Brasil Industriais e Comerciais S.A. relating to the interest in the company owned by an unaffiliated entity. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1996, or of future results of operations of the combined entities.

     In February 1998, the Group acquired the remaining 20% minority interest in Graham Packaging do Brasil Industriais e Comerciais S.A. from Rheem Empreendimentos Industrialis e Comerciais for $2,995,000.

3. ACCOUNTS RECEIVABLE

     Accounts receivable are presented net of an allowance for doubtful accounts of $1,202,000 and $1,635,000 at December 31, 1996 and 1997 respectively.
Management performs ongoing credit evaluations of its customers and generally does not require collateral.

     The Group's sales to two customers, each of which exceeded 10% of total sales in 1995 and one of which exceeded 10% of total sales in 1996 and 1997, totaled 23%, 22% and 22% for the years ended December 31, 1995, 1996 and 1997, respectively. On an annual basis, approximately 80%, 13% and 7% of the sales to these two customers were made in the United States, Europe and Canada, respectively.

4. INVENTORIES

     Inventories consisted of the following:

                                                                              DECEMBER 31,
                                                                           ------------------
                                                                            1996       1997
                                                                           -------    -------
                                                                             (IN THOUSANDS)
Finished goods..........................................................   $15,770    $18,759
Raw materials and parts.................................................    14,818     15,447
                                                                           -------    -------
                                                                            30,588     34,206
Less LIFO allowance.....................................................     1,670      1,970
                                                                           -------    -------
                                                                           $28,918    $32,236
                                                                           -------    -------
                                                                           -------    -------

     The December 31, 1996 and 1997 inventories valued using the LIFO method totaled $19,570,000 and $22,446,000, respectively.

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1997

5. ACCRUED EXPENSES

     Accrued expenses consisted of the following:

                                                                        YEAR ENDED DECEMBER
                                                                                31,
                                                                       ---------------------
                                                                        1996          1997
                                                                       -------       -------
                                                                          (IN THOUSANDS)
Accrued employee compensation and benefits..........................   $14,037       $16,305
Special charges and unusual items...................................     1,667        18,472
Other...............................................................    14,758        17,037
                                                                       -------       -------
                                                                       $30,462       $51,814
                                                                       -------       -------
                                                                       -------       -------

6. DEBT ARRANGEMENTS

     Long-term debt consisted of the following:

                                                                        YEAR ENDED DECEMBER
                                                                                31,
                                                                       ---------------------
                                                                         1996         1997
                                                                       --------     --------
                                                                          (IN THOUSANDS)
Credit agreement:
  Term loan.........................................................   $125,000     $125,000
  Revolving loan....................................................    101,662      132,179
  Revolving credit facilities.......................................      8,080        6,653
  Other.............................................................      5,774        4,633
                                                                       --------     --------
                                                                        240,516      268,465
Less amounts classified as current..................................      5,150        4,771
                                                                       --------     --------
                                                                       $235,366     $263,694
                                                                       --------     --------
                                                                       --------     --------

     In 1995, the Group refinanced its existing credit agreement and executed a new $350 million Credit Agreement with a consortium of banks. The Credit Agreement consisted of a term loan of $125 million and a revolving loan providing availability of $225 million. The term loan was payable in annual installments beginning March 31, 1998 through March 31, 2000. The revolving loan was scheduled to expire on April 18, 2000. The refinancing resulted in an extraordinary charge to income of $1,859,000 in 1995. This extraordinary charge consisted of the write-off of unamortized debt issuance fees.

     The Group's effective rate on the outstanding borrowings under the term loan and revolving loan was 5.78% and 6.03% at December 31, 1996 and 1997, respectively.

     At December 31, 1997, the Group had two U.S. Dollar interest rate swap agreements outstanding which effectively fixed the Eurocurrency Rate on the term loan, through the duration of such loan. The average rate of the two U.S. Dollar interest rate swap agreements at December 31, 1997, was 5.55%. At December 31, 1997, the U.S. Dollar Eurocurrency Rate was 6.0%.

     At December 31, 1997, the Group had a French Franc interest rate swap agreement which effectively fixed the Eurocurrency Rate at 4.59% on a notional amount of French Franc denominated borrowings equivalent to $37,500,000 through April, 2000. The Group had also entered into a French Franc interest rate collar agreement that set a minimum and maximum Eurocurrency Rate at 3.5% and 6.52%, respectively, on a notional amount of French Franc denominated borrowings equivalent to $16,700,000. At December 31, 1997, the French Franc Eurocurrency Rate was 3.61%.

     The Group had several variable-rate revolving credit facilities denominated in U.S. Dollars, French Francs and Italian Lire, with aggregate available borrowings equivalent to $16,200,000. The Group's average effective

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

6. DEBT ARRANGEMENTS--(CONTINUED)

rate on borrowings of $8,080,000 on these credit facilities was 6.25% at December 31, 1996. The Group's average effective rate on borrowings of $6,653,000 on these credit facilities was 6.70% at December 31, 1997.

     Interest paid during 1995, 1996 and 1997, net of amounts capitalized of $869,000, $572,000 and $615,000, respectively, totaled $18,115,000, $15,868,000 and $14,900,000, respectively.

     On February 2, 1998, as discussed in Note 19 to the Combined Financial Statements, the Group refinanced the majority of its existing credit facilities in connection with the Recapitalization and entered into a new Credit Agreement (the 'New Credit Agreement') with a consortium of banks. The New Credit Agreement consists of three term loans to the Operating Company totaling $395 million and two revolving loan facilities to the Operating Company totaling $255 million. The obligations of the Operating Company under the New Credit Agreement are guaranteed by Holdings and certain other subsidiaries of Holdings. The term loans are payable in quarterly installments beginning June 30, 1998 through January 31, 2007, and require payments of $3,200,000 in 1998, $3,200,000 in
1999, $13,200,000 in 2000, $18,200,000 in 2001 and $23,200,000 in 2002. The
revolving loan facilities expire on January 31, 2004. Interest is payable at (a) the 'Alternate Base Rate' (the higher of the Prime Rate or the Federal Funds Rate plus 0.50%) plus a margin ranging from 0% to 2.00%; or (b) the 'Eurocurrency Rate' (the applicable interest rate offered to banks in the London interbank eurocurrency market) plus a margin ranging from 0.625% to 3.00%. A commitment fee ranging from 0.20% to 0.50% is due on the unused portion of the revolving loan commitment. In addition, the New Credit Agreement contains certain affirmative and negative covenants as to the operations and financial condition of the Group. The Group's effective Eurocurrency rate on initial outstanding borrowings of $403,530,000 under the New Credit Agreement was 8.36%. The refinancing resulted in the write-off of unamortized debt issuance fees and costs associated with the termination of the interest rate collar and swap agreements, which resulted in a corresponding charge to earnings of $1.1 million in 1998.

     The Recapitalization also included the issuance of $225 million in Senior Subordinated Notes of the Operating Company and $100.6 million gross proceeds in Senior Discount Notes ($169 million aggregate principal amount at maturity) of Holdings. The Senior Subordinated Notes are unconditionally guaranteed on a senior subordinated basis by Holdings and mature on January 15, 2008, with interest payable on $150 million at 8.75% and with interest payable on $75 million at LIBOR plus 3.625% (9.25% at February 2, 1998). The Senior Discount Notes mature on January 15, 2009, with interest payable at 10.75%. Cash interest on the Senior Discount Notes does not accrue until January 15, 2003.

     Based upon the repayment terms under the New Credit Agreement, maturities of long-term debt for the succeeding five years are as follows:
1998--$4,771,000; 1999--$3,334,000; 2000--$13,333,000; 2001-- $18,337,000;
2002--$23,469,000.

     The Operating Company has entered into two U.S. Dollar interest rate swap agreements that will, beginning April 9, 1998, effectively fix the Eurocurrency Rate on $300 million of the term loans, on $200 million through April 9, 2002 at 5.8075% and on $100 million through April 9, 2003 at 5.77%.

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

7. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair values of each class of financial instruments:

  Cash and Cash Equivalents, Accounts Receivable and Accounts Payable

     The fair values of these financial instruments approximate their carrying amounts.

  Long-Term Debt

     The fair values of the variable-rate, long-term debt instruments approximate their carrying amounts. The fair value of other long-term debt was estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements. The fair value of other long-term debt, including the current portion, approximates the carrying amounts at December 31, 1996 and 1997.

  Interest Rate Collar and Swap Agreements

     The fair value of the Group's interest rate collar and swap agreements was approximately $680,000, and $354,000 as of December 31, 1996 and 1997, respectively.

8. LEASE COMMITMENTS

     The Group was a party to various leases involving real property and equipment during 1995, 1996 and 1997. Total rent expense for operating leases amounted to $8,991,000 in 1995; $8,432,000 in 1996 and $9,599,000 in 1997.
Minimum future lease obligations on long-term noncancelable operating leases in effect at December 31, 1997, are as follows: 1998--$5,259,000; 1999--$4,159,000;
2000--$2,911,000; 2001--$2,236,000; 2002-- $1,516,000; and
thereafter--$2,213,000.

9. TRANSACTIONS WITH AFFILIATES

     Transactions with entities affiliated through common ownership included the following:

                                                                               YEAR ENDED DECEMBER 31,
                                                                             ---------------------------
                                                                              1995      1996      1997
                                                                             ------    ------    -------
                                                                                   (IN THOUSANDS)
Equipment purchases from affiliates.......................................   $6,536    $5,223    $11,104
Management services provided by affiliates including management, legal, tax, accounting, insurance, treasury, and employee benefits
  administration services.................................................    2,411     2,623      2,820
Management services provided and sales to affiliates including engineering
  services and raw materials..............................................      758       742        945
Interest income on notes receivable from owners...........................    1,026     1,026      1,026

     Account balances with affiliates include the following:

                                                                           DECEMBER 31,
                                                                       ---------------------
                                                                        1996          1997
                                                                       -------       -------
                                                                          (IN THOUSANDS)
Accounts receivable.................................................   $   471       $   361
Prepaid expenses and other current assets...........................     1,395           917
Accounts payable....................................................     3,642         3,470

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

9. TRANSACTIONS WITH AFFILIATES--(CONTINUED)

     Certain land and buildings included in the accompanying combined financial statements were leased by the Group from the control group of owners under operating leases until the assets were contributed to the Group. The lease payments totaling approximately $2.8 million in 1995 and 1996 and $2.6 million in 1997 are classified as distributions to owners in the accompanying combined financial statements. The depreciation and operating expenses related to the land and buildings are included in the operations of the Group. Certain of the real property leased from the control group was contributed to the Group as part of the Recapitalization and the related leases were terminated.

10. PENSION PLANS

     The Group participates in a noncontributory, defined benefit plan and a defined contribution plan sponsored by an affiliate. In addition, the Group sponsors other noncontributory defined benefit plans. These plans cover substantially all of the Group's U.S. employees.

     The defined benefit plan covering salaried employees provides retirement benefits based on the final five years average compensation, while plans covering hourly employees provide benefits based on years of service. The Group's policy is to fund the normal cost plus amounts required to amortize actuarial gains and losses and prior service costs over a period of ten years. Plan assets consist of a diversified portfolio including U.S. Government securities, certificates of deposit issued by commercial banks, and domestic common stocks and bonds.

     The following table sets forth the Group's funded status for its defined benefit pension plans:

                                                                          DECEMBER 31,
                                                                     -----------------------
                                                                       1996           1997
                                                                     --------       --------
                                                                         (IN THOUSANDS)
Actuarial present value of:
  Vested benefit obligation.......................................   $ (8,167)      $(10,164)
  Nonvested benefits..............................................       (464)          (757)
                                                                     --------       --------
Accumulated benefit obligation....................................     (8,631)       (10,921)
Effect of projected future salary increases.......................     (3,267)        (4,097)
                                                                     --------       --------
Projected benefit obligation......................................    (11,898)       (15,018)
Plan assets at market value.......................................      9,489         12,092
                                                                     --------       --------
Projected benefit obligation in excess of plan assets.............     (2,409)        (2,926)
Unrecognized net gain from past experience different from that
  assumed and effects of changes in assumptions...................     (1,416)          (440)
Unrecognized prior service cost...................................        471            446
Unrecognized net transition obligation............................        508            436
                                                                     --------       --------
Accrued pension expense...........................................   $ (2,846)      $ (2,484)
                                                                     --------       --------
                                                                     --------       --------

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

10. PENSION PLANS--(CONTINUED)

     The Group's net pension cost for its defined benefit pension plans includes the following components:

                                                                               YEAR ENDED DECEMBER 31,
                                                                              --------------------------
                                                                               1995      1996      1997
                                                                              ------    ------    ------
                                                                                    (IN THOUSANDS)
Service cost...............................................................   $1,324    $1,349    $1,317
Interest cost..............................................................      692       793       947
Actual return on plan assets...............................................     (879)     (320)     (850)
Net amortization and deferral..............................................      459      (238)      135
                                                                              ------    ------    ------
Net periodic pension costs.................................................   $1,596    $1,584    $1,549
                                                                              ------    ------    ------

     Significant actuarial assumptions used to develop the projected benefit obligations were as follows:

                                                                                  DECEMBER 31,
                                                                                  -------------
                                                                                  1996     1997
                                                                                  ----     ----
Assumed discount rate..........................................................   8.0 %    7.5 %
Assumed rate of compensation increase (salaried plan)..........................   5.0 %    5.0 %

     Additionally, an expected rate of return on plan assets of 8.0% was used in the determination of net pension cost in 1995, 1996, and 1997.

     The Group participates in a defined contribution plan under Internal Revenue Code Section 401(k) sponsored by an affiliate, which covers all U.S. employees except those represented by a collective bargaining unit. The Group's contributions are determined as a specified percentage of employee contributions, subject to certain maximum limitations. The Group's cost for this plan for 1995, 1996, and 1997 was $668,000, $722,000 and $742,000, respectively.

11. OWNERS' EQUITY

     Owners' equity included the partners' capital and shareholders' equity of the various entities and operations included in the combined financial statements, as described in Note 1. Effective January 1, 1994, pursuant to an ownership structure reorganization of Holdings and several affiliated entities, Holdings obtained 60% of the outstanding voting interests of members of the Group operating in France, Italy, and the United Kingdom. The remaining 40% of the outstanding voting interests was obtained directly by owners of Holdings. Also, Holdings obtained 99% of the voting interest in Graham Recycling Company L.P. During 1995, the members operating in France and Italy issued 100% of their nonvoting preferred interests to Holdings.

     At December 31, 1997, Holdings owned 100% of the outstanding stock of Graham Packaging Canada, Ltd., a Canadian limited liability company, 15.8% of the outstanding stock of Graham Packaging do Brasil Industriais e Comerciais S.A. and a 99% limited partnership interest in the Operating Company. The remaining 1% interest in Graham Recycling Company, L.P. and the Operating Company were owned directly by owners of Holdings. In addition, 64.2% of Graham Packaging do Brasil Industriais e Comerciais S.A. was owned directly by owners of Holdings and the remaining 20% was owned by an unrelated entity.

     During 1995, Holdings and the affiliated owners of the Group member in the United Kingdom sold their ownership interests to an unaffiliated company. Holdings recognized a gain of $4.4 million based on the portion of the total proceeds received for its ownership interests and the Group received $6.4 million for technical support services provided to the buyer. These amounts are included in other income. The operating results of the United Kingdom operations are included in the accompanying combined financial statements from January 1, 1995 through the date of disposition in 1995 and are not material.

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

11. OWNERS' EQUITY--(CONTINUED)

     At December 31, 1997, Holdings held notes receivable from limited partners of $20,240,000, bearing interest at 5.07% for partnership interests in it. The notes were classified as a reduction of owners' equity in the combined balance sheets.

12. EQUITY APPRECIATION PLAN

     Holdings administers an equity appreciation incentive unit plan for certain management level employees, which provides for the award of 'phantom units' representing hypothetical investments in units of Holdings at no cost to the employees. Under the terms of the plan, 1,000,000 equity appreciation units are available of which 7,400 units were issued and outstanding as of December 31, 1997. These units change in value based on (i) earnings before interest, taxes, depreciation and amortization and (ii) average net invested capital, as defined in the Plan, with the corresponding charge being recognized as compensation expense in the year of change. The liability of $468,000 at December 31, 1997 is recorded in accrued expenses.

13. SPECIAL CHARGES AND UNUSUAL ITEMS

     The special charges and unusual items were as follows:

                                                                               YEAR ENDED DECEMBER 31,
                                                                             ---------------------------
                                                                              1995      1996      1997
                                                                             ------    ------    -------
                                                                                   (IN THOUSANDS)
Restructuring of facilities...............................................   $3,262    $  754    $ 1,222
Systems conversion........................................................       --        --        515
Litigation................................................................    2,642     6,283     22,624
                                                                             ------    ------    -------
                                                                             $5,904    $7,037    $24,361
                                                                             ------    ------    -------
                                                                             ------    ------    -------

     The restructuring charges relate to the decision reached in 1995 to close the Lagnieu, France plant. The Group incurred a charge of $3,262,000 to terminate approximately 100 people at Lagnieu and to write off assets that had no continuing use to the Group. In addition, in 1996, the Group incurred $754,000 to move assets from its plant in Lagnieu, France to Blyes, France, and in 1997, the Group incurred an additional $746,000 related to the restructuring of the facilities in France. Also in 1997, the Group incurred $476,000 in restructuring costs at its corporate offices. Approximately $630,000 of the restructuring charges incurred remain accrued for actions that will be substantially complete in 1998.

     The systems conversion expenses relate to outside consulting costs incurred by Holdings in 1997 as it commenced a project to evaluate and assess its information systems and related hardware to ensure that they will be year 2000 compliant. As part of this process, the Group has engaged outside consultants to assist with the evaluation and assessment of its information systems requirements and the selection and implementation of enterprise resource planning software.

     The litigation costs are primarily costs incurred and accrued by the Group for legal fees in connection with the claims against the Group for alleged patent infringements and the counterclaims brought by the Group alleging violations of federal antitrust law by the plaintiffs and, for the year ended December 31, 1997, amounts expected to be paid in settlement of all claims in the JCI Schmalbach-Lubeca matter. See Note 17 to the Combined Financial Statements.

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                               DECEMBER 31, 1997

14. OTHER (INCOME) EXPENSE

     Other (income) expense consisted of the following:

                                                                               YEAR ENDED DECEMBER 31,
                                                                              --------------------------
                                                                                1995      1996     1997
                                                                              --------    -----    -----
                                                                                    (IN THOUSANDS)
Foreign exchange (gain) loss...............................................   $    (25)   $(720)   $ 955
Equity income in earnings of joint ventures................................       (125)    (257)    (200)
Gain on sale of subsidiary*................................................     (4,415)      --       --
Technical support services*................................................     (6,411)      --       --
Other......................................................................        (72)      --       --
                                                                              --------    -----    -----
                                                                              $(11,048)   $(977)   $ 755
                                                                              --------    -----    -----
                                                                              --------    -----    -----

------------------
* Relates to sale of United Kingdom operations described in Note 11 to the Combined Financial Statements.

15. INCOME TAXES

     Certain legal entities in the Group do not pay income taxes because their income is taxed to the owners. For those entities, the reported amount of their assets net of the reported amount of their liabilities exceeds the related tax bases of their assets net of liabilities by $32.3 million and $14.8 million at December 31, 1996 and 1997, respectively.

     Income of certain legal entities related principally to the foreign operations of the Group is taxable to the legal entities. The following table sets forth the deferred tax assets and liabilities that result from temporary differences between the reported amounts and the tax bases of the assets and liabilities of such entities:

                                                                                                  DECEMBER 31,
                                                                                               ------------------
                                                                                                1996       1997
                                                                                               -------    -------
                                                                                                 (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryforwards..........................................................   $10,708    $13,613
  Accrued retirement indemnities............................................................       676        799
  Inventories...............................................................................       450        253
  Other items...............................................................................       323        273
                                                                                               -------    -------
Gross deferred tax assets...................................................................    12,157     14,938
Valuation allowance.........................................................................    (2,984)    (7,034)
                                                                                               -------    -------
Net deferred tax assets.....................................................................     9,173      7,904
Deferred tax liabilities:
  Fixed Assets, principally due to differences in depreciation and assigned values..........     9,092      8,359
  Other items...............................................................................       129        328
                                                                                               -------    -------
Gross deferred tax liabilities..............................................................     9,221      8,687
                                                                                               -------    -------
Net deferred tax liabilities................................................................   $    48    $   783
                                                                                               -------    -------
                                                                                               -------    -------

     At December 31, 1997, the Group's various taxable entities had net operating loss carryforwards for purposes of reducing future taxable income by approximately $32,998,000, for which no benefit has been recognized. Of this amount, $12,414,000 related to carryforwards that will expire, if unused, at various dates ranging from 1998 to 2002 and the remaining carryforwards have no expiration date.

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

16. COMMITMENTS

     In connection with plant expansion and improvement programs, the Group had commitments for capital expenditures of approximately $14,917,000 at December 31, 1997.

17. CONTINGENCIES

     The Group is party to various litigation matters arising in the ordinary course of business. The ultimate legal and financial liability of the Group with respect to litigation cannot be estimated with certainty, but Management believes, based on its examination of such matters, experience to date and discussions with counsel, that such ultimate liability will not be material to the business, financial condition or results of operations of the Group.

     Holdings was sued in May, 1995, for alleged patent infringement, trade secret misappropriation and other related state law claims by Hoover Universal, Inc., a subsidiary of Johnson Controls, Inc. ('JCI'), in the U.S. District Court for the Central District of California (the 'JCI Litigation'). JCI alleged that Holdings was misappropriating or threatened to misappropriate trade secrets allegedly owned by JCI relating to the manufacture of hot-fill PET plastic containers through the hiring of JCI employees and alleged that Holdings infringed two patents owned by JCI by manufacturing hot-fill PET plastic containers for several of its largest customers using a certain 'pinch grip' structural design. In December, 1995, JCI filed a second lawsuit alleging infringement of two additional patents, which relate to a ring and base structure for hot-fill PET plastic containers. The two suits have been consolidated for all purposes. Holdings has answered the complaints, denying infringement and misappropriation in all respects and asserting various defenses, including invalidity and unenforceability of the patents at issue based upon inequitable conduct on the part of JCI in prosecuting the relevant patent applications before the U.S. Patent Office and anticompetitive patent misuse by JCI. Holdings has also asserted counterclaims against JCI alleging violations of federal antitrust law, based upon certain agreements regarding market division allegedly entered into by JCI with another competitor and other alleged conduct engaged in by JCI allegedly intended to raise prices and limit competition in the market for hot-fill PET plastic containers. In March, 1997, JCI's plastic container business was acquired by Schmalbach-Lubeca Plastic Containers USA Inc. ('Schmalbach-Lubeca'). Schmalbach-Lubeca and certain affiliates were joined as successors to JCI and as counter-claim defendants.

     On March 10, 1998, the U.S. District Court in California entered summary judgment in favor of JCI and against the Group regarding infringement of two patents, but did not resolve certain issues related to the patents including certain of the Group's defenses. On March 6, 1998, the Group also filed suit against Schmalbach-Lubeca in Federal Court in Delaware for infringement of the Group's patent concerning pinch grip bottle design. On April 24, 1998, the parties to the litigation reached an understanding on the terms of a settlement of all claims in all of the litigation with JCI and Schmalbach-Lubeca, subject to agreement upon and execution of a formal settlement agreement. Management believes that the amounts that will ultimately be paid in settlement, as well as estimated litigation expenses and professional fees, will not differ materially from the amounts accrued in Special Charges and Unusual Items in respect thereof for the year ended December 31, 1997. See Note 13 to the Combined Financial Statements.

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

18. GEOGRAPHICAL REGION INFORMATION

     Information by geographic area is as follows:

                                              UNITED                             LATIN
                                              STATES     CANADA      EUROPE     AMERICA    ELIMINATIONS     TOTAL
                                             --------    -------    --------    -------    ------------    --------
                                                                         (IN THOUSANDS)
Year ended December 31, 1995
Net sales.................................   $355,790    $25,113    $ 85,863    $    --      $     --      $466,766
Net income (loss).........................     28,119      1,248     (10,693)        --            --        18,674
Identifiable assets.......................    314,146     14,332      93,155         --       (60,980)      360,653
Year ended December 31, 1996
Net sales.................................   $357,386    $24,530    $ 77,824    $    --      $     --      $459,740
Net income (loss).........................     27,019      1,140      (6,927)        --            --        21,232
Identifiable assets.......................    319,403     18,910      88,106         --       (87,606)      338,813
Year ended December 31, 1997
Net sales.................................   $411,031    $28,946    $ 67,408    $14,322      $     --      $521,707
Net income (loss).........................     19,564        651     (10,794)       792            --        10,213
Identifiable assets.......................    341,191     22,827      82,241     29,738       (90,506)      385,491

19. SUBSEQUENT EVENTS

     Pursuant to an Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997 (the 'Recapitalization Agreement'), (i) Holdings, (ii) the owners of the Group (the 'Graham Partners') and (iii) BMP/Graham Holdings Corporation, a Delaware corporation formed by Blackstone Capital Partners III Merchant Banking Fund L.P. ('Investor LP'), and BCP/Graham Holdings L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Investor LP ('Investor GP' and together with Investor LP, the 'Equity Investors') agreed to a recapitalization of Holdings (the 'Recapitalization'). Closing under the Recapitalization Agreement occurred on February 2, 1998.

     The principal components and consequences of the Recapitalization included the following:

          o A change in the name of Holdings to Graham Packaging Holdings
            Company;

          o The contribution by Holdings of substantially all of its assets and liabilities to the Operating Company, which was renamed 'Graham Packaging Company';

          o The contribution by certain Graham Partners to the Group of their ownership interests in certain partially-owned subsidiaries of Holdings and certain real estate used but not owned by Holdings and its subsidiaries;

          o The initial borrowing by the Operating Company of $403.5 million (the 'Bank Borrowings') in connection with the New Credit Agreement entered into by and among the Operating Company, Holdings and a syndicate of lenders;

          o The issuance of $225 million Senior Subordinated Notes by the Operating Company and $100.6 million gross proceeds ($169 million aggregate principal amount at maturity) Senior Discount Notes by Holdings. A wholly owned subsidiary of each of the Operating Company and Holdings serves as co-issuer with its parent for its respective issue of Notes;

          o The repayment by the Operating Company of substantially all of the existing indebtedness and accrued interest of Holdings and its subsidiaries;

                             GRAHAM PACKAGING GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                               DECEMBER 31, 1997

19. SUBSEQUENT EVENTS--(CONTINUED)

          o The distribution by the Operating Company to Holdings of all of the remaining net proceeds of the Bank Borrowings and the Senior Subordinated Notes (other than amounts necessary to pay certain fees and expenses and payments to Management);

          o The redemption by Holdings of certain partnership interests in Holdings held by the Graham Partners for $429.6 million;

          o The purchase by the Equity Investors of certain partnership interests in Holdings held by the Graham Partners for $208.3 million.

          o The repayment by the Graham Partners of amounts owed to Holdings under the $20.2 million promissory notes;

          o The recognition of additional compensation expense under the Equity Appreciation Plan;

          o The payment of certain bonuses and other cash payments and the granting of certain equity awards to senior and middle level management; and

          o The execution of various other agreements among the parties.

     As a result of the consummation of the Recapitalization, Investor LP owns an 81% limited partnership interest in Holdings, and Investor GP owns a 4% general partnership interest in Holdings. Certain Graham Partners or affiliates thereof or other entities controlled by Donald C. Graham and his family, have retained a 1% general partnership interest and a 14% limited partnership interest in Holdings. Additionally, Holdings owns a 99% limited partnership interest in the Operating Company, and GPC Opco GP L.L.C., a wholly owned subsidiary of Holdings, owns a 1% general partnership interest in the Operating Company.

     Also, the Graham Partners have agreed that neither they nor their affiliates will, subject to certain exceptions, for a period of five years from and after the Closing of the Recapitalization, engage in the manufacture, assembly, design, distribution or marketing for sale of rigid plastic containers for the packaging of consumer products less than ten liters in volume.

     Pursuant to the Recapitalization Agreement, Holdings entered into an Equipment Sales, Service and Licensing Agreement and a Consulting Agreement with certain entities controlled by Donald C. Graham and members of his family and a Partners Registration Rights Agreement with partners of Holdings and certain other entities.

     As a result of the Recapitalization, the Group incurred charges of approximately $31 million related to the issuance of debt which will be recognized as interest expense over 6 to 11 years based upon the terms of the related debt instruments. In addition, charges of approximately $34 million were incurred, including cash payments of $30 million and non-cash charges of $4 million, which relate to transaction fees, expenses, compensation and unamortized licensing fees which will be expensed immediately; and to deferred compensation expense and stay bonuses which will be recognized by the Group over a period up to three years.

     The issuers of the Senior Subordinated Notes and the Senior Discount Notes (the 'Notes') have agreed to file registration statements relating to exchange offers pursuant to which other series of notes of the respective issuers covered by such registration statements and containing substantially the same terms as the Notes, would be offered in exchange for the Notes.

                       GRAHAM PACKAGING HOLDINGS COMPANY
                            CONDENSED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                         DECEMBER 31,    MARCH 29,
                                                                                             1997          1998
                                                                                         ------------    ---------
                                                                                              (IN THOUSANDS)
                                        ASSETS
Current assets:
  Cash and cash equivalents...........................................................     $  7,218      $   4,197
  Accounts receivable.................................................................       69,295         80,712
  Inventories.........................................................................       32,236         30,182
  Prepaid expenses and other current assets...........................................        9,198          8,429
                                                                                         ------------    ---------
Total current assets..................................................................      117,947        123,520
Property, plant, and equipment, net...................................................      260,296        261,932
Other assets..........................................................................        7,248         38,311
                                                                                         ------------    ---------
Total assets..........................................................................     $385,491      $ 423,763
                                                                                         ------------    ---------
                                                                                         ------------    ---------

              LIABILITIES AND PARTNERS' CAPITAL/OWNERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses...............................................     $108,361      $ 112,393
  Current portion of long-term debt...................................................        4,771          3,344
                                                                                         ------------    ---------
Total current liabilities.............................................................      113,132        115,737
Long-term debt........................................................................      263,694        740,448
Other non-current liabilities.........................................................        3,345          3,867
Minority interest.....................................................................        4,983             --
Commitments and contingencies.........................................................           --             --
Partners' capital/Owners' equity (deficit):
Partners'/Owners' capital (deficit)...................................................       20,383       (435,784)
Notes receivable for ownership interests..............................................      (20,240)            --
Other comprehensive income............................................................          194           (505)
                                                                                         ------------    ---------
Total Partners' capital/Owners' equity (deficit)......................................          337       (436,289)
                                                                                         ------------    ---------
Total liabilities and Partners' capital/Owners' equity (deficit)......................     $385,491      $ 423,763
                                                                                         ------------    ---------
                                                                                         ------------    ---------

                            See accompanying notes.
                                      F-21

                       GRAHAM PACKAGING HOLDINGS COMPANY
                       CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                                           THREE MONTHS ENDED
                                                                                    --------------------------------
                                                                                    MARCH 30, 1997    MARCH 29, 1998
                                                                                    --------------    --------------
                                                                                             (IN THOUSANDS)
Net sales........................................................................      $116,460          $134,418
Cost of goods sold...............................................................        98,655           109,841
                                                                                    --------------    --------------
                                                                                         17,805            24,577
Selling, general, and administrative expenses....................................         8,318             8,422
Special charges and unusual items................................................         1,532            14,898
                                                                                    --------------    --------------
Operating income.................................................................         7,955             1,257
Recapitalization expenses........................................................            --            11,496
Interest expense, net............................................................         3,260            11,939
Other expense....................................................................           329               161
                                                                                    --------------    --------------
Income (loss) before income taxes and extraordinary item.........................         4,366           (22,339)
Income tax provision.............................................................            --                 8
                                                                                    --------------    --------------
Income (loss) before extraordinary item..........................................         4,366           (22,347)
Extraordinary loss from early extinguishment of debt.............................            --               675
                                                                                    --------------    --------------
Net income (loss)................................................................      $  4,366          $(23,022)
                                                                                    --------------    --------------
                                                                                    --------------    --------------

                            See accompanying notes.
                                      F-22

                       GRAHAM PACKAGING HOLDINGS COMPANY
       CONDENSED STATEMENTS OF PARTNERS' CAPITAL/OWNERS' EQUITY (DEFICIT)
                                  (UNAUDITED)

                                                                              NOTES
                                                              PARTNERS'/    RECEIVABLE
                                                               OWNERS'         FOR           OTHER
                                                               CAPITAL      OWNERSHIP    COMPREHENSIVE
                                                              (DEFICIT)     INTERESTS       INCOME          TOTAL
                                                              ----------    ---------    -------------    ---------
                                                                                 (IN THOUSANDS)
Balance at January 1, 1997.................................   $   38,715    $(20,240 )      $(1,670)      $  16,805
                                                                                                          ---------
  Net income for the year..................................       10,213          --             --          10,213
  Cumulative translation adjustment........................           --          --          1,864           1,864
                                                                                                          ---------
  Comprehensive income.....................................                                                  12,077
                                                                                                          ---------
  Cash distributions to owners.............................      (28,737)         --             --         (28,737)
  Other....................................................          192          --             --             192
                                                              ----------    ---------    -------------    ---------
Balance at December 31, 1997...............................       20,383     (20,240 )          194             337
                                                                                                          ---------
  Net loss for the period..................................      (23,022)         --             --         (23,022)
  Cumulative translation adjustment........................           --          --           (699)           (699)
                                                                                                          ---------
  Comprehensive income.....................................                                                 (23,721)
                                                                                                          ---------
  Cash distributions to owners.............................         (624)         --             --            (624)
  Recapitalization.........................................     (432,521)     20,240             --        (412,281)
                                                              ----------    ---------    -------------    ---------
Balance at March 29, 1998..................................   $ (435,784)   $     --        $  (505)      $(436,289)
                                                              ----------    ---------    -------------    ---------
                                                              ----------    ---------    -------------    ---------

                            See accompanying notes.
                                      F-23

                       GRAHAM PACKAGING HOLDINGS COMPANY
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                                           THREE MONTHS ENDED
                                                                                    --------------------------------
                                                                                    MARCH 30, 1997    MARCH 29, 1998
                                                                                    --------------    --------------
                                                                                             (IN THOUSANDS)
Operating activities:
  Net income (loss)..............................................................      $  4,366         $  (23,022)
     Adjustments to reconcile net income (loss) to net cash
       provided by (used in) operating activities:
     Depreciation and amortization...............................................         9,878              9,243
     Amortization of debt issuance fees..........................................            78                661
     Extraordinary loss..........................................................            --                675
     Write-off of license fees...................................................            --              1,436
     Equity income in earnings of joint venture..................................           (41)               (75)
     Foreign currency transaction loss...........................................            87                 10
     Changes in operating assets and liabilities, net of
       acquisition of business:
       Accounts receivable.......................................................        (3,068)           (11,560)
       Inventories...............................................................        (2,188)             1,992
       Prepaid expenses and other current assets.................................           732                889
       Accounts payable and accrued expenses.....................................        (3,023)             1,991
     Changes in non-operating assets and liabilities.............................            --                622
                                                                                    --------------    --------------
Net cash provided by (used in) operating activities..............................         6,821            (17,138)

Investing activities:
  Net purchases of property, plant, and equipment................................        (8,532)           (13,505)
  Acquisition of Brazilian business..............................................            --             (2,995)
  Other..........................................................................            (9)               (66)
                                                                                    --------------    --------------
Net cash used in investing activities............................................        (8,541)           (16,566)

Financing activities:
  Net proceeds from issuance of long-term debt...................................         3,928            735,987
  Recapitalization debt repayments...............................................            --           (264,410)
  Recapitalization owner note payments...........................................            --             20,240
  Recapitalization cash distributions to owners..................................            --           (429,566)
  Other cash distributions to owners.............................................        (2,983)              (624)
  Debt issuance fees.............................................................            --            (30,876)
                                                                                    --------------    --------------
Net cash provided by financing activities........................................           945             30,751
Effect of exchange rate changes..................................................           763                (68)
                                                                                    --------------    --------------
Decrease in cash and cash equivalents............................................           (12)            (3,021)
Cash and cash equivalents at beginning of period.................................         3,431              7,218
                                                                                    --------------    --------------
Cash and cash equivalents at end of period.......................................      $  3,419         $    4,197
                                                                                    --------------    --------------
                                                                                    --------------    --------------

                            See accompanying notes.
                                      F-24

                       GRAHAM PACKAGING HOLDINGS COMPANY
            NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                                 MARCH 29, 1998

1. BASIS OF PRESENTATION

     The accompanying unaudited condensed financial statements of Graham Packaging Holdings Company have been prepared in accordance with generally accepted accounting principles for interim financial statement information and with the instructions to Form 10-Q and Article 10 of Regulation S-X and therefore do not include all of the information and footnotes required by generally accepted accounting principles for complete annual financial statements. In the opinion of management, all adjustments (consisting only of usual recurring adjustments) considered necessary for a fair presentation are reflected in the condensed financial statements. The condensed combined balance sheet as of December 31, 1997, is derived from audited financial statements. The condensed combined financial statements and notes thereto should be read in conjunction with the combined financial statements and notes thereto for the year ended December 31, 1997. The results of operations for the three months ended March 29, 1998, are not necessarily indicative of the results to be expected for the full year ending December 31, 1998.

     The financial statements include the operations of Graham Packaging Holdings Company, a Pennsylvania limited partnership formerly known as Graham Packaging Company ('Holdings'); Graham Packaging Company, a Delaware limited partnership formerly known as Graham Packaging Holdings I, L.P. (the 'Operating Company'); Graham Packaging Italy, an Italian SRL; Graham Packaging France Partners, G.P.; Graham Packaging Poland, L.P.; Graham Packaging do Brasil Industriais e Commerciais S.A.; Graham Packaging Canada, Ltd. a Canadian limited liability company; Graham Recycling Company, L.P.; subsidiaries thereof; and land and buildings that were used in the operations, owned by the control group of owners and contributed to the Group. Prior to February 2, 1998, these operations were under common control by virtue of ownership by the Donald C. Graham family. These entities and assets are collectively referred to as Graham Packaging Group (the 'Group'). With respect to the periods subsequent to the Recapitalization on February 2, 1998, the condensed financial statements and references to the 'Group' relate to Holdings and its subsidiaries on a consolidated basis and for the period prior to the Recapitalization to the 'Group' on a combined basis. The combined financial statements include the accounts and results of operations of the Group for all periods that the operations were under common control. All amounts in the combined financial statements are those reported in the historical financial statements of the individual operations. All significant intercompany accounts and transactions have been eliminated in the combined and consolidated financial statements.

     Since the Recapitalization, Holdings has had no assets, liabilities or operations other than its direct and indirect investments in the Operating Company, its ownership of GPC Capital Corp. II and the Senior Discount Notes and related unamortized issuance costs. GPC Capital Corp. II has no substantial assets, does not conduct any operations and was formed solely to act as a co-issuer of the Senior Discount Notes. Holdings has fully and unconditionally guaranteed the Operating Company's Senior Subordinated Notes on a senior subordinated basis. Separate financial statements for Holdings have not been included because management has determined that they would not be material to investors.

2. RECAPITALIZATION

     Pursuant to an Agreement and Plan of Recapitalization, Redemption and Purchase, dated as of December 18, 1997 (the 'Recapitalization Agreement'), (i) Holdings, (ii) the owners of the Group (the 'Graham Partners') and (iii) BMP/Graham Holdings Corporation, a Delaware corporation formed by Blackstone Capital Partners III Merchant Banking Fund L.P. ('Investor LP'), and BCP/Graham Holdings L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Investor LP ('Investor GP' and together with Investor LP, the 'Equity Investors') agreed to a recapitalization of Holdings (the 'Recapitalization'). Closing under the Recapitalization Agreement occurred on February 2, 1998.

     The principal components and consequences of the Recapitalization included the following:

          o A change in the name of Holdings to Graham Packaging Holdings
     Company;

                       GRAHAM PACKAGING HOLDINGS COMPANY
      NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

                                 MARCH 29, 1998

2. RECAPITALIZATION--(CONTINUED)

          o The contribution by Holdings of substantially all of its assets and liabilities to the Operating Company, which was renamed 'Graham Packaging Company';

          o The contribution by certain Graham Partners to the Group of their ownership interests in certain partially-owned subsidiaries of Holdings and certain real estate used but not owned by Holdings and its subsidiaries;

          o The initial borrowing by the Operating Company of $403.5 million (the 'Bank Borrowings') in connection with the New Credit Agreement entered into by and among the Operating Company, Holdings and a syndicate of lenders;

          o The issuance of $225 million Senior Subordinated Notes by the Operating Company and $100.6 million gross proceeds ($169 million aggregate principal amount at maturity) Senior Discount Notes by Holdings. A wholly owned subsidiary of each of the Operating Company and Holdings serves as co-issuer with its parent for its respective issue of Notes;

          o The repayment by the Operating Company of substantially all of the existing indebtedness and accrued interest of Holdings and its subsidiaries;

          o The distribution by the Operating Company to Holdings of all of the remaining net proceeds of the Bank Borrowings and the Senior Subordinated Notes (other than amounts necessary to pay certain fees and expenses and payments to Management);

          o The redemption by Holdings of certain partnership interests in Holdings held by the Graham Partners for $429.6 million;

          o The purchase by the Equity Investors of certain partnership interests in Holdings held by the Graham Partners for $208.3 million;

          o The repayment by the Graham Partners of amounts owed to Holdings under the $20.2 million promissory notes;

          o The recognition of additional compensation expense under the Equity Appreciation Plan;

          o The payment of certain bonuses and other cash payments and the granting of certain equity awards to senior and middle level management; and

          o The execution of various other agreements among the parties.

     As a result of the consummation of the Recapitalization, Investor LP owns an 81% limited partnership interest in Holdings, and Investor GP owns a 4% general partnership interest in Holdings. Certain Graham Partners or affiliates thereof or other entities controlled by Donald C. Graham and his family, have retained a 1% general partnership interest and a 14% limited partnership interest in Holdings. Additionally, Holdings owns a 99% limited partnership interest in the Operating Company, and GPC Opco GP L.L.C., a wholly owned subsidiary of Holdings, owns a 1% general partnership interest in the Operating Company.

     As a result of the Recapitalization, the Group incurred charges of approximately $31 million related to the issuance of debt which will be recognized as interest expense over 6 to 11 years based upon the terms of the related debt instruments. In addition, Recapitalization expenses of approximately $24.8 million which related to transaction fees, expenses, compensation, unamortized licensing fees and costs associated with the termination of the interest rate collar and swap agreements were incurred. Recapitalization expenses in the condensed statement of operations for the three months ended March 29, 1998 include transaction fees of $11.1 million and termination costs associated with the interest rate collar and swap agreements of $0.4 million. The Recapitalization also resulted in the write-off of unamortized debt issuance fees which is reflected as an extraordinary loss in the consolidated financial statements. The Group will also incur compensation expense of $10.7 million related to stay bonuses and the granting of certain ownership interests to management which will be recognized over a period up to three years. See Note 8.

                       GRAHAM PACKAGING HOLDINGS COMPANY
      NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

                                 MARCH 29, 1998

3. DEBT ARRANGEMENTS

     On February 2, 1998, the Group refinanced the majority of its existing credit facilities in connection with the Recapitalization and entered into a new Credit Agreement (the 'New Credit Agreement') with a consortium of banks. The New Credit Agreement consists of three term loans to the Operating Company totaling $395 million and two revolving loan facilities to the Operating Company totaling $255 million. The obligations of the Operating Company under the New Credit Agreement are guaranteed by Holdings and certain other subsidiaries of Holdings. The term loans are payable in quarterly installments beginning June 30, 1998 through January 31, 2007, and require payments of $3,200,000 in 1998, $3,200,000 in 1999, $13,200,000 in 2000, $18,200,000 in 2001 and $23,200,000 in
2002. The revolving loan facilities expire on January 31, 2004. Interest is payable at (a) the 'Alternate Base Rate' (the higher of the Prime Rate or the Federal Funds Rate plus 0.50%) plus a margin ranging from 0% to 2.00%; or (b) the 'Eurocurrency Rate' (the applicable interest rate offered to banks in the London interbank eurocurrency market) plus a margin ranging from 0.625% to 3.00%. A commitment fee ranging from 0.20% to 0.50% is due on the unused portion of the revolving loan commitment. In addition, the New Credit Agreement contains certain affirmative and negative covenants as to the operations and financial condition of the Group, as well as certain restrictions on the payment of dividends and other distributions to Holdings.

     The Recapitalization also included the issuance of $225 million in Senior Subordinated Notes of the Operating Company and $100.6 million gross proceeds in Senior Discount Notes ($169 million aggregate principal amount at maturity) of Holdings. The Senior Subordinated Notes are unconditionally guaranteed on a senior subordinated basis by Holdings and mature on January 15, 2008, with interest payable on $150 million at 8.75% and with interest payable on $75 million at LIBOR plus 3.625% (9.25% at February 2, 1998). The Senior Discount Notes mature on January 15, 2009, with interest payable at 10.75%. Cash interest on the Senior Discount Notes does not accrue until January 15, 2003.

     The Operating Company has entered into two U.S. Dollar interest rate swap agreements that will, beginning April 9, 1998, effectively fix the Eurocurrency Rate on $300 million of the term loans, on $200 million through April 9, 2002, at 5.8075% and on $100 million through April 9, 2003 at 5.77%.

4. RELATED PARTY TRANSACTIONS

     Pursuant to the Recapitalization Agreement, the Graham Partners have agreed that neither they nor their affiliates will, subject to certain exceptions, for a period of five years from and after the Closing of the Recapitalization, engage in the manufacture, assembly, design, distribution or marketing for sale of rigid plastic containers for the packaging of consumer products less than ten liters in volume.

     Also pursuant to the Recapitalization Agreement, Holdings entered into an Equipment Sales, Service and Licensing Agreement and a Consulting Agreement with certain entities controlled by Donald C. Graham and members of his family and a Partners Registration Rights Agreement with partners of Holdings and certain other entities. Additionally, Holdings has entered into a Monitoring Agreement with Blackstone Management Partners III for advisory and consulting services.

5. INVENTORIES

     Inventories consisted of the following:

                                                             DECEMBER 31, 1997    MARCH 29, 1998
                                                             -----------------    --------------
                                                                       (IN THOUSANDS)
Finished goods............................................        $18,759            $ 18,924
Raw materials and parts...................................         15,447              13,228
                                                             -----------------    --------------
                                                                   34,206              32,152
Less LIFO allowances......................................          1,970               1,970
                                                             -----------------    --------------
                                                                  $32,236            $ 30,182
                                                             -----------------    --------------
                                                             -----------------    --------------

                       GRAHAM PACKAGING HOLDINGS COMPANY
      NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

                                 MARCH 29, 1998

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses included the following:

                                                             DECEMBER 31, 1997    MARCH 29, 1998
                                                             -----------------    --------------
Accounts payable..........................................       $  56,547           $ 48,822
Accrued employee compensation and benefits................          16,305             12,445
Special charges and unusual items.........................          18,472             17,359
Other.....................................................          17,037             33,767
                                                             -----------------    --------------
                                                                 $ 108,361           $112,393
                                                             -----------------    --------------
                                                             -----------------    --------------

7. INCOME TAXES

     The Group does not pay U.S. federal income taxes under the provisions of the Internal Revenue Code, as the applicable income or loss is included in the tax returns of the owners. For the Group's foreign operations subject to tax in their local jurisdictions, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse. During 1998 and 1997, the Group's various taxable entities incurred additional net operating loss carryforwards for which no benefit has been recognized.

8. SPECIAL CHARGES AND UNUSUAL ITEMS

     The special charges and unusual items recorded in the three months ended March 30, 1997 and March 29, 1998 were as follows:

                                                                   1997                1998
                                                             -----------------    --------------
                                                                       (IN THOUSANDS)
Systems conversion........................................        $    --            $    366
Recapitalization expenses.................................             --              14,532
Litigation................................................          1,532                  --
                                                                  -------         --------------
                                                                  $ 1,532            $ 14,898
                                                                  -------         --------------
                                                                  -------         --------------

     The systems conversion expenses relate to outside consulting costs incurred by Holdings in 1998 as it commenced a project to evaluate and assess its information systems and related hardware to ensure that they will be year 2000 compliant. As part of this process, the Group has engaged outside consultants to assist with the evaluation and assessment of its information systems requirements and the selection and implementation of enterprise resource planning software.

     Recapitalization expenses included in special charges and unusual items relate to compensation of $13.1 million and the write-off of unamortized licensing fees of $1.4 million. Additionally recapitalization expenses relate to stay bonuses and the granting of certain ownership interests to Management pursuant to the terms of the Recapitalization (see Note 2), which are being recognized over a period of up to three years.

     The litigation costs are primarily costs incurred and accrued by the Group for legal fees in connection with the claims against the Group for alleged patent infringements and the counterclaims brought by the Group alleging violations of federal antitrust law by the plaintiffs. See Note 9.

9. CONTINGENCIES

     The Group is party to various litigation matters arising in the ordinary course of business. The ultimate legal and financial liability of the Group with respect to litigation cannot be estimated with certainty, but Management believes, based on its examination of such matters, experience to date and discussions with counsel, that such liability will not be material to the business, financial condition, results of operations or cash flows of the Group.

                       GRAHAM PACKAGING HOLDINGS COMPANY
      NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

                                 MARCH 29, 1998

9. CONTINGENCIES--(CONTINUED)

     Holdings was sued in May, 1995, for alleged patent infringement, trade secret misappropriation and other related state law claims by Hoover Universal, Inc., a subsidiary of Johnson Controls, Inc. ('JCI'), in the U.S. District Court for the Central District of California (the 'JCI Litigation'). JCI alleged that Holdings was misappropriating or threatened to misappropriate trade secrets allegedly owned by JCI relating to the manufacture of hot-fill PET plastic containers through the hiring of JCI employees and alleged that Holdings infringed two patents owned by JCI by manufacturing hot-fill PET plastic containers for several of its largest customers using a certain 'pinch grip' structural design. In December, 1995, JCI filed a second lawsuit alleging infringement of two additional patents, which relate to a ring and base structure for hot-fill PET plastic containers. The two suits have been consolidated for all purposes. Holdings has answered the complaints, denying infringement and misappropriation in all respects and asserting various defenses, including invalidity and unenforceability of the patents at issue based upon inequitable conduct on the part of JCI in prosecuting the relevant patent applications before the U.S. Patent Office and anticompetitive patent misuse by JCI. Holdings has also asserted counterclaims against JCI alleging violations of federal antitrust law, based upon certain agreements regarding market division allegedly entered into by JCI with another competitor and other alleged conduct engaged in by JCI allegedly intended to raise prices and limit competition in the market for hot-fill PET plastic containers. In March, 1997, JCI's plastic container business was acquired by Schmalbach-Lubeca Plastic Containers USA Inc. ('Schmalbach-Lubeca'). Schmalbach-Lubeca and certain affiliates were joined as successors to JCI and as counter-claim defendants.

     On March 10, 1998, the U.S. District Court in California entered summary judgment in favor of JCI and against the Group regarding infringement of two patents, but did not resolve certain issues related to the patents including certain of the Group's defenses. On March 6, 1998, the Group also filed suit against Schmalbach-Lubeca in Federal Court in Delaware for infringement of the Group's patent concerning pinch grip bottle design. On April 24, 1998, the parties to the litigation reached an understanding on the terms of a settlement of all claims in all of the litigation with JCI and Schmalbach-Lubeca, subject to agreement upon and execution of a formal settlement agreement. In June 1998, the Company finalized the settlement of the JCI-Schmalbach-Lubeca litigation. The amounts paid in settlement, as well as estimated litigation expenses and professional fees did not differ materially from the amounts accrued in Special Charges and Unusual Items in respect thereof for the year ended December 31, 1997 and in the March 29, 1998 unaudited condensed consolidated financial statements.

10. CONDENSED OPERATING COMPANY DATA

     Condensed financial data for the Operating Company as of March 29, 1998, in thousands of dollars, was as follows:

Current assets....................................................................   $123,520
Noncurrent assets.................................................................    295,292
Total assets......................................................................    418,812
Current liabilities...............................................................    115,737
Noncurrent liabilities............................................................    642,043
Partners' capital (deficit).......................................................   (338,968)

     Condensed financial data for the Operating Company for the three months ended March 29, 1998, in thousands of dollars, was as follows:

Sales.............................................................................   $134,418
Gross profit......................................................................     24,577
Loss from continuing operations...................................................    (19,614)
Net loss..........................................................................    (20,289)

     Condensed financial data of the Operating Company is not presented for periods prior to February 2, 1998.

                       GRAHAM PACKAGING HOLDINGS COMPANY
      NOTES TO THE CONDENSED FINANCIAL STATEMENTS (UNAUDITED)--(CONTINUED)

                                 MARCH 29, 1998

11. COMPREHENSIVE INCOME

     Effective January 1, 1998, the Group adopted the provisions of Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. Comprehensive income for the three months ended March 30, 1997 and March 29, 1998, in thousands of dollars, was as follows:

                                                                            1997       1998
                                                                           ------    ---------
Net income (loss).......................................................   $4,366    $ (23,022)
Foreign currency translation adjustments................................    2,221         (699)
                                                                           ------    ---------
Comprehensive income (loss).............................................   $6,587    $ (23,721)
                                                                           ------    ---------
                                                                           ------    ---------

12. NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ('Statement 131'). Statement 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore, the Group will adopt the new requirements in 1998, which will require retroactive disclosure. Management has not completed its review of Statement 131 and has not determined the impact adoption will have on the Group's financial statement disclosures.

     In March 1998, the AICPA issued SOP 98-1, Accounting For the Costs of Computer Software Developed For or Obtained For Internal-Use. The SOP is effective for the Group on January 1, 1999. The SOP will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal-use. The Group currently capitalizes certain external costs and expenses all other costs as incurred. The Group has not yet assessed what the impact of the SOP will be on the Group's future earnings or financial position.

     In February 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 132 Employers' Disclosures about Pensions and Other Post Retirement Benefits. This standard revises employers' disclosures about pensions and other post-retirement plans, but does not change the measurement or recognition of those plans. This standard will be effective for the Group's financial statements for the year ended December 31, 1998.

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----
Available Information............................    1
Forward-Looking Statements.......................    1
Prospectus Summary...............................    2
Risk Factors.....................................   25
The Recapitalization.............................   34
Use of Proceeds..................................   36
Capitalization...................................   38
Unaudited Pro Forma Financial Information........   39
Selected Historical Financial Data...............   45
Management's Discussion and Analysis of Financial
  Condition and Results of Operations............   48
Business.........................................   56
Management.......................................   69
Security Ownership...............................   75
The Partnership Agreements.......................   76
Certain Relationships and Related Party
  Transactions...................................   79
Description of the New Credit Facility...........   82
The Senior Subordinated Exchange Offers..........   85
The Senior Discount Exchange Offer...............   97
Description of the Senior Subordinated Exchange
  Notes..........................................  109
Description of the Senior Discount Exchange
  Notes..........................................  140
Senior Subordinated Exchange Offers; Senior
  Subordinated Registration Rights...............  168
Senior Discount Exchange Offer; Senior Discount
  Registration Rights............................  171
Book Entry; Delivery and Form....................  174
Plan of Distribution.............................  176
Certain U.S. Federal Income Tax Considerations...  177
Change in Independent Accountants................  177
Legal Matters....................................  177
Experts..........................................  177
Index to Financial Statements....................  F-1

                            GRAHAM PACKAGING COMPANY
                                      AND
                              GPC CAPITAL CORP. I

 OFFER TO EXCHANGE UP TO $150,000,000 OF THEIR 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B, AND $75,000,000 OF THEIR FLOATING INTEREST RATE SUBORDINATED TERM SECURITIES DUE 2008, SERIES B (FIRSTSSM*), WHICH HAVE BEEN REGISTERED UNDER
     THE SECURITIES ACT, FOR ANY AND ALL OF THEIR OUTSTANDING 8 3/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES A, AND ANY AND ALL OF THEIR OUTSTANDING
     FLOATING INTEREST RATE SUBORDINATED TERM SECURITIES DUE 2008, SERIES A
                                  (FIRSTSSM*)

                                GRAHAM PACKAGING
                                HOLDINGS COMPANY
                                      AND
                              GPC CAPITAL CORP. II

OFFER TO EXCHANGE UP TO $169,000,000 OF THEIR 10 3/4% SENIOR DISCOUNT NOTES DUE 2009, SERIES B, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, FOR ANY AND
   ALL OF THEIR OUTSTANDING 10 3/4% SENIOR DISCOUNT NOTES DUE 2009, SERIES A

                          ---------------------------
                                   PROSPECTUS
                         ---------------------------


                                 JULY 31, 1998


* FIRSTS IS A SERVICE MARK OF BT ALEX. BROWN INCORPORATED.

                          ------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------
                          ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subject to any terms, conditions or restrictions set forth in the Limited Partnership Agreement of the Operating Company, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The Partnership Agreement of the Operating Company provides that the Operating Company will, defend and hold harmless, to the fullest extent not prohibited by law, its general partner and each of its affiliates and their respective partners, shareholders, officers, directors, employees and agents, from and against any claim, loss or liability of any nature whatsoever (including attorneys' fees) arising out of or in connection with the assets or business of the Operating Company, unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted intentional misconduct or a knowing violation of law by such person or (in the case of the general partner only) a breach by the general partner of any of the material terms and provisions of the Partnership Agreement of the Operating Company. The foregoing obligation of the Operating Company will be satisfied only out of the assets of the Operating Company and under no circumstances will any recourse be available against the general partner or any other partner or the assets of any partner. The Partnership Agreement of the Operating Company further provides that the Operating Company will indemnify each partner from and against any damage, liability, loss, cost or deficiency (including, but not limited to, reasonable attorneys' fees) which each such partner pays or becomes obligated to pay on account of the imposition upon or assessment against such partner of any obligation or liability of the Operating Company. The foregoing obligation of the Operating Company will be satisfied only out of the assets of the Operating Company and under no circumstances will any recourse be available against the general partner or any other partner or the assets of any partner with respect thereto.

     Subject to any terms, conditions or restrictions set forth in the Limited Partnership Agreement of Holdings, Section 8510 of the Pennsylvania Revised Uniform Limited Partnership Act empowers a Pennsylvania limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. Indemnification shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Partnership Agreement of Holdings provides that no general partner nor any of its affiliates nor any of its respective partners, shareholders, officers, directors, employees or agents will be liable, in damages or otherwise, to Holdings or to any of the limited partners for any act or omission on its or his part, except for (i) any act or omission resulting from its own willful misconduct or bad faith, (ii) any breach by the general partner of its duty of loyalty and obligations under applicable law as a fiduciary to Holdings or (iii) any breach by the general partner of any of the terms and provisions of the Partnership Agreement of Holdings. Holdings will indemnify, defend and hold harmless, to the fullest extent permitted by law, the general partners and each of their affiliates and their respective partners, shareholders, officers, directors, employees and agents, from and against any claim or liability of any nature whatsoever arising out of or in connection with the assets or business of Holdings, except where attributable to the willful misconduct or bad faith of such individual or entity or where relating to a breach by the general partner of its obligations as a fiduciary of Holdings or to a breach by the general partner of any of the terms and provisions of the Partnership Agreement of Holdings. Notwithstanding the foregoing and anything in the Partnership Agreement of Holdings to the contrary, no general partner will be liable to Holdings or its partners for monetary damages for breach of its fiduciary duties or its duties set forth in Partnership Agreement of Holdings, in each case other than a willful and flagrant breach thereof, or a breach of its duty of loyalty. Expenses incurred by a partner or other person in defending any action or proceeding against which indemnification may be made pursuant to the foregoing shall be paid by the Operating Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that it is not entitled to be indemnified by the Operating Company. In addition, the Partnership Agreement of Holdings provides that Holdings will indemnify, to the fullest extent not prohibited by law, each member of the advisory committee against losses, claims, damages or liabilities arising from any act or omission performed or omitted by him or her as a member of the advisory committee.

     Under Section 145 of the Delaware General Corporation Law (the 'Delaware Law'), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware General Corporation Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Certificate of Incorporation and By-Laws of CapCo I and CapCo II provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware General Corporation Law.

     Reference is made to the forms of Purchase Agreement, Senior Subordinated Registration Rights Agreement and Senior Discount Registration Rights Agreement, filed as Exhibits 2.2, 4.6 and 4.10, respectively, to this Registration Statement, which provide for the indemnification of certain officers, directors and other representatives of each of the Registrants or their partners signing this Registration Statement and certain controlling persons of each of the Registrants against certain liabilities (including those arising under the Securities Act), in certain instances by the Initial Purchasers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

          See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

(b) Financial Statement Schedules:

Schedule II--Valuation and Qualifying Accounts.

     All other schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed to be underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrants undertake that every prospectus: (i) that is filed pursuant to the immediately preceding undertaking or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN YORK, PENNSYLVANIA, ON JULY 30, 1998.


                                          GRAHAM PACKAGING COMPANY
                                          BY GPC OPCO GP LLC, ITS GENERAL
                                          PARTNER
                                          By: /s/ JOHN E. HAMILTON
                                             ----------------------------------
                                             Name: John E. Hamilton
                                             Title: Vice President, Finance and
                                                    Administration


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 30TH DAY OF JULY, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED, WITH RESPECT TO GPC OPCO GP LLC, AS GENERAL PARTNER OF GRAHAM PACKAGING COMPANY, OR BMP/GRAHAM HOLDINGS CORPORATION, AS SOLE MEMBER OF BCP/GRAHAM HOLDINGS L.L.C., WHICH IS A GENERAL PARTNER OF GRAHAM PACKAGING HOLDINGS COMPANY, THE SOLE MEMBER OF GPC OPCO GP
LLC:


                SIGNATURE                                                 TITLE
------------------------------------------  ------------------------------------------------------------------

            * PHILIP R. YATES               President and Chief Executive Officer (Principal Executive
------------------------------------------  Officer) of GPC Opco GP LLC

           /s/ JOHN E. HAMILTON             Vice President, Finance and Administration, Secretary and
------------------------------------------  Treasurer (Principal Financial Officer and Principal Accounting
             John E. Hamilton               Officer) of GPC Opco GP LLC

            * HOWARD A. LIPSON              Director of BMP/Graham Holdings Corporation
------------------------------------------

              * CHINH E. CHU                Director of BMP/Graham Holdings Corporation
------------------------------------------

           * SIMON P. LONERGAN              Director of BMP/Graham Holdings Corporation
------------------------------------------

*By: JOHN E. HAMILTON
     -------------------------------------
     John E. Hamilton
     Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN YORK, PENNSYLVANIA, ON JULY 30, 1998.


                                          GPC CAPITAL CORP. I
                                          By: /s/ JOHN E. HAMILTON
                                             ----------------------------------
                                             Name: John E. Hamilton
                                             Title: Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 30TH DAY OF JULY, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED, WITH RESPECT TO GPC CAPITAL CORP. I:


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                   *PHILIP R. YATES                     President, Treasurer and Assistant Secretary and
------------------------------------------------------  Director (Principal Executive Officer)

                 /s/ JOHN E. HAMILTON                   Vice President, Secretary and Assistant Treasurer and
------------------------------------------------------  Director (Principal Financial Officer and Principal
                   John E. Hamilton                     Accounting Officer)

                    *CHINH E. CHU                       Director
------------------------------------------------------

                  *SIMON P. LONERGAN                    Director
------------------------------------------------------

By: /s/ JOHN E. HAMILTON
   ---------------------------------------------------
   John E. Hamilton
   Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN YORK, PENNSYLVANIA, ON JULY 30, 1998.


                                          GRAHAM PACKAGING HOLDINGS COMPANY
                                          By BCP/Graham Holdings L.L.C., its
                                          General Partner
                                          By: /s/ JOHN E. HAMILTON
                                             ---------------------------------
                                             Name: John E. Hamilton
                                             Title: Vice President, Finance and
                                                    Administration


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 30TH DAY OF JULY, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED, WITH RESPECT TO BCP/GRAHAM HOLDINGS L.L.C., AS GENERAL PARTNER OF GRAHAM PACKAGING HOLDINGS COMPANY, OR BMP/GRAHAM HOLDINGS CORPORATION AS SOLE MEMBER OF BCP/GRAHAM HOLDINGS L.L.C., AS INDICATED BELOW:


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                  *HOWARD A. LIPSON                     President, Treasurer and Assistant Secretary
------------------------------------------------------  (Principal Executive Officer) of BCP/Graham Holdings
                                                        L.L.C.

                 /s/ JOHN E. HAMILTON                   Vice President, Finance and Administration, Assistant
------------------------------------------------------  Secretary and Assistant Treasurer (Principal Financial
                   John E. Hamilton                     Officer and Principal Accounting Officer) of
                                                        BCP/Graham Holdings L.L.C.

                  *HOWARD A. LIPSON                     Director of BMP/Graham Holdings Corporation
------------------------------------------------------

                    *CHINH E. CHU                       Director of BMP/Graham Holdings Corporation
------------------------------------------------------

                  *SIMON P. LONERGAN                    Director of BMP/Graham Holdings Corporation
------------------------------------------------------

* By /s/ JOHN E. HAMILTON
    ---------------------
         John E. Hamilton
         Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN YORK, PENNSYLVANIA, ON JULY 30, 1998.


                                          GPC CAPITAL CORP. II

                                          By: /s/ JOHN E. HAMILTON
                                             -----------------------------
                                            Name: John E. Hamilton
                                            Title: Vice President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 30TH DAY OF JULY, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED, WITH RESPECT TO GPC CAPITAL CORP. II:


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                   *PHILIP R. YATES                     President, Treasurer and Assistant Secretary and
------------------------------------------------------  Director (Principal Executive Officer)

                 /s/ JOHN E. HAMILTON                   Vice President, Secretary and Assistant Treasurer and
------------------------------------------------------  Director (Principal Financial Officer and Principal
                   John E. Hamilton                     Accounting Officer)

                    *CHINH E. CHU                       Director
------------------------------------------------------

                  *SIMON P. LONERGAN                    Director
------------------------------------------------------

By: /s/ JOHN E. HAMILTON
   ---------------------------------------------------
   John E. Hamilton
   Attorney-in-Fact

                                 EXHIBIT INDEX

     (a) Exhibits:


EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
-------   -----------------------------------------------------------------------------------------------------------
 2.1*      --   Agreement and Plan of Recapitalization, Redemption and Purchase dated as of December 18, 1997, as amended as of January 29, 1998, by and among Graham Packaging Holdings Company, BCP/Graham Holdings
                LLC, BMP/Graham Holdings Corporation and the other parties named therein.
 2.2*      --   Purchase Agreement dated January 23, 1998 among Graham Packaging Holdings Company, Graham Packaging
                Company, GPC Capital Corp. I, GPC Capital Corp. II, BT Alex. Brown Incorporated, Bankers Trust
                International PLC, Lazard Freres & Co. LLC and Salomon Brothers Inc.
 3.1*      --   Certificate of Limited Partnership of Graham Packaging Company.
 3.2*      --   Amended and Restated Agreement of Limited Partnership of Graham Packaging Company dated as of
                February 2, 1998.
 3.3*      --   Certificate of Incorporation of GPC Capital Corp. I.
 3.4*      --   By-Laws of GPC Capital Corp. I.
 3.5*      --   Certificate of Limited Partnership of Graham Packaging Holdings Company.
 3.6*      --   Fifth Amended and Restated Agreement of Limited Partnership of Graham Packaging Holdings Company
                dated as of February 2, 1998.
 3.7*      --   Certificate of Incorporation of GPC Capital Corp. II.
 3.8*      --   By-Laws of GPC Capital Corp. II.
 4.1*      --   Indenture dated as of February 2, 1998 among Graham Packaging Company and GPC Capital Corp. I and
                Graham Packaging Holdings Company, as guarantor, and United States Trust Company of New York, as
                Trustee, relating to the Senior Subordinated Notes Due 2008 of Graham Packaging Company and GPC
                Capital Corp. I, unconditionally guaranteed by Graham Packaging Holdings Company.
 4.2*      --   Form of 8 3/4% Senior Subordinated Note Due 2008, Series A (included in Exhibit 4.1).
 4.3*      --   Form of 8 3/4% Senior Subordinated Note Due 2008, Series B (included in Exhibit 4.1).
 4.4*      --   Form of Floating Interest Rate Term Security Due 2008, Series A (included in Exhibit 4.1).
 4.5*      --   Form of Floating Interest Rate Term Security Due 2008, Series B (included in Exhibit 4.1).
 4.6*      --   Registration Rights Agreement dated as of February 2, 1998 among Graham Packaging Company and GPC
                Capital Corp. I and Graham Packaging Holdings Company, as guarantor, and BT Alex. Brown Incorporated,
                Bankers Trust International PLC, Lazard Freres & Co. LLC and Salomon Brothers Inc, relating to the
                Senior Subordinated Notes Due 2008 of Graham Packaging Company and GPC Capital Corp. I,
                unconditionally guaranteed by Graham Packaging Holdings Company.
 4.7*      --   Indenture dated as of February 2, 1998 among Graham Packaging Holdings Company and GPC Capital Corp.
                II and The Bank of New York, as Trustee, relating to the Senior Discount Notes Due 2009 of Graham
                Packaging Holdings Company and GPC Capital Corp. II.
 4.8*      --   Form of 10 3/4% Senior Discount Note Due 2009, Series A (included in Exhibit 4.7).
 4.9*      --   Form of 10 3/4% Senior Discount Note Due 2009, Series B (included in Exhibit 4.7).
 4.10*     --   Registration Rights Agreement dated as of February 2, 1998 among Graham Packaging Holdings Company,
                GPC Capital Corp. II, BT Alex. Brown Incorporated, Bankers Trust International PLC, Lazard Freres &
                Co. LLC and Salomon Brothers Inc. relating to the Senior Discount Notes Due 2009 of Graham Packaging
                Holdings Company and GPC Capital Corp. II.
 5.1       --   Opinion of Simpson Thacher & Bartlett relating to the Senior Subordinated Notes.
 5.2       --   Opinion of Morgan, Lewis & Bockius LLP relating to the Senior Subordinated Notes.
 5.3       --   Opinion of Simpson Thacher & Bartlett relating to the Senior Discount Notes.
 5.4       --   Opinion of Morgan, Lewis & Bockius LLP relating to the Senior Discount Notes.

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
-------   -----------------------------------------------------------------------------------------------------------
10.1*      --   Credit Agreement dated as of February 2, 1998 among Graham Packaging Holdings Company, Graham
                Packaging Company, GPC Capital Corp. I, the lending institutions identified in the Credit Agreement and the agents identified in the Credit Agreement.
10.2*      --   Consulting Agreement dated as of February 2, 1998 between Graham Packaging Holdings Company and
                Graham Capital Corporation.
10.3*      --   Equipment Sales, Service and License Agreement dated February 2, 1998 between Graham Engineering
                Corporation and Graham Packaging Holdings Company.
10.4*      --   Forms of Retention Incentive Agreement.
10.5*      --   Forms of Severance Agreement.
10.6*      --   Registration Rights Agreement by and among Graham Packaging Company, GPC Capital Corp. II, Graham
                Capital Corporation, Graham Family Growth Partnership, BCP/Graham Holdings LLC, BMP/Graham Holdings
                Corporation and the other parties named therein.
10.7*      --   Monitoring Agreement dated as of February 2, 1998 among Graham Packaging Holdings Company, Graham
                Packaging Company and Blackstone.
10.8*      --   Management Stockholders Agreement.
10.9*      --   Form of Equity Incentive Agreement.
10.10*     --   Stockholders' Agreement dated as of February 2, 1998 among Blackstone Capital Partners III Merchant
                Banking Fund L.P., Blackstone Offshore Capital Partners III L.P., Blackstone Family Investment
                Partners III, L.P., BMP/Graham Holdings Corporation, Graham Packaging Holdings Company, GPC Capital
                Corp. II and BT Investment Partners, Inc.
10.11      --   Graham Packaging Holdings Company Management Option Plan.
16.1*      --   Letter of Ernst & Young LLP re: Change in Independent Accountants.
23.1       --   Consents of Simpson Thacher & Bartlett (included in its opinions filed as Exhibits 5.1 and 5.3 hereto).
23.2       --   Consents of Morgan, Lewis & Bockius LLP (included in its opinions filed as Exhibits 5.2 and 5.4 hereto).
23.3*      --   Consent of Ernst & Young LLP, Independent Auditors.
24*        --   Powers of Attorney--Pages II-4 through II-7 of the Registration Statement.
25.1*      --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of United States
                Trust Company of New York, as Trustee.
25.2*      --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of
                New York, as Trustee.
27*        --   Financial Data Schedule.
99.1*      --   Form of Fixed Rate Senior Subordinated Letter of Transmittal.
99.2*      --   Form of Fixed Rate Senior Subordinated Notice of Guaranteed Delivery.
99.3*      --   Form of Floating Rate Senior Subordinated Letter of Transmittal.
99.4*      --   Form of Floating Rate Senior Subordinated Notice of Guaranteed Delivery.
99.5*      --   Form of Senior Discount Letter of Transmittal.
99.6*      --   Form of Senior Discount Notice of Guaranteed Delivery.


------------------
 * Previously filed.